                                                                    Exhibit 10.6
================================================================================




                          CREDIT AND GUARANTY AGREEMENT

                          dated as of October 29, 1998

                                     among,

                                SIMMONS COMPANY,
                                  as Borrower,

           SIMMONS HOLDINGS, INC. AND CERTAIN SUBSIDIARIES OF COMPANY,
                                 as Guarantors,

                    THE FINANCIAL INSTITUTIONS LISTED HEREIN,
                                   as Lenders,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
               as a Joint Lead Arranger and as Syndication Agent,

                            WARBURG DILLON READ LLC,
                            as a Joint Lead Arranger,

                                       and

                           UBS A.G., STAMFORD BRANCH,
                             as Administrative Agent

            --------------------------------------------------------



              $270,000,000 TERM LOAN AND REVOLVING LOAN FACILITIES


            --------------------------------------------------------

================================================================================

                                TABLE OF CONTENTS

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
SECTION 1.        DEFINITIONS; INTERPRETATION.....................................................................2
                  1.1.     Defined Terms..........................................................................2
                  1.2.     Accounting Terms......................................................................34
                  1.3.     Interpretation, etc...................................................................34

SECTION 2.        CREDIT EXTENSIONS..............................................................................34
                  2.1.     Term Loans............................................................................34
                  2.2.     Revolving Loans and Swing Line Loans..................................................34
                  2.3.     Letters of Credit.....................................................................37
                  2.4.     Pro Rata Shares.......................................................................41
                  2.5.     Use of Proceeds.......................................................................42
                  2.6.     Notes; Register; Lenders' Books and Records...........................................42
                  2.7.     Interest Payments.....................................................................43
                  2.8.     Conversion; Continuation..............................................................44
                  2.9.     Post-Maturity Interest................................................................45
                  2.10.    Fees..................................................................................45
                  2.11.    Scheduled Payments....................................................................46
                  2.12.    Voluntary Prepayments/Commitment Reductions...........................................49
                  2.13.    Mandatory Prepayments/Commitment Reductions...........................................50
                  2.14.    Application of Prepayments and Reductions of Commitments..............................52
                  2.15.    Collateral Proceeds; Guaranty Payments................................................53
                  2.16.    General Provisions Regarding Payments.................................................54
                  2.17.    Ratable Sharing.......................................................................55
                  2.18.    Making or Maintaining Eurodollar Rate Loans...........................................55
                  2.19.    Increased Costs; Capital Adequacy.....................................................57
                  2.20.    Taxes; Withholding, Etc...............................................................58
                  2.21.    Capital Adequacy Adjustment...........................................................59
                  2.22.    Obligation to Mitigate................................................................60
                  2.23.    Defaulting Lenders....................................................................60
                  2.24.    Removal or Replacement of a Lender....................................................61

SECTION 3.        CONDITIONS PRECEDENT...........................................................................62
                  3.1.     Closing Date..........................................................................62
                  3.2.     Conditions to Each Credit Extension...................................................68

SECTION 4.        REPRESENTATIONS AND WARRANTIES.................................................................69
                  4.1.     Organization and Powers...............................................................70
                  4.2.     Qualification and Good Standing.......................................................70
                  4.3.     Subsidiaries..........................................................................70
                  4.4.     Authorization of Borrowing; No Conflict...............................................70
                  4.5.     Governmental Consents.................................................................70

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
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
                  4.6.     Binding Obligation....................................................................71
                  4.7.     Valid Issuance of Holdings Common Stock, the Senior Subordinated Bridge Notes,
                           the Senior Subordinated Notes, the Junior Subordinated Notes and the Holdings
                           Notes.................................................................................71
                  4.8.     Financial Condition...................................................................71
                  4.9.     No Material Adverse Change; No Restricted Junior Payments.............................72
                  4.10.    Litigation; Adverse Facts.............................................................72
                  4.11.    Payment of Taxes......................................................................72
                  4.12.    Title to Properties; Real Property....................................................72
                  4.13.    Collateral............................................................................73
                  4.14.    Environmental.........................................................................74
                  4.15.    No Defaults; Material Contracts.......................................................74
                  4.16.    Governmental Regulation...............................................................74
                  4.17.    Margin Stock..........................................................................74
                  4.18.    Employee Matters......................................................................75
                  4.19.    Employee Benefit Plans................................................................75
                  4.20.    Certain Fees..........................................................................75
                  4.21.    Solvency..............................................................................75
                  4.22.    Related Agreements....................................................................75
                  4.23.    Year 2000 Matters.....................................................................76
                  4.24.    Disclosure............................................................................76
                  4.25.    Intellectual Property.................................................................76

SECTION 5.        AFFIRMATIVE COVENANTS..........................................................................77
                  5.1.     Financial Statements and Other Reports................................................77
                  5.2.     Corporate Existence, etc..............................................................80
                  5.3.     Payment of Taxes and Claims...........................................................80
                  5.4.     Maintenance of Properties.............................................................80
                  5.5.     Insurance.............................................................................81
                  5.6.     Inspection Rights; Lender Meeting.....................................................81
                  5.7.     Compliance with Laws, Etc.............................................................81
                  5.8.     Environmental Matters.................................................................81
                  5.9.     Subsidiaries..........................................................................83
                  5.10.    Interest Rate Protection..............................................................84
                  5.11.    Year 2000 Matters.....................................................................84
                  5.12.    Conforming Leasehold Interests; Matters Relating to Additional
                           Real Property Collateral..............................................................85
                  5.13.    Further Assurances....................................................................86

SECTION 6.        NEGATIVE COVENANTS.............................................................................87
                  6.1.     Indebtedness..........................................................................87
                  6.2.     Liens.................................................................................89
                  6.3.     Investments...........................................................................90

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
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
                  6.4.     Contingent Obligations................................................................91
                  6.5.     Restricted Payments...................................................................92
                  6.6.     Financial Covenants...................................................................94
                  6.7.     Fundamental Changes; Asset Sales and Acquisitions.....................................97
                  6.8.     Consolidated Capital Expenditures.....................................................98
                  6.9.     Sales and Lease-Backs.................................................................99
                  6.10.    Transactions with Shareholders and Affiliates........................................100
                  6.11.    Amendments or Waivers of Certain Documents...........................................100
                  6.12.    Conduct of Company Business..........................................................101
                  6.13.    Special Covenants of Holdings........................................................101
                  6.14.    Fiscal Year..........................................................................101
                  6.15.    Stay, Extension and Usury Laws.......................................................101

SECTION 7.        GUARANTY......................................................................................102
                  7.1.     Guaranty of the Obligations..........................................................102
                  7.2.     Limitation on Amount Guarantied......................................................102
                  7.3.     Payment by Guarantors................................................................103
                  7.4.     Liability of Guarantors Absolute.....................................................103
                  7.5.     Waivers by Guarantors................................................................105
                  7.6.     Guarantors' Rights of Subrogation, Contribution, Etc.................................106
                  7.7.     Subordination of Other Obligations...................................................106
                  7.8.     Continuing Guaranty..................................................................107
                  7.9.     Authority of Guarantors or Company...................................................107
                  7.10.    Financial Condition of Company.......................................................107
                  7.11.    Bankruptcy, Etc......................................................................107
                  7.12.    Discharge of Guaranty Upon Sale of Guarantor.........................................108

SECTION 8.        EVENTS OF DEFAULT.............................................................................108
                  8.1.     Events of Default....................................................................108
                  8.2.     Certain Option of Lenders............................................................112

SECTION 9.        AGENTS........................................................................................112
                  9.1.     Appointment of Agents................................................................112
                  9.2.     Powers and Duties....................................................................113
                  9.3.     General Immunity.....................................................................113
                  9.4.     Agent Entitled to Act as Lender......................................................114
                  9.5.     Lenders' Representations and Warranties..............................................114
                  9.6.     Right to Indemnity...................................................................114
                  9.7.     Successor Administrative Agent and Swing Line Lender.................................115
                  9.8.     Collateral Documents and Guaranties..................................................115

SECTION 10.       MISCELLANEOUS.................................................................................117
                  10.1.    Notices..............................................................................117

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
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                  10.2.    Expenses.............................................................................117
                  10.3.    Indemnity............................................................................118
                  10.4.    Set-Off..............................................................................118
                  10.5.    Amendments and Waivers...............................................................119
                  10.6.    Successors and Assigns; Participations...............................................120
                  10.7.    Independence of Covenants............................................................123
                  10.8.    Survival of Representations, Warranties and Agreements...............................123
                  10.9.    No Waiver; Remedies Cumulative.......................................................123
                  10.10.   Marshalling; Payments Set Aide.......................................................123
                  10.11.   Severability.........................................................................124
                  10.12.   Obligations Several; Independent Nature of Lenders' Rights...........................124
                  10.13.   Headings.............................................................................124
                  10.14.   APPLICABLE LAW.......................................................................124
                  10.15.   CONSENT TO JURISDICTION AND SERVICE OF PROCESS.......................................124
                  10.16.   WAIVER OF JURY TRIAL.................................................................125
                  10.17.   Confidentiality......................................................................125
                  10.18.   Counterparts; Effectiveness..........................................................126
                  10.19.   Maximum Amount.......................................................................126


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SCHEDULES:

                  1.1(a)   Management Investors
                  1.1(b)   Term Loan Amounts, Revolving Loan Commitments and Pro
                           Rata Shares
                  3.1(e)   Closing Date Mortgaged Property
                  4.1      Subsidiaries of Holdings
                  4.10     Certain Litigation
                  4.12     Real Property Assets
                  4.15     Material Contracts
                  4.25     Intellectual Property Litigation
                  6.1      Certain Existing Indebtedness
                  6.2      Certain Existing Liens
                  6.4      Certain Existing Contingent Obligations


         EXHIBITS:

                  A-1      Funding Notice
                  A-2      Conversion/Continuation Notice
                  A-3      Request for Issuance
                  B-1      Tranche A Term Loan Note
                  B-2      Tranche B Term Loan Note
                  B-3      Tranche C Term Loan Note
                  B-4      Revolving Note
                  B-5      Swing Line Note
                  C        Compliance Certificate
                  D-1      Opinion of Ropes & Gray
                  D-2      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                  E        Assignment Agreement
                  F        Certificate Re Non-Bank Status
                  G        Solvency Certificate
                  H        Closing Date Certificate
                  I        Counterpart Agreement
                  J        Pledge and Security Agreement
                  K        Mortgage
                  L        Collateral Access Agreement
                  M        Certain Adjustments to EBITDA
                  N        Terms of  Certain Other Indebtedness
                  O        Recapitalization Expenses

                          CREDIT AND GUARANTY AGREEMENT


         This CREDIT AND GUARANTY AGREEMENT dated as of October 29, 1998, is entered into by and among SIMMONS COMPANY, a Delaware corporation ("COMPANY" or "BORROWER"), SIMMONS HOLDINGS, INC., a Delaware corporation ("HOLDINGS"), and CERTAIN SUBSIDIARIES OF COMPANY PARTY HERETO, as Guarantors, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as a joint lead arranger and as syndication agent (in such capacity, "SYNDICATION AGENT"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HERETO (together with each such institution's successors and permitted assigns, each a "LENDER"), WARBURG DILLON READ LLC ("WARBURG"), as a joint lead arranger, and UBS A.G., STAMFORD BRANCH ("UBS"), as administrative agent for Lenders (together with its permitted successors in such capacity, "ADMINISTRATIVE AGENT").


                                 R E C I T A L S
                                 ---------------

         WHEREAS, Fenway and the Other Investors have formed REM Acquisition, Inc., a Delaware corporation ("MERGER CORP."), for the purpose of engaging with Holdings and Company in a series of Recapitalization transactions, including the Merger (capitalized terms used herein having the meanings assigned to those terms in SECTION 1.1), whereby Fenway and the Other Investors will acquire not less than 75% of the aggregate voting power of all outstanding capital stock of Holdings;

         WHEREAS, Company, a wholly owned subsidiary of Holdings, has requested Lenders to extend, and Lenders have agreed to extend, certain credit facilities in an aggregate principal amount of $270,000,000 to Company, the proceeds of which will be used, together with (a) not less than $128,100,000 of the net cash proceeds of the Equity Financing contributed by Fenway and the Other Investors in the Merger, a portion of which will be used by Merger Corp. to acquire from the ESOP the 2,250,049 shares of Company's Series A Preferred Stock allocated to the accounts of ESOP participants and the balance of which will be contributed by Holdings to Company, (b) not less than $75,000,000 in cash proceeds of the Senior Subordinated Bridge Loans, (c) not less than $30,000,000 in cash proceeds of the Junior Subordinated Notes to be purchased and held by Fenway's Affiliate, Simmons Holdings, LLC, a Delaware limited liability company, and (d) not less than $10,000,000 in cash proceeds from the sale of the Holdings Notes to be purchased and held by Fenway's Affiliate, Simmons Holdings, LLC, a Delaware limited liability company, to permit the consummation of the Recapitalization and the Merger, to refinance certain existing Indebtedness of Company, to pay related fees and expenses and to provide financing for working capital and other general corporate purposes of Company and its Subsidiaries;

         WHEREAS, pursuant to the Recapitalization transactions, (i) Merger Corp. will merge with and into Holdings, with Holdings being the surviving corporation and the owner of 100% of the outstanding capital stock of Company,
(ii) Fenway and the Other Investors will acquire not less than 75% of the outstanding capital stock of Holdings in the Merger, (iii) the ESOP will convert its 3,413,672 unallocated shares of Company's Series A Preferred Stock into approximately 3,482,036 unallocated shares of Holdings' Class C Common Stock which will be converted in the Merger into

3,482,036 shares of unallocated common stock of Holdings and will retain such unallocated shares with an estimated value of $23,400,000, (iv) the Management Investors will retain shares (or options to acquire shares) of common stock of Holdings with an estimated value of approximately $16,500,000 and (v) affiliates of Investcorp. will retain approximately 1,336,998 shares of common stock of Holdings with an estimated value of $9,000,000;

         WHEREAS, Company desires to secure all of the Obligations by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on certain of its real and substantially all of its personal property, including a pledge of all of the capital stock of each of its Domestic Subsidiaries and 65% of the capital stock of each of its Foreign Subsidiaries which is directly owned by Company; and

         WHEREAS, Holdings and certain Subsidiaries of Company desire to guarantee the Obligations and to secure their guaranties by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on certain of its real and substantially all of their respective personal property, including
(i) a pledge of all of the capital stock of Company and (ii) a pledge of all of the capital stock of each Domestic Subsidiary which is a Subsidiary Guarantor and 65% of the capital stock of each Foreign Subsidiary which is directly owned by a Subsidiary Guarantor.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Holdings, Company, each of its Subsidiaries party hereto, Lenders and Agents agree as follows:


SECTION 1.        DEFINITIONS; INTERPRETATION

         1.1. DEFINED TERMS. The following terms used herein, including (except to the extent specifically stated otherwise) the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

         "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the offered rate (rounded upward to the nearest 1/16 of one percent) appearing on the Dow J ones/Telerate Monitor on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) (or if such page or service is not available, any page reasonably determined by Administrative Agent to be the successor thereto) at or about 10:00 a.m. (New York time) on such Interest Determination Date for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period, BY (ii) the difference of (1) a percentage equal to 100%, MINUS (2) the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D). If for any reason the portion of the Adjusted Eurodollar Rate determined by reference to the mechanics of clause (i) of this definition is unavailable, as determined by Administrative Agent, such portion of

Adjusted Eurodollar Rate for the applicable Interest Period shall mean the offered quotation (rounded upward to the nearest 1/16 of one percent) to first class banks in the London interbank market by UBS for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of UBS for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 10:00 a.m. (New York time) on such Interest Rate Determination Date.

         "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the preamble hereto.

         "ADVERSE PROCEEDING" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Company or its Material Subsidiaries, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries.

         "AFFECTED LENDER" has the meaning assigned to that term in SECTION 2.18(b).

         "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "AGENT" means each of Syndication Agent, Joint Lead Arrangers and Administrative Agent.

         "AGREEMENT" means this Credit and Guaranty Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

          "APPLICABLE COMMITMENT FEE PERCENTAGE" means 0.50% per annum.

         "APPLICABLE MARGIN" means (i) 2.25% per annum for Tranche B Term Loans which are Base Rate Loans and 2.50% per annum for Tranche C Term Loans which are Base Rate Loans, (ii) 3.25% per annum for Tranche B Term Loans which are Eurodollar Rate Loans and 3.50% per annum for Tranche C Term Loans which are Eurodollar Rate Loans, and (iii) for Tranche A Term Loans, Revolving Loans and Swing Line Loans, (a) from the Closing Date until the date of delivery of financial statements for the period ending on the last day of the first complete Fiscal Quarter to end after the Closing Date, 1.75% per annum in the case of Tranche A Term Loans, Revolving Loans and Swing Line Loans which are Base Rate Loans, and 2.75% per annum in the case of Tranche A Term Loans and Revolving Loans which are Eurodollar Rate Loans, and (b) thereafter, the applicable percentage per annum determined by reference to the Leverage Ratio in effect from time to time as set forth below:





                                        APPLICABLE MARGIN FOR
                                        TRANCHE A TERM LOANS                 APPLICABLE MARGIN FOR TRANCHE
                                                 AND                            A TERM LOANS, REVOLVING
                                        REVOLVING LOANS WHICH                  LOANS AND SWING LINE LOANS
         LEVERAGE RATIO                 ARE EURODOLLAR LOANS                   WHICH ARE BASE RATE LOANS
           >4.25:1.00                           2.75%                                    1.75%
   >3.75:1.00 and <=4.25:1.00                   2.50%                                    1.50%
   >3.25:1.00 and <=3.75:1.00                   2.25%                                    1.25%
           <=3.25:1.00                          2.00%                                    1.00%
================================ ===================================  ============================================

; PROVIDED, (a) no change in the Applicable Margin shall be effective until three Business Days after the date on which Administrative Agent receives the financial statements and a Compliance Certificate pursuant to SECTION 5.1(d) calculating the Leverage Ratio, and (b) the Applicable Margin for Tranche A Term Loans, Revolving Loans and Swing Line Loans shall be the applicable percentage per annum amount set forth opposite the greatest Leverage Ratio above, in each case for so long (but only for so long) as Company has not submitted to Administrative Agent the information described in clause (A) when required under
SECTION 5.1(d).

         "ASSET SALE" means a sale, lease or sub-lease (as lessor or sublessor), transference or disposition to any Person other than Company or any of its wholly-owned Subsidiaries, in one transaction or a series of transactions, of all or any part of Company or any of its Subsidiaries' businesses, properties or assets, including, without limitation, a sale, transference or other disposition of any Security of Company or any of its Subsidiaries, other than (i) inventory sold in the ordinary course of business, and (ii) obsolete, worn out or surplus property sold in the ordinary course of business (or, in the case of leased or sub-leased properties, properties which are no longer useful or necessary in Company's or its Subsidiaries' business), whether now owned or hereafter acquired.

         "ASSIGNMENT AGREEMENT" means an Assignment Agreement in the form of EXHIBIT E.

         "AUTHORIZED OFFICERS" means, as applied to any corporation, (i) its chairman of the board (if an officer) or president or one of its board-elected vice presidents, and (ii) its chief financial officer or treasurer.

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

         "BASE RATE" means, at any time, the higher of (i) the Prime Rate, and
(ii) the rate equal to the sum of (a) 0.50%, PLUS (b) the Federal Funds Effective Rate.

         "BASE RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Base Rate.

         "BENEFICIARY" means Administrative Agent, each of the other Agents, each of the Lenders, and each Lender Counterparty.

         "BORROWER" has the meaning assigned to that term in the preamble hereof.

         "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "CASH" means money, currency or a credit balance in any demand or deposit account.

         "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) invests substantially all of its assets in the types of investments referred to in clauses (i) and (iv) above or in Dollars, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

         "CERTIFICATE OF MERGER" means the Certificate of Merger dated as of October 29, 1998 by and between Merger Corp. and Holdings, in the form delivered to Agents and Lenders prior to or concurrently with their execution of this Agreement and as such Certificate of Merger may be amended from time to time thereafter to the extent permitted under SECTION 6.11.

         "CERTIFICATE RE NON-BANK STATUS" means a certificate in the form of EXHIBIT F.

         "CFO CERTIFICATION" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Company that such financial statements fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

         "CLASS" means (i) with respect to Lenders, each following class of
Lenders: (a) Lenders having Tranche A Term Loan Exposure, (b) Lenders having Tranche B Term Loan Exposure, (c) Lenders having Tranche C Term Loan Exposure, and (d) Lenders having Revolving Credit Exposure (including Swing Line Lender), and (ii) with respect to Loans, each of the following class of Loans: (a) Tranche A Term Loans, (b) Tranche B Term Loans, (c) Tranche C Term Loans, and
(D) Revolving Loans (including Swing Line Loans).

         "CLOSING DATE" means the date on which the Term Loans are made.

         "CLOSING DATE CERTIFICATE" means a certificate in the form of EXHIBIT
H.

         "CLOSING DATE MORTGAGED PROPERTY" has the meaning assigned to that term in SECTION 3.1(e).

         "COLLATERAL" means all of the properties and assets (including capital stock) in which Liens are purported to be granted by the Collateral Documents.

         "COLLATERAL ACCESS AGREEMENT" means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgment or agreement of any landlord or mortgagee in respect of any Real Property Asset where any Collateral is located or any warehouseman or processor in possession of any inventory of any Credit Party, substantially in the form of EXHIBIT L annexed hereto with such changes thereto as may be agreed to by Administrative Agent in the reasonable exercise of its discretion.

         "COLLATERAL DOCUMENTS" means the Pledge and Security Agreement, the Mortgages and any other documents, instruments or agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant or perfect Liens on any assets of such Credit Party as security for the Obligations.

         "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

         "COMMITMENTS" means, collectively, the Swing Line Loan Commitments and the Revolving Loan Commitments.

         "COMPANY" has the meaning assigned to that term in the preamble hereof.

         "COMPLIANCE CERTIFICATE" means a certificate in the form of EXHIBIT C.

         "CONFIDENTIAL INFORMATION MEMORANDUM" means that certain Confidential Information Memorandum with respect to the Revolving Loan Commitments and the Term Loans prepared by Company dated October 1998.

         "CONFORMING LEASEHOLD INTEREST" means any Recorded Leasehold Interest as to which the lessor has agreed in writing for the benefit of Administrative Agent (which writing has been delivered to Administrative Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the matters described in the definition of "Landlord Consent and Estoppel", which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

         "CONSOLIDATED ADJUSTED EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, PLUS (to the extent the amounts described in clauses (ii) through (ix) were deducted in calculating Consolidated Net Income) (ii) Consolidated Interest Expense, PLUS (iii) provisions for taxes based on income, PLUS (iv) total depreciation expense, PLUS
(v) total amortization expense, PLUS (vi) Management Fees, PLUS (vii) ESOP expenses, PLUS (viii) the aggregate amount of the fees, costs and expenses (including without limitation bonus payments) paid by Company in connection with the consummation of the Recapitalization as set forth on EXHIBIT O for such period, PLUS (ix) other non-cash items reducing Consolidated Net Income (including without limitation non-cash purchase accounting adjustments and debt extinguishment costs but excluding accruals of expenses and the establishment of reserves in the ordinary course of business) LESS other non-cash items increasing Consolidated Net Income (other than accruals of revenue or reversals of reserves in the ordinary course of business), all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; PROVIDED, that for any calculation of the foregoing made for the period set forth on EXHIBIT M, such calculation shall be adjusted as set forth thereon.

         "CONSOLIDATED ADJUSTED EBITDAR" means, for any period, the sum of the amounts for such period of (i) Consolidated Adjusted EBITDA PLUS (ii) Consolidated Rental Payments, each of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; PROVIDED, that for any calculation of the foregoing made for the period set forth on EXHIBIT M, such calculation shall be adjusted as set forth thereon.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of
(i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries; PROVIDED, HOWEVER, that Consolidated Capital Expenditures shall not include any expenditures by Company or any of its Subsidiaries during that period in connection with a Permitted Acquisition.

         "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs), but excluding, however, any amounts referred to in SECTION 2.10 payable on or before the Closing Date.

         "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

         "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP.

         "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to the difference of (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA, PLUS (b) the Consolidated Working Capital Adjustment, MINUS (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), PLUS (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), PLUS (c) Consolidated Cash Interest Expense, PLUS (d) the provision for current taxes based on income of Company and its Subsidiaries and payable in cash with respect to such period, PLUS (e) Management Fees actually paid in cash during such period, PLUS (f) the cash portion of any purchase price payments by Company or any of its Subsidiaries in connection with any Permitted Acquisition made during such period, PLUS (g) an amount equal to $10,000,000 in Fiscal Year 1999, $10,000,000 in Fiscal Year 2000 and $10,000,000 in Fiscal Year 2001.

         "CONSOLIDATED FIXED CHARGES" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Cash Interest Expense, and (ii) Consolidated Rental Payments, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements.

         "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period determined in conformity with GAAP; PROVIDED, there shall be excluded the sum of
(i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period; PLUS (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries; PLUS (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary; PLUS (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan; PLUS (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

         "CONSOLIDATED RENTAL PAYMENTS" means, for any period, the total rent expense of Company and its Subsidiaries, determined on a consolidated basis for Company and its Subsidiaries in accordance with GAAP.

         "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED TOTAL SENIOR DEBT" means, as at any date of determination, Consolidated Total Debt LESS Subordinated Indebtedness.

         "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

         "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

         "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited (including any netting of obligations under Hedge Agreements).

         "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "CONVERSION/CONTINUATION NOTICE" means a notice in the form of EXHIBIT A-2.

         "COUNTERPART AGREEMENT" means a counterpart agreement in the form of
EXHIBIT I.

         "CREDIT DOCUMENT" means any of this Agreement, the Notes, any documents or certificates executed by Company in favor of Issuing Bank relating to the Letters of Credit, the Collateral Documents and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of Agents, Issuing Bank or any Lender in connection herewith.

         "CREDIT EXTENSION" means the making of a Loan or the issuing of a Letter of Credit.

         "CREDIT EXTENSION DATE" means the date of a Credit Extension.

         "CREDIT PARTY" means each Person (other than any Agent, Issuing Bank or any Lender or any other representative thereof) from time to time party to a Credit Document.

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party and which is designed to hedge against fluctuations in currency values and not for speculative purposes.

         "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

         "DEFAULTING LENDER" has the meaning assigned in SECTION 2.23.

         "DEFAULT EXCESS" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Revolving Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Revolving Loans) over the aggregate outstanding principal amount of all Revolving Loans of such Defaulting Lender.

         "DEFAULT PERIOD" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Revolving Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Revolving Loans in accordance with the terms of SECTION 2.12 or SECTION 2.13 or by a combination thereof) and (b) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitment, and (iii) the date on which Company, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.

         "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

         "DOMESTIC SUBSIDIARY" means any Subsidiary of Company organized under the laws of any jurisdiction within the United States of America.

         "ELIGIBLE ASSETS" has the meaning assigned to that term in SECTION 2.13(a).

         "ELIGIBLE ASSIGNEE" means (i) a commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; and (ii) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor; PROVIDED, no Affiliate of Company shall be an Eligible Assignee.

         "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is (currently or hereafter) or within the prior 6 years was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

         "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "ENVIRONMENTAL LAWS" means any and all federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or
(iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility.

         "EQUITY FINANCING" means the issuance by Holdings or the retention by existing stockholders of Holdings of not less than $177.0 million of common equity in connection with the Merger, which equity shall consist of (i) the contribution by Fenway and the Other Investors in the Merger of not less than $128,100,000 in cash in exchange for outstanding common stock of Merger Corp.,
(ii) the retention by the Management Investors of shares (or options to acquire shares) of the common stock of Holdings with an estimated value of approximately $16,500,000, (iii) the conversion by the ESOP of its 3,413,672 shares of the Company's Series A Preferred Stock which is not allocated to the accounts of ESOP participants into approximately 3,482,036 unallocated shares of Holdings' Class C Common Stock which will be converted in the Merger into 3,482,036 shares of unallocated common stock of Holdings and the retention of such unallocated shares with an estimated value of $23,400,000 and (iv) the retention by certain affiliates of Investcorp of approximately 1,336,998 shares of common stock of Holdings with an estimated value of $9,000,000.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

         "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

         "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the filing by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan that could reasonably be expected to result in material liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
(viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of material fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 406, 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

         "ESOP" means the Simmons Company Employee Stock Ownership Plan, as amended or restated effective January 17, 1989 and as it may be further amended or restated from time to time.

         "ESOP STOCK SALE AGREEMENT" means that certain ESOP Stock Sale and Exchange Agreement dated as of July 22, 1998 (as amended by Amendment No. 1 thereto, dated as of September 25, 1998) by and among Holdings, Company, Merger Corp. and State Street Bank & Trust Company, solely in its capacity as trustee of the ESOP trust, as in effect on the Closing Date and as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under SECTION 6.11.

         "EURODOLLAR RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

         "EVENT OF DEFAULT" means each of the events set forth in SECTION 8.1.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "EXISTING INDENTURE" means that certain Indenture regarding the Existing Notes dated as of April 18, 1996 by and between Company and SunTrust Bank, Atlanta, as trustee, as in effect on the Closing Date.

         "EXISTING NOTES" means the 10-3/4% Series A Senior Subordinated Notes due 2006 of Company.

         "FACILITIES" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or (except with respect to
SECTION 5 and SECTION 6) heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

         "FENWAY" means Fenway Partners Capital Fund, L.P. and Fenway Partners Capital Fund II, L.P., each a Delaware limited partnership.

         "FENWAY AGREEMENT" means that certain Advisory Agreement dated as of October 29, 1998 by and among Holdings, Company and Fenway Partners, Inc., as in effect on the Closing Date and as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under SECTION 6.11.

         "FINANCIAL PLAN" has the meaning assigned to that term in SECTION
5.1(k).

         "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral (other than Permitted Encumbrances and Liens permitted pursuant to SECTION 6.2) and (ii) such Lien is the only Lien (other than Permitted Encumbrances and Liens permitted pursuant to SECTION 6.2) to which such Collateral is subject.

         "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

         "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on the last Saturday of each calendar year or, at the option of Company, December 31 of each calendar year.

         "FOREIGN SUBSIDIARY" means any Subsidiary of Company organized under the laws of any jurisdiction outside the United States of America.

         "FUNDING DEFAULT" shall have the meaning ascribed thereto in SECTION 2.23.

         "FUNDING AND PAYMENT OFFICE" means (i) the office of Administrative Agent located at the address set forth on the Administrative Agent's signature page hereto, or (ii) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Company and each Lender.

         "FUNDING NOTICE" means a notice substantially in the form of EXHIBIT
A-1.

         "GAAP" means United States generally accepted accounting principles in effect as of the date of determination thereof.

         "GOVERNMENTAL ACT" means any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO government or governmental authority.

         "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

         "GSCP" has the meaning assigned to that term in the preamble hereto.

         "GUARANTOR" means Holdings and each Subsidiary Guarantor.

         "GUARANTY" means the Guaranty of each Guarantor set forth in SECTION 7.

         "HAZARDOUS MATERIALS" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

         "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

         "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively and not for speculative purposes.

         "HISTORICAL FINANCIAL STATEMENTS" means (i) the audited financial statements of Company and its Subsidiaries for the three Fiscal Years ending most recently prior to the Closing Date, consisting of a consolidated balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years; and (ii) unaudited financial statements of Company and its Subsidiaries for the period from December 27, 1997 through and as at the end of the month most recently ended prior to the Closing Date, consisting of a consolidated balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the period ending on such date, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments in the case of such unaudited financial statements.

         "HOLDINGS" has the meaning assigned to that term in the preamble hereto.

         "HOLDINGS COMMON STOCK" means the common stock of Holdings, par value $0.01 per share.

         "HOLDINGS NOTES" means the increasing rate 15% Junior Subordinated Notes due 2011 issued by Holdings in the aggregate principal amount of $10,000,000 and governed by the terms of the Securities Purchase Agreement.

         "HOLDINGS NOTES DOCUMENTS" means the Holdings Notes, the Securities Purchase Agreement and each other document executed in connection with the Holdings Notes, as each such document may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under SECTION 6.11.

         "INDEBTEDNESS", as applied to any Person, means, without duplication
(i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof (other than trade payables which (x) are due more than six months from the date of incurrence in the ordinary course of business and (y) are not past due) or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute (X) in the case of Hedge Agreements, Contingent Obligations, and (Y) in all other cases, Investments, and in neither case constitute Indebtedness.

         "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make Credit Extensions or the use or intended use of the proceeds thereof or the use or intended use of any thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

         "INDEMNITEE" has the meaning assigned to that term in SECTION 10.3.

         "INTELLECTUAL PROPERTY" means all patents, trademarks, servicemarks, tradenames, copyrights, mask works, trade secrets, technology, know-how and processes and rights of publicity used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, individually or in the aggregate.

         "INTEREST PAYMENT DATE" means with respect to (i) any Base Rate Loan, each March 30, June 30, September 30 and December 30 of each year, commencing on the first such date to occur after the Closing Date; and (ii) any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; PROVIDED, in the case of each Interest Period of longer than three months "INTEREST PAYMENT DATE" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

         "INTEREST PERIOD" means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months, as selected by Company in the applicable Notice, (i) initially, commencing on the Credit Extension Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; PROVIDED, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) through (f) of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Class of Term Loans shall extend beyond the such Class's Term Loan Expiration Date;
(d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date; (e) no Interest Period with respect to any portion of a Class of Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of such Class of Term Loans, unless the sum of (1) the aggregate principal amount of such Class of Term Loans that are Base Rate Loans, PLUS (2) the aggregate principal amount of such Class of Term Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on such Class of Term Loans on such date; and (f) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the date on which a permanent reduction of the Revolving Loan Commitments is scheduled to occur unless the sum of (1) the aggregate principal amount of Revolving Loans that are Base Rate Loans, PLUS (2) the aggregate principal amount of Revolving Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date, PLUS (3) the excess of the Revolving Loan Commitments then in effect over the aggregate principal amount of Revolving Loans then outstanding equals or exceeds the permanent reduction of the Revolving Loan Commitments that is scheduled to occur on such date.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party and which is designed to hedge against fluctuations in interest rates and not for speculative purposes.

         "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

         "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (including any Subsidiary of Company); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person (other than Company or any of its Subsidiaries), of any equity Securities of such Subsidiary; (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business; or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "ISSUING BANK" means, with respect to any Letter of Credit, the Lender which issues such Letter of Credit.

         "JOINT LEAD ARRANGER" means each of GSCP and Warburg, each in its capacity as joint lead arranger.

         "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; PROVIDED, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "JUNIOR SUBORDINATED NOTES" means the increasing rate 13% (initially 7% in cash and 6% in kind) Junior Subordinated Notes due 2010 issued by Company in the aggregate principal amount of up to $30,000,000 and governed by the terms of the Securities Purchase Agreement.

         "JUNIOR SUBORDINATED NOTES DOCUMENTS" means the Junior Subordinated Notes, the Securities Purchase Agreement and each other document executed in connection with the Junior Subordinated Notes, as each such document may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under SECTION 6.11.

         "LANDLORD CONSENT AND ESTOPPEL" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, satisfactory in form and substance to Administrative Agent, pursuant to which such lessor agrees, for the benefit of Administrative Agent, (i) that without any further consent of such lessor or any further action on the part of the Credit Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to Administrative Agent, any Lender or Affiliate of either at a foreclosure sale or in a transfer in lieu of such a sale, (ii) that lessor will reasonably consent to the assignment of the Leasehold Property to a third party purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Administrative Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property), (iii) that such lessor shall not terminate such lease as a result of a monetary or payment default by such Credit Party thereunder without first giving Administrative Agent notice of such default and a reasonable period to cure such default (or, in the case of a non-monetary or non-payment default, without first giving the Administrative Agent such period as may reasonably be required to cure such default), (iv) to the matters contained in a Collateral Access Agreement, and (v) to such other matters relating to such Leasehold Property as Administrative Agent may reasonably request, in each case with such changes or omissions as may be agreed to by the Administrative Agent in the reasonable exercise of its discretion.

         "LEASEHOLD PROPERTY" means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Administrative Agent in its reasonable discretion as not being required to be included in the Collateral.

         "LENDER" has the meaning assigned to that term in the preamble hereto; PROVIDED, the term "LENDERS" shall include Swing Line Lender unless the context otherwise requires.

         "LENDER COUNTERPARTY" means each Lender, Joint Lead Arranger or any of their respective Affiliates counterparty to a Hedge Agreement.

         "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Bank for the account of Company pursuant to SECTION 2.3.

         "LETTER OF CREDIT SUBLIMIT" means the lesser of (i) $15,000,000 and
(ii) the aggregate amount of the Revolving Loan Commitments then in effect.

         "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all

Letters of Credit then outstanding, PLUS (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Bank and not theretofore reimbursed by or on behalf of Company.

         "LEVERAGE RATIO" means the ratio of (i) Consolidated Total Debt as of the last day of any Fiscal Quarter to (II) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ended, in each case as set forth in the most recent Compliance Certificate delivered by Company to Administrative Agent pursuant to SECTION 5.1(d).

         "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

         "LOAN" means a Tranche A Term Loan, a Tranche B Term Loan, a Tranche C Term Loan, a Revolving Loan or a Swing Line Loan.

         "MANAGEMENT FEES" means (i) with respect to annual management fees payable by Company pursuant to the Fenway Agreement, an amount for any Fiscal Year not to exceed the lesser of (1) 0.25% of the annual net sales of Company for the prior Fiscal Year and (2) $2,250,000, PLUS (ii) any other fees payable by Company in connection with other transactions pursuant to the Fenway Agreement; PROVIDED, that solely for purposes of calculations made pursuant to clause (vi) of the definition of Consolidated Adjusted EBITDA, such other transaction fees shall not exceed 1.5% of the aggregate transaction value for any such other transactions.

         "MANAGEMENT INVESTORS" means the management officers and employees of Company and its Subsidiaries identified as Management Investors on SCHEDULE 1.1(a) annexed hereto.

         "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole, or (ii) the impairment (other than as a result of circumstances covered by clause (i) above) of the ability of Company or any of its Subsidiaries to perform, or Administrative Agent or Lenders to enforce, the Obligations in any material respect.

         "MATERIAL CONTRACT" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

         "MATERIAL SUBSIDIARY" means each Subsidiary of Company now existing or hereafter acquired or formed by Company or its Subsidiaries which, on a consolidated basis for such Subsidiary and its Subsidiaries, (i) for the most recent Fiscal Year accounted for more than 5% of the consolidated revenues of Company and its Subsidiaries or (ii) as at the end of such Fiscal Year, was the owner of more than 5% of the consolidated assets of Company and its Subsidiaries.

         "MERGER" means the merger of Merger Corp. with and into Holdings in accordance with the terms of the Recapitalization Agreement and the Certificate of Merger, with Holdings being the surviving corporation in such Merger.

         "MERGER CORP." has the meaning assigned to that term in the recitals to this Agreement.

         "MORTGAGE" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Credit Party, substantially in the form of EXHIBIT K annexed hereto or in such other form as may be approved by Administrative Agent in its sole discretion, in each case with such changes thereto as may be recommended by Administrative Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Administrative Agent's option, in the case of an Additional Mortgaged Property (as defined in SECTION 5.12), an amendment to an existing Mortgage, in form satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, restated, supplemented or otherwise modified from time to time. "MORTGAGES" means all such instruments, collectively.

         "MORTGAGED PROPERTY" means a Closing Date Mortgaged Property (as defined in SECTION 3.1(e)) or an Additional Mortgaged Property (as defined in
SECTION 5.12).

         "MORTGAGE POLICY" means a Closing Date Mortgage Policy (as defined in
SECTION 3.1(e)) or an Additional Mortgage Policy (as defined in SECTION 5.12).

         "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

         "NARRATIVE REPORT" means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

         "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, an amount equal to the difference of (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, MINUS (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

         "NET INSURANCE/CONDEMNATION PROCEEDS" means the difference of (i) any Cash payments or proceeds received by Company or any of its Subsidiaries (a) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, MINUS, in each case, (ii)(a) any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof and (b) income taxes reasonably estimated to be actually payable within two years of the date of such event giving rise to such Net Insurance/ Condemnation Proceeds as a result of any gain recognized in connection with such event; PROVIDED, HOWEVER, that the receipt by Company and its Subsidiaries from the Closing Date through the date of determination of up to an aggregate of $10,000,000 in Net Insurance/Condemnation Proceeds of business interruption insurance described in clause (a) above shall not be "Net Insurance/Condemnation Proceeds" for purposes of SECTION 2.13(a).

         "NON-GUARANTOR SUBSIDIARY" means (i) each of the Subsidiaries identified as a Non-Subsidiary Guarantor on SCHEDULE 4.1 annexed hereto and (ii) each Person that becomes a Subsidiary of Company after the date hereof and, in accordance with SECTION 5.9, is not required to become a Subsidiary Guarantor; PROVIDED, HOWEVER, that any such Subsidiary shall cease to be a Non-Guarantor Subsidiary if it is or at any time becomes a Material Subsidiary or if it otherwise ceases to be a Non-Guarantor Subsidiary pursuant to SECTION 5.9.

         "NOTE" means a Tranche A Term Loan Note, a Tranche B Term Loan Note, a Tranche C Term Loan Note, a Revolving Note or a Swing Line Note.

         "NOTICE" means a Funding Notice, a Request for Issuance, or a Conversion/Continuation Notice.

         "OBLIGATIONS" means, with respect to any Credit Party, obligations of such Credit Party, whether now existing or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with this Agreement and any other Credit Documents and any Hedge Agreements with one or more Lender Counterparties, including those arising under successive borrowing transactions hereunder which shall either continue the Obligations of such Credit Party from time to time or renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding.

         "OPERATING LEASE" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time but excluding any such lease under which that Person is the lessor) of any property (whether real, personal or mixed) that is not a Capital Lease.

         "OTHER INVESTORS" means such Persons other than Fenway identified as "Other Investors" on SCHEDULE 1.1(a) annexed hereto.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

         "PERMITTED ACQUISITION" means an acquisition of stock, equity securities or assets made pursuant to SECTION 6.7(v).

         "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents): (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by SECTION 5.3; (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 30 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings operate to stay the sale of any portion of the Collateral on account of such Lien; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old age pensions and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof; (iv) any attachment or judgment Lien not constituting an Event of Default under SECTION 8.1(h); (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations; (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations; (vii) any (a) interest or title of a lessor or sublessor under any lease permitted hereunder, (b) restriction, Lien or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction, Lien or encumbrance referred to in the preceding clause (b); (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement; (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries; and (xii) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary.

         "PERMITTED LIENS" means each of the Liens permitted pursuant to SECTION 6.2.

         "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

         "PLAN OF CORRECTION" means a plan which Company reasonably believes will result in a substantial elimination of Year 2000 Problems before any processing failure of a System or of Systems due to Year 2000 Problems which might have a Material Adverse Effect and, in the case of all Systems critical to the business or operations of Company and its Subsidiaries, a substantial elimination of Year 2000 Problems by June 30, 1999.

         "PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement entered into by and among Company, Guarantors and Administrative Agent dated as of the date hereof, substantially in the form of EXHIBIT J annexed hereto, as such Pledge and Security Agreement may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "PLEDGED COLLATERAL" means the "Pledged Collateral" as defined in the Pledge and Security Agreement.

         "PRIME RATE" means the rate that the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan of any Lender, the percentage obtained by DIVIDING (a) the Tranche A Term Loan Exposure of that Lender BY (b) the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Tranche B Term Loan of any Lender, the percentage obtained by DIVIDING (a) the Tranche B Term Loan Exposure of such Lender BY (b) the aggregate Tranche B Term Loan Exposure of all Lenders, (iii) with respect to all payments, computations and other matters relating to the Tranche C Term Loan of any Lender, the percentage obtained by DIVIDING (a) the Tranche C Term Loan Exposure of such Lender BY (b) the aggregate Tranche C Term Loan Exposure of all Lenders, (iv) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participation therein purchased by any Lender or any participation in any Swing Line Loans purchased by any Lender, the percentage obtained by DIVIDING (a) the Revolving Credit Exposure of that Lender BY (b) the aggregate

Revolving Credit Exposure of all Lenders, and (V) for all other purposes with respect to each Lender, the percentage obtained by DIVIDING (a) the sum of the Tranche A Term Loan Exposure of that Lender, PLUS the Tranche B Term Loan Exposure of that Lender, PLUS the Tranche C Term Loan Exposure of that Lender, PLUS the Revolving Credit Exposure of that Lender, BY (B) the sum of the aggregate Tranche A Term Loan Exposure of all Lenders, PLUS the aggregate Tranche B Term Loan Exposure of all Lenders, PLUS the aggregate Tranche C Term Loan Exposure of all Lenders, PLUS the aggregate Revolving Credit Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to SECTION 10.6. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii), (iii), (iv) and (v) of the preceding sentence is set forth opposite the name of that Lender in SCHEDULE 1.1(b) annexed hereto.

         "PROPOSED REINVESTMENT PROCEEDS" has the meaning assigned to that term in SECTION 2.13(a).

         "RCRA" means the Resource Conservation and Recovery Act and any state equivalents, as any of the same may be amended from time to time, and any successors thereto.

         "REAL PROPERTY ASSET" means, at any time of determination, any interest then owned by any Credit Party in any real property.

         "RECAPITALIZATION" means the transactions contemplated by the Recapitalization Agreement.

         "RECAPITALIZATION AGREEMENT" means that certain Agreement and Plan of Merger dated as of July 16, 1998 (as amended by Amendment No. 1 dated as of September 22, 1998 and Amendment No. 2 dated as of October 26, 1998) by and among Holdings, Company and Merger Corp., in the form delivered to Agents and Lenders prior to their execution of this Agreement and as such agreement may be further amended from time to time thereafter to the extent permitted under
SECTION 6.11.

         "RECAPITALIZATION FINANCING REQUIREMENTS" means the aggregate of all amounts necessary (i) to pay the cash portion of the Recapitalization, (ii) to refinance all Indebtedness outstanding under Company's existing Credit Agreement, dated as of March 22, 1996 among Company, the lenders party thereto and The Chase Manhattan Bank, as administrative agent, (iii) to refinance and discharge the Existing Notes and (iv) to pay Transaction Costs.

         "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "RECORD DOCUMENT" means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

         "REFUNDED SWING LINE LOAN" has the meaning assigned to that term in
SECTION 2.2(e).

         "REFUNDING NOTICE" has the meaning assigned to that term in SECTION 2.2(e).

         "REGISTER" has the meaning assigned to that term in SECTION 2.6.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REIMBURSEMENT DATE" has the meaning assigned to that term in SECTION 2.3(d).

         "RELATED AGREEMENTS" means, collectively, the Recapitalization Agreement, the Stockholders Agreements, the ESOP Stock Sale Agreement, the Certificate of Merger, the Senior Subordinated Bridge Loan Documents, the Senior Subordinated Notes Documents, the Junior Subordinated Notes Documents, the Holdings Notes Documents, the Fenway Agreement and all documents relating to any of the foregoing.

         "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

         "REQUEST FOR ISSUANCE" means a notice in the form of EXHIBIT A-3.

         "REQUISITE CLASS LENDERS" means, at any time of determination (i) for the Class of Lenders having Tranche A Term Loan Exposure, Lenders having or holding more than 50% of the sum of the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) for the Class of Lenders having Tranche B Term Loan Exposure, Lenders having or holding more than 50% of the sum of the aggregate Tranche B Term Loan Exposure of all Lenders, (iii) for the Class of Lenders having Tranche C Term Loan Exposure, Lenders having or holding more than 50% of the sum of the aggregate Tranche C Term Loan Exposure of all Lenders, and (iv) for the Class of Lenders having Revolving Credit Exposure, Lenders having or holding more than 50% of the sum of the aggregate Revolving Credit Exposure of all Lenders.

         "REQUISITE LENDERS" means Lenders having or holding more than 50% of the sum of (i) the aggregate Tranche A Term Loan Exposure of all Lenders, PLUS
(ii) the aggregate Revolving Credit Exposure of all Lenders, PLUS (iii) the aggregate Tranche B Term Loan Exposure of all Lenders, PLUS (iv) the aggregate Tranche C Term Loan Exposure of all Lenders.

         "RESPONSIBLE OFFICER" means any of the chairman of the board, the president, the chief executive officer, the chief financial officer, any senior or executive vice president, the general counsel, the treasurer, the principal financial officer or principal accounting officer, the secretary or the treasurer of Holdings, Company or, as applicable, any Subsidiary of Company.

         "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

         "REVOLVING CREDIT EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, such Lender's Revolving Loan Commitment; and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of such Lender, PLUS (b) in the case of Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit (net of any participation purchased by Lenders in such Letters of Credit or any unreimbursed drawing thereunder), PLUS (c) the aggregate amount of all participation purchased by such Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, PLUS (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participation therein purchased by other Lenders), PLUS (e) the aggregate amount of all participations purchased by such Lender in any outstanding Swing Line Loans.

         "REVOLVING LOAN" means a Loan made by a Lender to Company pursuant to
SECTION 2.2(a)(i).

         "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to Company pursuant to SECTION 2.2(a)(i) and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's Revolving Loan Commitment is initially as set forth opposite the name of that Lender in SCHEDULE 1.1(b) annexed hereto, and may be adjusted or reduced pursuant to the terms and conditions hereof. As of the Closing Date, the aggregate amount of the Revolving Loan Commitments shall be $80,000,000.

         "REVOLVING LOAN COMMITMENT PERIOD" means the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date.

         "REVOLVING LOAN COMMITMENT TERMINATION DATE" means the earliest to occur of (i) the sixth anniversary of the Closing Date, (ii) the date the Revolving Loan Commitments are permanently reduced to zero pursuant to SECTION 2.12(b), SECTION 2.13 or SECTION 2.14, and (iii) the date of the termination of the Revolving Loan Commitments pursuant to SECTION 8.1.

         "REVOLVING LOAN LENDER" means a Lender having a Revolving Loan Commitment.

         "REVOLVING NOTE" means a promissory note in the form of EXHIBIT B-4, as it may be amended, restated, supplemented or otherwise modified from time to time.

         "SECURITIES" means any stock, shares, partnership or other similar interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "SECURITIES PURCHASE AGREEMENT" means that certain Securities Purchase Agreement dated as of October 29, 1998 by and among Holdings, Company and Simmons Holdings, LLC, a Delaware limited liability company, pursuant to which the Junior Subordinated Notes and the Holdings Notes are issued, as in effect on the Closing Date and as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.11.

         "SENIOR DEBT LEVERAGE RATIO" means the ratio of (i) Consolidated Total Senior Debt as of the last day of any Fiscal Quarter to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ended, in each case as set forth in the most recent Compliance Certificate delivered by Company to Administrative Agent pursuant to SECTION 5.1(d).

         "SENIOR SUBORDINATED BRIDGE LOAN AGREEMENT" means that certain Senior Subordinated Increasing Rate Loan Agreement dated as of October 29, 1998 by and between Company and West Street Fund I, L.L.C., an affiliate of GSCP, and UBS A.G., Stamford Branch, pursuant to which the Senior Subordinated Bridge Loans are made, as in effect on the Closing Date and as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under SECTION 6.11.

         "SENIOR SUBORDINATED BRIDGE LOAN DOCUMENTS" means the Senior Subordinated Bridge Loan Agreement, the Senior Subordinated Bridge Notes, the Senior Subordinated Bridge Loan Guaranties and each other document executed in connection with the Senior Subordinated Bridge Loans, as each such document may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under SECTION 6.11.

         "SENIOR SUBORDINATED BRIDGE LOAN GUARANTIES" means, collectively, each of the guaranties by Subsidiaries of Company of Company's obligations with respect to the Senior Subordinated Bridge Loans as set forth in the Senior Subordinated Bridge Loan Agreement, in each case with such changes thereto when executed as are permitted under SECTION 6.11 and as each such guaranty may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under SECTION 6.11.

         "SENIOR SUBORDINATED BRIDGE LOANS" means the $75,000,000 in initial aggregate principal amount of Indebtedness in respect of "Bridge Loans" (as such term is defined in the Senior

Subordinated Bridge Loan Agreement) incurred by Company pursuant to the Senior Subordinated Bridge Loan Agreement, and shall include any "Term Loans" (as such term is defined in the Senior Subordinated Bridge Loan Agreement) or "Exchange Notes" (as such term is defined in the Senior Subordinated Bridge Loan Agreement) into which such Initial Loans are converted.

         "SENIOR SUBORDINATED BRIDGE NOTES" means the promissory notes of Company issued pursuant to the Senior Subordinated Bridge Loan Agreement and evidencing the Senior Subordinated Bridge Loans, as such notes may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under SECTION 6.11.

         "SENIOR SUBORDINATED NOTE DOCUMENTS" means the Senior Subordinated Note Indenture, the Senior Subordinated Notes and each other document executed in connection with the Senior Subordinated Notes, as each such document may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under SECTION 6.11.

         "SENIOR SUBORDINATED NOTE INDENTURE" means the indenture pursuant to which the Senior Subordinated Notes will be issued, with such terms concerning maturities, amortization schedules, covenants, defaults, remedies, subordination provisions, transfer restrictions and other material terms which, taken as a whole, are no less favorable to the Lenders than the corresponding terms of the Senior Subordinated Bridge Loan Documents and are otherwise reasonably satisfactory to Administrative Agent, with interest payable thereon not to exceed 15% per annum (and the cash portion of which shall not exceed 13% per annum), as such indenture may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under SECTION 6.11.

         "SENIOR SUBORDINATED NOTES" means the permanent Senior Subordinated Notes of Company in the aggregate principal amount not to exceed $105,000,000 (plus the amount of accrued interest and premium, if any, of the Indebtedness refinanced thereby, together with reasonable fees and expenses related to such refinancing) and issued pursuant to the Senior Subordinated Note Indenture to refinance all or any portion of the Senior Subordinated Bridge Notes and/or the Junior Subordinated Notes, with such changes thereto when executed as are permitted under SECTION 6.11 and as such notes may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under SECTION 6.11.

         "SOLVENCY CERTIFICATE" means a certificate in the form of EXHIBIT G.

         "SOLVENT" means, with respect to any Person, that as of the date of determination both (i) (a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) workers' compensation liabilities of Company or any of its Subsidiaries, (ii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iii) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry, and
(iv) such other obligations of Company and its Subsidiaries as may be reasonably acceptable to Administrative Agent; PROVIDED that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

         "STOCKHOLDERS AGREEMENTS" mean those certain Stockholders Agreements as amended through the Closing Date (i) by and among Holdings, Fenway, the ESOP, Investcorp and the other Persons listed therein and Company and (ii) by and among Holdings, the Management Investors and the other Persons listed therein, each as in effect on the Closing Date, and as such agreements may be amended from time to time thereafter to the extent permitted under SECTION 6.11.

         "SUBORDINATED INDEBTEDNESS" means (i) the Indebtedness of Company under the Senior Subordinated Bridge Loan Documents and the Senior Subordinated Notes Documents, (ii) the Indebtedness of Company under the Junior Subordinated Notes Documents, (iii) any Indebtedness permitted under SECTION 6.1(vii), and (iv) any other Indebtedness of Company or any of its Subsidiaries subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Administrative Agent and Requisite Lenders.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "SUBSIDIARY GUARANTOR" means any Subsidiary of Company that is a party hereto as of the Closing date or becomes a party to the Guaranty at any time after the Closing Date pursuant to SECTION 5.9.

         "SUPPLEMENTAL COLLATERAL AGENT" has the meaning assigned to that term in SECTION 9.8(c).

         "SWING LINE LENDER" means Wachovia Bank, National Association in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

         "SWING LINE LOAN" means a Loan made by Swing Line Lender to Company pursuant to SECTION 2.2(a)(ii).

         "SWING LINE LOAN COMMITMENT" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to SECTION 2.2(a)(ii).

         "SWING LINE NOTE" means a promissory note substantially in the form of EXHIBIT B-5, as it may be amended, restated, supplemented or otherwise modified from time to time.

         "SWING LINE SUBLIMIT" means the lesser of (i) $10,000,000, and (ii) the aggregate amount of Revolving Loan Commitments then in effect.

         "SYNDICATION AGENT" has the meaning assigned to that term in the preamble hereto.

         "SYSTEMS" means any of the hardware, firmware or software systems associated with information processing and delivery, operations or services (E.G., security and alarms, elevators, communications, and HVAC) operated by, provided to or otherwise reasonably necessary to the business or operations of Company and its Subsidiaries.

         "TAX" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; PROVIDED, "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

         "TERM LOAN " means a Tranche A Term Loan, a Tranche B Term Loan or a Tranche C Term Loan.

         "TITLE COMPANY" means, collectively, First American Title Insurance Company and/or one or more other title insurance companies reasonably satisfactory to Syndication Agent and Administrative Agent.

         "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determina tion, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing Issuing Bank for any amount drawn under any Letter of Credit but not yet so applied), PLUS (ii) the aggregate principal amount of all outstanding Swing Line Loans, PLUS (iii) the Letter of Credit Usage.

         "TRANCHE A LENDER" means a Lender making a Tranche A Term Loan on the Closing Date.

         "TRANCHE A TERM LOAN " means a Loan made by a Lender to Company pursuant to SECTION 2.1(a).

         "TRANCHE A TERM LOAN AMOUNT" means the amount of the Tranche A Term Loan to be lent by a Lender to Company. The Tranche A Term Loan Amount of each Lender is initially as set forth opposite the name of that Lender in SCHEDULE 1.1(b) annexed hereto, and may be adjusted or reduced pursuant to the terms and conditions hereof. As of the Closing Date, the aggregate amount of the Tranche A Term Loan Amounts shall be $70,000,000.

         "TRANCHE A TERM LOAN EXPIRATION DATE" means the earlier of (i) the sixth anniversary of the Closing Date, and (ii) the date that all Tranche A Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

         "TRANCHE A TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche A Term Loans of such Lender; PROVIDED, at any time prior to the making of the Tranche A Term Loans, the Tranche A Term Loan Exposure of any Lender shall be equal to such Lender's Tranche A Term Loan Amount.

         "TRANCHE A TERM LOAN NOTE" means a promissory note substantially in the form of EXHIBIT B-1, as it may be amended, restated, supplemented or otherwise modified from time to time.

         "TRANCHE B LENDER" means a Lender making a Tranche B Term Loan on the Closing Date.

         "TRANCHE B TERM LOAN " means a Loan made by a Lender to Company pursuant to SECTION 2.1(b).

         "TRANCHE B TERM LOAN AMOUNT" means the amount of the Tranche B Term Loan to be lent by a Lender to Company. The Tranche B Term Loan Amount of each Lender is initially as set forth opposite the name of that Lender in SCHEDULE 1.1(b) annexed hereto, and may be adjusted or reduced pursuant to the terms and conditions hereof. As of the Closing Date, the aggregate amount of the Tranche B Term Loan Amounts shall be $70,000,000.

         "TRANCHE B TERM LOAN EXPIRATION DATE" means the earlier of (i) the seventh anniversary of the Closing Date, and (ii) the date that all Tranche B Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

         "TRANCHE B TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche B Term Loans of such Lender; PROVIDED, at any time prior to the making of the Tranche B Term Loans, the Tranche B Term Loan Exposure of any Lender shall be equal to such Lender's Tranche B Term Loan Amount.

         "TRANCHE B TERM LOAN NOTE" means a promissory note substantially in the form of EXHIBIT B-2, as it may be amended, restated, supplemented or otherwise modified from time to time.

         "TRANCHE C LENDER" means a Lender making a Tranche C Term Loan on the Closing Date.

         "TRANCHE C TERM LOAN " means a Loan made by a Lender to Company pursuant to SECTION 2.1(c).

         "TRANCHE C TERM LOAN AMOUNT" means the amount of the Tranche C Term Loan to be lent by a Lender to Company. The Tranche C Term Loan Amount of each Lender is initially as set forth opposite the name of that Lender in SCHEDULE 1.1(b) annexed hereto, and may be adjusted or reduced pursuant to the terms and conditions hereof. As of the Closing Date, the aggregate amount of the Tranche C Term Loan Amounts shall be $50,000,000.

         "TRANCHE C TERM LOAN EXPIRATION DATE" means the earlier of (i) the eighth anniversary of the Closing Date, and (ii) the date that all Tranche C Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

         "TRANCHE C TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche C Term Loans of such Lender; PROVIDED, at any time prior to the making of the Tranche C Term Loans, the Tranche C Term Loan Exposure of any Lender shall be equal to such Lender's Tranche C Term Loan Amount.

         "TRANCHE C TERM LOAN NOTE" means a promissory note substantially in the form of EXHIBIT B-3, as it may be amended, restated, supplemented or otherwise modified from time to time.

         "TRANSACTION COSTS" means the fees, costs and expenses payable by Company on or before the Closing Date in connection with the transactions contemplated by the Credit Documents and the Related Agreements.

         "TYPE" means (i) with respect to either Term Loans or Revolving Loans, a Base Rate Loan or a Eurodollar Rate Loan, and (ii) with respect to Swing Line Loans, a Base Rate Loan.

         "UBS" has the meaning assigned to that term in the preamble hereto.

         "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

         "UNFUNDED BENEFIT LIABILITIES" has the meaning assigned to that term in
SECTION 4.19.

         "WARBURG" has the meaning assigned to that term in the preamble hereto.

         "YEAR 2000 PROBLEMS" means limitations in the capacity or readiness to handle date information for years beginning January 1, 2000 of any of the Systems.

         1.2. ACCOUNTING TERMS. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to SECTION 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in SECTION 5.1(e), if applicable); PROVIDED, HOWEVER, that all calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements.

         1.3. INTERPRETATION, ETC. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Exhibit or Schedule shall be to a Section, an Exhibit and a Schedule, respectively, hereof unless otherwise specifically provided. The use herein of the word "INCLUDE" or "INCLUDING", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "WITHOUT LIMITATION" or "BUT NOT LIMITED TO" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.


SECTION 2.        CREDIT EXTENSIONS

         2.1. TERM LOANS. Subject to the terms and conditions hereof, each Lender severally agrees to lend to Company, on or before October 30, 1998, (a) a Tranche A Term Loan in an amount equal to such Lender's Tranche A Term Loan Amount, (b) a Tranche B Term Loan in an amount equal to such Lender's Tranche B Term Loan Amount, and (c) a Tranche C Term Loan in an amount equal to such Lender's Tranche C Term Loan Amount, in each case to be used for the purposes identified in SECTION 2.5. Any amount borrowed under this SECTION 2.1 and subsequently repaid or prepaid may not be reborrowed.

         2.2. REVOLVING LOANS AND SWING LINE LOANS. (a) During the Revolving Loan Commitment Period, subject to the terms and conditions hereof, (i) each Lender severally agrees to make Revolving Loans to Company in the aggregate amount up to but not exceeding such Lender's Revolving Loan Commitment, and (ii) Swing Line Lender hereby agrees to make Swing Line Loans to Company in an aggregate amount up to but not exceeding the Swing Line Sublimit, in each case to be used for the purposes identified in SECTION 2.5. Amounts borrowed pursuant to this SECTION 2.2 may be repaid and reborrowed during the Revolving Loan Commitment Period. Each Lender's Revolving Loan Commitment, and Swing Line Lender's Swing Line Loan Commitment, shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all Swing Line Loans and all other amounts owed hereunder with respect to the Revolving Loans, the Swing Line Loans, the Revolving Loan Commitments and the Swing Line Loan Commitment shall be paid in full no later than such date. Notwithstanding the foregoing, the Revolving Loan Commitments and the Swing Line Loan Commitment shall expire immediately and without further action on October 30, 1998 if the Term Loans are not made on or before that date.

         (b) Except pursuant to SECTION 2.2(e) or SECTION 2.3(d), (i) Base Rate Revolving Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount, (ii) Eurodollar Rate Revolving Loans shall be made in an aggregate minimum amount of $2,000,000 and integral multiples of $500,000 in excess of that amount, and (iii) Swing Line Loans shall be made in an aggregate minimum amount of $250,000 and integral multiples of $100,000 in excess of that amount. Anything contained herein to the contrary notwithstanding, in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

         (c) Whenever Company desires that Lenders make Loans, Company shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 12:00 Noon (New York City time) (i) at least three Business Days in advance of the proposed Credit Extension Date in the case of a Eurodollar Rate Loan; and (ii) at least one Business Day in advance of the proposed Credit Extension Date in the case of a Base Rate Loan; PROVIDED, whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent a Funding Notice no later than 12:00 Noon (New York City time) on the proposed Credit Extension Date. Except as otherwise provided herein, a Funding Notice for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith. Promptly after receipt by Administrative Agent of a Funding Notice (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender or Swing Line Lender, as the case may be, of the proposed borrowing.

         (d) Each Lender shall make the amount of its Loan available to Administrative Agent not later than 12:00 Noon (New York City time) on the applicable Credit Extension Date, and Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 2:30 P.M. (New York City time) on the applicable Credit Extension Date, in each case by wire transfer of same day funds in Dollars, at the Funding and Payment Office (or, in the case of Swing Line Loans, at such other place as Administrative Agent, Company and Swing Line Lender may approve). Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Credit Extension Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders or Swing Line Lender, as the case may be, to be credited to the account of Company at the Funding and Payment Office (or, in the case of Swing Line Loans, at such other place as Administrative Agent, Company and Swing Line Lender may approve).

         (e) With respect to any Swing Line Loan that has not been voluntarily prepaid by Company, Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 10:00 A.M. (New York City time) on the first Business Day in advance of the proposed Credit Extension Date, a notice (the "REFUNDING NOTICE") (which shall be deemed to be a Funding Notice given by Company) requesting Lenders to make Base Rate Revolving Loans on such Credit Extension Date in an amount equal to the amount of such Swing Line Loans (each, a "REFUNDED SWING LINE LOAN") outstanding on the date of such Refunding Notice. Anything contained herein to the contrary notwithstanding, the proceeds of such Revolving Loans made by Lenders shall be immediately delivered by Administrative Agent solely to Swing Line Lender and applied to repay a corresponding amount of the applicable Refunded Swing Line Loans. Company hereby authorizes Administrative Agent and Swing Line Lender to charge

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



Company's accounts, if any, with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Lenders are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by SECTION 10.4.

         (f) If for any reason (i) Revolving Loans are not made upon the request of Swing Line Lender as provided in SECTION 2.2(e) in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans; or (ii) the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, then, in either case, each Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (ii), immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Lender shall deliver to Swing Line Lender an amount equal to its respective participation in same day funds at the Funding and Payment Office. In order to further evidence such participation (and without prejudice to the effectiveness of the participation provisions set forth above), each Lender agrees to enter into a separate participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Lender fails to make available to Swing Line Lender the amount of such Lender's participation as provided herein, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Lenders have purchased participations as provided herein, Swing Line Lender shall promptly distribute to each such other Lender its Pro Rata Share of such payment.

         (g) Anything contained herein to the contrary notwithstanding, each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans, and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans, shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, any Credit Party or any other Person for any reason whatsoever; (ii) the occurrence or continuation of an Event of Default or a Default; (iii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (iv) any breach hereof or any other Credit Document by any party thereto; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED, such obligations of each Lender are subject to the condition that (1) Swing Line Lender believed in good faith that all conditions under SECTION 3 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made, or (2) the satisfaction of any such condition not satisfied had been waived in accordance with SECTION 10.5 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

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



         2.3. LETTERS OF CREDIT. (a) During the Revolving Loan Commitment Period, subject to the terms and conditions hereof, Company may request from time to time that one or more Lenders issue Letters of Credit for the account of Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit; PROVIDED that all such Letters of Credit shall provide for sight drawings. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Lenders may, but (except as provided herein) shall not be obligated to, issue such Letters of Credit in accordance with the provisions hereof; PROVIDED, Company shall not request that any Lender issue, and no Lender shall issue: (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect; (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed the Letter of Credit Sublimit then in effect; (iii) any Standby Letter of Credit having an expiration date later than the earlier of (1) the Revolving Loan Commitment Termination Date and (2) the date which is one year from the date of issuance of such Standby Letter of Credit. Notwithstanding the foregoing, Issuing Bank may agree that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless Issuing Bank elects not to extend for any such additional period; PROVIDED, Issuing Bank shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing at the time Issuing Bank must elect whether or not to allow such extension; (iv) any Commercial Letter of Credit having an expiration date (a) later than the earlier of (1) the Revolving Loan Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the Lender issuing the Letter of Credit in its reasonable discretion; or (v) any Letter of Credit denominated in a currency other than Dollars.

         (b) Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent a Request for Issuance no later than 12:00 Noon (New York City time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by Issuing Bank in any particular instance, in advance of the proposed date of issuance. Issuing Bank, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents; PROVIDED, that no Letter of Credit shall require payment against a conforming demand for payment to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of Issuing Bank to which such demand for payment is required to be presented is located) that such demand for payment is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of Issuing Bank) on such business day. Upon receipt by Administrative Agent of a Request for Issuance pursuant to this Section, in the event Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, and Administrative Agent shall be Issuing Bank with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, whereupon Company may request any other Lender to issue such Letter of Credit by delivering to such Lender a copy of the applicable Request for Issuance. Any Lender so requested to issue such Letter of Credit shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be Issuing Bank with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans and Swing Line Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect. Upon satisfaction or waiver of the conditions set forth in SECTION 3.2, Issuing Bank shall issue the requested Letter of Credit in accordance with Issuing Bank's standard operating procedures. Upon the issuance of any Letter of Credit, Issuing Bank shall promptly notify each Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit and the amount of such Lender's respective participation in such Letter of Credit pursuant to
SECTION 2.3(e). Within fifteen (15) days after the end of each calendar quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such month, Issuing Bank shall deliver to each Lender a report setting forth for such month the daily aggregate amount available to be drawn under the Letters of Credit that were outstanding during such quarter.

         (c) In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between Company and Issuing Bank, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit, except to the extent that such failure is the result of the gross negligence or willful misconduct of the Issuing Bank; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Bank, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuing Bank's rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put Issuing Bank under any resulting liability to Company. Notwithstanding anything to the contrary contained in this SECTION 2.3(c), Company shall retain any and all rights it may have against Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of Issuing Bank.

         (d) In the event Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify Company and Administrative Agent, and Company shall reimburse Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such honored drawing; PROVIDED, anything contained herein to the contrary notwithstand ing, (i) unless Company shall have notified Administrative Agent and Issuing Bank prior to 11:00 A.M. (New York City time) on the date such drawing is honored that Company intends to reimburse Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Funding Notice to Administrative Agent requesting Lenders having a Revolving Loan Commitment to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and (ii) subject to satisfaction or waiver of the conditions specified in SECTION 3.2, Lenders having a Revolving Loan Commitment shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse Issuing Bank for the amount of such honored drawing; and PROVIDED FURTHER, if for any reason proceeds of Revolving Loans are not received by Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this
SECTION 2.3(d) shall be deemed to relieve any Lender having a Revolving Loan Commitment from its obligation to make Revolving Loans on the terms and conditions set forth herein, and Company shall retain any and all rights it may have against any such Lender resulting from the failure of such Lender to make such Revolving Loans under this SECTION 2.3(d).

         (e) Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Loan Commitment shall be deemed to have irrevocably purchased, and hereby agrees to irrevocably purchase, from Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share (with respect to the Revolving Loan Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that Company shall fail for any reason to reimburse Issuing Bank as provided in SECTION 2.3(d), Issuing Bank shall promptly notify each such Lender of the unreimbursed amount of such honored drawing and of such Lender's respective participation therein based on such Lender's Pro Rata Share of the Revolving Loan Commitments. Each such Lender shall make available to Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of Issuing Bank specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of Issuing Bank is located) after the date notified by Issuing Bank. In the event that any Lender having a Revolving Loan Commitment fails to make available to Issuing Bank on such business day the amount of such Lender's participation in such Letter of Credit as provided in this SECTION 2.3(e), Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Issuing Bank for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this SECTION 2.3(e) shall be deemed to prejudice the right of any Lender to recover from Issuing Bank any amounts made available by such Lender to Issuing Bank pursuant to this Section in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Bank. In the event Issuing Bank shall have been reimbursed by other Lenders pursuant to this
SECTION 2.3(e) for all or any portion of any drawing honored by Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this SECTION 2.3(e) with respect to such honored drawing such Lender's Pro Rata Share of all payments subsequently received by Issuing Bank from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

         (f) The obligation of Company to reimburse Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to SECTION 2.3(d) and the obligations of Lenders under SECTION 2.3(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Bank, Lender or any other Person or, in the case of a Lender, against Company, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit, except where such payment constitutes gross negligence or willful misconduct on the part of the Issuing Bank; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (vi) any breach of this Agreement or any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; PROVIDED, in each case, that payment by Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Bank under the circumstances in question.

         (g) In addition to amounts payable as provided herein, Company hereby agrees to protect, indemnify, pay and save harmless Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of Issuing Bank, or (2) subject to the following clause (ii), the wrongful dishonor by Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

         2.4. PRO RATA SHARES. All Loans made and all participations purchased pursuant to SECTION 2.2 and SECTION 2.3 shall be made or purchased, as the case may be, by Lenders simulta neously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall the Revolving Loan Commitment or Term Loan amount of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Extension Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Credit Extension Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Extension Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Credit Extension Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Extension Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Extension Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans. Nothing in this SECTION 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Loan Commitments or its commitments to make Term Loans hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

         2.5. USE OF PROCEEDS. The proceeds of (a) the Term Loans shall be applied by Company to fund a portion of the Recapitalization Financing Requirements and (b) the Revolving Loans and Swing Line Loans shall be applied by Company for acquisition financing expenses related to the Recapitalization and for working capital and general corporate purposes (including Permitted Acquisitions) of Company and its Subsidiaries. No portion of the proceeds of any Credit Extension shall be used by Company or any of its Subsidiaries in any manner that might cause such Credit Extension or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act, in each case as in effect on the date or dates of such Credit Extension and such use of proceeds.

         2.6. NOTES; REGISTER; LENDERS' BOOKS AND RECORDS. Company shall execute and deliver (a) to (i) each Tranche A Lender a Tranche A Term Loan Note in the principal amount of such Lender's Tranche A Term Loan Amount, with appropriate insertions therein, (ii) each Tranche B Lender a Tranche B Term Loan Note in the principal amount of such Lender's Tranche B Term Loan

Amount, with appropriate insertions therein, (iii) each Tranche C Lender a Tranche C Term Loan Note in the principal amount of such Lender's Tranche C Term Loan Amount, with appropriate insertions therein, and (iv) and each Revolving Loan Lender a Revolving Note in the principal amount of such Lender's Revolving Loan Commitment, with appropriate insertions therein; and (b) to Swing Line Lender a Swing Line Note in the principal amount of the Swing Line Sublimit, with appropriate insertions therein. Administrative Agent shall maintain, at its address referred to in SECTION 10.1, a register for the recordation of the names and addresses of Lenders and the Revolving Loan Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Revolving Loan Commitments and the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Company and each Lender, absent demonstrable error; PROVIDED, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Revolving Loan Commitment or Company's Obligations in respect of any Loan. Company hereby designates the Administrative Agent to serve as Company's agent solely for purposes of maintaining the Register as provided in this SECTION 2.6, and Company hereby agrees that, to the extent the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes. Each Lender shall record on its internal records, including its Notes, the amount of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent demonstrable error; PROVIDED, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans; and PROVIDED FURTHER, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern. Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Revolving Loan Commit ments and Loans listed therein for all purposes hereof

         2.7. INTEREST PAYMENTS. (a) Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at the sum of (x) the applicable interest rate for the Type of Loan of such Class PLUS (y) the Applicable Margin for such Type of Loan of such Class. The Type of any Loan (except a Swing Line Loan), and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Company and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; PROVIDED, that each Loan made on the Closing Date initially shall be made as a Base Rate Loan and, until the date which is sixty (60) days following the Closing Date (or, if earlier, the date on which Syndication Agent notifies Company in writing that it has concluded its primary syndication of the Loans and Commitments), shall be maintained as either (1) Eurodollar Rate Loans having an Interest Period of not more than one month or (2) Base Rate Loans. If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan. Notwithstanding anything contained herein to the contrary, in connection with Eurodollar Rate Loans (i) there shall be no more than 16 Interest Periods outstanding at any time; (ii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Company shall be deemed to have selected an Interest Period of one month; and (iii) the aggregate amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $2,000,000 and integral multiples of $1,000,000 in excess of that amount. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent demonstrable error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

         (b) Company agrees to pay to Issuing Bank, with respect to drawings honored under any Letter of Credit honored by it, interest on the amount paid by Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Company at a rate equal to (i) for the period from the date such drawing is honored to but excluding one day after the applicable Reimbursement Date, (1) the Base Rate, PLUS (2) the Applicable Margin for Base Rate Revolving Loans, and
(ii) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans.

         (c) Interest payable hereunder shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; PROVIDED, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

         (d) Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Loan; (ii) any prepayment of that Loan, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity; PROVIDED, in the event any Swing Line Loan or any Revolving Loan that is a Base Rate Loan is prepaid pursuant to SECTION 2.12(a), interest accrued on such Swing Line Loan or Revolving Loan through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loan, or, if earlier, at final maturity.

         (e) Interest payable pursuant to SECTION 2.7(b) shall be payable on demand or, if no demand is made, on the date on which the related drawing honored under a Letter of Credit is reimbursed in full. Promptly upon receipt by Issuing Bank of any payment of interest pursuant to SECTION 2.7(b), (i) Issuing Bank shall distribute to each Lender, out of the interest received by Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit, and (ii) in the event Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under SECTION 2.3(e) with respect to such honored drawing such other Lender's Pro Rata Share of any interest received by Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

         2.8. CONVERSION; CONTINUATION. Company shall have the option (a) to convert at any time all or any part of any Class of Loans from one Type of Loan to another Type of Loan, PROVIDED, that partial conversions of Base Rate Loans shall be in the aggregate principal amount of $1,000,000 and integral multiples of $100,000 in excess of that amount and the aggregate principal amount of the resulting Eurodollar Rate Loans outstanding in respect of any one Interest Period shall be at least $2,000,000 and integral multiples of $1,000,000 in excess of that amount; or (b) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan as a Eurodollar Rate Loan; PROVIDED, (1) a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto and (2) the aggregate principal amount of the resulting Eurodollar Rate Loans outstanding in respect of any one Interest Period shall be at least $2,000,000 and integral multiples of $1,000,000 in excess of that amount. Company shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 A.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith. After the occurrence of and during the continuation of a Default or an Event of Default, unless the Requisite Lenders otherwise consent, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan; and
(ii) any Funding Notice or Conversion/Continuation Notice given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

         2.9. POST-MATURITY INTEREST. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate which is 2% per annum in excess of the interest rate otherwise payable at maturity hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); PROVIDED, in the case of Eurodollar Rate Loans, upon the expiration of the

Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this SECTION 2.9 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

         2.10. FEES. (a) Company agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the Revolving Loan Commitment Period equal to the product of
(i) the average of the daily difference between (1) the Revolving Loan Commitments, MINUS (2) the sum of (A) the aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans) PLUS (B) the Letter of Credit Usage, MULTIPLIED BY the (ii) Applicable Commitment Fee Percentage. All such commitment fees shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.

         (b) Company agrees to pay (i) a fronting fee, payable directly to Issuing Bank for its own account, equal to the greater of (1) $500, and (2) 0.25% per annum of the aggregate daily amount available to be drawn under all Letters of Credit issued by it, and (ii) a letter of credit fee, payable to Administrative Agent for the account of Lenders having Revolving Credit Exposure, equal to the product of (1) the Applicable Margin for Eurodollar Rate Revolving Loans, MULTIPLIED BY (2) the daily amount available to be drawn under all such Letters of Credit, each such fee to be payable in arrears on and to (but excluding) each March 30, June 30, September 30 and December 30 of each year and computed on the basis of a 360-day year for the actual number of days elapsed. Without duplication of the foregoing fees, Company agrees to pay documentary and processing charges payable directly to Issuing Bank for its own account in accordance with Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be. For purposes of calculating any fees payable under this Section, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (ii) above, Administrative Agent shall distribute to each Lender its Pro Rata Share (determined with respect to the Revolving Loan Commitments) of such amount.

         (c) Company agrees to pay to Syndication Agent and Administrative Agent such other fees in the amounts and at the times separately agreed upon between Company, Syndication Agent and Administrative Agent.

         2.11. SCHEDULED PAYMENTS. (a) Company shall make principal payments on the Tranche A Term Loans in installments on the dates and in the amounts set forth below:


                       DATE                                         AMOUNT
==================================================  ======================================
December 31, 1999                                                $2,500,000
March 31, 2000                                                    2,500,000
June 30, 2000                                                     2,500,000
September 30, 2000                                                2,500,000
December 31, 2000                                                 2,500,000
March 31, 2001                                                    2,500,000
June 30, 2001                                                     2,500,000
September 30, 2001                                                2,500,000
December 31, 2001                                                 3,750,000
March 31, 2002                                                    3,750,000
June 30, 2002                                                     3,750,000
September 30, 2002                                                3,750,000
December 31, 2002                                                 3,750,000
March 31, 2003                                                    3,750,000
June 30, 2003                                                     3,750,000
September 30, 2003                                                3,750,000
December 31, 2003                                                 5,000,000
March 31, 2004                                                    5,000,000
June 30, 2004                                                     5,000,000
Sixth Anniversary of Closing Date                                 5,000,000
==================================================  ======================================

Notwithstanding the foregoing, (i) such scheduled installments shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance herewith; and (ii) Tranche A Term Loans and all other amounts owed hereunder with respect thereto shall be paid in full no later than the Tranche A Term Loan Expiration Date, and the final installment payable by Company in respect thereof on such date shall be in an amount sufficient to repay all amounts owing by Company hereunder with respect to the Tranche A Term Loans.


         (b) Company shall make principal payments on the Tranche B Term Loans in installments on the dates and in the amounts set forth below:



                       DATE                                         AMOUNT
==================================================  ======================================
December 31, 1998                                                 $200,000
March 31, 1999                                                     200,000
June 30, 1999                                                      200,000
September 30, 1999                                                 200,000
December 31, 1999                                                  200,000
March 31, 2000                                                     200,000
June 30, 2000                                                      200,000
September 30, 2000                                                 200,000
December 31, 2000                                                  200,000
March 31, 2001                                                     200,000
June 30, 2001                                                      200,000
September 30, 2001                                                 200,000
December 31, 2001                                                  200,000
March 31, 2002                                                     200,000
June 30, 2002                                                      200,000
September 30, 2002                                                 200,000
December 31, 2002                                                  200,000
March 31, 2003                                                     200,000
June 30, 2003                                                      200,000
September 30, 2003                                                 200,000
December 31, 2003                                                  200,000
March 31, 2004                                                     200,000
June 30, 2004                                                      200,000
September 30, 2004                                                 200,000
December 31, 2004                                                 16,300,000
March 31, 2005                                                    16,300,000
June 30, 2005                                                     16,300,000
Seventh Anniversary of Closing Date                               16,300,000
==================================================  ======================================

Notwithstanding the foregoing, (i) such scheduled installments shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance herewith; and (ii) Tranche B Term Loans and all other amounts owed hereunder with respect thereto shall be paid in full no later than the Tranche B Term Loan Expiration Date, and the final installment payable by Company in respect thereof on such date shall be in an amount sufficient to repay all amounts owing by Company hereunder with respect to the Tranche B Term Loans.

         (c) Company shall make principal payments on the Tranche C Term Loans in installments on the dates and in the amounts set forth below:


                        DATE                                         AMOUNT
====================================================  ====================================
December 31, 1998                                                  $125,000
March 31, 1999                                                      125,000
June 30, 1999                                                       125,000
September 30, 1999                                                  125,000
December 31, 1999                                                   125,000
March 31, 2000                                                      125,000
June 30, 2000                                                       125,000
September 30, 2000                                                  125,000
December 31, 2000                                                   125,000
March 31, 2001                                                      125,000
June 30, 2001                                                       125,000
September 30, 2001                                                  125,000
December 31, 2001                                                   125,000
March 31, 2002                                                      125,000
June 30, 2002                                                       125,000
September 30, 2002                                                  125,000
December 31, 2002                                                   125,000
March 31, 2003                                                      125,000
June 30, 2003                                                       125,000
September 30, 2003                                                  125,000
December 31, 2003                                                   125,000
March 31, 2004                                                      125,000
June 30, 2004                                                       125,000
September 30, 2004                                                  125,000
December 31, 2004                                                   125,000
March 31, 2005                                                      125,000
June 30, 2005                                                       125,000
September 30, 2005                                                  125,000



                        DATE                                         AMOUNT
====================================================  ====================================
December 31, 2005                                                  11,625,000
March 31, 2006                                                     11,625,000
June 30, 2006                                                      11,625,000
Eighth Anniversary of Closing Date                                 11,625,000
====================================================  ====================================

Notwithstanding the foregoing, (i) such scheduled installments shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance herewith; and (ii) Tranche C Term Loans and all other amounts owed hereunder with respect thereto shall be paid in full no later than the Tranche C Term Loan Expiration Date, and the final installment payable by Company in respect thereof on such date shall be in an amount sufficient to repay all amounts owing by Company hereunder with respect to the Tranche C Term Loans.

         2.12. VOLUNTARY PREPAYMENTS/COMMITMENT REDUCTIONS. (a) Company may, upon written or telephonic notice to Administrative Agent on or prior to 12:00 Noon (New York City time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount in the case of Term Loans and $1,000,000 and integral multiples of $500,000 in excess of that amount in the case of Revolving Loans; PROVIDED, HOWEVER, that a Eurodollar Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto unless Company pays Lenders any amount required pursuant to SECTION 2.18(c) on the date of such prepayment. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

         (b) Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; PROVIDED, any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share.

         2.13. MANDATORY PREPAYMENTS/COMMITMENT REDUCTIONS. (a) No later than the first Business Day following the date of receipt by Holdings, Company or any of its Subsidiaries of any Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, as the case may be; PROVIDED,
(i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) to the extent that Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds from the Closing Date through the applicable date of determination do not exceed $5,000,000, Company may deliver to Administrative Agent an Officers' Certificate setting forth (1) that portion of such Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds (such portion being the "PROPOSED REINVESTMENT PROCEEDS") that Company or such Subsidiary intends to reinvest (or enter into a contract to reinvest) in equipment or other productive assets of the general type used in the business of Company and its Subsidiaries, which may include, in the case of any Proposed Reinvestment Proceeds which related to Net Insurance/Condemnation Proceeds, the repair, restoration or replacement of the applicable assets of Company or its Subsidiaries (such equipment and other assets being "ELIGIBLE ASSETS") within 180 days of such date of receipt and (2) the proposed use of such Proposed Reinvestment Proceeds and such other information with respect to such reinvestment as Administrative Agent may reasonably request, and Company shall, or shall cause one or more of its Subsidiaries to, promptly apply such Proposed Reinvestment Proceeds to such reinvestment purposes; PROVIDED FURTHER, that during such period prior to reinvestment in Eligible Assets such Proposed Reinvestment Proceeds shall be applied to prepay outstanding Revolving Loans (without a reduction in Revolving Loan Commitments) to the full extent thereof. In the event Administrative Agent shall receive any Net Insurance/Condemnation Proceeds in its capacity as loss payee pursuant to SECTION 5.5, Company hereby authorizes Administrative Agent to apply all such amounts in accordance with this SECTION 2.13(a); PROVIDED, if Company shall elect to exercise its option to reinvest any such proceeds pursuant to the first sentence of this SECTION 2.13(a, Company shall give notice to Administrative Agent of such election and Administrative Agent shall pay over to Company such proceeds and Company shall reinvest such proceeds in accordance with the terms of such sentence.

         (b) On the date of receipt by Holdings or Company of the Cash proceeds from the issuance of any equity Securities of Holdings, Company or any of its Subsidiaries, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses; PROVIDED, during any period in which the Leverage Ratio (determined for any such period by reference to the most recent Compliance Certificate delivered pursuant to SECTION 5.1(d) calculating the Leverage Ratio) shall be 3.75:1.00 or less, Company shall be required to make the prepayment and/or reduction required hereby in an amount equal to 75% of such net proceeds, and PROVIDED FURTHER that no such prepayment or commitment reduction shall be required with respect to such proceeds that are received in a private offering or placement (x) to the extent that such proceeds do not exceed $25,000,000 in the aggregate and are utilized to finance Permitted Acquisitions and

(y) to the extent that such proceeds are utilized to refinance the Junior Subordinated Notes, the Senior Subordinated Bridge Loan and/or the Holdings Notes.

         (c) On the date of receipt by Holdings or Company of the Cash proceeds from the issuance of any debt Securities (other than the proceeds of Indebtedness permitted under SECTION 6.1 or Section 6.13(c)) of Holdings, Company or its Subsidiaries, Company shall prepay the Loans and/or the Commitments shall be permanently reduced in an aggregate amount equal to equal to 100% of such proceeds, net, in the case of any such issuance, of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

         (d) On the date of return to Company or any of its Subsidiaries of any surplus assets of any Pension Plan of Company or any of its Subsidiaries, Company shall prepay the Loans and/or the Commitments shall be permanently reduced in an aggregate amount equal to 100% of such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof.

         (e) In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 1999), Company shall, no later than ninety (90) days after the end of such Fiscal Year, prepay the Loans and/or the Commitments shall be permanently reduced in an aggregate amount equal to 75% of such Consolidated Excess Cash Flow; PROVIDED, during any period in which the Leverage Ratio (determined for any such period by reference to the most recent Compliance Certificate delivered pursuant to SECTION 5.1(d) calculating the Leverage Ratio) shall be 3.75:1.00 or less, Company shall be required to make the prepayment and/or reduction required hereby in an amount equal to 50% of such Consolidated Excess Cash Flow.

         (f) Company shall from time to time prepay FIRST, the Swing Line Loans, and SECOND, the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect.

         (g) In addition to any of the prepayments required pursuant to the foregoing provisions of this SECTION 2.13, Company shall prepay the Loans and/or permanently reduce the Revolving Loan Commitments in amounts and on dates so as to minimize or eliminate any mandatory prepayment otherwise required pursuant to the terms of Subordinated Indebtedness if and to the extent such other prepayment can be eliminated or minimized as a result of a prepayment pursuant to this SECTION 2.13(g).

         (h) Concurrently with any prepayment of the Loans and/or reduction of the Commitments pursuant to SECTIONS 2.13(a) through 2.13(e), Company shall deliver to Administrative Agent a certificate by its Authorized Officers demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction.

         2.14. APPLICATION OF PREPAYMENTS AND REDUCTIONS OF COMMITMENTS. (a) Any voluntary prepayments made pursuant to SECTION 2.12 shall be applied as specified by Company in the applicable notice of prepayment; PROVIDED, in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied FIRST, to repay outstanding Swing Line Loans to the full extent thereof, SECOND to repay outstanding Revolving Loans to the full extent thereof, and THIRD to prepay the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled installment of principal of the Tranche A Term Loans or Tranche B Term Loans or the Tranche C Term Loans, as the case may be, that is unpaid at the time of such prepayment.

         (b) Any amount (the "APPLIED AMOUNT") required to be paid pursuant to
SECTION 2.13 shall be applied FIRST, to prepay the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled installment of principal of the Tranche A Term Loans or Tranche B Term Loans or the Tranche C Term Loans, as the case may be, that is unpaid at the time of such prepayment, SECOND, to the extent of any remaining portion of the Applied Amount, to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, THIRD, to the extent of any remaining portion of the Applied Amount, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, and FOURTH, to the extent of any remaining portion of the Applied Amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof.

         (c) Anything contained herein to the contrary notwithstanding, so long as any Tranche A Term Loans are outstanding, in the event Company is required to make any mandatory prepayment (a "WAIVABLE MANDATORY PREPAYMENT") of the Tranche B Term Loans or the Tranche C Term Loans pursuant to SECTION 2.13, not less than three Business Days prior to the date (the "REQUIRED PREPAYMENT DATE") on which Company is required to make such Waivable Mandatory Prepayment, Company shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Tranche B Term Loan or Tranche C Term Loan of the amount of such Lender's Pro Rata Share of such Waivable Mandatory Prepayment and such Lender's option to refuse such amount. Each such Lender may exercise such option by giving written notice to Company and Administrative Agent of its election to do so on or before the first Business Day (the "CUTOFF DATE") prior to the Required Prepayment Date (it being understood that any Lender which does not notify Company and Administrative Agent of its election to exercise such option on or before the Cutoff Date shall be deemed to have elected, as of the Cutoff Date, not to exercise such option). On the Required Prepayment Date, Company shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Tranche B Term Loans and/or Tranche C Term Loans, as the case may be, of such Lenders (which prepayment shall be applied to the scheduled installments of principal of the Tranche B Term Loans and/or the Tranche C Term Loans, as the case may be, in accordance with SECTION 2.14(a)), and (ii) in an amount equal to that portion of the Waivable Mandatory Prepayment otherwise payable to those Lenders that have elected to exercise such option, to prepay the Tranche A Term Loans (which prepayment shall be applied to the scheduled installments of principal of the Tranche A Term Loans in accordance with SECTION 2.14(a)). The foregoing provisions of this SECTION 2.14(c) shall not apply to Revolving Loans or the Revolving Loan Commitments.

         (d) Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to SECTION 2.18(c); PROVIDED, so long as no Event of Default shall have occurred and then be continuing, Company may elect that the remainder of such prepayments (after application to all Base Rate Loans) be deposited in a cash collateral account and applied thereafter to prepay any Eurodollar Rate Loans at the earliest expiration of the Interest Periods applicable thereto. Company hereby grants to Administrative Agent, for the benefit of such Lenders, a security interest in all amounts in which Company has any right, title or interest which are from time to time on deposit in such cash collateral account and expressly waives all rights (which rights Company hereby acknowledges and agrees are vested exclusively in the Administrative Agent) to exercise dominion or control over any such amounts.

         2.15. COLLATERAL PROCEEDS; GUARANTY PAYMENTS. (a) Except as otherwise provided herein, all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral after the occurrence and during the continuance of an Event of Default, may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the "Secured Obligations" or "Obligations" (each as defined in the applicable Collateral Documents) in the following order of priority: FIRST, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to indemnification under such Collateral Documents and hereunder and all advances made by Administrative Agent thereunder for the account of the applicable Credit Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the exercise of any right or remedy under such Collateral Document or hereunder, all in accordance with the terms hereof; SECOND, to the extent of any excess such proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof; and THIRD, to the extent of any excess such proceeds, to the payment to or upon the order of such Credit Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

         (b) All payments received by Administrative Agent under the Guaranty shall be applied promptly from time to time by Administrative Agent in the following order of priority: FIRST, to the payment of the costs and expenses of any collection or other realization under the Guaranty, including reasonable compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, all in accordance with the terms of the Guaranty and this Agreement; SECOND, to the extent of any excess such payments, to the payment of all other Obligations for the ratable benefit of the holders thereof;

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and THIRD, to the extent of any excess such payments, to the payment to the applicable Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

         2.16. GENERAL PROVISIONS REGARDING PAYMENTS. All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, set-off or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans and Swing Line Loans) shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth on its signature page hereto or at such other address as such Lender may request, its Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable thereto, received by Administrative Agent. Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be. Notwithstanding anything to the contrary herein, payments of amounts deposited in the collateral account pursuant to SECTION 2.14(d) shall be deemed to have been paid by Company on the later of (a) the date such amounts are so deposited, and (b) if Company elects to apply such amounts in accordance with SECTION 2.14(d), the applicable date or dates such amounts are applied to prepay Eurodollar Rate Loans. Company hereby authorizes Administrative Agent to charge Company's accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

         2.17. RATABLE SHARING. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other

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



Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

         2.18. MAKING OR MAINTAINING EURODOLLAR RATE LOANS. (a) In the event that Administrative Agent shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist, which notice shall be given as soon as reasonably practicable and (ii) any Funding Notice or Conversion/Continuation Notice given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

         (b) In the event that on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or

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



convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, Company shall have the option, subject to the provisions of SECTION 2.18(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this SECTION 2.18(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

         (c) Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding any loss solely attributable to the failure to receive the Applicable Margin on a Eurodollar Rate Loan for any period after (x) the date specified for such Eurodollar Rate Loan in the case of clause (i) below and (y) the date such Eurodollar Rate Loans are prepaid or converted in the case of clause (ii) below) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company.

         (d) Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

         (e) Calculation of all amounts payable to a Lender under this SECTION
2.18 and under SECTION 2.19 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; PROVIDED, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this SECTION 2.18 and under SECTION 2.19.

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



         2.19. INCREASED COSTS; CAPITAL ADEQUACY. Subject to the provisions of
SECTION 2.20 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include Issuing Bank for purposes of this SECTION 2.19) shall reasonably determine (which determination shall, absent demonstrable error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (a) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect hereto or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (b) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit (including letters of credit) extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (c) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this SECTION 2.19, which statement shall be conclusive and binding upon all parties hereto absent demonstrable error.

         2.20. TAXES; WITHHOLDING, ETC. (a) All sums payable by any Credit Party hereunder and the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

         (b) If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) Company shall notify

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



Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (ii) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; PROVIDED, no such additional amount shall be required to be paid to any Lender under clause (iii) above with respect to any deductions or withholding applicable as of the date hereof (in the case of each Lender listed on the signature pages hereof) or the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in respect of payments to such Lender.

         (c) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a "bank" or other Person described in
Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption or reduction required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is exempt from or entitled to a reduction in the amount of deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this SECTION 2.20(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent

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



for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption or reduction required in order to confirm or establish that such Lender is exempt from or entitled to a reduction in the amount of deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence. Company shall not be required to pay any additional amount to any Non-US Lender under
SECTION 2.20(b)(iii), but only to the extent deduction or withholding is a result of such Lender's failure to satisfy the requirements of the second sentence of this SECTION 2.20(c); PROVIDED, if such Lender shall have satisfied the requirements of the first sentence of this SECTION 2.20(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of SECTION 2.20(c) shall relieve Company of its obligation to pay any additional amounts otherwise payable pursuant to SECTION 2.19 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

         2.21. CAPITAL ADEQUACY ADJUSTMENT. If any Lender (which term shall include Issuing Bank for purposes of this SECTION 2.21) shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent demonstrable error.

         2.22. OBLIGATION TO MITIGATE. Each Lender (which term shall include Issuing Bank for purposes of this SECTION 2.22) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become

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an Affected Lender or that would entitle such Lender to receive payments under
SECTION 2.19 or 2.20, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to SECTION 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments, Loans or Letters of Credit or the interests of such Lender; PROVIDED, such Lender will not be obligated to utilize such other office pursuant to this SECTION 2.22 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this SECTION 2.22 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent demonstrable error.

         2.23. DEFAULTING LENDERS. Anything contained herein to the contrary notwithstanding, in the event that any Lender (a "DEFAULTING LENDER") defaults (a "FUNDING DEFAULT") in its obligation to fund any Revolving Loan (a "DEFAULTED REVOLVING LOAN") as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority, then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Revolving Loans shall, if Company so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Credit Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Revolving Loans shall, if Company so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c) such Defaulting Lender's Revolving Loan Commitment and outstanding Revolving Loans and such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage shall be excluded for purposes of calculating the commitment fee payable to Lenders pursuant in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to SECTION
2.10 with respect to such Defaulting Lender's Commitment in respect of any Default Period with respect to such Defaulting Lender; and (d) the Total Utilization of Revolving Loan Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender. No Revolving Loan Commitment of any Lender shall be increased or otherwise affected,

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and, except as otherwise expressly provided in this SECTION 2.23, performance by
Company of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this SECTION 2.23. The rights and remedies against a Defaulting Lender under this SECTION 2.23 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

         2.24. REMOVAL OR REPLACEMENT OF A LENDER. Anything contained herein to the contrary notwithstanding, in the event that: (a) any Lender (an "INCREASED-COST LENDER") shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under
SECTION 2.19, SECTION 2.20 or SECTION 2.21, the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and such Lender shall fail to withdraw such notice within five Business Days after Company's request for such withdrawal; or (b) any Lender shall become a Defaulting Lender, the Default Period for such Defaulting Lender shall remain in effect, and such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company's request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by SECTION 10.5(b) or SECTION 10.5(c), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "NON-CONSENTING LENDER") whose consent is required shall not have been obtained, and the failure to obtain Non-Consenting Lenders' consents does not result solely from the exercise of Non-Consenting Lenders' rights (and the withholding of any required consents by Non-Consenting Lenders) pursuant to
SECTION 10.5(d); then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "TERMINATED LENDER"), Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so: (i) (1) elect to terminate the Commitment, if any, of such Terminated Lender upon receipt by such Terminated Lender of such notice, and (2) prepay on the date of such termination any outstanding Loans made by such Terminated Lender, together with accrued and unpaid interest thereon and any other amounts payable to such Terminated Lender hereunder pursuant to
SECTION 2.18(c), 2.19, 2.20 or 2.21 or otherwise; PROVIDED, in the event such Terminated Lender has any Loans outstanding at the time of such termination, the written consent of Administrative Agent and Requisite Lenders (which consent shall not be unreasonably withheld or delayed) shall be required in order for Company to make the election set forth in this clause (i); or (ii) elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Commitment, if any, in full to one or more Eligible Assignees (each a "REPLACEMENT LENDER") in accordance with the provisions of SECTION 10.6 (except that Company shall be liable to Administrative Agent for any processing or recordation fee payable under SECTION 10.6); PROVIDED, (1) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to SECTION 2.18(c), 2.19,
2.20 or 2.21 or otherwise as if it were a prepayment and (2) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; PROVIDED, (A) Company may not make either of the elections set forth in clauses (i) or (ii) above with respect to any Non-Consenting Lender unless Company also makes one of such elections with respect to each other Terminated Lender

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which is a Non-Consenting Lender and (I) Company may not make either of such elections with respect to any Terminated Lender that is also Issuing Bank unless, prior to the effectiveness of such election, Company shall have caused each outstanding Letter of Credit issued thereby to be cancelled. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Commitment, if any, (B) the definition of "Commitments" shall be deemed modified to reflect any corresponding changes in the Commitments, and (C) such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; PROVIDED, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.


SECTION 3. CONDITIONS PRECEDENT

         3.1. CLOSING DATE. The obligations of Lenders to make any Credit Extension to be made on the Closing Date are subject to the satisfaction, or waiver in accordance with SECTION 10.5, of the following conditions on or before the Closing Date:

         (a) CREDIT DOCUMENTS. Administrative Agent shall have received sufficient copies of each Credit Document, originally executed and delivered by each applicable Credit Party, for each Lender and its counsel.

         (b) ORGANIZATIONAL DOCUMENTS, ETC. Administrative Agent shall have received sufficient copies of each of the following documents, originally executed and delivered by each Credit Party, as applicable, for each Lender and its counsel: (i) certified copies of the Certificate or Articles of Incorporation of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated the Closing Date or a recent date prior thereto; (ii) copies of the Bylaws of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary; (iii) resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Credit Documents to which it is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment; (iv) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party, dated the Closing Date; and (v) such other documents as Agents may reasonably request.

         (c) GOVERNMENTAL AUTHORIZATIONS AND CONSENTS. Each Credit Party shall have obtained all material Governmental Authorizations and all material consents of other Persons, in each case that are necessary in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.


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         (d) ACTIONS WITH RESPECT TO COLLATERAL. Each Agent shall have received evidence satisfactory to it that each Credit Party shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings that may be necessary or, in the reasonable opinion of Agents, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on the Collateral.

         (e) MORTGAGES; CLOSING DATE MORTGAGE POLICIES. Without limiting the generality of the foregoing SECTION 3.1(d), each Agent shall have received

                  (i) CLOSING DATE MORTGAGES. Fully executed and notarized Mortgages in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed on SCHEDULE 3.1(E) annexed hereto (each a "CLOSING DATE MORTGAGED PROPERTY");

                  (ii) OPINIONS OF LOCAL COUNSEL. An opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent and Syndication Agent) in Hawaii with respect to the enforceability of the form of Mortgage to be recorded in such state, in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent;

                  (iii) LANDLORD CONSENTS AND ESTOPPELS. In the case of each Closing Date Mortgaged Property consisting of a Leasehold Property, (A) a Landlord Consent and Estoppel with respect thereto and (B) evidence that such Leasehold Property is a Recorded Leasehold Interest;

                  (iv) TITLE INSURANCE. (a) ALTA mortgagee title insurance policies or unconditional commitments therefor (each a "CLOSING DATE MORTGAGE POLICY") issued by the Title Company with respect to each Closing Date Mortgaged Property listed on SCHEDULE 3.1(e) annexed hereto, in an amount reasonably satisfactory to Administrative Agent and Syndication Agent, insuring fee simple title to, or a valid leasehold interest in, each such Closing Date Mortgaged Property vested in such Credit Party and assuring Administrative Agent that such Mortgage creates a valid and enforceable First Priority mortgage Lien on such Closing Date Mortgaged Property encumbered thereby, subject only to a standard survey exception, which Closing Date Mortgage Policy
         (A) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Syndication Agent or Administrative Agent and (B) shall provide for affirmative insurance and such reinsurance as Administrative Agent or Syndication Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent; and (b) evidence satisfactory to Administrative Agent and Syndication Agent that such Credit Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Closing Date Mortgage Policies and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Closing Date Mortgage Policies and all recording and

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         stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages in the appropriate real estate records;

                  (v) COPIES OF DOCUMENTS RELATING TO TITLE EXCEPTIONS. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policies or title reports delivered pursuant to clause (iv) above;

                  (vi) MATTERS RELATING TO FLOOD HAZARD PROPERTIES. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to (1) whether any Closing Date Mortgaged Property is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if any Closing Date Mortgaged Property is a Flood Hazard Property, such Credit Party's written acknowledgment of receipt of written notification from Administrative Agent (1) that such Closing Date Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any Closing Date Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

                  (vii) COLLATERAL ACCESS AGREEMENTS. For each Leasehold Property identified on SCHEDULE 3.1(e) which is not subject to a Mortgage as provided in clause (i) above, a duly executed Collateral Access Agreement.

         (f) FINANCIAL STATEMENTS. Lenders shall have received from Company the Historical Financial Statements, together with pro forma consolidated balance sheet of Company and its Subsidiaries as at the end of the Fiscal Quarter most recently ended and income statement of Company and its Subsidiaries for the twelve-month period then ended, in each case prepared in accordance with GAAP and reflecting the consummation of the Recapitalization, the related financings and the other transactions contemplated by the Credit Documents and the Related Agreements, which pro forma financial statements shall be in form and substance reasonably satisfactory to Agents.

         (g) EVIDENCE OF INSURANCE. Agents shall have received a certificate from Company's insurance broker or other evidence reasonably satisfactory to them that all insurance required to be maintained pursuant to SECTION 5.5 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under SECTION 5.5.

         (h) OPINIONS OF COUNSEL TO CREDIT PARTIES. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinion of Ropes & Gray, in the form of EXHIBIT D-1 and as to such other matters as Agents may reasonably request, and otherwise

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in form and substance reasonably satisfactory to Agents and their counsel, dated as of the Closing Date.

         (i) OPINIONS OF SYNDICATION AGENT'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Syndication Agent, dated as of the Closing Date, in the form of EXHIBIT D-2 and otherwise in form and substance reasonably satisfactory to Agents.

         (j) FEES. Company shall have paid to Administrative Agent, for distribution (as appropriate) to Agents and Lenders, the fees payable on the Closing Date referred to in SECTION 2.10(c).

         (k) COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, or Syndication Agent and its counsel shall be reasonably satisfactory in form and substance to Administrative Agent, Syndication Agent and such counsel, and Administrative Agent, Syndication Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Syndication Agent may reasonably request.

         (l) EXISTING INDEBTEDNESS, RELATED LIENS AND LETTERS OF CREDIT. (i) On the Closing Date, Company and its Subsidiaries shall have (w) repaid (or satisfied and discharged as described in clause (ii) below) in full all Indebtedness of Holdings and its Subsidiaries other than the Indebtedness set forth on SCHEDULE 6.1 annexed hereto, (x) terminated any commitments to lend or make other extensions of credit thereunder, (y) delivered to Agents all documents or instruments necessary to release all Liens securing such repaid Indebtedness or other obligations of Holdings and its Subsidiaries thereunder, and (z) made arrangements reasonably satisfactory to Agents with respect to the cancellation of any letters of credit outstanding under such repaid Indebtedness or the issuance of Letters of Credit to support the obligations of Holdings and its Subsidiaries with respect thereto. Agents shall have received an Officers' Certificate of Company stating that, after giving effect to the transactions described in this SECTION 3.1(L), Credit Parties shall have no Indebtedness outstanding other than Indebtedness under the Credit Documents, the Senior Subordinated Bridge Loan Documents, the Holdings Notes Documents, the Junior Subordinated Notes Documents and the Indebtedness described on SCHEDULE 6.1.

                  (ii) On or before the Closing Date: (w) Company shall have mailed an irrevocable notice of redemption to each holder of Existing Notes and the trustee under the Existing Indenture pursuant to Sections 3.07(c) and 3.01, as applicable, of the Existing Indenture; (x) Company shall have irrevocably deposited with the trustee under the Existing Indenture funds sufficient to pay the principal of, all accrued and unpaid interest on and the Applicable Premium (as defined in the Existing Indenture) on all outstanding Existing Notes and any other sums payable by Company under the Existing Indenture; and (y) Company shall have received a written notice of acknowledgment from the trustee under the Existing Indenture of the satisfaction and discharge of the Existing Indenture. The Agents shall have received a copy of all (1) notices including, without limitation, the notices referred to in clauses (w) and (y) above, (2) officers' certificate, (3) opinions of counsel and (4) other

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documents, in each case, delivered or issued in connection with the satisfaction and discharge of the Existing Notes pursuant to Section 8.01(a) of the Existing Indenture. Agents shall be satisfied based on the foregoing that all of the outstanding Existing Notes shall have been satisfied and discharged.

         (m) CORPORATE STRUCTURE, ETC. Set forth on SCHEDULE 4.1 is (i) the corporate organizational structure of Holdings and its Subsidiaries, both before and after giving effect to the Recapitalization, and (ii) the management structure of Company after giving effect to the Recapitalization.

         (n) ISSUANCE OF SENIOR SUBORDINATED BRIDGE NOTES, HOLDINGS NOTES AND JUNIOR SUBORDINATED NOTES. On or before the Closing Date,

                  (i) (a) Company shall have received the Senior Subordinated Bridge Loans in an aggregate amount in cash of not less than $75,000,000 and shall have issued and sold the Junior Subordinated Notes and received cash proceeds therefor in an aggregate amount of not less than $30,000,000 and (B) Holdings shall have issued and sold the Holdings Notes and received cash proceeds therefor in an aggregate amount of not less than $10,000,000;

                  (ii) Company shall have delivered to Agents complete, correct and conformed copies of the Senior Subordinated Bridge Loan Documents, the Junior Subordinated Notes Documents and the Holdings Notes Documents, each of which shall include terms reasonable and customary for loans and securities of such type, as mutually agreed upon between Fenway and the Agents substantially as set forth on EXHIBIT N attached hereto; and

                  (iii) Company shall have provided evidence satisfactory to Agents that the proceeds of Senior Subordinated Bridge Loans, the Junior Subordinated Notes and the Holdings Notes have been irrevocably committed, prior to the application of the proceeds of the Term Loans, to the payment of a portion of the Recapitalization Financing Requirements.

         (o) EQUITY FINANCING. On or before the Closing Date, Company shall have provided evidence satisfactory to Agents that the proceeds of the Equity Financing have been irrevocably committed, prior to the application of the proceeds of the Term Loans, to the payment of a portion of the Recapitalization Financing Requirements.

         (p) RELATED AGREEMENTS. Agents shall each have received a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith, and each Related Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by Agents to be material, in each case without the consent of Agents. Agents and counsel to Syndication Agent shall have received copies of each of the opinions of counsel delivered to the parties under the Related Agreements, together with a letter from each such counsel (to the extent not inconsistent with such counsel's established internal policies) authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders.


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         (q) CONSUMMATION OF RECAPITALIZATION. With respect to the consummation of the Recapitalization, (i) all conditions to the Recapitalization set forth in Articles VII and VIII of the Recapitalization Agreement and related documents shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Agents, (ii) the Recapitalization shall have become effective in accordance with the terms of the Recapitalization Agreement and related documents, (iii) the Merger shall have become effective in accordance with the terms of the Recapitalization Agreement and related documents, the Certificate of Merger and the laws of the State of Delaware; (iv) the aggregate cash consideration paid to existing stockholders of Holdings and Company in connection with the Recapitalization shall not exceed $228,100,000, and (v) the Transaction Costs shall not exceed $35,400,000, and Agents shall have received evidence to their satisfaction to such effect.

         (r) SOLVENCY ASSURANCES. On the Closing Date, Agents and Lenders shall have received (i) a letter from Valuation Research, dated the Closing Date and addressed to Agents and Lenders, in form and substance satisfactory to Agents and with appropriate attachments, and (ii) a Solvency Certificate dated the Closing Date, in each case demonstrating that, after giving effect to the consummation of the Recapitalization, the related financings and the other transactions contemplated by the Credit Documents and the Related Agreements, each Credit Party will be Solvent.

         (s) ENVIRONMENTAL REPORT. The Company shall have delivered to the Agents and the Lenders true and correct copies of the August 24, 1998 Environmental Due Diligence Investigation from O'Brien & Gere Engineering, Inc., an independent environmental consultant, in form and substance reasonably acceptable to the Administrative Agent and Agents.

         (t) CLOSING DATE CERTIFICATE. Each Credit Party shall have delivered to Agents a Closing Date Certificate.

         (u) OWNERSHIP OF CERTAIN SECURITIES. On or before the Closing Date, Company shall have provided evidence satisfactory to the Agents that Fenway and its affiliates have agreed to own all of the Junior Subordinated Notes and the Holdings Notes for a period and pursuant to terms reasonably satisfactory to Agents.

         (v) EMPLOYMENT AGREEMENTS. Company shall have (i) entered into employment agreements with each Management Investor, each in form and substance reasonably acceptable to the Administrative Agent (collectively, the "EMPLOYMENT AGREEMENTS"), and (ii) made copies of such Employment Agreements, certified as true and correct by an Authorized Officer of Company, available to the Agents (which copies may be made available to the Lenders).

         Each Lender, by delivering its signature page to this Agreement and funding its Tranche A Term Loan Commitment, Tranche B Term Loan Commitment, Tranche C Term Loan Commitment and/or a Revolving Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved (as long as substantially in the form delivered to Lenders including any changed pages thereto delivered to Lenders), each Credit Document and each other document required to be approved by Requisite Lenders or Lenders, as applicable.


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         3.2. CONDITIONS TO EACH CREDIT EXTENSION. The obligation of each Lender to make any credit Extension on any Credit Extension Date, including the Closing Date, is subject to the following further conditions precedent:

         (a) Administrative Agent and Swing Line Lender, as the case may be, shall have received a fully executed and delivered Funding Notice or Request for Issuance, as the case may be;

         (b) as of such Credit Extension Date, the representations and warranties contained herein and in the other Credit Documents shall be true, correct and complete in all respects on and as of that Credit Extension Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all respects on and as of such earlier date;

         (c) no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby or the making of any Credit Extension;

         (d) as of such Credit Extension Date, no event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Funding Notice that would constitute an Event of Default or a Default; and

         (e) on or before the date of issuance of any Letter of Credit, Administrative Agent shall have received all other information required by the applicable Request for Issuance, and such other documents or information as Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

Any Notice shall be executed by the chief executive officer, the chief financial officer or the treasurer of Company or by the executive officer thereof designated by the chief executive officer, the chief financial officer or the treasurer of Company in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; PROVIDED each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing, continuation/conversion or issuance. Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Company or for otherwise acting in good faith in connection with any such notice. Upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement or upon funding of Loans by Lenders in accordance herewith, in either case pursuant to any such telephonic notice, Company shall have effected a conversion or continuation (as the case may be) or shall have effected Loans, respectively, hereunder. Company shall notify Administrative Agent (or Issuing Bank, as the case may be) prior to the funding

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of any Loans or the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice is no longer true and correct as of the applicable Credit Extension Date, and the acceptance by Company of the proceeds of any Loans or the issuance of any Letter of Credit shall constitute a re-certification by Company, as of the applicable Credit Extension Date, as to the matters to which Company is required to certify in the applicable Notice.


SECTION 4. REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders and Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, Company represents and warrants to each Lender, on the Closing Date and on each Credit Extension Date, that the following statements are true, correct and complete:

         4.1. ORGANIZATION AND POWERS. Each Credit Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as specified in SCHEDULE 4.1. Each Credit Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby.

         4.2. QUALIFICATION AND GOOD STANDING. Each Credit Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not be reasonably be expected to have a Material Adverse Effect.

         4.3. SUBSIDIARIES. All of the Subsidiaries of Holdings are identified in SCHEDULE 4.1. The capital stock of each of the Subsidiaries of Holdings identified in SCHEDULE 4.1, as supplemented, is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Holdings is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and could not be reasonably expected to have a Material Adverse Effect. SCHEDULE 4.1 correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in each of the Subsidiaries of Holdings identified therein.

         4.4. AUTHORIZATION OF BORROWING; NO CONFLICT. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary corporate action on the part of each Credit Party that is a party thereto. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or

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any governmental rule or regulation applicable to Holdings or any of its
Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Holdings or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Administrative Agent on behalf of Lenders); or (d) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

         4.5. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except for such registrations, consents, approvals or notices which will be obtained on or before Closing Date and disclosed in writing to Lenders.

         4.6. BINDING OBLIGATION. Each of the Credit Documents has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         4.7. VALID ISSUANCE OF HOLDINGS COMMON STOCK, THE SENIOR SUBORDINATED BRIDGE NOTES, THE SENIOR SUBORDINATED NOTES, THE JUNIOR SUBORDINATED NOTES AND THE HOLDINGS NOTES.

         (i) The Holdings Common Stock issued on or before the Closing Date in connection with the Equity Financing, when issued and delivered, will be duly and validly issued, fully paid and nonassessable. The issuance and sale of such Holdings Common Stock, upon such issuance and sale, will either (a) have been registered or qualified under applicable federal and state securities laws or
(b) be exempt therefrom.

         (ii) Company has the corporate power and authority to issue the Senior Subordinated Bridge Notes, the Senior Subordinated Notes and the Junior Subordinated Notes, and Holdings has the corporate power and authority to issue the Holdings Notes. The Senior Subordinated Bridge Notes, the Senior Subordinated Notes and the Junior Subordinated Notes, when issued and paid for, will be the legally valid and binding obligations of Company, and the Holdings Notes, when issued and paid for, will be the legally valid and binding obligations of Holdings, enforceable against Company and Holdings, respectively, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Senior Subordinated Bridge Loan Documents, the Senior Subordinated Note

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Documents, the Junior Subordinated Notes Documents and the Holding Notes
Documents, will be enforceable against the holders of the Senior Subordinated Bridge Notes, the Senior Subordinated Notes, the Junior Subordinated Notes and the Holdings Notes, as applicable, and the Loans and all other monetary Obligations hereunder are and will be within the definition of "Senior Debt" included in such Senior Subordinated Bridge Loan Documents, Senior Subordinated Note Documents, Junior Subordinated Notes Documents and Holdings Notes Documents. The Senior Subordinated Bridge Notes, the Senior Subordinated Notes, the Junior Subordinated Notes and the Holdings Notes, when issued and sold, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

         4.8. FINANCIAL CONDITION. Company has heretofore delivered to Lenders the Historical Financial Statements all of which were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and, in the case of interim financial statements, except for the absence of notes thereto. As of the Closing Date, Company has no Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries.

         4.9. NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS. Since December 27, 1997, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to SECTION 6.5.

         4.10. LITIGATION; ADVERSE FACTS. Except as set forth on SCHEDULE 4.10 annexed hereto, there are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to result in a Material Adverse Effect. The potential liability of Holdings and its Subsidiaries in connection with the pending litigation with Serta disclosed on SCHEDULE 4.25 could not reasonably be expected to exceed $1,500,000. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental
Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         4.11. PAYMENT OF TAXES. Except in accordance with SECTION 5.3, all tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets,

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income, businesses and franchises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Holdings or any of its Subsidiaries which is not being contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; PROVIDED, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

         4.12. TITLE TO PROPERTIES; REAL PROPERTY. Company and its Subsidiaries have, subject to Permitted Liens, (a) good, sufficient and legal title to (in the case of fee interests in real property); (b) valid leasehold interests in (in the case of leasehold interests in real or personal property); and (c) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the Historical Financial Statements or in the most recent financial statements delivered pursuant to SECTION 5.1, except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under SECTION 6.7. As of the Closing Date, SCHEDULE 4.12 contains a true, accurate and complete list of all
(i) fee interests of any Credit Party in real property , and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in SCHEDULE 4.12, each agreement listed in clause (b) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

         4.13. COLLATERAL. (a) Except for the security interest created by the Collateral Documents, each Credit Party owns the Collateral owned by such Secured Party free and clear of any Lien other than Permitted Liens. (b) The execution and delivery of the Collateral Documents by Credit Parties, together with (i) the actions taken on or prior to the date hereof pursuant to SECTION 3 and SECTION 5 and (ii) the delivery to Administrative Agent of any Pledged Collateral not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements and other filings contemplated to be made on the Closing Date which have been delivered to Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent. (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Credit Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by

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applicable law), except for filings or recordings contemplated by this SECTION
4.13 and except for consents which have previously been obtained and disclosed to Agents in writing prior to the Closing Date and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities. (d) Except such as may have been filed in favor of Administrative Agent as contemplated by this SECTION 4.13 or have been filed in connection with Permitted Liens, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the Collateral which is Intellectual Property is on file in the United States Patent and Trademark Office or the United States Copyright Office or any similar foreign or state office. (e) All information supplied to Administrative Agent by or on behalf of any Credit Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

         4.14. ENVIRONMENTAL. Neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. sec. 9604) or any comparable state law which could reasonably be expected to have a Material Adverse Effect. There are and, to Company's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries nor, to Company's knowledge, any predecessor of Holdings or any of its Subsidiaries has treated, stored or disposed of any hazardous waste at any Facility, and none of Holdings' or any of its Subsidiaries' operations involves the treatment, storage or disposal of hazardous waste that, in each case, would require a permit under RCRA. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect. Notwithstanding anything in this SECTION 4.14 to the contrary, no event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

         4.15. NO DEFAULTS; MATERIAL CONTRACTS. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not be reasonably be expected to have a Material Adverse Effect. SCHEDULE 4.15 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect and no default currently exists thereunder.


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         4.16. GOVERNMENTAL REGULATION. Neither Holdings nor any of its
Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

         4.17. MARGIN STOCK. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. The pledge of the Pledged Collateral pursuant hereto does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         4.18. EMPLOYEE MATTERS. There is no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

         4.19. EMPLOYEE BENEFIT PLANS. The Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed in all material respects all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified or will be qualified by admission of such Plan for an IRS determination in a timely fashion, if not already submitted, and the timely making of such amendments as may be required as a condition for issuance of a favorable determination. No ERISA Event has occurred or as of the date hereof is reasonable expected to occur where such Event individually or in the aggregate would have a Material Adverse Effect. As of the most recent valuation date for any Pension Plan, any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA "UNFUNDED BENEFIT LIABILITIES"), individually or in the aggregate for all Pension Plans (except for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $1,000,000. Neither Company, its Subsidiaries nor their respective ERISA Affiliates has completely or partially withdrawn from any Multiemployer Plan, or incurred termination liability to the PBGC or withdrawal liability to any Multiemployer Plan that is material in the aggregate. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, could not reasonably be expected to have a Material Adverse Effect.

         4.20. CERTAIN FEES. No broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.


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         4.21. SOLVENCY. Each Credit Party is and, upon the incurrence of any
Obligation by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

         4.22. RELATED AGREEMENTS. Company has delivered to Lenders complete and correct copies of each Related Agreement and of all exhibits and schedules thereto. Except to the extent otherwise set forth herein or in the schedules hereto, each of the representations and warranties given by Holdings or Company to Merger Corp. in the Recapitalization Agreement is true and correct in all material respects as of the Closing Date (or as of any earlier date to which such representation and warranty specifically relates). Subject to the qualifications set forth therein, each of the representations and warranties given by Merger Corp. to Holdings or Company in the Recapitalization Agreement is true and correct in all material respects as of the date hereof and will be true and correct in all material respects as of the Closing Date. Notwithstanding anything in the Recapitalization Agreement to the contrary, the representations and warranties of Company set forth in this SECTION 4.22 shall, solely for purposes hereof, survive the Closing Date for the benefit of Lenders.

         4.23. YEAR 2000 MATTERS. Company and its Subsidiaries have (a) engaged in a process of assessment of the existence of the Year 2000 Problems reasonably appropriate to the scope and complexity of their respective Systems; (b) adopted and are implementing a Plan of Correction; (c) adopted and are implementing validation procedures reasonably calculated to test on an ongoing basis the sufficiency of the Plan of Correction, its implementation, and the correction of Year 2000 Problems in any System; (d) adopted and are implementing policies and procedures requiring regular reports to, and monitoring by, senior management of Company concerning the foregoing matters; and (e) provided Administrative Agent true and correct copies of the written Plan of Correction, and related implementation budgets, reviewed and approved by Company's Board of Directors.

         4.24. DISCLOSURE. No representation or warranty of Company or any of its Subsidiaries contained in the Confidential Information Memorandum or in any Credit Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated hereby when taken as a whole contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

         4.25. INTELLECTUAL PROPERTY. Each of the Credit Parties owns or has the valid right to use all Intellectual Property, free and clear of any and all Liens other than Permitted Liens. All registrations therefor are in full force and effect and are valid and enforceable, except as could not

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be expected to have a Material Adverse Effect. The conduct of the business of each Credit Party as currently conducted, including, but not limited to, all products, processes, or services, made, offered or sold by each such Credit Party, does not infringe upon, violate, misappropriate or dilute any intellectual property of any third party which infringement is likely to have a Material Adverse Effect. To the best of the Credit Parties' knowledge, no third party is infringing upon the Intellectual Property in any material respect. Except as set forth in Schedule 4.25, there is no pending or to the best of each Credit Parties' knowledge, threatened claim or litigation contesting any Credit Party's right to own or use any Intellectual Property or the validity or enforceability thereof.


SECTION 5. AFFIRMATIVE COVENANTS

         Each Credit Party indicated below covenants and agrees that so long as any of the Commitments shall remain in effect and until payment in full of all of the Obligations, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, the covenants made by it in this SECTION 5.

         5.1. FINANCIAL STATEMENTS AND OTHER REPORTS. Company will deliver to Administrative Agent and Lenders:

         (a) as soon as available and in any event within twenty-five (25) days after the end of each month ending after the Closing Date, the consolidated balance sheet of Company and its Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a CFO Certification and a Narrative Report with respect to each of the foregoing;

         (b) as soon as available and in any event within forty five (45) days after the end of each Fiscal Quarter, the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with (i) a quarterly accounts receivable "bad debts" report for such Fiscal Quarter in the form prepared for management of Company on the Closing Date and as previously delivered to the Agents and (ii) a CFO Certification and a Narrative Report with respect thereto;

         (c) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the

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



corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a CFO Certification and a Narrative Report with respect thereto; and (ii) in the case of such consolidated financial statements, a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Company and in form and substance reasonably satisfactory to Administrative Agent;

         (d) together with each delivery of financial statements of Company and its Subsidiaries pursuant to SECTIONS 5.1(a), 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

         (e) (i) if, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to SECTION 5.1(a), 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent; and (ii) promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

         (f) together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to SECTION 5.1(c), a written statement by the independent certified public accountants giving the report thereon stating
(i) that their audit examination has included a review of the terms of the Credit Documents, (ii) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, it being understood that such audit examination was directed primarily at accounting matters; and (iii) that nothing has come to their attention that causes them to believe either or both that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof;

         (g) promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and
(iii) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;


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         (h) promptly upon any Responsible Officer obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Company with respect thereto; (ii) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in SECTION 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

         (i) promptly upon any Responsible Officer obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, is reasonably likely to give rise to a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

         (j) (i) promptly but in any event within 20 days after Company, any of its Subsidiaries or any of its ERISA Affiliates knows, or has reason to know, that (1) any ERISA Event with respect to an Employee Benefit Plan has occurred or will occur, or (2) Company, any of its Subsidiaries or any of their respective ERISA Affiliates has applied for a waiver of the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, or (3) the aggregate present value of the Unfunded Benefit Liabilities under all Pension Plans has in any year increased by to an amount in excess of $1,000,000, or (4) any ERISA Event occurs with respect to a Multiemployer Plan which presents a material risk of a partial or complete withdrawal (as described in Section 4203 or 4205 of ERISA) by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan and such withdrawal is reasonably expected to trigger withdrawal liability payments in any year in excess of $3,000,000, or (5) Company, any of its Subsidiaries or any of their respective ERISA Affiliates is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or (6) the potential withdrawal liability (as determined in accordance with Title IV of ERISA) of Company, any of its Subsidiaries and their respective ERISA Affiliates with respect to all Multiemployer Plans has in any year increased to an amount in excess of $3,000,000, or (7) there is an action brought against Company, any of its Subsidiaries or any of their respective ERISA Affiliates under Section 502 of ERISA with respect to its failure to comply with Section 515 of ERISA, a certificate of the president or chief financial officer of Company setting forth the details of each of the events described in clauses (1) through (7) above as applicable and the action which Company, any of its Subsidiaries or their respective ERISA Affiliates proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC or which may be required by the PBGC or other agency of the United States government with respect to each of the events described in clauses (1) through (7) above, as applicable;


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



                  (ii) As soon as possible and in any event within ten Business Days after the receipt by the Company (or to the knowledge of the Company, after receipt by any of its Subsidiaries or any of their respective ERISA Affiliates) of a demand letter from the PBGC notifying the Company, its Subsidiaries or their respective ERISA Affiliates of its decision finding liability, a copy of such letter, together with a certificate of the president or chief financial officer of the Company setting forth the action which the Company, its Subsidiaries or their respective ERISA Affiliates proposes to take with respect thereto;

         (k) as soon as practicable and in any event no later than 30 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and the next two succeeding Fiscal Years (a "FINANCIAL PLAN"), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each such Fiscal Year, together with PRO FORMA Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (ii) forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each month of each such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, and (III) such other information and projections as any Lender may reasonably request;

         (l) promptly, and in any event within ten Business Days after any Material Contract of Company or any of its Subsidiaries is terminated or amended other than in the ordinary course of business in a manner that is materially adverse to Company or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto; and

         (m) with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

         5.2. CORPORATE EXISTENCE, ETC. Except as permitted under SECTION 6.7, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; PROVIDED, neither any Credit Party nor any of its Subsidiaries shall be required to preserve any such right or franchise if the preservation thereof is no longer desirable in the conduct of the business of such Credit Party or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to such Credit Party, such Subsidiary or Lenders.

         5.3. PAYMENT OF TAXES AND CLAIMS. Each Credit Party will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED, no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings so long as (a) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a charge

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



or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of Company's Subsidiaries).

         5.4. MAINTENANCE OF PROPERTIES. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties (including maintenance of appropriate registrations with respect to all Intellectual Property) used or useful in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate maintenance payments, repairs, renewals and replacements thereof.

         5.5. INSURANCE. Each Credit Party will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Each such policy of insurance so insuring assets of Company and its Subsidiaries shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $500,000 and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.

         5.6. INSPECTION RIGHTS; LENDER MEETING. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (PROVIDED, Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested. Company will, upon the request of Agents or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year or, during the continuance of any Default or Event of Default, as reasonably requested by the Agents or the Requisite Lenders, to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.


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         5.7. COMPLIANCE WITH LAWS, ETC. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

         5.8. ENVIRONMENTAL MATTERS.

         (a) Company agrees that Administrative Agent may, from time to time and in its reasonable discretion, (i) retain, at Company's expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for Company which Administrative Agent has requested and which indicates conditions or circumstances which Administrative Agent reasonably believes may have a significant impact on the business and operations of Company or its Subsidiaries and (ii) in the event (a) Administrative Agent reasonably believes that Company has breached any representation, warranty or covenant contained in SECTION 4.10,
SECTION 5.7 (as each such section pertains to environmental matters) or SECTION
4.14 or that there has been a material violation of Environmental Laws at any Facility or by Company or any of its Subsidiaries at any other location or (b) an Event of Default has occurred and is continuing and the repayment of any amount due hereunder has been accelerated, conduct its own investigation of any Facility; PROVIDED that, in the case of any Facility no longer owned, leased, operated or used by Company or any of its Subsidiaries, Company shall only be obligated to use its reasonable efforts to obtain permission for Administrative Agent's professional consultant to conduct an investigation of such Facility. For purposes of conducting such a review and/or investigation, Company hereby grants to Administrative Agent and its agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. Company and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this SECTION 5.8 will be obtained and shall be used by Administrative Agent and Lenders solely for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Credit Documents. Administrative Agent agrees to deliver a copy of any such report to Company with the understanding that Company acknowledges and agrees that (x) it will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to Company's use of or reliance on such report, (y) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to Company, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.


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         (b) Company will deliver to Administrative Agent and Lenders: (i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;
(ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws which could reasonably be expected to have a Material Adverse Effect, (2) any remedial action taken by Company or any other Person in response to (x) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (y) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that is reasonably likely to cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws; (iii) as soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all written communications of a material nature with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency which could reasonably be expected to have a Material Adverse Effect, and (3) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity which could reasonably be expected to have a Material Adverse Effect; (iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (x) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or
(y) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Company or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this SECTION 5.8.

         5.9. SUBSIDIARIES. In the event that any Domestic Subsidiary which was a Non-Guarantor Subsidiary ceases to be a Non-Guarantor Subsidiary or any Person becomes a Subsidiary of Company after the date hereof, Company will promptly notify Administrative Agent thereof and cause such Subsidiary to execute and deliver to Administrative Agent a Counterpart Agreement and to take all such further actions and execute all such further documents, instruments, agreements, opinions and certificates (including those comparable to those described in SECTIONS 3.1(b) and 3.1(d)) as may be

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necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal assets of such Subsidiary required hereby and the other Credit Documents. With respect to each such Subsidiary, Company shall send to Administrative Agent written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company, and (b) all of the data required to be set forth in SCHEDULE 4.1 with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement SCHEDULE 4.1 for all purposes hereof). Notwithstanding the foregoing, Company shall not be required to deliver a Counterpart Agreement or any of the other documents described in this Section with respect to (x) any Domestic Subsidiary which is not a Material Subsidiary or (y) any Foreign Subsidiary if the execution and delivery of such Counterpart Agreement by such Foreign Subsidiary would have material adverse tax consequences for Company and its Subsidiaries; PROVIDED, HOWEVER, that notwithstanding the foregoing at no time shall (i) the aggregate amount of consolidated revenues of the Non-Guarantor Subsidiaries for the most recent Fiscal Quarter account for more than 5% of the consolidated revenues of Company and its Subsidiaries for such Fiscal Quarter or (ii) the aggregate amount of consolidated assets owned by the Non-Guarantor Subsidiaries at the end of the most recent Fiscal Quarter account for more than 5% of the consolidated assets of Company and its Subsidiaries at the end of such Fiscal Quarter, and if either such case shall occur, Company shall immediately come into compliance with this
SECTION 5.9 by notifying Administrative Agent of the identity of a sufficient number of Non-Guarantor Subsidiaries who are Domestic Subsidiaries (who shall cease to be Non-Guarantor Subsidiaries) and causing such Domestic Subsidiaries to execute and deliver to Administrative Agent a Counterpart Agreement and to take all such further actions and execute all such further documents, instruments, agreements, opinions and certificates (including those comparable to those described in SECTIONS 3.1(b) and 3.1(d)) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal assets of such Subsidiary required hereby and the other Credit Documents.

         5.10. INTEREST RATE PROTECTION. At all times after the date which is 90 days after the Closing Date, Company shall maintain, or cause to be maintained, in effect one or more Interest Rate Agreements with respect to the Loans, each such Interest Rate Agreement to be for a term and in form and substance and for a period reasonably satisfactory to Administrative Agent and Joint Lead Arrangers, which Interest Rate Agreements shall effectively limit the Unadjusted Eurodollar Rate Component (as hereinafter defined) of the interest costs to Company with respect to an aggregate notional principal amount of not less than 50% (increasing to 75% in the event the Senior Subordinated Bridge Loans are not refinanced in full with the proceeds of Senior Subordinated Notes within six months of the Closing Date) of the aggregate principal amount of the Term Loans outstanding from time to time (based on the assumption that such notional principal amount was a Eurodollar Rate Loan with an Interest Period of three months) to a rate equal to not more than 6.0% per annum. For purposes of this
SECTION 5.10, the term "UNADJUSTED EURODOLLAR RATE COMPONENT" means that component of the interest costs to Company in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) or the last sentence of the definition of Adjusted Eurodollar Rate.


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         5.11. YEAR 2000 MATTERS. Company shall (a) promptly advise
Administrative Agent of any (i) material disruption or delay in the implementation of the Plan of Correction, as the same may be updated from time to time, including any determination by Company, any Responsible Officer of Company or any Subsidiary, or any consultant to Company or any Subsidiary with respect to Year 2000 Problems that there may be a failure to achieve any of the objectives specifically identified in such Plan of Correction, or (ii) material change in the written Plan of Correction or related implementation budget; and
(b) report to Administrative Agent and Lenders periodically upon request, in such form as Administrative Agent and Lenders may reasonably request, on the progress of Company and its Subsidiaries in implementing the Plan of Correction.

         5.12. CONFORMING LEASEHOLD INTERESTS; MATTERS RELATING TO ADDITIONAL REAL PROPERTY COLLATERAL.

         (a) If Company or any of its Subsidiaries acquires any Leasehold Property, Company shall, or shall cause such Subsidiary to, use its reasonable commercial efforts (without requiring Company or such Subsidiary to relinquish any material rights or incur any material obligations or to expend more than a nominal amount of money over and above the reimbursement, if required, of the landlord's out-of-pocket costs, including attorneys fees) to cause such Leasehold Property to be a Conforming Leasehold Interest.

         (b) From and after the Closing Date, except with respect to any Real Property Asset with a fair market value of less than $1,000,000 individually or $5,000,000 in the aggregate from the Closing Date to the applicable date of determination, in the event that (x) Company or any Subsidiary Guarantor acquires any fee interest in real property or any Leasehold Property or (Y) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property or any Leasehold Property, in either case excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or (in the case of clause (y) above) then-existing senior lienholder, where Company and its Subsidiaries are unable after reasonably commercial efforts to obtain such lessor's or senior lienholder's consent (any such non-excluded Real Property Asset described in the foregoing clause (x) or (y) being an "ADDITIONAL MORTGAGED PROPERTY"), Company or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, the following: (i) a fully executed and notarized Mortgage in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Credit Party in such Mortgaged Property; (ii) (a) a favorable opinion of counsel to such Credit Party, in form and substance satisfactory to Administrative Agent and its counsel, as to the due authorization, execution and delivery by such Credit Party of such Mortgage and such other matters as Administrative Agent may reasonably request, and (b) if required by Administrative Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in the state in which such Additional Mortgaged Property is located with respect to the enforceability of the form of Mortgage to be recorded in such state and such other matters (including any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent; (iii) in the case of an Additional Mortgaged Property consisting of a Leasehold Property, (a) a Landlord Consent and Estoppel and (b) evidence that such

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Leasehold Property is a Recorded Leasehold Interest; (iv) (a) if required by
Administrative Agent, an ALTA mortgagee title insurance policy or an unconditional commitment therefor (an "ADDITIONAL MORTGAGE POLICY") issued by the Title Company with respect to such Additional Mortgaged Property, in an amount reasonably satisfactory to Administrative Agent, taking into consideration the interest of the Credit Party in such Additional Mortgaged Property, insuring fee simple title to, or a valid leasehold interest in, such Additional Mortgaged Property vested in such Credit Party and assuring Administrative Agent that such Mortgage creates a valid and enforceable First Priority mortgage Lien on such Additional Mortgaged Property, subject only to a standard survey exception, which Additional Mortgage Policy (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Credit Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Mortgage Policy and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgage in the appropriate real estate records; (v) if no Additional Mortgage Policy is required with respect to such Additional Mortgaged Property, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the date such Mortgage is to be recorded and satisfactory in form and substance to Administrative Agent; (vi) copies of all recorded documents listed as exceptions to title or otherwise referred to in the Additional Mortgage Policy or title report delivered pursuant to clause (v) or (vi) above; (vii) (a) evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to (1) whether such Additional Mortgaged Property is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Additional Mortgaged Property is a Flood Hazard Property, such Credit Party's written acknowledgment of receipt of written notification from Administrative Agent (1) that such Additional Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event such Additional Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and (viii) if required by Administrative Agent, reports and other information, in form, scope and substance satisfactory to Administrative Agent and prepared by environmental consultants satisfactory to Administrative Agent, concerning any environmental hazards or liabilities to which Company or any of its Subsidiaries may be subject with respect to such Additional Mortgaged Property.

         (c) Company shall, and shall cause each of its Subsidiaries to, permit an independent real estate appraiser satisfactory to Administrative Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case

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to the extent required under such laws and regulations as determined by
Administrative Agent in its discretion).

         5.13. FURTHER ASSURANCES. Each of Holdings and Company shall take, and cause each of its Subsidiaries to take, such actions as Administrative Agent may reasonably request from time to time (including, without limitation, the execution and delivery of guaranties, security agreements, pledge agreements, Mortgages, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, title insurance with respect to any of the foregoing that relates to an interest in real property, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that the Obligations are guarantied by Guarantors and are secured by substantially all of the assets of Company and its Subsidiaries and all of the capital stock of Company and Guarantors. In the event that Company or any of its Subsidiaries creates a new Subsidiary, all of the capital stock or partnership interests of such new Subsidiary shall, to the extent required by SECTION 5.9, be duly and validly pledged to Administrative Agent for the benefit of Agents and Lenders pursuant to the Collateral Documents, subject to no other Liens.


SECTION 6. NEGATIVE COVENANTS

         Each Credit Party covenants and agrees that, so long as any of the Commitments shall remain in effect and until payment in full of all of Obligations, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants made by it in this SECTION 6.

         6.1. INDEBTEDNESS. Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (i) each of the Credit Parties may become and remain liable with respect to its respective Obligations;

                  (ii) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in SCHEDULE 6.1 annexed hereto;

                  (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by SECTION 6.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                  (iv) Company and its Subsidiaries may become and remain liable with respect to Indebtedness under Capital Leases capitalized on the consolidated balance sheet of Company and its Subsidiaries and other Indebtedness secured by Liens permitted under SECTION 6.2(iii); PROVIDED, that the aggregate amount of all Indebtedness outstanding under this clause (iv) at any time shall not exceed $5,000,000;


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                  (v) Company may become and remain liable with respect to
         Indebtedness to any of its wholly owned Domestic Subsidiaries, and any wholly owned Domestic Subsidiary may become and remain liable with respect to Indebtedness to Company or any other wholly owned Domestic Subsidiary of Company; PROVIDED that, in each case, (a) all such intercompany Indebtedness shall be evidenced by promissory notes which shall have been delivered as Collateral to the Administrative Agent pursuant to the Pledge and Security Agreement, (b) all such intercompany Indebtedness owed by Company to any of its respective Domestic Subsidiaries shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, (c) any payment by Company or by any Domestic Subsidiary of Company under any guaranty of the Obligations shall result in a PRO TANTO reduction of the amount of any intercompany Indebtedness owed by Company or by such Domestic Subsidiary to Company or to any of its Domestic Subsidiaries for whose benefit such payment is made, and (d) each such Domestic Subsidiary shall be a Subsidiary Guarantor and have executed and delivered a counterpart of the Guaranty and the Pledge and Security Agreement;

                  (vi) Company may become and remain liable with respect to Indebtedness to any of its wholly owned Foreign Subsidiaries and wholly owned Non-Guarantor Subsidiaries, and any wholly owned Foreign Subsidiary and any wholly owned Non-Guarantor Subsidiary may become or remain liable with respect to Indebtedness to Company or any other wholly owned Subsidiary Guarantor of Company, in an aggregate principal amount for all such Foreign Subsidiaries and Non-Guarantor Subsidiaries at any time outstanding not in excess of the equivalent of $10,000,000 LESS the amount of any Investments made in Foreign Subsidiaries and in Non-Guarantor Subsidiaries pursuant to SECTION 6.3(I); PROVIDED that, in each case, (a) all such intercompany Indebtedness shall be evidenced by promissory notes and (b) all such intercompany Indebtedness owed by Company to any of its respective Foreign Subsidiaries and Non-Guarantor Subsidiaries shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement;

                  (vii) Company may become and remain liable with respect to (a) Indebtedness under the Senior Subordinated Bridge Loan Documents, the Senior Subordinated Note Documents and the Junior Subordinated Notes Documents, and (b) other Subordinated Indebtedness incurred to refinance, in whole or in part, Indebtedness under the Senior Subordinated Bridge Loan Documents and the Junior Subordinated Notes; PROVIDED, that in each case contemplated by this clause (b) (1) the principal amount (or accreted value, in the case of any such refinancing Indebtedness issued with a discount) of such refinancing Indebtedness does not exceed the amount of interest and principal (and premium, if any) of the Indebtedness so refinanced, together with fees and expenses related to such refinancing, (2) such refinancing Indebtedness shall be subordinated in right of payment to the Obligations pursuant to documentation containing interest payment terms, maturities, amortization schedules, covenants, defaults, remedies, subordination provisions, transfer restrictions and other material terms which taken as a whole are no less favorable to the Lenders than the corresponding terms of the Senior Subordinated Bridge Loan Documents or the Junior

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         Subordinated Notes Documents, as the case may be, and are otherwise reasonably satisfactory to Administrative Agent and (3) immediately prior to and immediately after the incurrence of such refinancing Indebtedness, no Event of Default or Default shall have occurred and be continuing.

                  (viii) (a) Indebtedness assumed in connection with acquisitions permitted by SECTION 6.7(v) (so long as such Indebtedness was not incurred in anticipation of any such acquisitions), (b) Indebtedness of newly acquired Subsidiaries acquired in such acquisitions (so long as such Indebtedness was not incurred in anticipation of any such acquisition) and (c) Indebtedness owed to the seller in any acquisition permitted by SECTION 6.7(v) constituting part of the purchase price thereof; PROVIDED that such Indebtedness permitted pursuant to this clause (c) (1) does not provide for any prepayment or repayment of all or any portion of the principal thereof prior to the date of the final scheduled installment of principal of any of the Loans, (2) is subordinated in right of payment to the Obligations, and (3) is pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms reasonably satisfactory to Administrative Agent; PROVIDED that the aggregate amount of Indebtedness permitted under this clause (viii) constituting industrial development or revenue bond financing shall not exceed $5,000,000 and any additional Indebtedness permitted under this clause
         (viii) shall not exceed $5,000,000 at any time outstanding;

                  (ix) Indebtedness incurred in connection with the repurchase of shares of the capital stock of Holdings as permitted by SECTION 6.5(iv) and made in accordance with the terms of the ESOP, as more fully described on SCHEDULE 6.1;

                  (x) Indebtedness in connection with workman's compensations obligations and general liability exposure of Company and its Subsidiaries; and

                  (xi) Indebtedness of Company and its Subsidiaries not otherwise permitted by this SECTION 6.1 in an aggregate principal amount at any time outstanding not exceeding $5,000,000; PROVIDED, HOWEVER, that notwithstanding the foregoing, Indebtedness of Company and/or its Subsidiaries to any Non-Guarantor Subsidiaries or Foreign Subsidiaries shall not be permitted under this clause (xi).

         6.2. LIENS. Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

                  (i) Permitted Encumbrances;

                  (ii) Liens described in SCHEDULE 6.2 annexed hereto;

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                  (iii) purchase money security interests (including mortgages, conditional sales, Capital Leases and any other title retention or deferred purchase devices) in real or tangible personal property of Company or any of its Subsidiaries existing or created at the time of acquisition thereof or within 30 days thereafter, and the renewal, extension and refunding of any such security interest in an amount not exceeding the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; PROVIDED, HOWEVER, that such Indebtedness is permitted by SECTION 6.1(iv) hereof;

                  (iv) Liens in favor of Administrative Agent granted pursuant to the Collateral Documents;

                  (v) Liens on property of any of Company's Foreign Subsidiaries created solely for the purpose of securing Indebtedness permitted by
         SECTION 6.1(vi);

                  (vi) Liens on property of Company or any of its Subsidiaries created solely for the purpose of securing Indebtedness permitted by
         SECTION 6.1(viii)(a) or (b) (so long as such Lien was not incurred in anticipation of the related acquisition), representing or incurred to finance, refinance or refund the purchase price of property; PROVIDED that no such Lien incurred in connection with such Indebtedness shall extend to or cover other property of Company or such Subsidiary other than the respective property so acquired, and the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property;

                  (vii) Liens on documents of title and the property covered thereby securing Indebtedness in respect of commercial letters of credit;

                  (viii) Liens in connection with workman's compensations obligations and general liability exposure of Company and its Subsidiaries; and

                  (ix) Liens on assets of Company and its Subsidiaries not otherwise permitted under this SECTION 6.2, securing Indebtedness in an aggregate principal amount at any time outstanding not in excess of $5,000,000.

If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the first sentence of this SECTION 6.2, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; PROVIDED, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of this SECTION 6.2. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

         6.3. INVESTMENTS. Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

                  (i) Company and its Subsidiaries may (a) continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of Company, and (b) make and own Investments in any Subsidiary which is a Subsidiary Guarantor, PROVIDED that (x) the requirements of SECTION 5.9 are satisfied and (Y) in the case of Subsidiaries which are Non-Guarantor Subsidiaries or Foreign Subsidiaries, the aggregate amount of all Investments in Non-Guarantor Subsidiaries and Foreign Subsidiaries does not exceed (1) $10,000,000 (net of any dividends or distributions, or prepayments or payments of interest by such Non-Guarantor Subsidiaries and such Foreign Subsidiaries to Company or any of its Subsidiary Guarantors), MINUS (2) the amount of any Indebtedness of any Non-Guarantor Subsidiary and any Foreign Subsidiary at any such time outstanding in accordance with SECTION 6.1(vi);

                  (ii) Company and its Subsidiaries may make intercompany loans to the extent permitted by SECTION 6.1;

                  (iii) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

                  (iv) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by SECTION 6.8;

                  (v) Company and its Subsidiaries may make and own Investments made in connection with a Permitted Acquisition under SECTION 6.7(v);

                  (vi) Company and its Subsidiaries may make loans and advances to officers of Holdings and its Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time;

                  (vii) Company and its Subsidiaries may make and own Investments consisting of notes received in connection with any Asset Sale limited to 20% of the total sale price of the assets sold in such Asset Sale, subject to SECTION 6.7(iv);

                  (viii) Company and its Subsidiaries may make and own other Investments not otherwise permitted under this SECTION 6.3 in an aggregate principal at any time outstanding not exceeding $2,500,000; PROVIDED, HOWEVER, that notwithstanding the foregoing, Investments in any Non-Guarantor Subsidiaries or Foreign Subsidiaries shall not be permitted under this clause (viii); and

                  (ix) Company and its Subsidiaries may make and own Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

         6.4. CONTINGENT OBLIGATIONS. Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                  (i) Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit, and the Subsidiary Guarantors may become and remain liable with respect to Contingent Obligations arising under the Guaranty;

                  (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under Hedge Agreements required under SECTION 5.10;

                  (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase or sales price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

                  (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, landlords, customers, franchisees and licensees of Company and its Subsidiaries;

                  (v) Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of unsecured guaranties of any Indebtedness of Company permitted under SECTION 6.1(vii); PROVIDED, that in each case the obligations of any such Subsidiary under any such guaranty shall be subordinated in right of payment to the Obligations pursuant to documentation containing subordination provisions and other material terms reasonably satisfactory to Administrative Agent;

                  (vi) Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in SCHEDULE 6.4 annexed hereto; and

                  (vii) Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; PROVIDED that the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Contingent Obligations, together with the aggregate principal amount of Indebtedness of Company and its Subsidiaries incurred pursuant to SECTION 6.1(vi), shall at no time exceed $10,000,000.

         6.5. RESTRICTED PAYMENTS. Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except:

                  (i) Company and its Subsidiaries may make (x) regularly scheduled payments of interest in respect of Subordinated Indebtedness, in each case in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under SECTION 6.11; PROVIDED, to the extent the Senior Subordinated Bridge Loan

         Agreement, the Senior Subordinated Notes Indenture and the terms of the Junior Subordinated Notes (as set forth in the Securities Purchase Agreement) permit Company to pay interest thereon or liquidated damages with respect thereto in like-kind instruments in a principal amount equal to the amount of such interest or liquidated damages, Company and Holdings shall pay such interest or liquidated damages in such like-kind instruments; and (y) payments in respect of any repurchase, redemption or repayment of the Junior Subordinated Notes and/or the Senior Subordinated Bridge Loan with the proceeds of issuances of equity by Holdings or in respect of any refinancing of the Junior Subordinated Notes and/or the Senior Subordinated Bridge Loan under
         SECTION 6.1(vii);

                  (ii) Company may make Restricted Junior Payments to Holdings to permit the payment of Management Fees; PROVIDED, that at the time of such Restricted Junior Payment and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing under SECTION 8.1(a) or as a result of a breach of the provisions of
         SECTION 6.6 and the lapse of 30 days without cure or waiver of such breach;

                  (iii) Company may make Restricted Junior Payments to Holdings,
         (a) in an aggregate amount not to exceed $850,000 in any Fiscal Year, to the extent necessary to permit Holdings to pay general administrative costs and expenses; (b) in respect of (a) federal income taxes for the tax periods for which a federal consolidated return is filed by Holdings for a consolidated group of which Holdings is the parent and Company and its Subsidiaries are members, in an amount not to exceed the hypothetical federal income taxes that Company would have paid if Company and its Subsidiaries filed a separate consolidated return with Company as the parent, taking into account carryovers and carrybacks of tax attributes (including net operating losses) that would have been allowed if such separate consolidated return had been filed and (b) state income taxes for the tax periods for which a state combined return is filed by Holdings for a combined group of which Holdings is the parent and Company and its Subsidiaries are members, in an amount not to exceed the hypothetical state income taxes that Company would have paid if Company and its Subsidiaries filed a separate combined return, taking into account carryovers and carrybacks of tax attributes (including net operating losses) that would have been allowed if such separate combined return had been filed; PROVIDED, HOWEVER, that in no event shall any such tax payment pursuant to this clause (b) exceed the amount of federal (or state, as the case may be) income tax that is, at the time Company makes such tax payments, actually due and payable by Holdings to the relevant taxing authorities or to become due and payable within 30 days of such payment by Company; and (c) distributions to Holdings to the extent necessary to fund the Recapitalization;

                  (iv) Company may make Restricted Junior Payments to Holdings to the extent required for Holdings to repurchase its capital stock from deceased or retired employees in accordance with the terms of the ESOP and from employees whose employment with Company or any of its Subsidiaries has terminated for any other reason but only to the extent mandatorily required by the ESOP, the Internal Revenue Code or ERISA; and

                  (v) Company may make Restricted Junior Payments to Holdings to permit Holdings to repurchase its capital stock or options in respect thereof, in each case from deceased, terminated or retired Management Investors; PROVIDED, that (a) at the time of such Restricted Junior Payment and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing under SECTION 8.1(a) or as a result of a breach of the provisions of Section 6.6 and the lapse of 30 days without cure or waiver of such breach and (B) the aggregate amount of Restricted Junior Payments made pursuant to this clause (v) in any Fiscal Year shall not exceed $2,000,000;

and PROVIDED FURTHER, that any Restricted Junior Payments by Company to Holdings permitted under this Section shall be applied by Holdings for the purposes specified in this Section.

Except as provided herein, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (w) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (x) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (y) make loans or advances to Company or any other Subsidiary of Company, or (Z) transfer any of its property or assets to Company or any other Subsidiary of Company.

         6.6. FINANCIAL COVENANTS.

         (a) MINIMUM FIXED CHARGE COVERAGE RATIO. Company shall not permit the ratio of (I) Consolidated Adjusted EBITDAR to (ii) Consolidated Fixed Charges for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated, PROVIDED that for purposes of calculating Consolidated Fixed Charges for any period prior to the first anniversary of the Closing Date, Consolidated Fixed Charges for such period shall be equal to the actual amount of Consolidated Fixed Charges for the period commencing on the Closing Date and ending on the date of determination MULTIPLIED BY the quotient of (x) three hundred and sixty-five (365) DIVIDED BY
(y) the number of days that have passed since the Closing Date:


                          PERIOD                                  MINIMUM FIXED CHARGE
                                                                     COVERAGE RATIO
========================================================== ==================================
Closing Date - the day immediately preceding                           1.45:1.00
the end of 2nd Fiscal Quarter 1999
---------------------------------------------------------- ----------------------------------
The last day of 2nd Fiscal Quarter 1999 - the                          1.50:1.00
day immediately preceding the end of Fiscal
Year 1999
---------------------------------------------------------- ----------------------------------
The last day of Fiscal Year 1999 - the day                             1.55:1.00
immediately preceding the end of 2nd Fiscal
Quarter 2000
---------------------------------------------------------- ----------------------------------





                          PERIOD                                  MINIMUM FIXED CHARGE
                                                                     COVERAGE RATIO
========================================================== ==================================
The last day of 2nd Fiscal Quarter 2000 - the                          1.65:1.00
day immediately preceding the end of Fiscal
Year 2000
---------------------------------------------------------- ----------------------------------
The last day of Fiscal Year 2000 - the day                             1.75:1.00
immediately preceding the end of 2nd Fiscal
Quarter 2001
---------------------------------------------------------- ----------------------------------
The last day of 2nd Fiscal Quarter 2001 - there                        1.95:1.00
after
========================================================== ==================================

         (b) MINIMUM CASH INTEREST COVERAGE RATIO. Company shall not permit the ratio of (I) Consolidated Adjusted EBITDA to (II) Consolidated Cash Interest Expense for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated, PROVIDED that for purposes of calculating Consolidated Cash Interest Expense for any period prior to the first anniversary of the Closing Date, Consolidated Cash Interest Expense for such period shall be equal to the actual amount of Consolidated Cash Interest Expense for the period commencing on the Closing Date and ending on the date of determination MULTIPLIED BY the quotient of (X) three hundred and sixty-five (365) DIVIDED BY (y) the number of days that have passed since the Closing Date:


                          PERIOD                                 MINIMUM CASH INTEREST
                                                                     COVERAGE RATIO
========================================================== ==================================
Closing Date - the day immediately preceding                           1.70:1.00
the end of 2nd Fiscal Quarter 1999
---------------------------------------------------------- ----------------------------------
The last day of 2nd Fiscal Quarter 1999 - the                          1.80:1.00
day immediately preceding the end of Fiscal
Year 1999
---------------------------------------------------------- ----------------------------------
The last day of Fiscal Year 1999 - the day                             1.90:1.00
immediately preceding the end of 2nd Fiscal
Quarter 2000
---------------------------------------------------------- ----------------------------------
The last day of 2nd Fiscal Quarter 2000 - the                          2.10:1.00
day immediately preceding the end of Fiscal
Year 2000
---------------------------------------------------------- ----------------------------------
The last day of Fiscal Year 2000 - the day                             2.30:1.00
immediately preceding the end of 2nd Fiscal
Quarter 2001
---------------------------------------------------------- ----------------------------------


                          PERIOD                                 MINIMUM CASH INTEREST
                                                                     COVERAGE RATIO
========================================================== ==================================
The last day of 2nd Fiscal Quarter 2001 - there                        2.50:1.00
after
========================================================== ==================================

         (c) MAXIMUM LEVERAGE RATIO. Company shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:


                          PERIOD                                        MAXIMUM
                                                                     LEVERAGE RATIO
========================================================== ==================================
Closing Date - the day immediately preceding                           5.75:1.00
the end of 2nd Fiscal Quarter 1999
---------------------------------------------------------- ----------------------------------
The last day of 2nd Fiscal Quarter 1999 - the                          5.75:1.00
day immediately preceding the end of Fiscal
Year 1999
---------------------------------------------------------- ----------------------------------
The last day of Fiscal Year 1999 - the day                             5.40:1.00
immediately preceding the end of 2nd Fiscal
Quarter 2000
---------------------------------------------------------- ----------------------------------
The last day of 2nd Fiscal Quarter 2000 - the                          5.40:1.00
day immediately preceding the end of Fiscal
Year 2000
---------------------------------------------------------- ----------------------------------
The last day of Fiscal Year 2000 - the day                             5.20:1.00
immediately preceding the end of 2nd Fiscal
Quarter 2001
---------------------------------------------------------- ----------------------------------
The last day of 2nd Fiscal Quarter 2001 - the                          5.00:1.00
last day immediately preceding the end of
Fiscal Year 2001
---------------------------------------------------------- ----------------------------------
The last day of Fiscal Year 2001 and thereafter                         4.75:100
========================================================== ==================================

         (d) MAXIMUM SENIOR DEBT LEVERAGE RATIO. Company shall not permit the Senior Debt Leverage Ratio as of the last day of any Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:



                          PERIOD                                  MAXIMUM SENIOR DEBT
                                                                     LEVERAGE RATIO
========================================================== ==================================
Closing Date - the day immediately preceding                           3.95:1.00
the end of 2nd Fiscal Quarter 1999
---------------------------------------------------------- ----------------------------------
The last day of 2nd Fiscal Quarter 1999 - the                          3.95:1.00
day immediately preceding the end of Fiscal
Year 1999
---------------------------------------------------------- ----------------------------------
The last day of Fiscal Year 1999 - the day                             3.60:1.00
immediately preceding the end of 2nd Fiscal
Quarter 2000
---------------------------------------------------------- ----------------------------------
The last day of 2nd Fiscal Quarter 2000 - the                          3.50:1.00
day immediately preceding the end of Fiscal
Year 2000
---------------------------------------------------------- ----------------------------------
The last day of Fiscal Year 2000 - the day                             3.25:1.00
immediately preceding the end of 2nd Fiscal
Quarter 2001
---------------------------------------------------------- ----------------------------------
The last day of 2nd Fiscal Quarter 2001 - there                        3.00:1.00
after
========================================================== ==================================

         (e) CERTAIN CALCULATIONS. With respect to any period during which a Permitted Acquisition occurs, for purposes of determining compliance with the financial covenants set forth in this SECTION 6.6, Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDAR and Consolidated Fixed Charges shall be calculated with respect to such periods and the business or Person acquired on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission) using the historical financial statements of the business or Person acquired, so acquired or to be acquired and the consolidated financial statements of Company and its Subsidiaries which shall be reformulated (i) as if such Permitted Acquisition, and any Permitted Acquisitions which have been consummated during such period, and any Indebtedness or other liabilities incurred in connection with any such Permitted Acquisition, had been consummated or incurred at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans during such period), and (ii) otherwise in conformity with certain procedures to be agreed upon between Administrative Agent and Company, all such calculations to be in form and substance reasonably satisfactory to Administrative Agent.

         6.7. FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS. Company and Holdings shall not, nor shall it permit any of its Subsidiaries to (except to the extent otherwise permitted under this Agreement), alter the corporate, capital or legal structure (except in a way that does not have a Material Adverse Effect) of Holdings, Company or any of its Subsidiaries, create any new Subsidiaries or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, license, sublicense, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property (including Intellectual Property) or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise any part of the business, property (including Intellectual Property) or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, except:

                  (i) any Subsidiary of Company may be merged with or into Company or any wholly owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly owned Subsidiary Guarantor; PROVIDED that, in the case of such a merger involving Company, Company shall be the continuing or surviving corporation, and in the case of any other such merger, such wholly owned Subsidiary Guarantor shall be the continuing or surviving corporation;

                  (ii) Company and its Subsidiaries may acquire inventory, equipment and other assets (including Intellectual Property) in the ordinary course of business;

                  (iii) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; PROVIDED that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

                  (iv) Company and its Subsidiaries may make Asset Sales in any single Fiscal Year of assets that have, in the aggregate, a fair market value (determined in good faith by the board of directors of Company) not in excess of $3,000,000; PROVIDED that (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Company); (y) not less than 80% of the consideration received therefor shall be cash; and (Z) the proceeds of such Asset Sales shall be applied as required by SECTION 2.13;

                  (v) Company and its Subsidiaries may acquire the stock or other equity Securities of any Person that, as a result of such acquisition, becomes a wholly owned Subsidiary of Company or, through a newly created wholly owned Subsidiary, may acquire the business, property or assets of any Person; PROVIDED, that (q) Company shall give Administrative Agent at least 10 days' notice of the proposed transaction, and copies of the definitive documentation relating thereto, (r) any business acquired shall be made in compliance with
         SECTION 6.12 and all applicable laws, (s) Company and its Subsidiaries shall own all of the beneficial equity interests in the business acquired and shall comply with the provisions of SECTION 5.9, (t) any business or property acquired shall (1) be located in the United States or (ii) if located outside the United States, be acquired by a Foreign Subsidiary (provided that, for purposes of this clause (t), after giving effect to such acquisition the Company and its Subsidiaries are in compliance with SECTION 6.3(i)), (u) any business or property acquired shall have positive Consolidated Adjusted EBITDA (provided that for purposes of this clause (u), the calculation of Consolidated Adjusted EBITDA with respect to such acquired business and property shall be made on a pro forma basis in accordance with SECTION 6.6(e)), (w) Company shall deliver an Officers' Certificate to Administrative Agent and Lenders in form and substance reasonably satisfactory to Administrative Agent, together with the related financial statements, demonstrating in reasonable detail that, after giving effect to the acquisition of such business (including any Indebtedness incurred or assumed therein), Company and its Subsidiaries are otherwise in compliance on a pro forma basis in accordance with SECTION 6.6(e), with the covenants set forth in SECTION 6.6 and (x) after consummation of such acquisition, no Event of Default or Default shall exist or have occurred; and

                  (vi) Company may create new wholly owned Subsidiaries (other than with respect to shares required by applicable law to be owned by another Person for the qualification of directors or to satisfy minimum shareholder requirements); PROVIDED that, concurrently with or prior to the formation of each such Subsidiary, Company or such Subsidiary, as applicable, shall deliver each of the items and execute each of the documents required pursuant to SECTION 5.9.

         6.8. CONSOLIDATED CAPITAL EXPENDITURES. Company shall not, nor shall it permit its Subsidiaries to, make or incur Consolidated Capital Expenditures during any period indicated below in an aggregate amount in excess of (1) the corresponding amount (as adjusted in accordance with the provisos hereto, the "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT") set forth below opposite such period, PLUS (2) the amount of any Consolidated Capital Expenditures made or incurred during such period in connection with the construction of one new Company production facility in the United States (PROVIDED that the amount of all Consolidated Capital Expenditures permitted by this clause (2) during the term of this Agreement shall not exceed $5,000,000 in the aggregate); PROVIDED that the Maximum Consolidated Capital Expenditures Amount for any such period shall be increased by an amount equal to the excess, if any, of the Maximum Consolidated Capital Expenditures Amount for the previous period (prior to adjustment in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous period:


             PERIOD                            MAXIMUM
         (TWELVE MONTHS                 CONSOLIDATED CAPITAL
             ENDED)                         EXPENDITURES
================================  =================================
            12/31/98                         $15,000,000
            12/31/99                          $9,000,000
            12/31/00                         $10,000,000
            12/31/01                         $11,000,000
            12/31/02                         $12,000,000
           Thereafter                        $12,000,000
================================  =================================

;PROVIDED, that the Maximum Consolidated Capital Expenditures Amount for each period shall be increased upon the consummation of a Permitted Acquisition as follows:

                  (a) for the period during which such acquisition is consummated, the Maximum Consolidated Capital Expenditures Amount shall be increased by an amount equal to the product of (i) a fraction obtained by dividing the number of days remaining in such period (following such acquisition) by 365, MULTIPLIED BY (ii) 1.75% of the actual historical revenues of the assets or business constituting such Permitted Acquisition for the most recently ended twelve-month period (the "ACQUIRED LTM REVENUE") prior to such acquisition; and

                  (b) for each period thereafter, the Maximum Consolidated Capital Expenditures Amount shall be increased by an amount equal to 1.75% of the Acquired LTM Revenue of such assets or business constituting such Permitted Acquisition.

         6.9. SALES AND LEASE-BACKS. Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which Company or any of its Subsidiaries (a) has sold or transferred or is to sell or to transfer to any other Person (other than Company or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; PROVIDED, Company and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Company or any of its Subsidiaries would be otherwise permitted to enter into, and remain liable under, such lease hereunder.

         6.10. TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of

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Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; PROVIDED, the foregoing restriction shall not apply, subject to the other covenants contained hereunder, to (a) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries, (b) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries, (C) Management Fees and (D) Related Agreements and the transaction fees in connection with the Recapitalization.

         6.11. AMENDMENTS OR WAIVERS OF CERTAIN DOCUMENTS.

         (a) AMENDMENTS OF CERTAIN RELATED AGREEMENTS. Neither Holdings nor any of its Subsidiaries will agree to any material amendment to, or waive any of its material rights under, any of the Recapitalization Agreement, the Stockholders Agreements, the ESOP Stock Sale Agreement, the Certificate of Merger, the Fenway Agreement or any Holding Notes Documents after the Closing Date if such amendment or waiver would be adverse to Lenders without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver.

         (b) AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS. Holdings and Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or trustee or other representative on their behalf) which would be adverse to Company or Lenders.

         (c) PREFERRED STOCK. Without the prior written approval of Requisite Lenders, neither Holdings nor Company shall issue any preferred stock or permit any of its Subsidiaries to issue any preferred stock; PROVIDED, HOWEVER, that Holdings shall be permitted to issue preferred stock which (i) does not provide for any payment or redemption with respect thereto prior to the date of the final payment in full of all of the Obligations under this Agreement and any refinancing, renewal, extension or restructuring of such Obligations, and (ii) is upon terms reasonably satisfactory to Administrative Agent, PROVIDED that immediately prior to and immediately after the issuance of such preferred stock no Event of Default or Default under SECTION 8.1(k) shall have occurred and be continuing.

         6.12. CONDUCT OF COMPANY BUSINESS. From and after the Closing Date, Company shall not, nor shall it permit any of its Subsidiaries to, engage in any business other than (a) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or directly related businesses and
(b) such other lines of business as may be consented to by Requisite Lenders.

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         6.13. SPECIAL COVENANTS OF HOLDINGS. From and after the Closing Date,
Holdings shall:

         (a) engage in no business or activities other than (i) activities for which Holdings receives Restricted Junior Payments permitted under SECTION 6.5,
(ii) as permitted or required by the Stockholders Agreements and the Fenway Agreement, (iii) owning 100% of the issued and outstanding capital stock of Company, (iv) holding Cash and Cash Equivalents, (v) activities incidental thereto, (vi) as otherwise required by mandatory provisions of law, (vii) the consummation of the Recapitalization transactions, (viii) entering into the Related Agreements to which it is a party, and, (ix) as otherwise permitted hereunder;

         (b) not own or acquire any assets other than (i) 100% of the issued and outstanding capital stock of Company, (ii) as expressly permitted hereunder and
(iii) as permitted or required by the Stockholders Agreements and the Fenway Agreement;

         (c) not incur, assume or suffer to exist any Indebtedness (other than the Holdings Notes) or Liens; PROVIDED, HOWEVER, that Holdings shall be permitted to refinance its Indebtedness under the Holdings Notes, in whole or in part, provided that (1) the principal amount of such refinancing Indebtedness does not exceed the amount of interest and principal (and premium, if any) of the Indebtedness so refinanced, together with fees and expenses related to such refinancing, (2) such refinancing Indebtedness shall be subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions, transfer restrictions and other material terms which taken as a whole are no less favorable to the Lenders than the terms of the Holdings Notes Documents and are otherwise reasonably satisfactory to Administrative Agent, with interest payable thereon not to exceed 17.5% per annum and payable in kind pursuant to the same terms and conditions contained in the Holdings Notes Documents and (3) immediately prior to and immediately after the incurrence of such refinancing Indebtedness, no Event of Default or Default shall have occurred and be continuing; and

         (d) shall be permitted to issue common stock and, subject to SECTION 6.11(c), preferred stock; PROVIDED that immediately prior to and immediately after the issuance of such stock, no Event of Default or Default under SECTION 8.1(k) shall have occurred and be continuing.

         6.14. FISCAL YEAR. Company shall not change its Fiscal Year-end from the final Saturday in the calendar year provided, however, that Company may change its Fiscal Year-end to December 31 upon 90 days' prior written notice to the Administrative Agent.

         6.15. STAY, EXTENSION AND USURY LAWS. Company, Holdings and each of the other Guarantors covenants (to the extent that they may lawfully do so) that they shall not, and shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants in or the performance of this Agreement or any other Credit Document; and each of Holdings and Company waives, and agrees to cause its Subsidiaries to waive (to the extent they may lawfully do so), all benefit or advantage of any such law, and covenant that they shall not, and shall not permit its Subsidiaries to, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Lenders, but shall suffer and permit, and shall cause its

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Subsidiaries to suffer and permit, the execution of every such power as though no such law has been enacted.


SECTION 7.        GUARANTY

         7.1. GUARANTY OF THE OBLIGATIONS. Subject to the provisions of SECTION 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. sec. 362(a)).

         7.2. LIMITATION ON AMOUNT GUARANTIED. (a) Anything contained herein to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor hereunder, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and
(y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this SECTION 7.2(A), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution hereunder).

         (b) Guarantors under this Guaranty, together desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty (a "FUNDING GUARANTOR") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors MULTIPLIED BY (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. "FAIR SHARE SHORTFALL" means, with respect to

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a Guarantor as of any date of determination, the excess, if any, of the Fair
Share of such Guarantor over the Aggregate Payments of such Guarantor. "ADJUSTED MAXIMUM AMOUNT" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty determined as of such date, in the case of any Guarantor, in accordance with SECTION 7.2(a); PROVIDED that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Guarantor for purposes of this SECTION 7.2(b), any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including in respect of this SECTION 7.2(b)) MINUS (ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this SECTION 7.2(b). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this SECTION 7.2(b) shall not be construed in any way to limit the liability of any Guarantor hereunder.

         7.3. PAYMENT BY GUARANTORS. Subject to SECTION 7.2(a), Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. sec. 362(a)), Guarantors will upon demand pay, or cause to be paid, in cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Obligations then due as aforesaid, accrued and unpaid interest on such Obligations (including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on such Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding) and all other Obligations then owed to Beneficiaries as aforesaid.

         7.4. LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that, to the maximum extent permitted by applicable law, its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees that, to the maximum extent permitted by applicable law,

         (a) this Guaranty is a guaranty of payment when due and not of collectibility;

         (b) the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such

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Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

         (c) payment by any Guarantor of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Obligations;

         (d) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Obligations and take and hold security for the payment of this Guaranty or the Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Obligations, any other guaranties of the Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of this Guaranty or the Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent with this Agreement or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements;

         (e) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to

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departure from, any of the terms or provisions (including provisions relating to events of default) of this Agreement, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Obligations, in each case whether or not in accordance with the terms of this Agreement or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Obligations, except to the extent such security also serves as collateral for indebtedness other than the Obligations) to the payment of indebtedness other than the Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Obligations;

         7.5. WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of Beneficiaries, to the maximum extent permitted by applicable law: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default under this Agreement, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or

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any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in SECTION 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

         7.6. GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Each Guarantor hereby waives, until all of the Obligations are indefeasibly paid in full, any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection herewith or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Obligations (including any such right of contribution under SECTION 7.2(b)). Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Obligations shall not have been paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms hereof.

         7.7. SUBORDINATION OF OTHER OBLIGATIONS. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the "OBLIGEE GUARANTOR") is hereby subordinated in right of payment to the Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

         7.8. CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby

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irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Obligations.

         7.9. AUTHORITY OF GUARANTORS OR COMPANY. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

         7.10. FINANCIAL CONDITION OF COMPANY. Any Credit Extension may be granted to Company or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

         7.11. BANKRUPTCY, ETC. (a) So long as any Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Company. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or by any defense which Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

         (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of Guarantors and Beneficiaries that the Obligations which are guarantied by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.


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         (c) In the event that all or any portion of the Obligations are paid by
Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes hereunder.

         7.12. DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in an Asset Sale not prohibited by this Agreement or otherwise consented to by Requisite Lenders, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale; PROVIDED, as a condition precedent to such discharge and release, Administrative Agent shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Administrative Agent of the applicable Net Asset Sale Proceeds.


SECTION 8.        EVENTS OF DEFAULT

         8.1. EVENTS OF DEFAULT. If any one or more of the following conditions or events shall occur:

         (a) failure by Company to pay (i) any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within five days after the date due; or

         (b) (i) failure of Holdings, Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in SECTION 8.1(a)) or Contingent Obligation(s) with an aggregate principal amount of $5,000,000 or more beyond the end of any grace period provided therefor; or
(ii) breach or default by Holdings, Company or any of its Subsidiaries with respect to any other material term of (1) one or more items of Indebtedness or Contingent Obligation(s) in the aggregate principal amount referred to in clause
(i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or


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         (c) failure of Company to perform or comply with any term or condition contained in SECTION 2.5, SECTION 5.2, SECTION 5.10 or SECTION 6 hereof; or

         (d) any representation, warranty, certification or other statement made or deemed made by Holdings, Company or any of its Subsidiaries in any Credit Document or in any statement or certificate at any time given by Holdings, Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made or deemed made; or

         (e) any Credit Party shall default in the performance of or compliance with any term contained herein or in any of the other Credit Documents, other than any such term referred to in any other Section of this SECTION 8.1, and such default shall not have been remedied or waived within 30 days after the earlier of (i) a Responsible Officer of Company, Holdings or such Credit Party becoming aware of such default or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

         (f) (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Holdings, Company or any of its Material Subsidiaries (or any group of Company's Subsidiaries that, taken as a whole, would constitute a Material Subsidiary) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings, Company or any of its Material Subsidiaries (or any group of Company's Subsidiaries that, taken as a whole, would constitute a Material Subsidiary) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, Company or any of its Material Subsidiaries (or any group of Company's Subsidiaries that, taken as a whole, would constitute a Material Subsidiary), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings, Company or any of its Material Subsidiaries (or any group of Company's Subsidiaries that, taken as a whole, would constitute a Material Subsidiary) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings, Company or any of its Material Subsidiaries (or any group of Company's Subsidiaries that, taken as a whole, would constitute a Material Subsidiary), and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

         (g) (i) Holdings, Company or any of its Material Subsidiaries (or any group of Company's Subsidiaries that, taken as a whole, would constitute a Material Subsidiary) shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings,

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Company or any of its Material Subsidiaries (or any group of Company's
Subsidiaries that, taken as a whole, would constitute a Material Subsidiary) shall make any assignment for the benefit of creditors; or (II) Holdings, Company or any of its Material Subsidiaries (or any group of Company's Subsidiaries that, taken as a whole, would constitute a Material Subsidiary) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Holdings, Company or any of its Material Subsidiaries (or any group of Company's Subsidiaries that, taken as a whole, would constitute a Material Subsidiary) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this SECTION 8.1(g); or

         (h) any money judgment, writ or warrant of attachment or similar process involving individually or in the aggregate at any time an amount in excess of $5,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings, Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

         (i) any order, judgment or decree shall be entered against Holdings, Company or any of its Subsidiaries decreeing the dissolution or split up of Holdings, Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

         (j) (i) the Company and any of its Subsidiaries or ERISA Affiliates are required to contribute or pay during any year an aggregate amount to one or more Multiemployer Plans which could reasonably be expected to have a Material Adverse Effect; (ii) there shall occur one or more ERISA Events, other than any ERISA Events with respect of Multiemployer Plans, which individually or in the aggregate result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $1,000,000 (determined after the application of insurance coverage) during the term hereof; or (iii) there shall exist an amount of Unfunded Benefit Liabilities individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed liabilities), which exceeds $1,000,000; or

         (k) (i) Holdings shall at any time cease to own directly 100% of the outstanding capital stock of Company; or (ii) Fenway shall at any time not own directly or indirectly, in the aggregate, at least 51% of all issued and outstanding equity Securities of Holdings representing economic interests in Holdings and at least 51% of the combined voting power of Holdings' voting Securities; or (iii) any Person (other than Fenway), including a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) which includes such Person, shall purchase or otherwise acquire, directly or indirectly, beneficial ownership of Securities of Holdings and, as a result of such purchase or acquisition, any Person (together with its associates and Affiliates), shall directly or indirectly beneficially own in the aggregate Securities representing more than 30% of the combined voting power of Holdings voting Securities; or
(iv) a "Change of Control" under any of the Junior Subordinated Note Documents, Senior Subordinated Bridge Loan Documents, Senior Subordinated Notes Documents or Holdings Notes Documents; or


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         (l) at any time after the execution and delivery thereof, (i) the
Guaranty, for any reason other than the satisfaction in full of all Obligations, ceases to be in full force and effect or is declared to be null and void or any Credit Party denies in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party, or (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void; or the validity or enforceability thereof shall be contested in writing by any Credit Party; or Administrative Agent shall not have or shall cease to have a valid security interest in any Collateral purported to be covered thereby, perfected and with the priority required by the relevant Collateral Document, for any reason other than the failure of Administrative Agents or any Lender to take any action within its control, subject only to Permitted Liens;

THEN (1) upon the occurrence of any Event of Default described in SECTION 8.1(f) or 8.1(g), each of (A) the unpaid principal amount of and accrued interest on the Loans, (B) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (C) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (2) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (A) through (C) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; PROVIDED, the foregoing shall not affect in any way the obligations of Lenders under SECTION
2.3 or the obligations of Lenders to purchase participations in any unpaid Swing Line Loans as provided in SECTION 2.2(c).

         Company shall at such time deposit any amounts described in clause (B) above in one or more cash collateral accounts opened by the Administrative Agent. Company hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and each Lender with a participation in such Letters of Credit, a security interest in such cash collateral to secure all Obligations. Any amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit issued for the account of Company, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon and all Obligations shall have been satisfied and paid in full, the balance, if any, in such cash collateral account shall be returned to Company. Company shall execute and deliver to the Administrative Agent, for the account of the relevant Issuing Bank and the Lenders with participations in such Letters of Credit, such further documents and instruments as the Administrative

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Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

         8.2. CERTAIN OPTION OF LENDERS. Notwithstanding anything contained in
SECTION 8.1, if at any time within 60 days after an acceleration of the Loans pursuant to such clause, Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to SECTION 10.5, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Default or impair any right consequent thereon. The provisions of this SECTION 8.2 are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Credit Documents, even if the conditions set forth in this SECTION 8.2 are met.


SECTION 9.        AGENTS

         9.1. APPOINTMENT OF AGENTS. GSCP is hereby appointed Syndication Agent and a Joint Lead Arranger hereunder, and each Lender hereby authorizes Syndication Agent and such Joint Lead Arranger to act as its agent in accordance with the terms hereof and the other Credit Documents. Warburg is hereby appointed a Joint Lead Arranger hereunder and each Lender hereby authorizes such Joint Lead Arranger to act as its agent in accordance with the terms hereof and the other Credit Documents. UBS is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and in the other Credit Documents, as applicable. The provisions of this SECTION 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings, Company or any of their respective Subsidiaries. Syndication Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the date on which Syndication Agent notifies Company that it has concluded its primary syndication of the Loans and Commitments, all obligations of GSCP, in its capacity as Syndication Agent hereunder, shall terminate.

         9.2. POWERS AND DUTIES. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof

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and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and in the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or of any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or in any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or of any of the other Credit Documents except as expressly set forth herein or therein.

         9.3. GENERAL IMMUNITY. (a) No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency hereof or of any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any of Agent to Lenders or by or on behalf of Company to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

         (b) None of Agents nor any of their respective officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or with any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under SECTION 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or under any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under SECTION 10.5).


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         9.4. AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

         9.5. LENDERS' REPRESENTATIONS AND WARRANTIES. Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the Credit Extensions thereof hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

         9.6. RIGHT TO INDEMNITY. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out hereof or of the other Credit Documents; PROVIDED, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; PROVIDED, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and PROVIDED FURTHER, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

         9.7. SUCCESSOR ADMINISTRATIVE AGENT AND SWING LINE LENDER. (a) Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by

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Requisite Lenders. Upon any such notice of resignation or any such removal,
Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this SECTION 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder.

         (b) Swing Line Lender may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company. Upon any such notice of resignation the Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Swing Line Lender. Upon the acceptance of any appointment as Swing Line Lender hereunder by a successor Swing Line Lender, that successor Swing Line Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Swing Line Lender and the retiring Swing Line Lender shall be discharged from its duties and obligations hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring Swing Line Lender, (ii) upon such prepayment, the retiring Swing Line Lender shall surrender the Swing Line Note held by it to Company for cancellation, and (iii) Company shall issue a new Swing Line Note to the successor Swing Line Lender, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

         9.8. COLLATERAL DOCUMENTS AND GUARANTIES. (a) Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders with respect to the Guaranty and the Collateral, and each Lender agrees to be bound by the terms of each Collateral Document. Subject to SECTION 10.5, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under SECTION 10.5) have otherwise consented or (ii) release any Subsidiary Guarantor from the Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders (or such other Lenders as may be required to give such consent under SECTION 10.5) have otherwise consented.

         (b) Anything contained in any of the Credit Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that
(I) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under the Collateral Documents may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms hereof, and (ii) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative

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of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

         (c) It is the purpose hereof and of the other Credit Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation hereunder or under any of the other Credit Documents, and in particular in case of the enforcement of any of the Credit Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Credit Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (a "SUPPLEMENTAL COLLATERAL AGENT"). In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended hereby or by any of the other Credit Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Credit Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Agent or such Supplemental Collateral Agent, and (ii) the provisions of this SECTION 9 and of SECTIONS 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require. Should any instrument in writing from Company or any other Credit Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Credit Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.



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SECTION 10.                MISCELLANEOUS

         10.1. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile (and confirmed by telephone) or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile (and confirmed by telephone) or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; PROVIDED, notices to Syndication Agent or Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

         10.2. EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (a) all the actual and reasonable costs and expenses of Agents and Swing Line Lender in connection with the preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Company (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with hereunder and under the other Credit Documents including with respect to confirming compliance with environmental, insurance and solvency requirements;
(c) the reasonable fees, expenses and disbursements of counsel to Syndication Agent and counsel to Administrative Agent (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (d) all the actual costs and reasonable expenses of Agents in connection with creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to the Collateral Documents and pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to Syndication Agent and counsel to Administrative Agent and of counsel providing any opinions that Syndication Agent, Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant hereto and thereto; (e) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements) of any auditors, consultants, accountants, agents or appraisers retained by any Agent; (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any consultants, advisors and agents employed or retained by Administrative Agent and its counsel) of Agents in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by Syndication Agent or Administrative Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Syndication Agent,

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Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

         10.3. INDEMNITY. (a) In addition to the payment of expenses pursuant to
SECTION 10.2, whether or not the transactions contemplated hereby shall be consummated, Company and each Guarantor agree to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agents and Lenders, and the officers, partners, directors, trustees, employees, agents and affiliates of any of Agents and Lenders (each, an "INDEMNITEE"), from and against any and all Indemnified Liabilities; PROVIDED, neither the Company nor any Guarantor shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this
SECTION 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company and the Guarantors shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

         (b) Company and each Guarantor agree that neither it nor any of its Subsidiaries will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification or contribution could be sought under subsection (a) of this section (whether or not any Indemnitee is an actual or potential party to such claim, action or proceeding) without the prior written consent of the Indemnitees, unless such settlement, compromise or consent includes an unconditional release of each Indemnitee from all liability arising out of such claim, action or proceeding, which consent shall not be unreasonably withheld or delayed.

         (c) If an Indemnitee is requested or required to appear as a witness in any action brought by or on behalf of or against Company, any Guarantor or any Affiliate thereof in which such Indemnitee is not named as a defendant, Company agrees to reimburse such Indemnitee for all reasonable expenses incurred by it in connection with such Indemnitee's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

         10.4. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent, without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of such Credit Party against and on account of the obligations and liabilities of such Credit Party to such

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Lender hereunder, the Letters of Credit and participations therein and the other
Credit Documents, including all claims of any nature or description arising out of or connected herewith, the Letters of Credit and participations therein or any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to SECTION 2 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Credit Party hereby further grants to Administrative Agent and each Lender a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

         10.5. AMENDMENTS AND WAIVERS. (a) Subject to SECTION 10.5(b), SECTION 10.5(c) and SECTION 10.5(d), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of Requisite Lenders.

         (b) No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall extend the scheduled final maturity of any Loan or Note, or waive, reduce or postpone any scheduled repayment set forth in SECTION 2.11, or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date, or reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to SECTION 2.9) or any commitment fees or letter of credit fees payable hereunder, or extend the time for payment of any such interest or fees, or reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit, in any such case without the written consent of each Lender with Obligations affected thereby.

         (c) No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall (i) amend, modify, terminate or waive any provision of SECTION 10.5, (ii) reduce the percentage specified in the definition of "Requisite Lenders" or the definition of "Pro Rata Share" (it being understood that, with the consent of Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of "Requisite Lenders" and "Pro Rata Share" on substantially the same basis as the Term Loan amounts, the Term Loans, the Revolving Loan Commitments and the Revolving Loans are included on the Closing Date), (iii) release all or substantially all of the Collateral or Holdings or all or substantially all of the other Guarantors from the Guaranty except as expressly provided in the Credit Documents, or (iv) consent to the assignment or transfer by Company of any of its rights and obligations hereunder, in each case without the written consent of each Lender.

         (d) No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall: (i) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default, and no increase in the available portion of any Commitment of any Lender, shall constitute an increase in the Commitment of any Lender); (ii) amend, modify,

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terminate or waive any provision hereof relating to the Swing Line Loan
Commitment or the Swing Line Loans without the consent of Swing Line Lender;
(iii) reduce the percentage specified in the definition of "Requisite Class Lenders" with respect to a particular Class without the consent of each Lender of the affected Class, or otherwise amend the definition of "Requisite Class Lenders" without the consent of Requisite Class Lenders of each Class (it being understood that, with the consent of Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of "Requisite Class Lenders" on substantially the same basis as the Term Loan amounts, the Term Loans, the Revolving Loan Commitments and the Revolving Loans are included on the Closing Date); (iv) alter the required application of any repayments or prepayments as between Classes pursuant to SECTION 2.14 without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof or, in the case of an amendment of the provisions relating to Waivable Mandatory Prepayments in
SECTION 2.14(c), the Requisite Class Lenders of each Class with Tranche A Term Loan Exposure, Tranche B Term Loan Exposure and Tranche C Term Loan Exposure (although Requisite Lenders may waive, in whole or in part, any mandatory prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered); (v) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in SECTION 2.3(e) without the written consent of Administrative Agent and of Issuing Bank; or (vi) amend, modify, terminate or waive any provision of SECTION 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

         (e) Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this SECTION 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

         10.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS. (a) This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. Neither any Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.

         (b) No assignment or transfer of any Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register. Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

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         (c) Each Lender shall have the right at any time to sell, assign or transfer, in whole or in part, any Commitment, Loan, Letter of Credit or any other Obligation: (i) upon the giving of notice to Company and Administrative Agent, to another Lender, or to an Affiliate of the assigning Lender (or if such assigning Lender is a fund that invests in commercial or bank loans, another such investment fund managed or advised by the same investment advisor or an Affiliate thereof) or another Lender; or (ii) in the case of Term Loans (unless otherwise covered by clause (i) hereof), with the consent of Company and Administrative Agent (which consent of Company and Administrative Agent shall not be unreasonably withheld or delayed) to any other Eligible Assignee (treating any two or more investment funds that invest in commercial loans and that are managed or advised by the same investment advisor or by an Affiliate of such investment advisor as a single Eligible Assignee), in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Term Loans and other Obligations of the assigning Lender); or (iii) in each other case, with the consent of Company and Administrative Agent (which consent of Company and Administrative Agent shall not be unreasonably withheld or delayed) to any other Eligible Assignee (treating any two or more investment funds that invest in commercial loans and that are managed or advised by the same investment advisor or by an Affiliate of such investment advisor as a single Eligible Assignee), in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender); PROVIDED, HOWEVER, that upon the occurrence and during the continuance of an Event of Default, the consent of Company shall not be required under clauses (ii) and (iii) above. Notwithstanding the foregoing, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred except to the extent contemplated by SECTION 9.7(b).

         (d) The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $500, in the case of assignments pursuant to
SECTION 10.6(c)(i) and assignments by GSCP, or $3,500, in the case of all other assignments (PROVIDED, no fee shall be due in respect of any assignment by GSCP in connection with the syndication of the Loans and Commitments), and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to
SECTION 2.20(c). Subject to SECTION 10.6(b), upon its receipt of a duly executed and completed Assignment Agreement, together with the processing and recordation fee referred to herein and any forms, certificates or other evidence that such assignee may be required hereunder to deliver to Administrative Agent, Administrative Agent shall, if Administrative Agent and Company. have consented to the assignment evidenced thereby (in each case to the extent such consent is required hereunder), (i) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this SECTION 10.6(d).

         (e) Each Lender listed on the signature pages hereof hereby represents and warrants, and each Lender executing and delivering an Assignment Agreement shall be deemed to represent and warrant as of the effective date of such Assignment Agreement, that (i) it is an Eligible Assignee; (ii)

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it has experience and expertise in the making or purchasing of loans such as the
Loans; and (iii) it will make or purchase, as the case may be, its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this SECTION 10.6, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control).

         (f) Subject to the terms and conditions of this SECTION 10.6, as of the effective date specified in such Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under SECTION 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; PROVIDED, anything contained in any of the Credit Documents to the contrary notwithstanding, Issuing Bank shall continue to have all rights and obligations as Issuing Bank with respect to Letters of Credit issued by it until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder); (iii) the Commitments shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender; and (iv) if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and/or to the assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

         (g) In addition to the assignments and participations permitted under the foregoing provisions of this SECTION 10.6, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank, and with the consent of Company and Administrative Agent any Lender which is an investment fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to such trustee or to its indenture trustee in support of its obligations to noteholders on whose behalf such indenture trustee is acting; PROVIDED, (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

         (h) Each Lender shall have the right at any time to sell one or more participations to any Person in, all or any part of its Commitments, Loans or Letters of Credit or participations therein or any other interest herein or in any other Obligation. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take

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or omit to take any action hereunder except action directly affecting (I) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by any Credit Party hereunder (including amounts payable to such Lender pursuant to SECTION 2.18(c), SECTION 2.19 or SECTION 2.20) shall be determined as if such Lender had not sold such participation. Each Credit Party and each Lender hereby acknowledge and agree that, solely for purposes of SECTIONS 2.17 and SECTION 10.4, (1) any participation will give rise to a direct obligation of each Credit Party to the participant and (2) the participant shall be considered to be a "Lender".

         10.7. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         10.8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in SECTIONS 2.18(c), 2.19, 2.20, 10.2,
10.3 and 10.4 and the agreements of Lenders set forth in SECTIONS 9.3, 9.6 and
2.17 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

         10.9. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to Beneficiaries hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or in any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

         10.10. MARSHALLING; PAYMENTS SET AIDE. Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery,

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the obligation or part thereof originally intended to be satisfied, and all
Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

         10.11. SEVERABILITY. In case any provision in or obligation hereunder or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         10.12. OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         10.13. HEADINGS. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

         10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         10.15. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY
(a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON-CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;
(e) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION; AND (f) AGREES THAT THE

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PROVISIONS OF THIS SECTION RELATING TO JURISDICTION AND VENUE SHALL BE BINDING
AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

         10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION
10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RESTATEMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         10.17. CONFIDENTIALITY. Each Lender shall hold all non-public information obtained pursuant to the requirements hereof in accordance with such Lender's customary procedures for handling confidential information of such nature and in accordance with prudent lending or investing practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in swap agreements (PROVIDED, such swap counterparties and advisors are advised of and agree to be bound by the provisions of this SECTION 10.17) or disclosures required or requested by any governmental agency or representative thereof or by the National Association of Insurance Commissioners or pursuant to legal process; PROVIDED, unless specifically prohibited by applicable law or court order, each Lender shall use reasonable efforts to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and PROVIDED FURTHER, in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.


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         10.18. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

         10.19. MAXIMUM AMOUNT. It is the intention of Company and the Lenders to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between the Credit Parties and their respective Subsidiaries and the Lenders, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to the Lenders as interest (whether or not designated as interest, and including any amount otherwise designated but deemed to constitute interest by a court of competent jurisdiction) hereunder or under the other Credit Documents or in any other agreement given to secure the indebtedness of Company to the Lenders, or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury or such other laws (the "MAXIMUM AMOUNT"). If under any circumstances whatsoever fulfillment of any provision hereof, or any of the other Credit Documents, at the time performance of such provision shall be due, shall involve exceeding the Maximum Amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For purposes of calculating the actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid hereunder or under any other Credit Document for the use, forbearance or detention of the indebtedness of Company evidenced hereby or by any other Credit Document, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of the Loans until payment in full of all of such indebtedness, so that the actual rate of interest on account of such indebtedness is uniform through the term hereof. The terms and provisions of this subsection shall control and supersede every other provision of all agreements between Holdings, Company, or any of their respective Subsidiaries or any endorser of the Notes and the Lenders.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                   SIMMONS COMPANY,
                                     as Borrower


                                   By: /s/ J.C. Daiker
                                      -----------------------------------------
                                      Name:     Jonathan C. Daiker
                                      Title:    Executive Vice President, Chief
                                                Financial Officer


                                   NOTICE ADDRESS:
                                   One Concourse Parkway, Suite 600
                                   Atlanta, GA 30328
                                   Attn: Jonathan C. Daiker
                                   Telecopy: 770-392-2608

                                 SIMMONS HOLDINGS, INC.,
                                   as a Guarantor


                                 By:   /s/ J.C. Daiker
                                    --------------------------------------
                                       Name:     Jonathan C. Daiker
                                       Title:    Executive Vice President, Chief
                                                 Financial Officer

                                 NOTICE ADDRESS:
                                 One Concourse Parkway, Suite 600
                                 Atlanta, GA 30328
                                 Attn: Jonathan C. Daiker
                                 Telecopy: 770-392-2608


                                 SIMMONS INTERNATIONAL HOLDINGS
                                   COMPANY, INC., as a Guarantor


                                 By:/s/ J.C. Daiker
                                    --------------------------------------
                                       Name:     Jonathan C. Daiker
                                       Title:    Executive Vice President, Chief
                                                 Financial Officer

                                 NOTICE ADDRESS:
                                 One Concourse Parkway, Suite 600
                                 Atlanta, GA 30328
                                 Attn: Jonathan C. Daiker
                                 Telecopy: 770-392-2608

                                   GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                   individually, as a Joint Lead Arranger and as Syndication Agent


                                   By:   /s/  [           ]
                                    --------------------------------------

                                         Authorized Signatory

                                   NOTICE ADDRESS:

                                   Goldman Sachs Credit Partners L.P.
                                   c/o Goldman, Sachs & Co.
                                   85 Broad Street
                                   New York, New York  10004
                                   Attn:  Steve King
                                   Telecopy: 212-357-0923

                           WARBURG DILLON READ LLC,
                           individually and as a Joint Lead Arranger


                           By:   /s/ Michael R. Grayer
                                 --------------------------------------

                                 Name:     Michael R. Grayer
                                 Title:    Managing Director, Leveraged Finance



                           By:   /S/  [              ]
                                    --------------------------------------
                                 Authorized Signatory

                           NOTICE ADDRESS:
                           535 Madison Avenue, 6th Floor
                           New York, NY 10022
                           Attn: David Barth
                           Facsimile: 212-906-7116

                         UBS A.G., STAMFORD BRANCH,
                         individually and as Administrative Agent


                         By:   /s/ Michael R. Grayer
                              -------------------------------------------------
                               Name:     Michael R. Grayer
                               Title:    Managing Director, Leveraged Finance


                         By:   /s/ Dorothy S. McKinley
                              -------------------------------------------------
                               Name:     Dorothy S. McKinley
                               Title:    Associate Director Loan Portfolio
                                         Support

                         NOTICE ADDRESS:
                         677 Washington Blvd., 8th Floor
                         Stamford, CT 06912
                         Attn: Lara Kavanagh
                         Telecopy: 203-719-4176

                               WACHOVIA BANK, NATIONAL ASSOCIATION,
                               individually and as Swing Line Lender


                               By:   /s/ Ann B. Edwards
                                    --------------------------------------
                                    Name:     Ann B. Edwards
                                    Title:    Assistant Vice President

                               NOTICE ADDRESS:
                               191 Peachtree Street NE
                               Atlanta, GA  30303
                               Attn:  Ann Edwards
                               Telecopy:  404-332-6920

                                   FLEET NATIONAL BANK



                                   By:   /s/ John E. Duncan
                                      --------------------------------------
                                      Name:     John E. Duncan
                                      Title:    Managing Director

                                   NOTICE ADDRESS:
                                   1185  Avenue of the Americas
                                   New York, NY  10036
                                   Attn:  John E. Duncan
                                   Telecopy:  212-819-6201

                                   with a copy to:

                                   1 Federal Street
                                   Boston, MA  02110
                                   Attn:  George Ojanuca
                                   Telecopy:  617-346-5093

                                   U.S. BANK NATIONAL ASSOCIATION



                                   By:   /s/ Elliot J. Jaffee
                                      --------------------------------------
                                      Name:     Elliot J. Jaffee
                                      Title:    Vice President

                                   NOTICE ADDRESS:
                                   601 2nd Avenue
                                   Minneapolis, MN  55402
                                   Attn:  Eliott J. Jaffee
                                   Telecopy:  612-973-0825

                                   BHF-BANK
                                   AKTIENGESELLSCHAFT
                                   NEW YORK BRANCH


                                   By:   /s/ Hans J. Scholz
                                      --------------------------------------
                                      Name:     Hans J. Scholz
                                      Title:    Assistant Vice President


                                   By:   /s/ Anthony Heyman
                                      --------------------------------------
                                      Name:     Anthony Heyman
                                      Title:    Assistant Vice President

                                   NOTICE ADDRESS:
                                   590 Madison Avenue, 30th Floor
                                   New York, NY  10002
                                   Attn:  Hans Jurgen Scholz
                                   Telecopy:  212-756-5536

                                     MARINE MIDLAND BANK



                                     By:   /s/ Gina Sidorsky
                                        -------------------------------------
                                        Name:     Gina Sidorsky
                                        Title:    Authorized Signatory

                                     NOTICE ADDRESS:
                                     140 Broadway, 5th Floor
                                     New York, NY  10005
                                     Attn:  Gina Sidorsky
                                     Telecopy:  212-658-2586

                                     SUNTRUST BANK, ATLANTA



                                     By:   /s/ Richard C. Wilson
                                        -------------------------------------
                                        Name:     Richard C. Wilson
                                        Title:    Vice President


                                     By:   /s/ Andrew McGhee
                                        -------------------------------------
                                        Name:     Andrew McGhee
                                        Title:    Group Vice President

                                     NOTICE ADDRESS:
                                     25 Park Place, N.E., 26th Floor
                                     Atlanta, GA  30303
                                     Attn:  Richard Wilson
                                     Telecopy:  404-575-2693

                                     WELLS FARGO BANK, N.A.



                                     By:   /s/ Michael Real
                                        -------------------------------------
                                        Name:     Michael Real
                                        Title:    Assistant Vice President

                                     NOTICE ADDRESS:
                                     555 Montgomery Street
                                     17th Floor
                                     San Francisco, CA  94111
                                     Attn:  Michael Real
                                     Telecopy:  415-362-5081

                                     THE BANK OF NEW YORK



                                     By: /s/ David C. Siegel
                                         -------------------------------------
                                         Name:     David C. Siegel
                                         Title:    Vice President

                                     NOTICE ADDRESS:
                                     1 Wall Street - 22nd Floor
                                     New York, NY  10286
                                     Attn:  David Siegel
                                     Telecopy:  212-635-6434

                                     BAYERISCHE HYPO-UND VEREINSBANK, AG
                                     NEW YORK BRANCH


                                     By:   /s/ Hans Dick
                                           -------------------------------------
                                           Name:     Hans Dick
                                           Title:    Vice President


                                           By:     /s/ Steve Simons
                                                   -----------------------------
                                           Name:   Steve Simons
                                           Title:  Assistant Vice President

                                     NOTICE ADDRESS:
                                     150 East 42nd Street
                                     New York, NY  10017
                                     Attn:  Hans Dick
                                     Telecopy:  212-672-5591

                                     BANK AUSTRIA CREDITANSTALT
                                     CORPORATE FINANCE, INC.



                                     By:   /s/ Scott Kray
                                           -------------------------------------
                                           Name:     Scott Kray
                                           Title:    Vice President



                                     By:   /s/ Gary Andresen
                                           -------------------------------------
                                           Name:     Gary Andresen
                                           Title:    Associate


                                     NOTICE ADDRESS:
                                     Two Ravina Drive, Suite 1680
                                     Atlanta, GA  30346
                                     Attn:  Scott Kray
                                     Telecopy:  770-390-1851

                                     FREMONT INVESTMENT AND LOAN



                                     By:   /s/ Kannika Viravan
                                          -------------------------------------
                                          Name:     Kannika Viravan
                                          Title:    Assistant Vice President

                                     NOTICE ADDRESS:
                                     2020 Santa Monica Blvd., Suite 600
                                     Santa Monica, CA  90404
                                     Attn:  Kannika Viravan
                                     Telecopy:  310-264-7401

                                     HELLER FINANCIAL, INC.



                                     By:   /s/ Linda W. Wolf
                                           -------------------------------------
                                           Name:     Linda W. Wolf
                                           Title:    Senior Vice President

                                     NOTICE ADDRESS:
                                     500 W. Monroe Street
                                     Chicago, IL  60661
                                     Attn:  Linda Wolf
                                     Telecopy:  312-441-7357

                                     THE INDUSTRIAL BANK OF JAPAN, LTD



                                     By:   /s/ Takuya Honjo
                                           -------------------------------------
                                           Name:     Tanuya Honjo
                                           Title:    Senior Vice President

                                     NOTICE ADDRESS:
                                     1251 Avenue of the Americas
                                     New York, NY  10020
                                     Attn:  Chris Droussiotis
                                     Telecopy:  212-282-4490

                                     THE PROVIDENT BANK



                                     By:   /s/ Thomas W. Doe
                                           -------------------------------------
                                           Name:     Thomas W. Doe
                                           Title:    Vice President

                                     NOTICE ADDRESS:
                                     One East Fourth Street, 216A
                                     Cincinnati, OH  45202
                                     Attn:  Thomas Doe
                                     Telecopy:  513-579-2858

                                     SCOTIABANC INC.


                                     By:   /s/ Frank F. Sandler
                                           -------------------------------------
                                           Name:     Frank F. Sandler
                                           Title:    Relationship Manager

                                     NOTICE ADDRESS:
                                     600 Peachtree Street NE
                                     Suite 2700
                                     Atlanta, GA  30308
                                     Attn:  William E. Zarrett
                                     Telecopy:  404-888-8995

Schedule 1.1(a)
Management Investors; Other Investors
-------------------------------------

Management Investors
--------------------
The Management Investors are shown on Annex 1.1(a)-1 attached hereto.


Other Investors
---------------
The Other Investors, who along with Fenway will acquire outstanding capital stock of Holdings in the Merger, consist of FPC, LLC, a Delaware Limited Liability Company, and RGIP, LLC, also a Delaware Limited Liability Company. Fenway and the Other Investors are members of the newly formed Simmons Holdings, LLC ("Holdings LLC"), a Delaware Limited Liability Company. MergerCorp, which will merge with and into Holdings pursuant to the Recapitalization transactions, is the wholly owned subsidiary of Holdings LLC. It is through Holdings LLC that Fenway and the Other Investors will acquire their interests in Holdings.

                             [ATTACH ANNEX 1.1(A)-1]

                                 SIMMONS COMPANY
                                 ---------------

                SUMMARY OF STOCK AND OPTIONS AND ROLLOVER SHARES
                ------------------------------------------------

                                 ROLLOVER SHARES
                                 ---------------



                                                       Common              Rollover              Rollover
                                                        Stock                 %                   Shares
                                                      ---------            --------              ---------
Ayers                                                  154,716               70%                  108,301
Barton                                                 215,663               65%                  140,181
Brennan                                                171,928               23%                   39,543
Daiker                                                  54,162               75%                   40,622
Franklin                                               135,000               60%                   81,000
Maher                                                  123,516               60%                   74,110
Murphy                                                  39,344               60%                   23,606
Nie                                                    700,000               40%                  280,000
Passaglia                                              285,763               60%                  171,458
Pleasant                                               129,716               60%                   77,830
Ulicny                                                 126,146               60%                   75,688
-------                                                -------                                     ------
          Senior Management                          2,135,954                                  1,112,339
          ---------------------------------------------------------------------------------------------------------

Applegate                                                5,639              100%                    5,639
Brinkman                                                15,535              100%                   15,535
Brooks                                                  15,535               60%                    9,321
Cantrell                                                20,944               80%                   16,755
Castricone                                              10,000              100%                   10,000
Chambless                                                                    80%                        0
Clayton                                                 10,000              100%                   10,000
Cowie                                                   23,302               60%                   13,981

                                                        Common            Rollover               Rollover
                                                        Stock                 %                    Shares
                                                      ---------           --------               ---------
Cuppia                                                  15,535              100%                   15,535
Davis (retiring)                                        38,836                0%                        0
Dohm                                                     4,710               60%                    2,826
Elliott                                                  3,000              100%                    3,000
Fettner (resigned)                                                            0%                        0
Giambalo                                                                    100%                        0
Glover                                                   5,000              100%                    5,000
Grippando                                                5,000              100%                    5,000
Hellyer                                                 19,470               70%                   13,629
Hoffmann                                                10,000              100%                   10,000
Hutchinson                                              15,535              100%                   15,535
Katz                                                    11,279               60%                    6,767
Kessler                                                  5,000               60%                    3,000
Lachenmeier                                              4,000              100%                    4,000
Leber                                                   38,836              100%                   38,836
Messershmitt                                            39,083               60%                   23,450
Messner                                                  2,000              100%                    2,000
Miller                                                   5,000               75%                    3,750
Murray                                                  38,836               60%                   23,302
Newman                                                  10,000              100%                   10,000
Orth (retiring)                                          4,710                0%                        0
O'sorio                                                                      80%                        0
Parsons                                                 46,605               90%                   41,944
Peterken                                                                    100%                        0
Poliseo                                                 25,802               75%                   19,352
Saunders                                                30,002              100%                   30,002

                                                      Common               Rollover              Rollover
                                                       Stock                  %                   Shares
                                                      ---------            --------              ---------
Senese                                                   5,000              100%                    5,000
Silverstone                                              5,000               85%                    4,250
Slattery                                                 5,000              100%                    5,000
Tobin                                                   15,272                60%                   9,163
Woodhead                                                                     80%                        0
--------                                               -------                                  ---------
          Other Managment                              509,465                                    381,572
          ---------------                              -------                                    -------
Subtotal - Simmons                                   2,645,419                                  1,493,911

                          CONTINUING MANAGEMENT OPTIONS
                          -----------------------------



                                                      Common               Rollover              Rollover
                                                       Stock                  %                Option Shares
                                                     ----------           ----------          --------------
Ayers                                                   45,284               70%                   31,699
Barton                                                  63,667               65%                   41,384
Brennan                                                 50,000               23%                   11,500
Daiker                                                 156,338               75%                  117,254
Franklin                                                20,000               60%                   12,000
Maher                                                   45,284               60%                   27,170
Murphy                                                 120,656               60%                   72,394
Nie                                                  1,800,000               40%                  720,000
Passaglia                                               64,237               60%                   38,542
Pleasant                                                45,284               60%                   27,170
Ulicny                                                  30,000               60%                   18,000
-------                                                -------                                     ------
          Senior Management                          2,440,750                                  1,117,113
          -----------------------------------------------------------------------------------------------

Applegate                                                                   100%                        0
Brinkman                                                                    100%                        0
Brooks                                                  14,465               60%                    8,679
Cantrell                                                21,056               80%                   16,845
Castricone                                                                  100%                        0
Chambless                                               30,000               80%                   24,000
Clayton                                                                     100%                        0
Cowie                                                    6,698               60%                    4,019
Cuppia                                                                      100%                        0
Davis (retiring)                                                              0%                        0
Dohm                                                    45,290               60%                   27,174

                                                       Common             Rollover               Rollover
                                                        Stock                %                 Option Shares
                                                     ----------           ----------          --------------
Elliott                                                                     100%                        0
Fettner (resigned)                                      10,000                0%                        0
Giambalo                                                30,000              100%                   30,000
Glover                                                                      100%                        0
Grippando                                                                   100%                        0
Hellyer                                                 38,048               70%                   26,634
Hoffmann                                                                    100%                        0
Hutchinson                                              14,465              100%                   14,465
Katz                                                    23,721               60%                   14,233
Kessler                                                 25,000               60%                   15,000
Lachenmeier                                             16,000              100%                   16,000
Leber                                                   41,164              100%                   41,164
Messershmitt                                            11,234               60%                    6,740
Messner                                                  8,000              100%                    8,000
Miller                                                  25,000               75%                   18,750
Murray                                                  11,164               60%                    6,698
Newman                                                                      100%                        0
Orth (retiring)                                         25,290                0%                        0
O'sorio                                                 20,000               80%                   16,000
Parsons                                                                      90%                        0
Peterken                                                30,000              100%                   30,000
Poliseo                                                  6,698               75%                    5,024
Saunders                                                                    100%                        0
Senese                                                  10,000              100%                   10,000
Silverstone                                             25,000               85%                   21,250
Slattery                                                                    100%                        0

                                                      Common              Rollover             Rollover
                                                       Stock                  %              Option Shares
                                                     ----------           ---------         ---------------
Tobin                                                   14,728               60%                    8,837
Woodhead                                                20,000               80%                   16,000
--------                                                ------                                  ---------
          Other Managment                              523,021                                    385,512
          ---------------                              -------                                    -------
Subtotal - Simmons                                   2,963,771                                  1,502,625

                        CONTINUING ANTI-DILUTION OPTIONS
                        --------------------------------



                                                  Anti-Dilution            Rollover            Rollover
                                                  Stock Options               %                Option Shares
                                                  -------------            --------            -------------
Ayers                                                   14,123               70%                    9,886
Barton                                                  19,436               65%                   12,633
Brennan                                                  9,552               23%                    2,197
Daiker                                                   5,580               75%                    4,185
Franklin                                                15,417               60%                    9,250
Maher                                                   13,065               60%                    7,839
Murphy                                                   3,821               60%                    2,293
Nie                                                     81,519               40%                   32,608
Passaglia                                               21,834               60%                   13,100
Pleasant                                                13,275               60%                    7,965
Ulicny                                                  14,122               60%                    8,473
-------                                                -------                                     ------
          Senior Management                            211,744                                    110,429
          -----------------------------------------------------------------------------------------------

Applegate                                                  191              100%                      191
Brinkman                                                   527              100%                      527
Brooks                                                   1,018               60%                      611
Cantrell                                                 1,425               80%                    1,140
Castricone                                                 339              100%                      339
Chambless                                                1,018               80%                      814
Clayton                                                    339              100%                      339
Cowie                                                    1,018               60%                      611
Cuppia                                                     527              100%                      527
Davis (retiring)                                         1,317                0%                        0
Dohm                                                     1,696               60%                    1,018

                                                    Anti-Dilution         Rollover                Rollover
                                                    Stock Options            %                  Option Shares
                                                    -------------         ---------             -------------
Elliott                                                    102              100%                      102
Fettner (resigned)                                         339                0%                        0
Giambalo                                                 1,018              100%                    1,018
Glover                                                     170              100%                      170
Grippando                                                  170              100%                      170
Hellyer                                                  1,951               70%                    1,366
Hoffmann                                                   339              100%                      339
Hutchinson                                               1,018              100%                    1,018
Katz                                                     1,187               60%                      712
Kessler                                                  1,018               60%                      611
Lachenmeier                                                678              100%                      678
Leber                                                    2,714              100%                    2,714
Messershmitt                                             1,707               60%                    1,024
Messner                                                    339              100%                      339
Miller                                                   1,018               75%                      764
Murray                                                   1,696               60%                    1,018
Newman                                                     339              100%                      339
Orth (retiring)                                          1,018                0%                        0
O'sorio                                                    678               80%                      542
Parsons                                                  1,581               90%                    1,423
Peterken                                                 1,018              100%                    1,018
Poliseo                                                  1,102               75%                      827
Saunders                                                 1,018              100%                    1,018
Senese                                                     508              100%                      508
Silverstone                                              1,018               85%                      865
Slattery                                                   170              100%                      170

                                                    Anti-Dilution          Rollover               Rollover
                                                    Stock Options             %                 Option Shares
                                                    -------------          --------             -------------
Tobin                                                    1,018               60%                      611
Woodhead                                                   678               80%                      542
--------                                                ------                                    -------
          Other Managment                               35,025                                     26,023
          ---------------                              -------                                    -------
Subtotal - Simmons                                     246,769                                    136,452

                                 SCHEDULE 1.1(b)
                    LENDERS' COMMITMENTS AND PRO RATA SHARES



                                                                                   Tranche                          Tranche
                LENDER              Tranche A      Tranche A    Tranche B Term        B          Tranche C             C
                                    Term Loan       Pro Rata         Loan         Pro Rata       Term Loan         Pro Rata
                                    Commitment       Share         Commitment       Share        Commitment          Share
------------------------------------------------------------------------------------------------------------------------------
Goldman Sachs Credit              $4,783,333.34      6.83%       $25,750,000.00     36.79%     $50,000,000.00       100.00%
Partners, L.P.
c/o Goldman Sachs & Co.
85 Broad Street
New York, NY 10004
Att: Elizabeth Fischer
Tel: 212-902-1021
Fax: 212-357-0932
------------------------------------------------------------------------------------------------------------------------------
Warburg Dillon Read LLC            4,287,500.00     6.125%         6,812,500.00     9.73%                   0         0.00%
535 Madison Avenue, 6th Floor
New York, NY  10022
Att: David Barth
Tel: 212-906-7865
Fax: 212-906-7116
------------------------------------------------------------------------------------------------------------------------------
Wachovia Bank, N.A.                6,533,333.33      9.33%                 0.00     0.00%                   0     0.00%
191 Peachtree Street, NE
Atlanta, GA  30303
Att: Ann Edwards
Tel:  404-332-1244
Fax: 404-332-6920
------------------------------------------------------------------------------------------------------------------------------
Fleet Bank, N.A.                  $5,250,000.00      7.50%        $3,750,000.00     5.36%                   0     0.00%
1 Federal Street
Boston, MA 02110
Att: George Ojanuca
Tel: 617-346-0643
Fax:617-346-5093
------------------------------------------------------------------------------------------------------------------------------
U.S. Bank, N.A.                    5,250,000.00      7.50%         3,750,000.00     5.36%                   0     0.00%
601 2nd Avenue
Minneapolis, MN  55402
Att: Elliot Jaffee
Tel:  612-973-0543
Fax: 612-973-0825
------------------------------------------------------------------------------------------------------------------------------

                LENDER             Revolving     Revolving
                                     Loan         Pro Rata
                                  Commitment      Share
----------------------------------------------------------

Goldman Sachs Credit             $5,466,666.67     6.83%
Partners, L.P.
c/o Goldman Sachs & Co.
85 Broad Street
New York, NY 10004
Att: Elizabeth Fischer
Tel: 212-902-1021
Fax: 212-357-0932
------------------------------------------------------------
Warburg Dillon Read LLC           4,900,000.00     6.125%
535 Madison Avenue, 6th Floor
New York, NY  10022
Att: David Barth
Tel: 212-906-7865
Fax: 212-906-7116
------------------------------------------------------------
Wachovia Bank, N.A.               7,466,666.67     9.33%
191 Peachtree Street, NE
Atlanta, GA  30303
Att: Ann Edwards
Tel:  404-332-1244
Fax: 404-332-6920
------------------------------------------------------------
Fleet Bank, N.A.                 $6,000,000.00     7.50%
1 Federal Street
Boston, MA 02110
Att: George Ojanuca
Tel: 617-346-0643
Fax:617-346-5093
------------------------------------------------------------
U.S. Bank, N.A.                   6,000,000.00     7.50%
601 2nd Avenue
Minneapolis, MN  55402
Att: Elliot Jaffee
Tel:  612-973-0543
Fax: 612-973-0825
------------------------------------------------------------

                                                                                   Tranche                          Tranche
                LENDER              Tranche A      Tranche A    Tranche B Term        B          Tranche C             C
                                    Term Loan       Pro Rata         Loan         Pro Rata       Term Loan         Pro Rata
                                    Commitment       Share         Commitment       Share       Com mitment          Share
---------------------------------------------------------------------------------------------------------------------------
BHF-Bank                           4,900,000.00      7.00%         3,500,000.00     5.00%          0                 0.00%
590 Madison Ave., 30th Floor
New York, NY  10022
Att: Hans Jurgen Scholz
Tel:  212-756-5533
Fax: 212-756-5536
---------------------------------------------------------------------------------------------------------------------------
HSBC Securities, Inc.             $4,900,000.00      7.00%        $3,500,000.00     5.00%          0                 0.00%
c/o Marine Midland Bank
140 Broadway, 5th Floor
New York, NY  10005
Att: Gina Sidorsky
Tel:  212-658-2750
Fax: 212-658-2586
---------------------------------------------------------------------------------------------------------------------------
SunTrust Bank, Atlanta             4,900,000.00      7.00%         3,500,000.00     5.00%          0                 0.00%
25 Park Place, N.E., 26th Floor
Atlanta, GA  30303
Att: Richard Wilson
Tel:  404-230-5426
Fax: 404-575-2693
---------------------------------------------------------------------------------------------------------------------------
Wells Fargo Bank, N.A.             4,900,000.00      7.00%         3,500,000.00     5.00%          0                 0.00%
555 Montgomery St.
San Francisco, CA  94111
Att: Michael Real
Tel:  415-396-2299
Fax: 415-362-5081
---------------------------------------------------------------------------------------------------------------------------
The Bank of New York              $2,975,000.00      4.25%        $2,125,000.00     3.06%          0                 0.00%
1 Wall Street - 22nd Floor
New York, NY  10286
Att: David Siegel
Tel:  212-635-6899
Fax: 212-635-6434
---------------------------------------------------------------------------------------------------------------------------
Bayerische Vereinsbank             2,975,000.00      4.25%         2,125,000.00     3.06%          0                 0.00%
150 East 42nd Street
New York, NY  10017
Att: Erick Ebner
Tel:  212-672-5778
Fax: 212-672-5523
---------------------------------------------------------------------------------------------------------------------------

                                    Revolving     Revolving
                                      Loan         Pro Rata
                LENDER             Commitment      Share
-------------------------------------------------------------
BHF-Bank                           5,600,000.00     7.00%
590 Madison Ave., 30th Floor
New York, NY  10022
Att: Hans Jurgen Scholz
Tel:  212-756-5533
Fax: 212-756-5536
-------------------------------------------------------------
HSBC Securities, Inc.             $5,600,000.00     7.00%
c/o Marine Midland Bank
140 Broadway, 5th Floor
New York, NY  10005
Att: Gina Sidorsky
Tel:  212-658-2750
Fax: 212-658-2586
-------------------------------------------------------------
SunTrust Bank, Atlanta             5,600,000.00     7.00%
25 Park Place, N.E., 26th Floor
Atlanta, GA  30303
Att: Richard Wilson
Tel:  404-230-5426
Fax: 404-575-2693
-------------------------------------------------------------
Wells Fargo Bank, N.A.             5,600,000.00     7.00%
555 Montgomery St.
San Francisco, CA  94111
Att: Michael Real
Tel:  415-396-2299
Fax: 415-362-5081
-------------------------------------------------------------
The Bank of New York              $3,400,000.00     4.25%
1 Wall Street - 22nd Floor
New York, NY  10286
Att: David Siegel
Tel:  212-635-6899
Fax: 212-635-6434
-------------------------------------------------------------
Bayerische Vereinsbank             3,400,000.00     4.25%
150 East 42nd Street
New York, NY  10017
Att: Erick Ebner
Tel:  212-672-5778
Fax: 212-672-5523
-------------------------------------------------------------

                                                                                   Tranche                          Tranche
                LENDER              Tranche A      Tranche A    Tranche B Term        B          Tranche C             C
                                    Term Loan       Pro Rata         Loan         Pro Rata       Term Loan         Pro Rata
                                    Commitment       Share         Commitment       Share       Com mitment          Share
-----------------------------------------------------------------------------------------------------------------------------
Bank Austria Creditanstalt Cor     2,975,000.00      4.25%         2,125,000.00     3.06%           0                0.00%
porate Finance, Inc.
Two Ravina Drive, Ste. 1680
Atlanta, GA 30346
Att: Scott Kray
Tel:  770-390-1850
Fax: 770-390-1851
-----------------------------------------------------------------------------------------------------------------------------
Fremont Investment and Loan       $2,479,166.66      3.54%        $3,187,500.00     4.55%           0                0.00%
2020 Santa Monica Blvd.,
Suite 600
Santa Monica, CA  90404
Att: Kannika Viravan
Tel:  310-315-3921
Fax: 310-264-7401
-----------------------------------------------------------------------------------------------------------------------------
Heller Financial, Inc.             2,975,000.00      4.25%         2,125,000.00     3.06%           0                0.00%
500 W. Monroe Street
Chicago, IL 60661
Att: Linda Wolf
Tel:  312-441-7894
Fax: 312-441-7357
-----------------------------------------------------------------------------------------------------------------------------
The Industrial Bank of Japan,      2,975,000.00      4.25%         2,125,000.00     3.06%           0                0.00%
Ltd.
1251 Avenue of the Americas
New York, NY  10020
Att: Chris Droussiotis
Tel:   212-282-3323
Fax:  212-282-4490
-----------------------------------------------------------------------------------------------------------------------------
The Provident Bank                $2,975,000.00      4.25%        $2,125,000.00     3.06%           0                0.00%
One East Fourth St. 216A
Cincinnati, OH  45202
Att: Thomas Doe
Tel:  513-639-4376
Fax: 513-579-2858
-----------------------------------------------------------------------------------------------------------------------------
Scotiabanc Inc.                    3,966,666.67      5.67%                    0     0.00%           0                0.00%
c/o The Bank of Nova Scotia
600 Peachtree St., NE
Atlanta, GA  30308
Att: William Zarrett
Tel:  404-877-1504
Fax: 404-888-8998
-----------------------------------------------------------------------------------------------------------------------------


                                       Revolving     Revolving
                                         Loan         Pro Rata
                LENDER                Commitment      Share
----------------------------------------------------------------
Bank Austria Creditanstalt Cor        3,400,000.00     4.25%
porate Finance, Inc.
Two Ravina Drive, Ste. 1680
Atlanta, GA 30346
Att: Scott Kray
Tel:  770-390-1850
Fax: 770-390-1851
----------------------------------------------------------------
Fremont Investment and Loan          $2,833,333.33     3.54%
2020 Santa Monica Blvd.,
Suite 600
Santa Monica, CA  90404
Att: Kannika Viravan
Tel:  310-315-3921
Fax: 310-264-7401
----------------------------------------------------------------
Heller Financial, Inc.                3,400,000.00     4.25%
500 W. Monroe Street
Chicago, IL 60661
Att: Linda Wolf
Tel:  312-441-7894
Fax: 312-441-7357
----------------------------------------------------------------
The Industrial Bank of Japan,         3,400,000.00     4.25%
Ltd.
1251 Avenue of the Americas
New York, NY  10020
Att: Chris Droussiotis
Tel:   212-282-3323
Fax:  212-282-4490
----------------------------------------------------------------
The Provident Bank                   $3,400,000.00     4.25%
One East Fourth St. 216A
Cincinnati, OH  45202
Att: Thomas Doe
Tel:  513-639-4376
Fax: 513-579-2858
----------------------------------------------------------------
Scotiabanc Inc.                       4,533,333.33     5.67%
c/o The Bank of Nova Scotia
600 Peachtree St., NE
Atlanta, GA  30308
Att: William Zarrett
Tel:  404-877-1504
Fax: 404-888-8998
----------------------------------------------------------------

                                                                                    Tranche                          Tranche
                                    Tranche A      Tranche A     Tranche B Term        B          Tranche C             C
                                    Term Loan       Pro Rata         Loan          Pro Rata       Term Loan         Pro Rata
                LENDER              Commitment       Share         Commitment        Share       Com mitment          Share
------------------------------------------------------------------------------------------------------------------------------
TOTALS                            70,000,000.00     100.00%       70,000,000.00    100.00%      50,000,000.00       100.00%
------------------------------------------------------------------------------------------------------------------------------


                LENDER           Revolving     Revolving
                                   Loan         Pro Rata
                                Commitment      Share
-----------------------------------------------------------
TOTALS                         80,000,000.00    100.00%
-----------------------------------------------------------

Schedule 3.1(e)
Closing Date Mortgaged Property
-------------------------------

Closing Date Mortgaged Properties
---------------------------------


Charlotte Plant
5100 West W.T. Harris Blvd.
Charlotte, NC  28269

Honolulu Plant
91-489 Komohana Street
Kapolei, HI 96707-1715

Janesville, Wisconsin
1809 Adel Street
Janesville, WI 53546


San Leandro Plant
1700 Fairway Drive
San Leandro, CA 94577

Salt Lake City, Utah
Crossroads Corporate Center #1
1130 South 3800 West
Salt Lake City, UT 84104


Closing Date Collateral Access Agreement Properties
---------------------------------------------------

Los Angeles Plant
Compton/Harbor City
20100 South Alameda Street
Compton, CA 90220

Columbus Plant
3960 Brookham Drive
Grove City, OH 43123

Denver Plant (Old)
12601 East 33rd Avenue
Unit 100
Aurora, CO 80011

Arizona Plant
101 North 104th Avenue
Tolleson, AZ 85353

Warren Drive, Georgia
6424 Warren Drive
Norcross, GA 30093

                                  Schedule 4.1
                            Subsidiaries of Holdings

(1)            Corporate Organizational Structure of Holdings and its
               ------------------------------------------------------
               Subsidiaries
               ------------

               (a) Before the Recapitalization:

                                  Holdings owns 100% of the issued and
                                  outstanding Common Stock of the Company.
                                  Holdings has no other direct Subsidiaries. The Simmons Company Stock Ownership Trust ("ESOT") beneficially owns 100% of the Series A Preferred Stock of the Company.

                                  The Company directly owns 100% of the issued and outstanding stock of each of the Subsidiaries set forth below under Subsidiaries.


               (b) After the Recapitalization:

                                  Holdings owns 100% of the Common Stock of Company and has no other direct subsidiaries.

                                  The ESOT owns Common Stock of Holdings, its allocated shares of Series A Preferred Stock of the Company having been purchased by MergerCorp and ultimately canceled, and its unallocated shares of Series A Preferred having ultimately been converted and exchanged for Common Stock of Holdings.

                                  The organizational structure of the Company and its Subsidiaries remains as disclosed in
                                  (1)(a) above..


(2)            Management Structure of the Company After the Recapitalization
               --------------------------------------------------------------

Board of Directors
Zenon S. Nie - Chairman
Jonathan C. Daiker
Martin R. Passaglia
Peter Lamm
Richard C. Dresdale
Andrea Geisser
Gregory P. Meredith




Officers

Zenon S. Nie                        -       Chairman, Chief Executive Officer, President
Martin R. Passaglia                 -       Senior Executive Vice President, Secretary
Robert K. Barton                    -       Senior Vice President - Human Resources and
                                            Assistant Secretary
Jonathan C. Daiker                  -       Executive Vice President-Finance and Administration,
                                            Chief Financial Officer
Michael P. Rakauskas                -       Executive Vice President - Strategic Ventures
W.L. Ayers, IV                      -       Executive Vice President - Marketing and Sales
Joseph Ulicny                       -       Executive Vice President - Market Development
James P. Maher                      -       Divisional President
Gary G. Pleasant                    -       Divisional President
Cleve B. Murphy                     -       Divisional President
Leo T. Brennan                      -       Vice President - Materials Management
Roger W. Franklin                   -       Vice President - Finance, Treasurer and Assistant
                                            Secretary
Gary L. Senese                      -       Vice President of Information Technology
John P. Peterken                    -       Vice President - International and Assistant Secretary


(3)      Capital Stock of Holdings (After the Recapitalization)
         ------------------------------------------------------

         1.       Common Stock, $.01 per value per share (40,000,000 Authorized
                  Shares):


            Shareholder                            Shares of                Stock Options
            -----------                            ---------                -------------
                                                 Common Stock
                                                 ------------
Management                                        1,493,911.00              1,639,077.00
Investcorp                                        1,336,997.62
Simmons Holdings, LLC                           19,030,131.175
ESOT                                              3,482,036.00
Total                                            25,343,075.80              1,639,077.00


         2. Class B Common Stock, $.01 par value per share (400,000 Authorized Shares)


            Shareholder                               Number Shares
            -----------                               -------------
                                                   Class B Common Stock
                                                   --------------------
Fenway Partners, Inc.                                   379,119.069


(4)      Capital Stock of the Company
         ----------------------------

         (a) Common Stock, $.0l par value per share (50,000,000 Authorized Shares):

                           Name                      Total Shares               Certificate No.
                           --------------------------------------------------------------------

                  Simmons Holdings, Inc.             31,964,452                         1

         Pursuant to that certain Parent Option Agreement between the Company and Holdings, dated as of March 22, 1996, if Holdings grants an option to any director, employee or consultant, the Company shall grant Holdings a similar option on the same terms for an equal number of shares of Common Stock of the Company. To date, no such options are outstanding. The Parent Option Agreement terminates upon consummation of the transactions contemplated by the Recapitalization Agreement.

         (b) Series A Preferred Stock, $.01 par value per share (5,950,000 Authorized Shares):

                           Name                                        Total Shares          Certificate No.
                           ---------------------------------------------------------------------------------
                  State Street Bank and Trust Company                   1,095,025.793              1
                  solely as Trustee of the Simmons Company
                  Employee Stock Ownership Trust

                                                                       1,155,023.2299           To be issued
                                                                        (allocated)

                  State Street Bank and Trust Company                     3,413,672             To be issued
                  solely as Trustee of the Simmons Company             (unallocated)
                  Employee Stock Ownership Trust
                                                                       -------------

                                                     Total             5,663,721.0229

         As a result of the transactions contemplated by the Recapitalization Agreement, the ESOT will own Common Stock of Holdings, its allocated shares of Series A Preferred Stock of the Company having been purchased by MergerCorp and ultimately canceled, and its unallocated shares of Series A Preferred having ultimately been converted and exchanged for Common Stock of Holdings. Following the Recapitalization, no shares of Series A Preferred Stock of the Company will be outstanding.

         (c) Series C Cumulative Redeemable Exchangeable Preferred Stock, $.01 par value per share (50,000 Authorized Shares):

                                                     None Issued or Outstanding
(5)      Subsidiaries++
         --------------

         Simmons Company is a Subsidiary of Holdings, which has no other direct subsidiaries. The following are direct Subsidiaries of the Company:

ENTITY                                                                                COMPANY
(JURISDICTION OF IN-                AUTHORIZED CAPITAL           SHARES OUT-          DIRECT               OTHER OWN-
CORPORATION)                        (PAR VALUE)                  STANDING             OWNERSHIP            ERSHIP
------------                        -----------                  --------             ---------            ------
---------------------------------------------------------------------------------------------------------------------
Simmons International Hold-         Common: 200 (none)                  101               100%                  0
ing Company, Inc. (New York)        Preferred: 27 (none)                  0               ---                  --
---------------------------------------------------------------------------------------------------------------------
Simmons Caribbean Bedding,          Common 10,000 (none)                400               100%                  0
Inc.
(Puerto Rico)+
---------------------------------------------------------------------------------------------------------------------
Info Establishment                  10,000 S. Frs.                   10,000 S. Frs.       100%                  0
(Liechtenstein)+
---------------------------------------------------------------------------------------------------------------------
Simmons I.P. Inc.                   Common: Unlimited             2,121,100               100%                  0
(Ontario)+                          Class A: Unlimited                    0                 0
---------------------------------------------------------------------------------------------------------------------
688363                              Ordinary: Unlimited First            10               100%                  0
Ontario Limited                     Preference:
(Ontario) (formerly S i             Unlimited                             0                 0                   0
mmons Limited)**+                   Second Preference:
                                    Unlimited                             0                 0                   0
                                    Third Preference:
                                    Unlimited                        16,300               100%                  0
---------------------------------------------------------------------------------------------------------------------
897701 Ontario Limited (On-         Common: Unlimited                   100               100%                  0
tario)**+                           Class A: Unlimited                    0                 0                   0
---------------------------------------------------------------------------------------------------------------------
Simmons International Ltd.          Common: 5,000                Not yet issued           100%                  0
(Bahamas)+
---------------------------------------------------------------------------------------------------------------------

** 688363 Ontario Limited (formerly Simmons Limited) and 897701 Ontario Limited are being dissolved pursuant to resolutions adopted by their respective shareholders on June 29, 1990. The assets and liabilities of 688363 Ontario Limited have been transferred to the Company pursuant to a General Conveyance and separate Assignments of trademarks and patent application, all dated June 29,1990 between the Company and Simmons Limited and the assets and liabilities of 897701 Ontario Limited have been transferred to the Company pursuant to a General Conveyance dated June 29, 1990 between the Company and 897701 Ontario Limited. The dissolution of such companies has been delayed to avoid prejudicing an insurance claim of such companies which was resolved in early 1998; the companies will be dissolved upon the final settlement of such claim.

+        Non-Guarantor Subsidiaries

++ As of the Closing Date, none of the Subsidiaries of the Company is a "Material Subsdiary" for purposes of the Agreement.

                                  Schedule 4.10
                               Certain Litigation
                               ------------------

                                      None.

                                  Schedule 4.12
                              Real Property Assets
                              --------------------

Fee Interests
-------------

11.Janesville, Wisconsin
         1809 Adel Street
         Janesville, Wisconsin 53546

Leases, Subleases or Assignments of Leases
------------------------------------------

12.Shawnee, Kansas
         7910 Hedge Lane Terrace
         Shawnee, Kansas 66216
         (This property is subject to IRB financing. The Company has the option to purchase the fee interest for $1 upon repayment of the bond.)

13.Lease agreement between Simmons Company and St. Paul Properties.
         Norcross, Georgia
         1900 Beaver Ruin Circle
         Norcross, GA  30071

14.Lease agreement between Simmons Company and Concourse I Ltd. c/o The Landmarks Group
         Atlanta, Georgia
         One Concourse Parkway
         Suite 600
         Atlanta, GA  30093

15.Lease agreement between Simmons Company and 1998 August Partners, L.P., successor in interest to John W. Rooker.
         Atlanta Plant, Mabelton, Georgia
         7131 Discovery Boulevard
         Mabelton, GA 30093

16.Lease agreement between Simmons Company and Hill-Raaum Investment Company.
         Seattle Plant, Auburn, Washington
         425 C St. Northwest
         Auburn, WA  98002

17.Lease agreement between Simmons Company and 1700 Fairway Drive Associates c/o Orbit Property Management.
         San Leandro Plant, California
         1700 Fairway Drive
         San Leandro, CA  94577

18.Sublease agreement between Simmons Company and L&P Property Management Company, for 30,000 sq. ft. of Bldg. #1.
         San Leandro Plant, California
         1700 Fairway Drive
         San Leandro, CA  94577

19.Lease agreement between Simmons Company and Simmons Assoc., L.P.
         c/o The Lingerfelt Company
         Fredericksburg, Virginia
         9601 Cosner Drive
         Fredericksburg VA 22408

20.Lease agreement between Simmons Company and Glenborough Properties, L.P., successor in interest to Gateway Park II, LLC, assigned by Gateway Park II, LLC to Building Ten, LLC.
         Denver Plant, Aurora, Colorado
         17850 East 32nd Place
         Aurora, CO 80011

21.Lease agreement between Simmons Company and CP Reprop Phoenix III Corp.
         c/o Cabot Partners
         Phoenix Plant, Tolleson, Arizona
         101 North 104th Avenue, Ste. A
         Tolleson, AZ 85353

22.Lease agreement between Simmons Company and Simmons Jacksonville Associates
         c/o Grubb & Ellis
         Jacksonville, Florida
         540 Beautyrest Avenue
         Jacksonville, FL  32254

23.Lease agreement between Simmons Company and CK-Childress Klein #8 Limited Partnership c/o Childress Klein Properties
         Charlotte, North Carolina
         5100 West W.T. Harris Blvd.
         Charlotte, NC 28269-1898

24.Lease agreement between Simmons Company and ProLogis Development Services Incorporated f/k/a SCI Development Services Incorporated
         Salt Lake City, Utah
         Crossroads Corporate Center #1
         1130 South 3800 West
         Salt Lake City, UT 84104

25.Sublease agreement between Simmons Manufacturing, Inc. (now Simmons Company) and Debu/Flair, Inc., under Lease agreement between Debu/Flair, Inc. and 20100
S. Alameda Property Co., assignee of Overton, Moore & Associates, Inc.
         Los Angeles Plant, Compton/Harbor City, California
         20100 South Alameda Street
         Compton, CA 90220

26.Lease agreement between Simmons U.S.A. Corporation (now Simmons Company) and Bluefin Associates c/o Kessinger/Hunter & Co.
         Springfield Plant, Agawam, Massachusetts
         320 Bowles Road
         Agawam, MA  01001

27.Lease agreement between Simmons Company and Michael M.H. Moon, as Trustee of the Michael M.H. Moon Trust II, as successor in interest to Moon & Hart.
         Honolulu Plant, Kapolei, Hawaii
         91-489 Komohana Street
         Kapolei, HI  96707-1715

28.Lease agreement between Simmons Company and DFW Trade Center I L.P.
         c/o Industrial Developments International, Inc.
         Dallas Plant, Coppell, Texas
         4255 Patriot Drive #100
         Coppell, TX  75019

29.Lease agreement between Simmons Company and 287 Industrial Park c/o The Sudler Companies.
         Piscataway, New Jersey
         365 South Randolphville Road
         Piscataway, NJ  08854

30.Lease agreement between Simmons U.S.A. Corporation and Tri-Columbus Associates (successor in interest to Leadership Group, Inc.) (now Northstar Presidio Management Company LLC), as supplemented by Extension Agreement listing Simmons Company as tenant.
         Columbus, OH Plant, Grove City
         3960 Brookham Drive
         Grove City, OH  43123

31.Lease agreement between Simmons Company and St. Paul Properties, Inc.
         Dallas Plant, Carolton, Texas (Old)
         1625 Diplomat Drive
         Carrolton, TX 75006

32.Lease agreement between Simmons Company and Eagle-Warren Properties (successors to B.F. Saul Real Estate Investment Trust) c/o IPG Management Company, Inc.
         Warren Drive, Norcross, Georgia
         6424 Warren Drive
         Norcross, GA  30093

33.Lease agreement between Simmons Company and Security Capital Industrial Trust
         c/o Colliers Bennett & Kahnweiler.
         Denver Plant, Aurora, Colorado (Old)
         12601 East 33rd Avenue
         Unit 100
         Aurora, CO 80011

34.Lease agreement between Simmons Company and Wacker/Randolph Investment
Company.
         Chicago, Il
         150 North Wacker Drive
         Suite 650
         Chicago, IL  60606

35.Lease agreement between Simmons Company and International Home Furnishings Center, Inc.
         Highpoint, NC
         International Home
         Furnishings Center
         2095 S. Main Street
         Space No. M604
         plus bays M601, M602, M603, M605, M606, M607 and M608
         High Point, NC  27261

36.Lease agreement between Simmons Company and Security Capital Industrial Trust, SCI Development Services, Inc.
         Atlanta, GA
         1335 Chattahoochee Ave.
         Atlanta, GA  30318

37.Lease agreement between Simmons Company and A&E Partners L.P.
         Baltimore, MD
         Meadows Business Park
         1717 Whitehead Rd.
         Baltimore, MD  21207

38.Lease agreement between Simmons Company and Gateway Plaza Associates L.P.
         Aurora, CO
         Gateway Shopping Center
         1060 S. Sable Boulevard
         Aurora, CO 80012

39.Lease agreement between Simmons Company, Inc. and Thomas W. Morelli Trust.
         Morgantown, PA
         Home Furnishings & Fashions
         Outlet Mall, Store 107
         Route 10, Berks County
         Morgantown, PA 19543

40.Lease agreement between Simmons Company, Inc. and Horrell Properties.
         Nashville, TN
         364 Elysian Fields Court
         Nashville, TN 37211

41.Lease agreement between Simmons Company and Pine Island Investment Holdings, Inc.
         Davie, FL
         Pine Island Ridge Plaza Shopping Center
         8858 State Road, #84
         Room # G-3
         Davie, FL 33324

42.Lease agreement between Simmons Company and MGM Aurora Properties, L.P.
         Seattle, WA
         17000 Aurora Avenue North
         Seattle, WA 98133

43.Lease agreement between Simmons Company and American National Insurance Company.
         Grandview, MO
         Grandview Plaza Shopping Center
         12905-L, South 71 Highway
         Grandview, MO 64030

44.Lease agreement between Simmons Company and Weingarten Realty Investors.
         Shawnee, KS (Kansas City)
         Westbrooke Village Shopping Center
         7357 Quivira Road
         Shawnee, KS 66216

45.Lease agreement between Simmons Company and Desert West Investors, L.L.C.
         Kent, WA
         Pacific Business Park
         8623 South 212th Street
         Kent, WA 98031

46.Lease agreement between Simmons Company and Security Capital Industrial
Trust.
         Norcross, GA
         Regency Business Center
         6300 Jimmy Carter Boulevard
         Suite 106
         Norcross, GA 30071

47.Lease agreement between Simmons Company and G. Holdings Corp.
         Rahway, NJ
         Granite Plaza
         947 Routes 1 & 9 North
         Rahway, NJ 07065

48.Lease agreement between Simmons Company and Fowler Avenue Development
Company.
         Tampa, FL
         11612 North Nebraska Avenue
         Tampa, FL 33612

40. Lease agreement between Simmons Company and Vantage Management Company. Dallas, TX
         1200 Conveyor Lane
         Dallas, TX 75247

41. Lease agreement between Simmons Company and Fortune Five Limited
Partnership.
         Howell, NJ
         800 Route 9 South
         Howell, NJ 07728

                                  Schedule 4.15
                               Material Contracts
                               ------------------

1. Supplement to Supply Agreements dated January 30, 1987 between Simmons Company (formerly Simmons U.S.A. Corporation) and Leggett & Platt, Inc., as amended February 10, 1987, February 8, 1988, July 15, 1988, January 29, 1995 and May 27, 1998.

                                  Schedule 4.25
                        Intellectual Property Litigation
                        --------------------------------

1.       SERTA, INC. V. SIMMONS COMPANY, INC., Civil Action No. 98C 2067 (N.D.
         Ill.).
                  This civil action was brought by Serta in federal court in Chicago, Illinois. The Complaint alleges patent infringement, together with alleged violations of the Lanham Act in connection with the Company's use of the trademark "Crescendo." Serta seeks injunctive relief, unspecified damages, attorneys fees and costs. On June 9, 1998 the Company filed an Answer and Counterclaim. In late June or early July, 1998, Serta requested re-examination of its patent in the Patent and Trademark Office. The District Court action has been stayed pending the outcome of the re-examination. The potential liability of Holdings and its Subsidiaries could not reasonably be expected to exceed $1,500,000.

2.       SERTA, INC. V. SIMMONS COMPANY, INC., Opp. No. 106,440 (TTAB).
                  This trademark opposition proceeding was brought by Serta in the United States Patent and Trademark Office, before the Trademark Trial and Appeal Board, to oppose the Company's application for registration of the mark "Crescendo." Serta claims that it has superior rights to the mark and has moved to stay the opposition pending the result of Serta, Inc. v. Simmons Company, Inc., Civil Action No. 98C 2067 (N.D. Ill.) (SEE above). Simmons has not opposed the stay motion. The stay motion has been granted.

3.       SIMMONS COMPANY, INC. V. SLUMBERLAND U.S.A. CORP., Opp. No. 99,699
         (TTAB);
         SLUMBERLAND U.S.A. CORP. V. SIMMONS COMPANY, INC., Opp. No. 105,220
         (TTAB).
                  These consolidated trademark opposition proceedings were brought in the United States Patent and Trademark Office, before the Trademark Trial and Appeal Board, to prevent the registration of Slumberland's mark "Pocketed Posture Springing" and the Company's mark "Pocketed Coil," respectively. These proceedings are pending and in the discovery stage.

                                  Schedule 6.1
                          Certain Existing Indebtedness
                          -----------------------------

1. Loan Agreement between City of Janesville, Wisconsin and Simmons Manufacturing Company dated November 12, 1982 relating to Industrial Development Revenue Bond Anticipation Notes, Series A.

2. Loan Agreement between the City of Shawnee and the Company relating to the Indenture of Trust between City of Shawnee, Kansas and State Street Bank and Trust Company of Missouri, N.A., as Trustee, dated December 1, 1996 relating to $5,000,000 Private Activity Revenue Bonds Series 1996 (Simmons Company Project) and the Letter of Credit Agreement, dated as of December 1, 1996 by and between Simmons Company and SunTrust Bank, Atlanta, relating to the same bonds.

3. Loan Agreement (construction) dated December 12, 1997 between Simmons Caribbean Bedding, Inc. and Banco Santander Puerto Rico.

4. Indenture dated April 18, 1996 between the Company and Suntrust Bank, Atlanta relating to 10-3/4% Senior Subordinated Notes Due 2006, and the following related agreements:

         (i) Purchase Agreement dated April 15, 1996 between the Company and Chase Securities, Inc. relating to 10 3/4% Senior Subordinated Notes Due 2006.

         (ii) Exchange and Registration Rights Agreement dated April 18, 1996 between the Company and Chase Securities, Inc. relating to $100,000,000 10-3/4% Senior Subordinated Notes Due 2006.

         (The Company intends to discharge the 10-3/4% Senior Subordinated Notes at Closing pursuant to ss.8.01(a) of the Indenture. On or before the Closing Date, the Company will have mailed an irrevocable notice of redemption to each holder of the Existing Notes and the Trustee under the Existing Indenture pursuant to Sections 3.07(c) and 3.01, as applicable, of the Existing Indenture, and Company shall have irrevocably deposited with the Trustee under the Existing Indenture funds sufficient to pay the principal of, and all accrued and unpaid interest and the Applicable Premium (as defined in the Existing Indenture) on, all outstanding Existing Notes and any other sums payable by Company under the Existing Indenture).

5. Capitalized Lease with respect to the Company's facility located at 540 Beautyrest Avenue, Jacksonville, FL 32254


     Indebtedness Incurred in Connection with the Repurchase of ESOP Shares
     ----------------------------------------------------------------------


1. In accordance with the terms of the ESOP, if Company is required under the ESOP to repurchase shares of capital stock of Company that are distributed from and pursuant to the terms of the ESOP as part of a Total Distribution, Company may elect to make payment to the respective participant or beneficiary with respect to such capital stock in substantially equal installments (made not less frequently than annually) over a period of not longer than five
         (5) years, the first installment of which shall be paid not later than thirty (30) days after the date of the exercise by such participant or beneficiary under the ESOP of the right to have Company repurchase such capital stock. "Total Distribution" means a distribution to a participant or a beneficiary under the ESOP, within a single taxable year of such recipient, of the entire balance of the participant's or beneficiary's account under the ESOP.

                                  Schedule 6.2
                             Certain Existing Liens
                             ----------------------

Multiple Site Leases and Security Interests

1.Liens filed by AT&T Credit Corporation for AT&T Generic 3S systems, Lucent Definity Generic 3 systems, Transtalk 9000 and related equipment leased under Lease S501646 and Lease W409532, and all attachments, accessories, additions, substitutions, products, replacements and rentals and a right to use license for any software related to the foregoing, and proceeds therefore.

2.Liens filed by Varilease Corporation for miscellaneous equipment, including IBM computing equipment, leased pursuant to Master Agreement dated 12/3/90 and Master Agreement dated 12/31/91.

3.Liens filed by Crown Credit Company securing equipment (primarily forklifts, batteries and chargers) leased from Crown Credit Company.

4.Liens filed by C.J. Hodder Lumber Company, Inc. on all cut to size box spring lumber delivered to Simmons Company by C.J. Hodder Lumber Company, Inc. and not yet billed to Simmons Company (the consigned inventory).

5.Liens on project equipment and the project site relating to the Indenture of Trust between the City of Shawnee, Kansas and State Street Bank and Trust Company of Missouri, N.A., as Trustee, dated as of December 1, 1996 relating to $5,000,000 Private Activity Revenue Bonds Series 1996 (Simmons Company Project), the Guarantee Agreement from Simmons Company to State Street Bank and Trust Company of Missouri, N.A., as Trustee, dated as of December 1, 1996, the Loan Agreement and Letter of Credit Agreement referenced in Item 2 of Schedule 6.1 and the Leasehold Mortgage and Security Agreement dated as of December 1, 1996 between Simmons Company and SunTrust Bank, Atlanta, including, among other liens, Kansas liens 2312194 and 2312195.

6.Liens, if any, relating to the Loan Agreement between the City of Janesville, Wisconsin and Simmons Manufacturing Company, dated November 12, 1992, relating to the Industrial Development Revenue Bond Anticipation Notes, Series A.

7.Liens relating to the Loan Agreement executed by and between Simmons Caribbean Bedding, Inc. and Banco Santander Puerto Rico, dated as of December 12, 1997.

8.Financing Statements securing Chase Manhattan Bank (formerly Chemical Bank) liens are on file and will be released pending payment of the existing senior secured debt.

9.Liens filed by Textron Financial Corp., Textron Capital Corp. and Lease Plan U.S.A. on all tractors and trailers leased by the Company from such entities pursuant to certain leases.

Equipment Lease Liens

Secured Party                                      State      Filing Number                       Collateral
-------------                                      -----      -------------                       ----------
TMCC                                               GA         441995005361           Specific equipment listed.
---------------------------------------------------------------------------------------------------------------
First United Leasing                               WI         1535182                Specific equipment listed.
---------------------------------------------------------------------------------------------------------------
Residue West, Inc.                                 HI         94-137876              Specific equipment listed.
                                                   AZ         862550                 Specific equipment listed.
---------------------------------------------------------------------------------------------------------------
Material Handling Services, Inc., Illi-            IL         3748167                Specific equipment listed.
nois Material Handling                             IL         3816410                Specific equipment listed.
---------------------------------------------------------------------------------------------------------------
Unisys Leasing Corporation                         GA         060-95-024822          Specific equipment listed.
---------------------------------------------------------------------------------------------------------------
Residual Enterprises, Inc.                         GA         060199612494           Specific equipment listed.
---------------------------------------------------------------------------------------------------------------
Mellon First United Leasing                        GA         0601998006229          Specific equipment listed.
---------------------------------------------------------------------------------------------------------------
Caterpillar Financial Services Corpo-              TX         95-00092333            Specific equipment listed.
ration; Peterson Tractor Co.                       TX         97-00035222            Specific equipment listed.
                                                   CA         93-236050              Specific equipment listed.
                                                   CA         97-18160595            Specific equipment listed.
---------------------------------------------------------------------------------------------------------------
Advanced Acceptance Corporation                    KS         2388952                Specific equipment listed.
---------------------------------------------------------------------------------------------------------------
Vanguard Financial Services Com-                   WI         1418573                Specific equipment listed.
pany                                               WI         1541173                Specific equipment listed.
---------------------------------------------------------------------------------------------------------------
OCE Credit Corp.                                   GA         060199521553           Specific equipment listed.
---------------------------------------------------------------------------------------------------------------
First Choice Business Machines; Busi-              WA         94-070-0271            Specific equipment listed.
ness Credit Leasing                                WA         94-244-0307            Specific equipment listed.
---------------------------------------------------------------------------------------------------------------
Burch Lowe, Inc.                                   NC         042992                 Specific equipment listed.
---------------------------------------------------------------------------------------------------------------
K&O Financial Corporation;                         CO         932053861              Specific equipment listed.
Leasetech Inc.                                     GA         06719954220            Specific equipment listed.
---------------------------------------------------------------------------------------------------------------
Xerox Corp                                         CA         9613460519             Specific equipment listed.
                                                   CA         9818860147             Specific equipment listed.
---------------------------------------------------------------------------------------------------------------
Citicorp Leasing, Inc.                             MA         1233397                Specific equipment listed.
---------------------------------------------------------------------------------------------------------------
The Space Maker Group Inc.                         VA         9309027104             Specific equipment listed.
Space Maker Systems of VA, Inc.                    VA         9805297017             Specific equipment listed.
---------------------------------------------------------------------------------------------------------------
Whirlpool Financial Corporation,                   MA         819082                 Specific equipment listed.
Whirlpool Leasing Services, Inc.                   MA         820924                 Specific equipment listed.
---------------------------------------------------------------------------------------------------------------
Liberty Equipment Leasing, Inc.                    OH         04687F06               Specific equipment listed.
                                                   OH         AM67568                Specific equipment listed.
---------------------------------------------------------------------------------------------------------------
Bankers Leasing Association, Inc.                  GA         000806158              Specific equipment listed.
---------------------------------------------------------------------------------------------------------------

Secured Party                                      State      Filing Number                       Collateral
-------------                                      -----      -------------                       ----------
Sanwa Business Credit Corp.                        WI         1705268                Specific equipment listed.
---------------------------------------------------------------------------------------------------------------
Lucent Technologies                                FL         960000185607           Specific equipment listed.
---------------------------------------------------------------------------------------------------------------
IBM Credit Corporation                             GA         007-97-008529          Specific equipment listed.

---------------------------------------------------------------------------------------------------------------
Toyota Lift of Los Angeles, Inc.,                  CA         94014376               Specific equipment listed.
Toyota Credit Corp.                                CA         94014881               Specific equipment listed.
---------------------------------------------------------------------------------------------------------------

Schedule 6.4
Certain Existing Contingent Obligations
---------------------------------------


EXISTING LETTERS OF CREDIT:


    EFFECTIVE DATE      L/C NUMBER               BENEFICIARY                         AMOUNT            L/C        EXPIRY DATE
                                                                                                      TYPE
----------------------------------------------------------------------------------------------------------------------------
       6/15/90         SLCS052259        New Jersey EPA                              $55,000.00      Standby        6/15/99
----------------------------------------------------------------------------------------------------------------------------
       9/14/94         SLCS325473        Employers' Insurance of Wausau           $2,850,000.00      Standby        3/01/99
----------------------------------------------------------------------------------------------------------------------------
       10/21/92        SLCS308227        KLN-Reliance Insurance Corp.                 $5,000.00      Standby        10/31/98
----------------------------------------------------------------------------------------------------------------------------
       1/14/98         SLCPPDX00051      United States Fidelity and Guaranty        $592,500.00      Standby        8/14/99
----------------------------------------------------------------------------------------------------------------------------

                                                                  EXHIBIT A-1 TO
                                                   CREDIT AND GUARANTY AGREEMENT
--------------------------------------------------------------------------------


                                 FUNDING NOTICE

         Reference is made to the Credit and Guaranty Agreement, dated as of October 29, 1998 (as it may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT" the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Simmons Company, a Delaware corporation ("COMPANY"), Simmons Holdings, Inc. and certain Subsidiaries of Company, as Guarantors, the Lenders (as such terms are defined therein), Goldman Sachs Credit Partners L.P., as Joint Lead Arranger and Syndication Agent, Warburg Dillon Read LLC, as Joint Lead Arranger, and UBS A.G., Stamford Branch, as Administrative Agent.

         Pursuant to Section 2.2(c) of the Credit Agreement, Company desires that Lenders make the following Loans to Company in accordance with SECTION 2.2(d) of the Credit Agreement on ________________ (the "FUNDING DATE")



1.  TERM LOANS:
    -----------

                  Tranche A Term Loans
                  --------------------

                                                     (1)Amount of Base Rate Loans:
$
 -----------------------
                                                     (2)Amount of Eurodollar Rate Loans, with an
                          initial Interest Period of _______ month(s):          $_______________________

                  Tranche B Term Loans
                  --------------------

                  (i)    Amount of Base Rate Loans:                             $_______________________
                  (ii)   Amount of Eurodollar Rate Loans, with an
                         initial Interest Period of _______ month(s):           $_______________________

                  Tranche C Term Loans
                  --------------------

                  (i)    Amount of Base Rate Loans:                             $_______________________
                  (ii)   Amount of Eurodollar Rate Loans, with an
                         initial Interest Period of _______ month(s):           $_______________________

         2.  REVOLVING LOANS:
             ----------------

                  (i)    Amount of Base Rate Loans:                             $_______________________
                  (ii)   Amount of Eurodollar Rate Loans: with an
                         initial Interest Period of _______ month(s):           $_______________________


         3.  SWING LINE LOANS:                                                  $_______________________
             -----------------


         The undersigned officer of Company, to the best of his or her knowledge, and Company certify that (i) as of the Funding Date, the representations and warranties contained in each of the Credit Documents are true, correct and complete in all material respects on and as of such Funding Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all material respects on and as of such earlier date; (ii) as of the Funding Date, no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the borrowing contemplated hereby; and
(iii) as of the Funding Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.



Date: ____________________                   SIMMONS COMPANY


                                             By: __________________________
                                             Name:
                                             Title:

                                                                  EXHIBIT A-2 TO
                                                   CREDIT AND GUARANTY AGREEMENT
--------------------------------------------------------------------------------


                         CONVERSION/CONTINUATION NOTICE

         Reference is made to the Credit and Guaranty Agreement, dated as of October 29, 1998 (as it may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Simmons Company, a Delaware corporation ("COMPANY"), Simmons Holdings, Inc. and certain Subsidiaries of Company, as Guarantors, the Lenders (as such terms are defined therein), Goldman Sachs Credit Partners L.P., as Joint Lead Arranger and Syndication Agent, Warburg Dillon Read LLC, as Joint Lead Arranger, and UBS A.G., Stamford Branch, as Administrative Agent.

         Pursuant to Section 2.8 of the Credit Agreement, Company desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of -------------------:

         1.  TERM LOANS:
             -----------

                  Tranche A Term Loans
                  --------------------

                  (i)    Amount of Eurodollar Rate Loans to be continued as
                         Eurodollar Rate Loans, with an initial
                         Interest Period of __________ month(s):                        $________________

                  (ii)   Amount of Base Rate Loans to be converted to Eurodollar
                         Rate Loans, with an initial
                         Interest Period of __________ month(s):                        $________________

                  (iii)  Amount of Eurodollar Rate Loans
                         to be converted to Base Rate Loans:                            $________________

                  Tranche B Term Loans
                  --------------------

                  (iv)   Amount of Eurodollar Rate Loans to be continued as
                         Eurodollar Rate Loans, with an initial
                         Interest Period of __________ month(s):                        $________________



                  (v)    Amount of Base Rate Loans to be converted to Eurodollar
                         Rate Loans, with an initial
                         Interest Period of __________ month(s):                        $________________

                  (vi)   Amount of Eurodollar Rate Loans


                                      A-2-1

                         to be converted to Base Rate Loans:                            $________________

                  Tranche C Term Loans
                  --------------------

                  (vii)  Amount of Eurodollar Rate Loans to be continued as
                         Eurodollar Rate Loans, with an initial
                         Interest Period of __________ month(s):                        $________________

                  (viii) Amount of Base Rate Loans to be converted to Eurodollar
                         Rate Loans, with an initial
                         Interest Period of __________ month(s):                        $________________

                  (ix)   Amount of Eurodollar Rate Loans
                         to be converted to Base Rate Loans:                            $________________

         2.  REVOLVING LOANS:

                  (i)    Amount of Eurodollar Rate Loans to be continued as
                         Eurodollar Rate Loans, with an initial
                         Interest Period of __________ month(s):                        $________________

                  (ii)   Amount of Base Rate Loans to be converted to Eurodollar
                         Rate Loans, with an initial
                         Interest Period of __________ month(s):                        $________________

                  (iii)  Amount of Eurodollar Rate Loans
                         to be converted to Base Rate Loans:                            $________________

         In the case of a conversion to or continuation of a Eurodollar Rate Loan, the undersigned officer, to the best of his or her knowledge, and Company certify that (i) no Event of Default or Default has occurred and is continuing, and (ii) the conversion or continuation date thereof is the expiration date of such Loan's Interest Period.



Date: ____________________                 SIMMONS COMPANY


                                           By: __________________________
                                           Title:


                                      A-2-2

                                                                  EXHIBIT A-3 TO
                                                   CREDIT AND GUARANTY AGREEMENT
                                                   -----------------------------

                                 ISSUANCE NOTICE

         Reference is made to the Credit and Guaranty Agreement, dated as of October 29, 1998 (as it may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Simmons Company, a Delaware corporation ("COMPANY"), Simmons Holdings, Inc. and certain Subsidiaries of Company, as Guarantors, the Lenders (as such terms are defined therein), Goldman Sachs Credit Partners L.P., as Joint Lead Arranger and Syndication Agent, Warburg Dillon Read LLC, as Joint Lead Arranger, and UBS A.G., Stamford Branch, as Administrative Agent.

         Pursuant to SECTION 2.3 of the Credit Agreement, Company desires Letters of Credit to be issued on _________________ (the "ISSUANCE DATE") as follows:

         1.  COMMERCIAL LETTERS OF CREDIT:
             -----------------------------
                  Aggregate Face Amounts to be issued:                 $________________________

         2.  STANDBY LETTERS OF CREDIT:
             --------------------------

                  Aggregate Face Amounts to be issued:                 $________________________

         Attached hereto for each such Letter of Credit is (i) the name and address of the beneficiary, (ii) the expiration date, and (iii) either (a) the verbatim text of such proposed Letter of Credit, or (b) a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Lender to make payment under such Letter of Credit.

         The undersigned officer of Company, to the best of his or her knowledge, and Company certify that (i) as of the Issuance Date, the representations and warranties contained in each of the Credit Documents are true, correct and complete in all material respects on and as of such Issuance Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all material respects on and as of such earlier date; (ii) as of the Issuance Date, no event has occurred and is continuing or would result from the issuance contemplated hereby that would constitute an Event of Default or a Default; and (iii) as of the Issuance Date, no injunction or other restraining order has been issued and no hearing to cause an

                                      A-3-1
injunction or other restraining order to be issued is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the issuance contemplated hereby.



Date: ____________________                  SIMMONS COMPANY


                                            By: __________________________
                                            Title:











                                      A-3-1

                                                                  EXHIBIT B-1 TO
                                                   CREDIT AND GUARANTY AGREEMENT
                                                   -----------------------------

                            TRANCHE A TERM LOAN NOTE

$________________________                                     New York, New York
                                                              October 29, 1998

         FOR VALUE RECEIVED, SIMMONS COMPANY, a Delaware corporation ("COMPANY"), promises to pay to the order of ________________ ("PAYEE") or its registered assigns the principal amount of _______ DOLLARS ($_____________) in the installments referred to below.

         Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement dated as of October 29, 1998 (as it may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), by and among Company, Simmons Holdings, Inc. and certain Subsidiaries of Company, as Guarantors, the Lenders (as such terms are defined therein), Goldman Sachs Credit Partners L.P., as Joint Lead Arranger and Syndication Agent, Warburg Dillon Read LLC, as Joint Lead Arranger, and UBS A.G., Stamford Branch, as Administrative Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

         Company shall make principal payments on this Note as set forth in
SECTION 2.11(a) of the Credit Agreement.

         This Note is one of Company's "Tranche A Term Notes" in the aggregate principal amount of $70,000,000.00 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tranche A Term Loan evidenced hereby was made and is to be repaid.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; PROVIDED, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

         Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.


                                      B-1-1

         This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

         THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

         This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

         No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

         Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                             SIMMONS COMPANY


                                             By: __________________________
                                             Title: ________________________


                                      B-1-2

                                                                  EXHIBIT B-2 TO
                                                   CREDIT AND GUARANTY AGREEMENT
                                                   -----------------------------

                            TRANCHE B TERM LOAN NOTE

$________________________                                    New York, New York
                                                             October 29, 1998


         FOR VALUE RECEIVED, SIMMONS COMPANY, a Delaware corporation ("COMPANY"), promises to pay to the order of ________________ ("PAYEE") or its registered assigns the principal amount of _______ DOLLARS ($_____________) in the installments referred to below.

         Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement dated as of October 29, 1998 (as it may be amended, supplemented or otherwise modified from time to time, the"CREDIT AGREEMENT"), by and among Company, Simmons Holdings, Inc. and certain Subsidiaries of Company, as Guarantors, the Lenders (as such terms are defined therein), Goldman Sachs Credit Partners L.P., as Joint Lead Arranger and Syndication Agent, Warburg Dillon Read LLC, as Joint Lead Arranger, and UBS A.G., Stamford Branch, as Administrative Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

         Company shall make principal payments on this Note as set forth in
SECTION 2.11(b) of the Credit Agreement.

         This Note is one of Company's "Tranche B Term Notes" in the aggregate principal amount of $70,000,000.00 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tranche B Term Loan evidenced hereby was made and is to be repaid.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; PROVIDED, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

         Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.


                                      B-2-1

         This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

         THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

         This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

         No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

         Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                         SIMMONS COMPANY


                                         By: __________________________
                                         Title: ________________________


                                      B-2-2

                                                                  EXHIBIT B-3 TO
                                                   CREDIT AND GUARANTY AGREEMENT
                                                   -----------------------------


                            TRANCHE C TERM LOAN NOTE

$________________________                                  New York, New York
                                                           October 29, 1998

         FOR VALUE RECEIVED, SIMMONS COMPANY, a Delaware corporation ("COMPANY"), promises to pay to the order of ________________ ("PAYEE") or its registered assigns the principal amount of _______ DOLLARS ($_____________) in the installments referred to below.

         Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement dated as of October 29, 1998 (as it may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), by and among Company, Simmons Holdings, Inc. and certain Subsidiaries of Company, as Guarantors, the Lenders (as such terms are defined therein), Goldman Sachs Credit Partners L.P., as Joint Lead Arranger and Syndication Agent, Warburg Dillon Read LLC, as Joint Lead Arranger, and UBS A.G., Stamford Branch, as Administrative Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

         Company shall make principal payments on this Note as set forth in
SECTION 2.11(c) of the Credit Agreement.

         This Note is one of Company's "Tranche C Term Notes" in the aggregate principal amount of $50,000,000.00 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tranche C Term Loan evidenced hereby was made and is to be repaid.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; PROVIDED, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

         Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.


                                      B-3-1

         This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

         THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

         This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

         No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

         Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                            SIMMONS COMPANY


                                            By: __________________________
                                            Title: ________________________



                                      B-3-2

                                                                  EXHIBIT B-4 TO
                                                   CREDIT AND GUARANTY AGREEMENT
                                                   -----------------------------


                               REVOLVING LOAN NOTE

$________________________                                   New York, New York
                                                            October 29, 1998


         FOR VALUE RECEIVED, SIMMONS COMPANY, a Delaware corporation ("COMPANY"), promises to pay to the order of ________________ ("PAYEE") or its registered assigns, on or before October __, 2004, the lesser of (i) __________ DOLLARS ($_______________) and (ii) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

         Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement dated as of October 29, 1998 (as it may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), by and among Company, Simmons Holdings, Inc. and certain Subsidiaries of Company, as Guarantors, the Lenders (as such terms are defined therein), Goldman Sachs Credit Partners L.P., as Joint Lead Arranger and Syndication Agent, Warburg Dillon Read LLC, as Joint Lead Arranger, and UBS A.G., Stamford Branch, as Administrative Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

         This Note is one of Company's "Revolving Notes" in the aggregate principal amount of $80,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; PROVIDED, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

         Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

                                      B-4-1

         This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

         THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

         This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

         No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

         Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                             SIMMONS COMPANY


                                             By: __________________________
                                             Title: ________________________


                                      B-4-2

                                  TRANSACTIONS
                                       ON
                                 REVOLVING NOTE
                                 --------------



-------------------------------------------------------------------------------------------------------------------
                                                                                     Outstanding
                     Type of             Amount of             Amount of              Principal
                    Loan Made            Loan Made          Principal Paid             Balance            Notation
     Date           This Date            This Date             This Date              This Date           Made By
     ----          -----------          -----------           -----------            -----------          -------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------






                                      B-4-3

                                                                  EXHIBIT B-5 TO
                                                   CREDIT AND GUARANTY AGREEMENT
                                                   -----------------------------

                                 SWING LINE NOTE

$10,000,000.00                                               New York, New York
                                                             October 29, 1998

         FOR VALUE RECEIVED, SIMMONS COMPANY, a Delaware corporation ("COMPANY"), promises to pay to _______________________ ("PAYEE"), on or before October __, 2004, the lesser of (i) TEN MILLION DOLLARS ($10,000,000.00) and
(ii) the unpaid principal amount of all advances made by Payee to Company as Swing Line Loans under the Credit Agreement referred to below.

         Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement dated as of October 29, 1998 (as it may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), by and among Company, Simmons Holdings, Inc. and certain Subsidiaries of Company, as Guarantors, the Lenders (as such terms are defined therein), Goldman Sachs Credit Partners L.P., as Joint Lead Arranger and Syndication Agent, Warburg Dillon Read LLC, as Joint Lead Arranger, and UBS A.G., Stamford Branch, as Administrative Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

         This Note is Company's "SWING LINE NOTE" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

         Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

         This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

         THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                      B-5-1

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

         This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

         No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

         Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                               SIMMONS COMPANY


                                               By: __________________________
                                               Title: ________________________


                                      B-5-2

                                  TRANSACTIONS
                                       ON
                                 SWING LINE NOTE
                                 ---------------



-------------------------------------------------------------------------------------------------
                                                                  Outstanding
                      Amount of              Amount of             Principal
                      Loan Made           Principal Paid            Balance             Notation
     Date             This Date              This Date             This Date            Made By
     ----             ---------              ---------             ---------            -------
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------



                                      B-5-3

                                                                    EXHIBIT C TO
                                                   CREDIT AND GUARANTY AGREEMENT
                                                   -----------------------------


                             COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:

         1. We are the duly elected [Title] and [Title] of Simmons Company, a Delaware Corporation ("Company").

         2. We have reviewed the terms of that certain Credit and Guaranty Agreement dated as of October 29, (as so amended, supplemented or otherwise modified, the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof (the "ATTACHMENT") being used in this Certificate as therein defined), by and among Company, Simmons Holdings, Inc. and certain Subsidiaries of Company, as Guarantors, the Lenders (as such terms are defined therein), Goldman Sachs Credit Partners L.P., as Joint Lead Arranger and Syndication Agent, Warburg Dillon Read LLC, as Joint Lead Arranger, and UBS A.G., Stamford Branch, as Administrative Agent, and the terms of the other Credit Documents, and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements.

         3. The examination described in paragraph 2 above did not disclose, and we have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event.

         The foregoing certifications, together with the computations set forth in Attachment No. 1 and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of ____________ pursuant to SECTION 5.1(d) of the Credit Agreement.

                                           SIMMONS COMPANY


                                           By: __________________________
                                           Title: ________________________


                                           By: __________________________
                                           Title: _________________________

                                                             ATTACHMENT NO. 1 TO
                                                          COMPLIANCE CERTIFICATE
                                                          ----------------------

1.       INDEBTEDNESS
         ------------

         (i)      Indebtedness permitted under SECTION 6.1(iv):                                       $_____________
         (ii)     Maximum permitted under SECTION 6.1(iv):                                            $_____________
         (iii)    Indebtedness permitted under SECTION 6.1(vi):                                       $_____________
         (iv)     Maximum permitted under SECTION 6.1(vi):                                            $_____________
         (v)      Indebtedness permitted under SECTION 6.1(viii):                                     $_____________
         (vi)     Maximum permitted under SECTIOn 6.1(viii):                                          $_____________
         (vii)    Indebtedness permitted under SECTION 6.1(xi):                                       $_____________
         (viii)   Maximum permitted under SECTION 6.1(xi):                                            $_____________


2.       LIENS
         -----

         (i)      Indebtedness secured by Liens permitted under
                  SECTION 6.2(ix):                                                                    $_____________
         (ii)     Maximum permitted under SECTION 6.2(ix):                                            $_____________

3.       INVESTMENTS
         -----------

         (i)      Investments permitted under SECTION 6.3(i):                                         $_____________
         (ii)     Maximum permitted under SECTION 6.3(i):                                             $_____________
         (iii)    Investments permitted under SECTION 6.3(vi):                                        $_____________
         (iv)     Maximum permitted under SECTION 6.3(vi):                                            $_____________
         (v)      Investments permitted under SECTION 6.3(viii):                                      $_____________
         (vi)     Maximum permitted under SECTION 6.3(viii):                                          $_____________

4.       CONTINGENT OBLIGATIONS
         ----------------------

         (i)      Contingent Obligations permitted under SECTION 6.4(vii):
                                                                                                      $_____________
         (ii)     Maximum permitted under SECTION 6.4(vii):                                           $_____________

5.       MINIMUM FIXED CHARGE COVERAGE RATIO
         -----------------------------------
         (for the four-Fiscal Quarter period
         ending ______________)
         (i)      Consolidated Net Income:                                                            $_____________
         (ii)     Consolidated Interest Expense:                                                      $_____________
         (iii)    Provisions for taxes based on income:                                               $_____________
         (iv)     Total depreciation expense:                                                         $_____________
         (v)      Total amortization expense:                                                         $_____________
         (vi)     Management Fees                                                                     $_____________
         (vii)    ESOP Expenses                                                                       $_____________
         (viii)   Recapitalization costs from SCHEDULE O                                              $_____________
         (ix)     Other non-cash items reducing Consolidated
                  Net Income:                                                                         $_____________
         (x)      Other non-cash items increasing Consolidated
                  Net Income:                                                                         $(____________)
         (xi)     Consolidated Adjusted EBITDA ((i) through (x) inclusive):                           $_____________
         (xii)    Consolidated Rental Payments                                                        $_____________
         (xiii)   Consolidated Adjusted EBITDAR ((xi) + (xii))                                        $_____________
         (xiv)    Consolidated Cash Interest Expense                                                  $_____________
         (xv)     Consolidated Fixed Charges ((xii)+(xiv)):                                           $_____________
         (xvi)    Fixed Charge Coverage Ratio (xiii):(xv):                                                 ____:1.00
         (xvii)   Minimum ratio required under SECTION 6.6(a):                                             ____:1.00

6.       MINIMUM CASH INTEREST COVERAGE RATIO
         (for the four-Fiscal Quarter
         period ending ______________)

         (i)      Consolidated Adjusted EBITDA (5(x))                                                 $_____________
         (ii)     Consolidated Cash Interest Expense                                                  $_____________
         (iii)    Cash Interest Coverage Ratio (i):(ii)                                                     ___:1.00
         (iv)     Minimum ratio required under SECTION 6.6(b):                                              ___:1.00

7.       MAXIMUM LEVERAGE RATIO
         (as of _____________)

         (i)      Consolidated Adjusted EBITDA (5(x))                                                 $_____________
         (ii)     Consolidated Total Debt:                                                            $_____________
         (iii)    Leverage Ratio (i):(ii):                                                              ____:1.00
         (iv)     Maximum ratio permitted under SECTION 6.6(c):                                         ____:1.00

8.       MAXIMUM SENIOR DEBT LEVERAGE RATIO
         (as of _____________)

         (i)      Consolidated Adjusted EBITDA                                                        $_____________
         (ii)     Consolidated Total Senior Debt:                                                     $_____________
         (iii)    Senior Debt Leverage Ratio (i):(ii):                                                  ____:1.00
         (iv)     Maximum ratio permitted under SECTION 6.6(d):                                         ____:1.00

9.       FUNDAMENTAL CHANGES

         (i)      Aggregate fair market value of assets sold in any
                  one or more Asset Sales after Closing Date in one
                  or more transactions permitted under SECTION 6.7(iv):                               $_____________
         (ii)     Maximum permitted under SECTION 6.7(iv):                                            $_____________

10.      CONSOLIDATED CAPITAL EXPENDITURES

         (i)      Consolidated Capital Expenditures for Fiscal
                  Year-to-date:                                                                       $_____________
         (ii)     Maximum amount of Consolidated Capital
                  Expenditures permitted under SECTION 6.8 for
                  Fiscal Year:                                                                        $_____________

                                                                  EXHIBIT D-1 TO
                                                   CREDIT AND GUARANTY AGREEMENT
                                                   -----------------------------

                      OPINIONS OF COUNSEL TO CREDIT PARTIES


                        [TO BE PROVIDED BY ROPES & GRAY]












                                      D-1-1

                                                                  EXHIBIT D-2 TO
                                                   CREDIT AND GUARANTY AGREEMENT
                                                   -----------------------------


                               [FORM OF OPINION OF
                    SKADDEN, ARPS, SLATE MEAGHER & FLOM LLP]

                                                     October 29, 1998

To the Persons listed on Schedule I
  attached hereto

                         and

The Lenders Party to the Credit
Agreement Referenced Below

                         Re:        Simmons Company
                                    ---------------

Ladies and Gentlemen:

                  We have acted as counsel to Goldman Sachs Credit Partners L.P., as joint lead arranger and syndication agent (in such capacity, the "SYNDICATION AGENT"), in connection with the preparation and delivery of that certain Credit and Guaranty Agreement, dated as of October 29, 1998 (the "CREDIT AGREEMENT"), among Simmons Company, a Delaware corporation (the "COMPANY"), Simmons Holdings Inc., a Delaware corporation ("HOLDINGS") and certain other subsidiaries of the Company as guarantors (collectively referred to herein as the "GUARANTORS"), the financial institutions listed therein as Lenders, the Syndication Agent, Warburg Dillon Read LLC, as joint lead arranger ("WARBURG"), and UBS A.G., Stamford Branch, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"; Warburg, the Syndication Agent and the Administrative Agent are collectively referred to herein as the "AGENTS") and in connection with the preparation and delivery of certain related documents.

                  We have participated in various conferences with representatives of the Company and the Agents and conferences and telephone calls with Ropes and Gray, counsel to the Company, Holdings and the other Guarantors, during which the Credit Agreement and related matters have been discussed, and we have also participated in the meeting held on the date hereof (the "CLOSING") incident to the funding of the initial loans made under the Credit Agreement. We have reviewed the forms of the Credit Agreement and the exhibits thereto, including the forms of the promissory notes annexed thereto (the "NOTES"), and the opinion of Ropes and Gray (the "OPINION") and the officers' certificates and other documents delivered at the Closing. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the due authority of all persons executing the same, and we have relied as to factual matters on the documents that we have reviewed.


                                      D-2-1

                  Although we have not independently considered all of the matters covered by the Opinion to the extent necessary to enable us to express the conclusions therein stated, we believe that the Opinion and the officers' certificates and other documents delivered in connection with the execution and delivery of, and as conditions to the making of the initial loans under, the Credit Agreement and the Notes are substantially responsive to the requirements of the Credit Agreement.


                                          Very truly yours,










                                      D-2-2

                                   SCHEDULE I
                                   ----------



Goldman Sachs Credit Partners L.P., as
Joint Lead Arranger and Syndication Agent
85 Broad Street
New York, New York 10004

Warburg Dillon Read,
as Joint Lead Arranger
535 Madison Avenue
New York, New York 10022

UBS A.G., Stamford Branch,
as Administrative Agent
677 Washington Blvd.
Stamford, Connecticut 06901


                                      D-2-3

                                                                    EXHIBIT E TO
                                                   CREDIT AND GUARANTY AGREEMENT
                                                   -----------------------------

                              ASSIGNMENT AGREEMENT

     ASSIGNMENT AGREEMENT, dated as of ______________ (this "AGREEMENT"), by and between the parties signatory hereto and designated as Assignor ("ASSIGNOR") and Assignee ("ASSIGNEE").

                              W I T N E S S E T H :
                              ---------------------

     WHEREAS, Assignor is party to the Credit and Guaranty Agreement, dated as of October 29, 1998 (as it may be from time to time amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, Simmons Holdings, Inc. and certain Subsidiaries of Company, as Guarantors, the Lenders (as such terms are defined therein), Goldman Sachs Credit Partners L.P., as Joint Lead Arranger and Syndication Agent, Warburg Dillon Read LLC, as Joint Lead Arranger, and UBS A.G., Stamford Branch, as Administrative Agent; and

     WHEREAS, Assignor desires to sell and assign to Assignee, and Assignee desires to purchase and assume from Assignor, certain rights and obligations of Assignor under the Credit Agreement.

     NOW, THEREFORE, in consideration of the agreements and covenants herein contained, the parties hereto agree as follows:


SECTION 1.        ASSIGNMENT AND ASSUMPTION

     Subject to the terms and conditions hereof, as of the Effective Date as set forth on SCHEDULE I, Assignor sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee purchases and assumes from Assignor, the percentage interest specified on
SCHEDULE I in all of the rights and obligations with respect to the Commitments and outstanding Loans of Lenders arising under the Credit Agreement and the other Credit Documents (the "ASSIGNED SHARE"). In consideration of such assignment, Assignee hereby agrees to pay to Assignor on the date set forth on
Schedule I as the "Settlement Date", the principal amount of any outstanding loans included within the Assigned Share (such principal amount referred to herein as the "PURCHASE PRICE"), such payment to be made by wire transfer of immediately available funds. Upon the occurrence of the Effective Date: (a) the Assignee shall have the rights and obligations of a "Lender" to the extent of the Assigned Share and shall thereafter be a party to the Credit Agreement and a "Lender" for all purposes of the Credit Documents; (b) Assignor shall, to the extent of the Assigned Share, relinquish its rights (other than any rights which survive the termination of the Credit Agreement under SECTION 10.8 thereof) and be released from its obligations under the Credit Agreement; and (c) the Revolving Loan Commitments, if applicable, shall be modified to reflect the Revolving Loan Commitment of Assignee and any remaining Revolving Loan Commitment of Assignor. From and after the Effective Date, Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (i) in the case of any interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and (ii) in all other cases, to Assignee; PROVIDED, Assignor and Assignee shall make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Administrative Agent under the Credit Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by this SECTION 1 occurs on a date other than the Settlement Date. Without limiting the generality of the foregoing, the parties hereto hereby expressly acknowledge and agree that any assignment of all or any portion of Assignor's rights and obligations relating to Assignor's Revolving Loan Commitment shall include (i) in the event the Assignor is Issuing Bank, with respect to outstanding Letters of Credit (any such Letters of Credit being "ASSIGNOR LETTERS OF CREDIT"), the sale to Assignee of a participation in such Assignor Letters of Credit and any drawings thereunder as contemplated by
SECTION 2.3(e) of the Credit Agreement and (ii) the sale to Assignee of a ratable portion of any participations previously purchased by Assignor pursuant to SECTION 2.3(f) of the Credit Agreement with respect to Letters of Credit other than Assignor Letters of Credit.


SECTION 2.        EFFECTIVE DATE

     Notwithstanding anything herein to the contrary, the Effective Date shall not be deemed to have occurred until each of the following conditions are satisfied, as determined in the reasonable judgment of each of Assignor, Assignee and Administrative Agent: (i) the execution of a counterpart hereof by each of Assignor and Assignee; (ii) the payment of the Purchase Price on the Settlement Date; (iii) the receipt by Administrative Agent of the processing and recordation fee referred to in SECTION 10.6(d) of the Credit Agreement; (iv) the receipt by the Assignor of any consent of Company and Administrative Agent as required under SECTION 10.6(c) of the Credit Agreement; (v) in the event Assignee is a Non-US Lender, the delivery by Assignee to Administrative Agent of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as Assignee may be required to deliver to Administrative Agent pursuant to SECTION 2.20(c); (vi) the receipt by Administrative Agent of originals or telefacsimiles of executed counterparts hereof; and (vii) the recordation by Administrative Agent in the Register of the pertinent information regarding this Assignment pursuant to SECTION 10.6(d) of the Credit Agreement.

SECTION 3.        CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS

     (a) Assignor represents and warrants to Assignee that (i) Assignor is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim; and (ii) Schedule I sets forth the aggregate amount of the Commitments and the aggregate amount of the Loans, in each case as of the Effective Date.

     (b) Assignee represents and warrants to Assignor that (i) it is an Eligible Assignee; that it has experience and expertise in the making of loans such as the Loans; (ii) it has acquired the Assigned Share for its own account in the ordinary course of its business and without a view to distribution of the Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of SECTION
10.6 of the Credit Agreement, the
disposition of the Assigned Share or any interests therein shall at all times remain within its exclusive control); (III) it has received, reviewed and approved a copy of the Credit Agreement (including all Exhibits and Schedules thereto); and (IV) it has received from Assignor such financial information regarding Company and its Subsidiaries as is available to Assignor and as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

     (C) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

     (D) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Credit Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of Company or any of its Subsidiaries to Assignor or Assignee in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Default.


SECTION 4.  MISCELLANEOUS

     Assignor and Assignee each agrees from time to time, upon request of such other party, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given in pursuant to SECTION 10.1 of the Credit Agreement, and all for purposes thereof, the notice address of Assignee shall be the address as set forth on SCHEDULE I. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the Effective Date by their respective officers thereunto duly authorized.


                                           [ASSIGNOR],
                                           Assignor

                                           By
                                             --------------------------
                                           Title:
                                                  ---------------------


                                           [ASSIGNEE],
                                           Assignee

                                           By
                                             --------------------------
                                           Title:
                                                  ---------------------




[Consented to as of the Effective Date:]

[SIMMONS COMPANY]                                 [UBS A.G., STAMFORD BRANCH,
                                                  as Administrative Agent]


By: ______________________                        By: _________________________
Name:                                             Name:
Title:                                            Title:

                                  SCHEDULE I TO
                              ASSIGNMENT AGREEMENT


1.  Effective Date:        ________________, _____
    ---------------

2.  Settlement Date:       ________________, _____
    ----------------

3.  Assigned Share:
    ---------------


====================================================  =====================
            Tranche A Term Loan Exposure                      ___%
----------------------------------------------------  ---------------------
            Tranche B Term Loan Exposure                      ___%
----------------------------------------------------  ---------------------
            Tranche C Term Loan Exposure                      ___%
----------------------------------------------------  ---------------------
              Revolving Loan Exposure                         ___%
====================================================  =====================

4.  Aggregate Commitments:
    ----------------------


----------------------------------------------------  ---------------------
             Revolving Loan Commitments                    $__________
====================================================  =====================


5.  Aggregate Outstanding Loans:


====================================================  =====================
                Tranche A Term Loans                       $__________
----------------------------------------------------  ---------------------
                Tranche B Term Loans                       $__________
----------------------------------------------------  ---------------------
                Tranche B Term Loans                       $__________
----------------------------------------------------  ---------------------
                  Revolving Loans                          $__________
====================================================  =====================

6.  Payment Instructions:
    ---------------------

ASSIGNOR:                                    ASSIGNEE:


Attention:                                   Attention:
----------                                   ----------



7.  Notice Instructions:
    --------------------

ASSIGNOR:                                    ASSIGNEE:


Attention:                                   Attention:
----------                                   ----------

                                                                    EXHIBIT F TO
                                                   CREDIT AND GUARANTY AGREEMENT
                                                   -----------------------------

                         CERTIFICATE RE NON-BANK STATUS

     Reference is hereby made to that certain Credit and Guaranty Agreement dated as of October 29, 1998 (said Credit Agreement, as amended, supplemented or otherwise modified to the date hereof, being the "CREDIT AGREEMENT") by and among Simmons Company ("COMPANY"), Simmons Holdings, Inc. and certain Subsidiaries of Company, as Guarantors, the Lenders (as such terms are defined therein), Goldman Sachs Credit Partners L.P., as Joint Lead Arranger and Syndication Agent, Warburg Dillon Read LLC, as Joint Lead Arranger, and UBS A.G., Stamford Branch, as Administrative Agent. Pursuant to SECTION 2.20(c) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.


                                                [NAME OF LENDER]

                                                By: ____________________
                                                Title: __________________

                                                                    EXHIBIT G TO
                                                   CREDIT AND GUARANTY AGREEMENT
                                                   -----------------------------


                              SOLVENCY CERTIFICATE


         I, the undersigned, the [Title/Chief Financial Officer] of Simmons Company, a Delaware corporation ("COMPANY" or "BORROWER"), do hereby certify as follows:

         1. This Certificate is furnished to the Agents and the Lenders pursuant to Section 3.1(r) of the Credit and Guaranty Agreement dated as of October 29, 1998 (as it may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") by and among Simmons Company, Simmons Holdings, Inc. and certain Subsidiaries of Company, as Guarantors, the Lenders (as such terms are defined therein), Goldman Sachs Credit Partners L.P., as Joint Lead Arranger and Syndication Agent, Warburg Dillon Read LLC, as Joint Lead Arranger, and UBS A.G., Stamford Branch, as Administrative Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

         2. For purposes of this Certificate, the terms below shall have the following definitions:

         "UNREASONABLY SMALL CAPITAL" relates to the ability of the Borrower on a consolidated basis after giving effect to the consummation of the Transaction, to continue as a going concern and not lack sufficient capital for their present needs and anticipated needs, including, without limitation, Identified Contingent Liabilities, without substantial unplanned disposition of assets outside the ordinary course of business, restructuring of debt, externally forced revisions of its operations, or similar actions.

         "FAIR MARKET VALUE" means the amount at which the aggregate assets of an entity would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both.

         "IDENTIFIED CONTINGENT LIABILITIES" means the maximum reasonably estimated liabilities of the Borrower on a consolidated basis that may result from pending litigation, asserted claims and assessments, guaranties, indemnities, environmental conditions, contract obligations, uninsured risks, and other contingent liabilities as identified and explained to me in terms of their nature and estimated dollar magnitude by management of the Borrower ("MANAGEMENT"). Based on my reasonable inquiries and analysis in connection with this certificate, I have no reason to believe that such identified contingent liabilities are materially understated and nothing has come to my attention suggesting that material contingent liabilities have not been identified or disclosed. I do not give any opinion as to whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5.

         "FINANCING" means the indebtedness being incurred, assumed or guaranteed by the Borrower through the issuance of the Senior Subordinated Bridge Loans, the Junior Subordinated Notes and the Loans from the Lenders under the Credit Agreement.

         "PRESENT FAIR SALABLE VALUE" means the aggregate amount that may be realized from an independent willing buyer if an entity's assets are sold as an entirety with reasonable promptness in an arm's-length transaction under present conditions for the sale of assets as an entirety of the business comprising such entity.

         "STATED LIABILITIES" means the recorded liabilities of the Borrower on a consolidated basis pursuant to the unaudited June 27, 1998 balance sheet as prepared by the Borrower. Stated Liabilities excludes indebtedness under the Financing. Based upon representations made within the Credit Agreement by the Borrower and my investigations as described herein, I have no reason to believe that there has been any such material adverse change since June 27, 1998.

         3. For purposes of the Certificate, I, or officers of Company under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

     a. I have reviewed the financial statements (including the pro forma financial statements) referred to in SECTION 5.1 of the Credit Agreement.

     b. I have made inquiries of certain officials of Company and its Subsidiaries who have responsibility for financial and accounting matters regarding (i) the existence and amount of Identified Contingent Liabilities associated with the business of Company and its Subsidiaries and (ii) whether the unaudited pro forma projected consolidated financial statements referred to in paragraph (a) above have been constructed based on information and assumptions that, in the judgment of management, are reasonable.

     c. I have knowledge of and have reviewed to my satisfaction the Credit Documents and the respective Schedules and Exhibits thereto.

     d.  With respect to Identified Contingent Liabilities, I:

         i. inquired of certain officials of Company and its Subsidiaries who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all contingent liabilities associated with the business of Company and its Subsidiaries; and

         ii. confirmed with officers of Company and its Subsidiaries that, to the best of such officers' knowledge, (i) all appropriate items were included in Stated Liabilities or Identified Contingent Liabilities and that (ii) the amounts relating thereto were the maximum estimated amount of liabilities reasonably likely to result therefrom as of the date hereof.

     e. I have made inquiries of certain officers of Company and its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause Borrower (on a consolidated basis), after giving effect to the consummation of the Recapitalization, to (i) have assets with a Fair Market Value that is less than the sum of Stated Liabilities, Identified Contingent Liabilities and the Financing; (ii) have assets with a Present Fair Saleable Value that is less than the sum of Stated Liabilities, Identified Contingent Liabilities and the Financing; (iii) have Unreasonably Small Capital; or (iv) not be able to pay the respective Stated Liabilities, Identified Contingent Liabilities, and the Financing as they mature or otherwise become payable.

4. Based on and subject to the foregoing, I hereby certify on behalf of Company that, after giving effect to the consummation of the Recapitalization, it is my opinion that:

     a. The Fair Market Value of the assets of the Borrower (on a consolidated basis) exceeds and will exceed its liabilities (including, without limitation, the Financing, Stated Liabilities and Identified Contingent Liabilities);

     b. The Present Fair Saleable Value of the assets of the Borrower (on a consolidated basis) exceeds and will exceed its probable liabilities on its debts (including, without limitation, the Financing, Stated Liabilities and Identified Contingent Liabilities) as such debts become absolute and matured;

     c. The Borrower (on a consolidated basis) is and will be able to pay its debts (including, without limitation, the Financing, Stated Liabilities and Identified Contingent Liabilities) as such debts mature;

     d. The Borrower (on a consolidated basis) does not and will not have Unreasonably Small Capital with which to conduct its present and anticipated business.

         I am not an appraiser or a valuation expert and have not obtained or relied on the services of appraisers or valuation experts in making the above statements. All such statements regarding Fair Market Value and Present Fair Saleable Value are made to the best of my knowledge without having made any investigation or inquiry, except as specifically provided in Paragraph 3 above. This Certificate is given solely in my capacity as an officer of Company and not in my individual capacity.

         IN WITNESS WHEREOF, I have set forth my name below as of the date written.


Date:                                      By:
      -----------                              -----------------------------
                                           Name:
                                           Title:

                                                                EXHIBIT H TO THE
                                                   CREDIT AND GUARANTY AGREEMENT
                                                   -----------------------------


                               CLOSING CERTIFICATE
                               -------------------

         Pursuant to Section 3.1(t) of the Credit and Guaranty Agreement dated as of October 29, 1998 (as it may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), by and among Simmons Company, Simmons Holdings, Inc. and certain Subsidiaries of Simmons Company, as Guarantors, the Lenders (as such terms are defined therein), Goldman Sachs Credit Partners L.P., as Joint Lead Arranger and Syndication Agent, Warburg Dillon Read LLC, as Joint Lead Arranger, and UBS A.G., Stamford Branch, as Administrative Agent, the undersigned [INSERT TITLE OF OFFICER] of [INSERT NAME OF COMPANY] ("COMPANY") hereby certifies as follows:


         5. The representations and warranties of Company set forth in each of the Credit Documents to which it is a party or which are contained in any certificate furnished by or on behalf of Company pursuant to any of the Credit Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

         6. ___________________ is the duly elected and qualified Corporate Secretary of Company and the signature set forth for such officer below is such officer's true and genuine signature.

         7. [No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof.] [BORROWER ONLY]

         8. [The conditions precedent set forth in SECTION 3.1 of the Credit Agreement were satisfied as of the Closing Date.] [BORROWER ONLY]

         The undersigned Corporate Secretary of Company certifies as follows:

         9. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against Company, nor has any other event occurred adversely affecting or threatening the continued corporate existence of Company.

         10. Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization.

         11. Attached hereto as EXHIBIT A is a true and complete copy of resolutions duly adopted by the Board of Directors of Company on _________________; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of Company now in force relating to or affecting the matters referred to therein.

         12. Attached hereto as EXHIBIT B is a true and complete copy of the By-Laws of Company as in effect on the date hereof.

         13. Attached hereto as EXHIBIT C is a true and complete copy of the Certificate of Incorporation of Company as in effect on the date hereof, and such certificate has not been amended, repealed, modified or restated.

         14. The following persons are now duly elected and qualified officers of Company holding the offices indicated next to their respective names below, and such officers have held such offices with Company at all times since the date indicated next to their respective titles to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of Company each of the Credit Documents to which it is a party and any certificate or other document to be delivered by Company pursuant to the Credit Documents to which it is a party:

         Name                            Office                             Date                 Signature
         ----                            ------                             ----                 ---------

-------------------                 ---------------                    ------------      -
--------------


-------------------                 ---------------                    ------------      -
--------------


-------------------                 ---------------                    ------------
---------------


-------------------                 ---------------                    ------------
---------------

                  IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.


---------------------------                  -----------------------------------
Name:                                                 Name:
Title:                                       Title:


Date:  October __, 1998

                                                                EXHIBIT I TO THE
                                                   CREDIT AND GUARANTY AGREEMENT
                                                   -----------------------------


                              COUNTERPART AGREEMENT


         COUNTERPART AGREEMENT, dated ______________ (this "COUNTERPART"), is delivered pursuant to the Credit and Guaranty Agreement dated as of October 29, 1998 (as it may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), by and among Simmons Company, Simmons Holdings, Inc. and certain Subsidiaries of Simmons Company, as Guarantors, the Lenders (as such terms are defined therein), Goldman Sachs Credit Partners L.P., as Joint Lead Arranger and Syndication Agent, Warburg Dillon Read LLC, as Joint Lead Arranger, and UBS A.G., Stamford Branch, as Administrative Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement..

         The undersigned ("ADDITIONAL GUARANTOR") hereby agrees that this Counterpart may be attached to the Credit Agreement and by the execution and delivery hereof, the undersigned (I) becomes a Guarantor under the Credit Agreement, (II) agrees to be bound by all of the terms thereof, and (III) guaranties all of the Obligations in accordance with the term and conditions of the Credit Agreement.




         IN WITNESS WHEREOF, Additional Guarantor has caused this Counterpart to be duly executed and delivered by its duly authorized officer as of
______________.


                                          ----------------------------------
                                          (Name of Additional Guarantor)

                                          By:
                                              --------------------------------
                                                Name:
                                          Title:

                                          Address:
                                                  --------------------

                                                  --------------------

                                                                    EXHIBIT J TO
                                                   CREDIT AND GUARANTY AGREEMENT
                                                   -----------------------------


                          PLEDGE AND SECURITY AGREEMENT
                          -----------------------------


                  This PLEDGE AND SECURITY AGREEMENT, dated as of October 29, 1998, is made by SIMMONS COMPANY, a Delaware corporation, as Borrower (the "BORROWER"), SIMMONS HOLDINGS, INC., a Delaware corporation and CERTAIN OTHER SUBSIDIARIES OF THE BORROWER PARTY HERETO, as Guarantors (the "GUARANTORS" and, together with the Borrower, the "GRANTORS"), in favor of UBS A.G., STAMFORD BRANCH, as Administrative Agent (the "ADMINISTRATIVE AGENT") for the benefit of the Secured Parties (as defined below).

                                    RECITALS:

                  WHEREAS, the parties hereto have entered into a Credit and Guaranty Agreement, dated as of October 29, 1998, among the Borrower, the Guarantors, the Financial Institutions named therein as Lenders, Goldman Sachs Credit Partners L.P., as Joint Lead Arranger and Syndication Agent, Warburg Dillon Read LLC, as Joint Lead Arranger, UBS A.G., Stamford Branch, as Administrative Agent (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT");

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

                  WHEREAS, each Guarantor has agreed to guaranty the obligations of the Borrower incurred under the Credit Agreement; and

                  WHEREAS, it is a condition precedent to the obligations of the Lenders to extend credit to the Borrower under the Credit Agreement that the obligations of the Borrower and the other Guarantors thereunder and under the Credit Documents referred to therein be secured as provided herein;

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to enter into the Credit Agreement and to make their respective extensions of credit to the Borrower thereunder, and in consideration of other Secured Obligations hereinafter incurred, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  15.1 Definitions. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. The following terms shall have the following meanings:

                  "ACCOUNT DEBTOR" shall mean the person who is obligated on a Receivable.

                  "ACCOUNTS" shall mean "accounts" as such term is defined in
         Section 9-106 of the UCC.

                  "AGREEMENT" shall mean this Pledge and Security Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

                  "CAPITAL STOCK" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "CHATTEL PAPER" shall mean "chattel paper" as such term is defined in Section 9-105(b) of the UCC.

                  "COLLATERAL" shall have the meaning assigned to it in Section 2 hereof.

                  "COLLATERAL ACCOUNT" shall mean the account (which may be a securities account) maintained pursuant to this Agreement by the Administrative Agent for the benefit of the Secured Parties entitled "[Simmons Company, Inc. Collateral Account, UBS A.G., Stamford Branch, as Administrative Agent for the benefit of certain Secured Parties, as Secured Party]," and all funds, investment property and instruments or other items from time to time credited to such account and all interest thereon.

                  "COLLATERAL RECORDS" shall mean books, records, computer software, computer printouts, customer lists, blueprints, technical specifications, manuals, and similar items which relate to any Collateral other than such items obtained under license or franchise agreements which prohibit assignment or disclosure of such items.

                  "CONTRACTS" shall mean all contracts to which any Grantor now is, or hereafter will be, bound, or a party, beneficiary or assignee (including without limitation Copyright Licenses, Patent Licenses, Trademark Licenses and Trade Secret Licenses), and all other instruments, agreements and documents executed and delivered with respect to such contracts, and all revenues, rentals, Proceeds and other sums of money due and to become due from any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time in accordance with their terms.

                  "COPYRIGHT LICENSES" shall mean all of any Grantor's right, title, and interest in and to any and all agreements providing for the granting of any right in or to Copyrights (whether the Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in ITEM B of SCHEDULE IV.

                  "COPYRIGHTS" shall mean all of any Grantor's right, title, and interest in and to all United States and foreign copyrights, all mask works fixed in semi-conductor chip products (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications therefor including, without limitation, the registrations and applications referred to in ITEM A of SCHEDULE IV, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past infringements of any of the foregoing, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

                  "DEPOSIT ACCOUNTS" shall mean the Collateral Account and any deposit account, including without limitation, "deposit accounts" as such term is defined in Section 9-105(e) of the UCC and any other deposit or securities account, together with any funds, instruments or other items credited to any such account from time to time, and all interest thereon.

                  "DOCUMENTS" shall mean "documents" as such term is defined in
         Section 9-105(f) of the UCC.

                  "EQUIPMENT" shall mean "equipment" as such term is defined in
         Section 9-109(2) of the UCC, including, without limitation, machinery, manufacturing equipment, data processing equipment, computers, office equipment, furniture, appliances, tools, furnishings, fixtures, vehicles, motor vehicles, and any manuals, instructions, blueprints, computer software and similar items which relate to the above, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

                  "EVENT OF DEFAULT" shall have the meaning assigned thereto in the Credit Agreement.

                  "FIXTURES" shall mean "fixtures" as such term is defined in
         Section 9-313 of the UCC.

                  "GENERAL INTANGIBLES" shall mean "general intangibles" as such term is defined in Section 9-106 of the UCC, including, without limitation, rights to the payment of money (other than Receivables), Trademarks, Copyrights, Patents and Contracts, licenses including, without limitation, Trademark Licenses, Copyright Licenses, Patent Licenses and Trade Secret Licenses and franchises, partnership interests, joint venture interests, federal income tax refunds, computer software, databases, inventions, designs, Trade

         Secrets, goodwill, trade names, fictitious business names, business names, company names, business identifiers, trade styles and service marks (whether or not registered), proprietary rights, customer lists, supplier and customer contracts, sale orders, correspondence, advertising materials, payments due in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property, reversionary interests in pension and profit-sharing plans and reversionary, beneficial and residual interests in trusts, credits with and other claims against any Person, together with any collateral for any of the foregoing and the rights under any security agreement granting a security interest in such collateral.

                  "INSTRUMENTS" shall mean "instruments" as such term is defined in Section 9- 105(1)(i) of the UCC.

                  "INSURANCE POLICIES" shall mean insurance policies, including without limitation the insurance policies identified on the Certificates of Liability Insurance attached to Schedule VI.

                  "INTELLECTUAL PROPERTY" shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses.

                  "INTEREST RATE AGREEMENTS" shall mean interest rate or currency protection or hedging arrangements, including without limitation, caps, collars, floors, forwards and any other similar or dissimilar interest rate or currency exchange agreements or other interest rate or currency hedging arrangements (including the Hedge Agreements).

                  "INVENTORY" shall mean "inventory" as such term is defined in
         Section 9-109(4) of the UCC, including without limitation, all goods (whether such goods are in the possession of any Grantor or of a bailee or other Person for sale, lease, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials or consigned or returned or repossessed goods), including without limitation, all such goods whether raw, in process or finished, all materials usable in processing the same and all documents of title covering any inventory, including but not limited to work in process, materials used or consumed in Grantor's business, now owned or hereafter acquired or manufactured by any Grantor and held for sale in the ordinary course of its business; all present and future substitutions therefor, parts and accessories thereof and all additions thereto; and all proceeds thereof and products of such inventory in any form whatsoever.

                  "MONEY" shall mean "money" as such term is defined in Section 1-201(24) of the UCC.

                  "MOTOR VEHICLES" shall mean motor vehicles, tractors, trailers and other like property, if title thereto is governed by a certificate of title ownership.

                  "PATENT LICENSES" means all of any Grantor's right, title, and interest in and to any and all agreements providing for the granting of any right in or to Patents (whether the Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in ITEM D of SCHEDULE IV.

                  "PATENTS" means all of any Grantor's right, title, and interest in and to all United States and foreign patents and applications for letters patent throughout the world, including, but not limited to each patent and patent application referred to in Item C of SCHEDULE IV, all reissues, divisions, continuations, continuations-in-part, and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world, and all proceeds of the foregoing including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit and the right to sue for past infringements of any of the foregoing.

                  "PERMITTED INVESTMENTS" shall mean Cash and Cash Equivalents.

                  "PERSON" shall mean and include any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

                  "PLEDGED NOTES" shall mean all promissory notes listed on
         SCHEDULE I hereto, all intercompany notes at any time issued to any Grantor and all other promissory notes issued or held by any Grantor (other than promissory notes to be issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

                  "PLEDGED STOCK" shall mean the shares of Capital Stock listed on SCHEDULE I hereto, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

                  "PROCEEDS" shall mean "proceeds" as such term is defined in
         Section 9-306(1) of the UCC.

                  "RECEIVABLES" shall mean all rights to payment for goods sold or leased or services rendered, whether or not earned by performance and all rights in respect of the Account Debtor, including without limitation, all such rights in which the Grantor has any right, title or interest by reason of the purchase thereof by the Grantor, and including without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible, note, contract, invoice, purchase order, draft, acceptance, intercompany account, security agreement, or other evidence of indebtedness or security, together with (a) any collateral assigned, hypothecated or held to secure any of the foregoing and the rights under any security agreement granting a security interest in such collateral, (b) all goods, the sale of which gave rise to any of the foregoing, including, without limitation, all rights in any returned or repossessed goods and unpaid seller's rights, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, and (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith.

                  "RECEIVABLES RECORDS" shall mean (a) all original copies of all documents, instruments or other writings evidencing the Receivables, (b) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Receivables, including without limitation all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of any Grantor or any computer bureau or agent from time to time acting for any Grantor or otherwise, (c) all evidences of the filing of financing statements and the registration of other instruments in connection therewith and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including without limitation lien search reports, from filing or other registration officers, (d) all credit information, reports and memoranda relating thereto, and (e) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

                  "SECURED OBLIGATIONS" shall mean (a) all obligations, liabilities (including, without limitation, contingent obligations) and indebtedness of every nature of the Grantors to the Administrative Agent and the Secured Parties, now existing or hereafter incurred, arising under or in connection with the Credit Agreement, any Note, any other Credit Document or this Agreement; (b) all obligations, liabilities (including, without limitation, contingent obligations) and indebtedness of every nature of the Grantors to the Administrative Agent and the Secured Parties, now existing or hereafter incurred, arising under or in connection with Hedge Agreements entered into in connection with Section 5.10 of the Credit Agreement and prior to the termination thereof; and (c) all other obligations, liabilities of every kind, nature or description, direct or indirect, primary or secondary, joint or several, absolute or contingent of the Grantors to the Administrative Agent and the Secured Parties whether due or to become due and whether now existing or hereafter incurred and whether similar or dissimilar to the obligations described in clauses (a) and
         (b) hereof, and including without limitation all consumer or commercial transactions, all purchase money and nonpurchase money transactions, all overdrafts, all letters of credit, all lines of credit and all other extensions of credit, regardless of how they may be evidenced, and interest which, but for the filing of a petition in bankruptcy with respect to any Grantor, would have accrued on any Secured Obligation, whether or not a claim is allowed against such Grantor for such interest in the related bankruptcy proceeding.

                  "SECURED PARTIES" shall mean the Agents, the Lenders and the Lender Counterparties (as such terms are defined in the Credit Agreement).

                  "SECURITY COLLATERAL" shall mean:

                  (I) the Pledged Stock and the certificates representing the Pledged Stock, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock;

                  (II) the Pledged Notes and the instruments evidencing the Pledged Notes, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Notes;

                  (iii) all additional shares of stock (of any issuer of the Pledged Stock) from time to time acquired by any Grantor in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

                  (iv) all additional indebtedness from time to time owed to any Grantor by any obligor of the Pledged Notes and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

                  "TRADEMARK LICENSES" shall mean all of each Grantor's right, title, and interest in and to any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in ITEM F of SCHEDULE IV.

                  "TRADEMARKS" shall mean all of each Grantor's right, title, and interest in and to all United States and foreign trademarks, trade names, corporate names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source or business identifiers, designs, internet domain names and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to the registrations and applications referred to in ITEM E of SCHEDULE IV, all extensions or renewals of any of the foregoing; rights of publicity and privacy relating to the use of names, likenesses, signatures and biographical information of real persons; all of the goodwill of the business connected with the use of and symbolized by the foregoing; the right to sue for past infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including, without limitation, license royalties, income, payments, claims, damages, and proceeds of suit.

                  "TRADE SECRET LICENSES" shall mean all of each Grantor's right, title and interest in and to any and all payments providing for the granting of any right in or to Trade Secrets (whether the Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in ITEM G of SCHEDULE IV.

                  "TRADE SECRETS" shall mean all of each Grantor's right, title, and interest in and to trade secrets and all other confidential or proprietary information and know-how now or hereafter owned or used in, or contemplated at any time for use in, the business of the Grantor (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, the right to sue for past infringement of any Trade Secret, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

                  "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.


                                   ARTICLE II

                           GRANT OF SECURITY INTERESTS

                  2.1 As security for the prompt and complete payment and performance in full of all the Secured Obligations when due (whether at stated maturity, by acceleration or otherwise), each Grantor hereby grants to the Administrative Agent for the benefit of the Secured Parties a security interest in and lien on all of such Grantor's right, title and interest in, to and under the following, in each case, whether now owned or existing or hereafter acquired or arising, and wherever located (all of which being hereinafter collectively called the "COLLATERAL"):

                           (1) all Accounts;

                           (2) all Chattel Paper;

                           (3) all Contracts;

                           (4) the Collateral Account;

                           (5) all Collateral Records;

                           (6) all Deposit Accounts;

                           (7) all Documents;

                           (8) all Equipment;

                           (9) all Fixtures;

                           (10) all General Intangibles;

                           (11) all Intellectual Property;

                           (12) all Interest Rate Agreements;

                           (13) all Instruments;

                           (14) all Insurance Policies;

                           (15) all Inventory;

                           (16) all Money;

                           (17) all Motor Vehicles;

                           (18) all Receivables;

                           (19) all Receivables Records;

                           (20) all other tangible and intangible personal property;

                           (21) all of the Security Collateral; and

                           (22) all accessions and additions to any or all of the foregoing, all substitutions and replacements for any or all of the foregoing and all Proceeds or products of any or all of the foregoing.

                  Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, any of such Grantor's rights or interests in (a) any item of Collateral or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of the license, contract or agreement underlying such item of Collateral, result in a breach of the terms of, or constitute a default under such license, contract or agreement to which such Grantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318(4) of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); PROVIDED, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, or (b) more than 65% of the outstanding stock of any issuer which is a Foreign Subsidiary if the pledge of more than such amount would have material adverse tax consequences for Company and its Subsidiaries.


                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES


                  Each Grantor hereby represents and warrants to the Administrative Agent and each Lender, which representations and warranties shall survive execution and delivery of this Agreement, as follows:

                  3.1 CREDIT AGREEMENT REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by and/or in respect of such Grantor in
Section 4 of the Credit Agreement is true and correct as of the date hereof.

                  3.2 NO OTHER LIENS. (a) Except for the Lien granted to the Administrative Agent for benefit of the Secured Parties hereunder, such Grantor owns and, as to all Collateral whether now existing or hereafter acquired will continue to own, each item of the Collateral pledged by it free and clear of any and all Liens of all other Persons other than Permitted Liens, and such Grantor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Administrative Agent.

                           (b) No effective financing statement or other
evidence of Lien covering or purporting to cover any of the Collateral is on file in any public office other than (i) financing statements filed or to be filed in connection with the security interests granted to the Administrative Agent for the benefit of the Secured Parties hereunder, (ii) financing statements for which proper termination statements have been delivered to the Administrative Agent for filing and (iii) financing statements filed in connection with Permitted Liens. Such Grantor has not consented to any other Person other than the Administrative Agent having "control" (within the meaning of Section 8-106 of the UCC) over the Collateral Account.

                  3.3 PERFECTED LIENS; PRIORITY. (a) The security interests in the Collateral granted to the Administrative Agent for the benefit of the Secured Parties hereunder constitute valid security interests in the Collateral.

                           (b) (i) Upon filing financing statements naming such
Grantor, as "debtor" and the Administrative Agent for the benefit of the Secured Parties as "secured party" and describing the Collateral in the filing offices set forth on SCHEDULE V hereto and (ii) to the extent not subject to Article 9 of the UCC, (x) in the case of Intellectual Property, upon the recordation of the security interests granted hereunder in Patents, Trademarks and Copyrights in the applicable patent, trademark, and copyright registries, (y) in the case of the Security Collateral, upon the delivery of the Security Collateral and Investments to the Administrative Agent, and (z) in the case of Motor Vehicles, upon the notation of the Lien created hereby upon the certificate of title for such Motor Vehicle if required by applicable law, the security interests in the Collateral granted to the Administrative Agent for the benefit of the Secured Parties hereunder will constitute perfected security interests therein superior and prior to all Liens (other than Permitted Liens).

                  3.4 SECURITY COLLATERAL. (a) All of the Pledged Stock issued by Company or its Subsidiaries have been duly authorized and validly issued and is fully paid and non-assessable. All of the Pledged Notes issued by Company or its Subsidiaries have been duly authorized, authenticated or issued and delivered, and each Pledged Note is the legal, valid and binding obligation of the issuers thereof, and is not in default.

                           (b) The Pledged Stock constitutes the percentage of
the issued and outstanding shares of stock of the respective issuers thereof indicated on SCHEDULE I. The Pledged Notes are outstanding in the principal amount indicated on SCHEDULE I.


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



                  3.5 CHIEF EXECUTIVE OFFICE; RECORDS. The chief executive office of such Grantor is located at the location specified on Schedule III.

                  3.6 LOCATION OF INVENTORY AND EQUIPMENT. All Inventory (other than Inventory with a value not in excess of $4,000,000 in the aggregate for all Grantors at any time held by Grantors' customers on consignment in the ordinary course of business) and Equipment now or from time to time included in the Collateral is kept only at the locations listed on SCHEDULE II. None of such Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in UCC Section 7-104) therefor or otherwise in the possession of a bailee.

                  3.7 RECEIVABLES. (a) None of the Account Debtors in respect of any material portion of the Receivables is the United States Government or an instrumentality thereof.

                           (b) No Receivables are evidenced by any Instrument or
Chattel Paper which has not been delivered to the Administrative Agent (other than in respect of Instruments and Chattel Paper in an amount less than $25,000 individually and $1,000,000 in the aggregate for all Grantors and Chattel Paper consisting of consignment agreements with customers).

                  3.8 CONTRACTS. No payments due such Grantor under any Contract are evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent (other than in respect of Instruments and Chattel Paper in an amount less than $25,000 individually and $1,000,000 in the aggregate for all Grantors and Chattel Paper consisting of consignment agreements with customers).

                  3.9 FARM PRODUCTS. None of the Collateral constitutes, or is the proceeds of, Farm Products (as defined in the UCC).

                  3.10 INTELLECTUAL PROPERTY COLLATERAL.

                           (a) SCHEDULE IV sets forth a true and accurate list
of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by such Grantor and (ii) all Patent Licenses, Trademark Licenses and Copyright Licenses material to the business of such Grantor.

                           (b) Such Grantor is the sole and exclusive owner of
the entire right, title, and interest in and to all Intellectual Property on
SCHEDULE IV, free and clear of all Liens and licenses, except for Permitted Liens and the licenses set forth on SCHEDULE IV items B, D, F & G.

                                   ARTICLE IV

                                    COVENANTS

                  Each Grantor covenants and agrees with the Administrative Agent and the Secured Parties that from and after the date of this Agreement:

                  4.1 FURTHER ASSURANCES. At any time and from time to time, upon the request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver any and all such further instruments, endorsements, powers of attorney and other documents, make such filings, give such notices and take such further action as the Administrative Agent may reasonably deem desirable in obtaining the full benefits of this Agreement and of the rights, remedies and powers herein granted, including, without limitation, the following:

                           (a) the filing of any financing statements, in form
acceptable to the Administrative Agent under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted hereby. Such Grantor also hereby authorizes the Administrative Agent to file any such financing statement without the signature of such Grantor to the extent permitted by applicable law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in lieu of the original to the extent permitted by applicable law. Such Grantor will pay or reimburse the Administrative Agent for all filing fees and related expenses;

                           (b) the recordation of appropriate evidence of the
liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing;

                           (c) will make or reimburse the Administrative Agent
for making all searches deemed necessary by the Administrative Agent to establish and determine the priority of the security interests of the Administrative Agent for the benefit of the Secured Parties or to determine the presence or priority of other secured parties;

                           (d) upon request of the Administrative Agent, cause
the Administrative Agent for the benefit of the Secured Parties to be listed as the lienholder on the certificate of title or ownership covering any Collateral covered by such a certificate of title or ownership and to deliver evidence thereof to the Administrative Agent promptly;

                           (e) furnish to the Administrative Agent from time to
time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail and in form satisfactory to the Administrative Agent; and


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                           (f) furnish to the Administrative Agent upon its
reasonable request, complete and correct copies of each Contract to which it is a party.

                  4.2 DELIVERY OF SECURITY COLLATERAL. All certificates or instruments representing or evidencing the Security Collateral shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. After an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice to such Grantor, to transfer to or to register in the name of the Administrative Agent for the benefit of the Secured Parties any or all of the Security Collateral, subject only to the revocable rights specified in SECTION 6.1(b). For the better perfection of the Administrative Agent's rights for the benefit of the Secured Parties in and to the Security Collateral, if requested by the Administrative Agent after an Event of Default such Grantor shall forthwith, upon the pledge of any Security Collateral hereunder, cause such Security Collateral to be registered in the name of such nominee or nominees as the Administrative Agent shall direct, subject only to the revocable rights specified in SECTION 6.1(b). In addition, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

                  4.3 CHANGE OF CHIEF EXECUTIVE OFFICE. Such Grantor shall not establish a new location for its chief executive office from the location listed in SCHEDULE III until (i) it shall have given to the Administrative Agent not less than 15 days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Administrative Agent may reasonably request, and (ii) with respect to such new location, it shall have taken all action satisfactory to the Administrative Agent as the Administrative Agent may reasonably request to maintain the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral intended to be granted hereby at all times fully perfected with the same or better priority and in full force and effect.

                  4.4 CHANGE OF LOCATION OF INVENTORY AND EQUIPMENT. Such Grantor agrees that (i) all Inventory (other than Inventory with a value not in excess of $4,000,000 in the aggregate for all Grantors at any time held by Grantors' customers on consignment in the ordinary course of business) and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to) any one of the locations shown on SCHEDULE II, or such new location as such Grantor may establish in accordance with the last sentence of this Section. Such Grantor may establish a new location for Inventory and Equipment only if (i) it shall have given to the Administrative Agent not less than 15 days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Administrative Agent may reasonably request, and (ii) with respect to such new location, it shall have taken all action satisfactory to the Administrative Agent as the Administrative Agent may reasonably request to maintain the security interest of the Administrative Agent in the Collateral intended to be granted hereby at all times fully perfected with the same or better priority and in full force and effect.


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                  4.5 CHANGE OF NAME; IDENTITY OR CORPORATE STRUCTURE. Such
Grantor shall not change its name (or conduct any significant portion of its business under any new trade names), identity or corporate structure until (i) it shall have given to the Administrative Agent not less than 15 days' prior written notice of its intention to do so, clearly describing such new name, identity or corporate structure or such new trade name and providing such other information in connection therewith as the Administrative Agent may reasonably request, and (ii) with respect to such new name, identify or corporate structure or such new trade name, it shall have taken all action satisfactory to the Administrative Agent as the Administrative Agent may reasonably request to maintain the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral intended to be granted hereby at all times fully perfected with the same or better priority and in full force and effect.

                  4.6 DELIVERY OF INSTRUMENTS AND CHATTEL PAPER. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper (other than in respect of Instruments and Chattel Paper in an amount less than $25,000 individually and $1,000,000 in the aggregate for all Grantors and Chattel Paper consisting of consignment agreements with customers) shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement. Upon request of Administrative Agent, such Grantor shall deliver to Administrative Agent all Chattel Paper consisting of consignment agreements with customers, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

                  4.7 MAINTAIN AND MARK RECORDS AND RECEIVABLES. Upon request of the Administrative Agent, such Grantor shall legend, in form and manner reasonably satisfactory to the Administrative Agent all Chattel Paper and other evidence of Receivables, as well as the Receivables Records with an appropriate reference to the fact that the Chattel Paper and all other Receivables have been assigned to the Administrative Agent for the benefit of the Secured Parties and that the Administrative Agent has a security interest therein.

                  4.8 INSURANCE. Such Grantor shall maintain insurance as required by the Credit Agreement.

                  4.9 RECEIVABLES. (a) Such Grantor shall perform in all material respects all of its obligations with respect to the Receivables.

                           (b) Other than (i) in the ordinary course of business
and (ii) while no Default or Event of Default shall have occurred and be continuing, such Grantor shall not (v) amend, modify, terminate or waive any provision of any Receivable in any manner which could reasonably be expected to adversely affect the value of such Receivable as Collateral, (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon.


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                           (c) Except as may otherwise be indicated by prudent
business practices, such Grantor shall use its reasonable efforts (including, without limitation, prompt and diligent exercise of each material right it may have under any Receivable) to cause to be collected from each Account Debtor, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of any Receivable.

                  4.10 CONTRACTS. (a) Except as may otherwise be indicated by prudent business practices, such Grantor shall perform in all material respects all of its obligations under each Contract.

                           (b) Such Grantor shall deliver promptly to the
Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Material Contract.

                           (c) Without the prior written consent of the
Administrative Agent, such Grantor shall not (except in the ordinary course of business) amend, modify, terminate or supplement any provision of any Material Contract or compromise or settle any dispute, claim or legal proceeding with respect to any Material Contract, in any such case in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral, and shall not terminate any Material Contract.

                           (d) Except as may otherwise be indicated by prudent
business practices, such Grantor shall promptly and diligently exercise each material right it may have under any Contract (except the right of termination). All costs and expenses in connection therewith, whether incurred by such Grantor or the Administrative Agent shall be borne by such Grantor.

                  4.11 WAREHOUSE RECEIPTS NON-NEGOTIABLE. Such Grantor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt or other Document is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof or other Document shall not be "negotiable" (as such term is used in Section 7-104 of the UCC or under other relevant law), unless such receipt (other than receipts with respect to goods with a value less than $25,000 individually and $1,000,000 in the aggregate for all Grantors) is immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

                  4.12 LIMITATIONS ON DISPOSITIONS OF COLLATERAL. Such Grantor will not sell, transfer, lease, license, or otherwise dispose of any of the Collateral or any rights therein, or attempt, offer or contract to do so except as permitted in the Credit Agreement.

                  4.13  INTELLECTUAL PROPERTY.

                           (a) Such Grantor shall not do any act or omit to do
any act whereby any of the Intellectual Property which is material to the business of such Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the


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validity, grant, or enforceability of the security interest granted in such material Intellectual Property.

                           (b) Such Grantor shall, within thirty (30) days of
the creation or acquisition of any Copyrightable work which is material to the business of such Grantor, apply to register the Copyright in the United States Copyright Office; and such Grantor shall, within thirty (30) days of the acquisition of any registrations or applications for any Patents, Trademarks and Copyrights from any third party, record its interest in the United States Patent and Trademark Officer and the United States Copyright Office.

                           (c) Except as may otherwise be indicated by prudent
business practices, such Grantor shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by such Grantor and material to its business which is now or shall become included in the Intellectual Property including, but not limited to, those items on SCHEDULE IV ITEMS A, C, E.

                           (d) In the event that any material Intellectual
Property owned by such Grantor is infringed, misappropriated, or diluted by a third party, except as may otherwise be indicated by prudent business practices, such Grantor shall promptly take all reasonable actions to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property.

                           (e) Such Grantor shall promptly (but in no event more
than thirty (30) days after such Grantor obtains knowledge thereof) report to the Administrative Agent (i) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or international or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property owned by the Grantor by any such office. Such Grantor hereby authorizes the Administrative Agent to modify this Agreement by amending SCHEDULE IV and will otherwise cooperate with the Administrative Agent in effecting any such amendment to include any item Intellectual Property which shall become part of the Intellectual Property after the date hereof.

                           (f) Such Grantor shall, promptly upon the reasonable
request of the Administrative Agent, execute and deliver to the Administrative Agent any document required to acknowledge, confirm, register, record, or perfect the Administrative Agent's interest in any part of the Intellectual Property, whether now owned or hereafter acquired.


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                  4.14 NOTICE. Such Grantor will advise the Administrative
Agent promptly, in reasonable detail, in accordance with the provisions hereof
(a) of any Lien (other than Permitted Liens) on, or claim asserted against, any of the Collateral and (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

                  4.15 PERFORMANCE BY ADMINISTRATIVE AGENT OF GRANTORS' OBLIGATIONS; REIMBURSEMENT. If such Grantor fails to perform or comply with any of its agreements contained herein the Administrative Agent may, without notice to or consent by such Grantor, perform or comply or cause performance or compliance therewith and the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the Base Rate shall be payable by such Grantors to the Administrative Agent on demand and such reimbursement obligation shall be secured hereby.


                                   ARTICLE V

                          SPECIAL PROVISIONS REGARDING
                            RECEIVABLES AND CONTRACTS

                  5.1 GRANTORS REMAIN LIABLE UNDER RECEIVABLES AND CONTRACTS. Anything herein to the contrary notwithstanding (including without limitation the grant of any rights to the Administrative Agent for the benefit of the Secured Parties, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Receivable or Contract. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating to such Receivable or Contract pursuant hereto, nor shall the Administrative Agent be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  5.2 NOTICE TO ACCOUNT DEBTORS AND CONTRACTING PARTIES. At any time after an Event of Default has occurred and is continuing, the Administrative Agent may, and upon request of the Administrative Agent, the Grantors shall, notify Account Debtors and parties to the Contracts that the Accounts and the Contracts have been assigned to the Administrative Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent. At any time after an Event of Default has occurred and is continuing, the Administrative Agent may in its own name or in the name of others communicate with


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Account Debtors and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Receivables or Contracts.

                  5.3 COLLECTIONS ON RECEIVABLES AND CONTRACTS. The Administrative Agent on behalf of the Secured Parties hereby authorizes each Grantor to collect the Receivables and Contracts, and, at any time after an Event of Default has occurred and is continuing, the Administrative Agent may curtail or terminate said authority and itself, or by its agents, collect all Receivables and amount owing under Contracts. After an Event of Default has occurred and is continuing, if required by the Administrative Agent, any payments of Receivables and Contracts, when collected by a Grantor, shall be forthwith (and, in any event, within two Business Days) delivered by such Grantor to the Administrative Agent in the exact form received, duly indorsed to the Administrative Agent if required, for deposit into the Collateral Account, and until so turned over, shall be held by such Grantor in trust for the Administrative Agent for the benefit of the Secured Parties, segregated from other funds of such Grantor. All Proceeds, while held by the Administrative Agent for the benefit of the Secured Parties (or by such Grantor in trust for the Administrative Agent for the benefit of the Secured Parties) shall continue to be Collateral securing all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided.


                                   ARTICLE VI

                          SPECIAL PROVISIONS REGARDING
                               SECURITY COLLATERAL

                  6.1 VOTING RIGHTS; DIVIDENDS; ETC. (a) So long as no Event of Default or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing:

                                    (i) Each Grantor shall be entitled to
         exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Security Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or any other Credit Document.

                                    (ii) The Grantors shall be entitled to
         receive and retain any and all dividends and interest paid in respect of the Security Collateral, PROVIDED, HOWEVER, that any and all

                                            (A) dividends and interest paid or
                  payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

                                            (B) dividends and other
                  distributions paid or payable in cash in respect of any Security Collateral issued by Company in connection with a


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                  partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                                            (C) cash paid, payable or otherwise
                  distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral issued by Company,

         shall be, and shall be forthwith delivered to the Administrative Agent to hold as, Security Collateral and shall, if received by any Grantor, be received in trust for the benefit of the Administrative Agent for the benefit of the Secured Parties, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Administrative Agent as Security Collateral in the same form as so received (with any necessary indorsement or assignment).

                                    (iii) The Administrative Agent shall execute
         and deliver (or cause to be executed and delivered) to a Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph
         (i) above and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

                           (b) Upon the occurrence and during the continuance of
an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default:

                                    (i) All rights of the Grantors (x) to
         exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
         SECTION 6(a)(i) shall, upon notice to such Grantor by the Administra-tive Agent, cease and (y) to receive the dividends and interest payments which such Grantors would otherwise be authorized to receive and retain pursuant to SECTION 6(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends and interest payments.

                                    (ii) All dividends and interest payments
         which are received by any Grantor contrary to the provisions of paragraph (i) of this Section 6.1(b) shall be received in trust for the benefit of the Administrative Agent for the benefit of the Secured Parties, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent as Security Collateral in the same form as so received (with any necessary indorsement).

                  6.2 ADDITIONAL SHARES. Each Grantor agrees that it will (i) cause each issuer of the Pledged Shares that is a Subsidiary of Holdings not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Grantor


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and (ii) immediately upon its acquisition (directly or indirectly) thereof, deliver to the Administrative Agent as additional security hereunder any and all additional shares of stock or other securities of each issuer of the Pledged Shares.


                                  ARTICLE VII

                               COLLATERAL ACCOUNT

                  7.1 COLLATERAL ACCOUNT. There is hereby established with the Administrative Agent the Collateral Account. The Collateral Account shall be under the sole and exclusive dominion and control of the Administrative Agent and no Grantor shall have any rights with respect to the Collateral Account except as specifically set forth below with regard to determination of the nature of investments to be made with amounts credited to the Collateral Account. Without limiting the generality of the foregoing, no Grantor shall have any right of withdrawal or transfer from the Collateral Account.

                  7.2 DEPOSIT OF PROCEEDS. There shall be deposited in the Collateral Account from time to time the cash proceeds (as defined in Section 9-306(1) of the UCC) of any of the Collateral (including insurance proceeds thereon) required to be delivered to the Administrative Agent pursuant hereto. All amounts and investments and other items credited to the Collateral Account from time to time shall constitute Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. At any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may in its discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified herein.

                  7.3 INVESTMENT OF BALANCE IN COLLATERAL ACCOUNT. Amounts credited to the Collateral Account shall be invested from time to time in such Permitted Investments as the Borrower (or, after the occurrence and during the continuance of a Default or Event of Default, the Administrative Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Administrative Agent for the benefit of the Secured Parties.



                                  ARTICLE VIII

                                POWER OF ATTORNEY

                  8.1 ADMINISTRATIVE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT.
(a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in the Administrative Agent discretion, for the purpose of

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carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, such Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following:

                                    (i) at any time when any Event of Default
         shall have occurred and be continuing, in the name of such Grantor or its own name, or otherwise, (A) to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under, or with respect to, any Collateral;
         (B) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; and (C) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

                                    (ii) to prepare, sign and file any Uniform
         Commercial Code financing statements in the name of such Grantor as debtor;

                                    (iii) to prepare, sign, and file for
         recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as such Grantor;

                                    (iv) to take or cause to be taken all
         actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, actions to pay or discharge taxes and Liens (other than Permitted Liens) levied or placed on or threatened against the Collateral, to effect any repairs or obtain any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof;

                                    (v) upon the occurrence and during the
         continuance of any Event of Default (A) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;
         (B) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (C) to defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (D) to settle, compromise or adjust any suit, action or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; and (E) generally, to sell or transfer and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the


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         Collateral and the Liens of the Administrative Agent and the Secured
         Parties thereon and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

                                    (vi) at any time and from time to time, to
         execute, in connection with any foreclosure, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                  Each Grantor hereby acknowledges and agrees that in acting pursuant to this power- of-attorney the Administrative Agent shall be acting in the interest of the Secured Parties and such Grantor acknowledges and agrees that the Administrative Agent shall have no fiduciary duties to such Grantor and such Grantor hereby waives any claims to the rights of a beneficiary of a fiduciary relationship hereunder.

                           (b) NO DUTY ON THE PART OF ADMINISTRATIVE AGENT. The
powers conferred on the Administrative Agent hereunder are solely to protect the interests of the Administrative Agent for the benefit of the Secured Parties in the Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.


                                   ARTICLE IX

                          REMEDIES; RIGHTS UPON DEFAULT

                  9.1 RIGHTS AND REMEDIES GENERALLY. If an Event of Default shall occur and be continuing, then and in every such case, the Administrative Agent shall have all the rights of a secured party under the UCC, shall have all rights now or hereafter existing under all other applicable laws or in equity, and, subject to any mandatory requirements of applicable law then in effect, shall have all the rights set forth in this Agreements and all the rights set forth with respect to the Collateral or this Agreement in any other agreement between the parties. No enumeration of rights in this Article or elsewhere in this Agreement or in any related document or other agreement shall be deemed to in any way limit the rights of the Administrative Agent as described in this Article.

                  9.2 COLLECTION OF RECEIVABLES AND OTHER PROCEEDS. If an Event of Default shall occur and be continuing, in addition to the rights of the Administrative Agent for the benefit of the Secured Parties specified in SECTION
5.3 with respect to the collection of Receivables and

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



Contracts, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor, and shall forthwith upon receipt by the Grantor, be turned over to the Administrative Agent, in the same form received by such Grantor (appropriately indorsed or assigned by such Grantor to the order of the Administrative Agent or in such other manner as shall be satisfactory to the Administrative Agent) for deposit into the Collateral Account.

                  9.3 COLLATERAL ACCOUNT. If an Event of Default shall occur and be continuing, the Administrative Agent may liquidate any securities credited to the Collateral Account (including any Permitted Investments) and apply the proceeds thereof and any other amounts credited to the Collateral Account to the Secured Obligations (whether matured or unmatured) in such order as the Administrative Agent may elect. Any balance of such Proceeds remaining after the Secured Obligations have been paid and performed in full, all Letters of Credit have expired, been terminated or returned to the issuer thereof undrawn upon and the Commitments shall have been terminated shall be paid over to the Borrower on behalf of the Grantors or to whomsoever may lawfully be entitled to receive the same or as a court of competent jurisdiction may direct.

                  9.4 POSSESSION OF COLLATERAL. If an Event of Default shall occur and be continuing,

                           (a) the Administrative Agent may, personally or by
agents or attorneys, immediately retake possession of the Collateral (including the originals of all or any Receivables, Receivables Records) or any part thereof, from any of the Grantors or any other Person who then has possession of any part thereof with or without notice or judicial process, and for that purpose may enter upon any of the Grantors' premises where any of the Collateral is located and remove the same and may use in connection with such removal any and all services, supplies, aids and other facilities of such Grantors; and

                           (b) upon five (5) days' notice to a Grantor, such
Grantor shall, at its own expense, assemble the Collateral, including, without limitation, the originals of all Receivables Records (or from time to time any portion thereof) and make it available to the Administrative Agent at any place or places designated by the Administrative Agent which is reasonably convenient to both parties, whether at such Grantor's or the Administrative Agent's premises or elsewhere. Such Grantor, shall at its sole expense, store and keep any Collateral so assembled at such place or places pending further action by the Administrative Agent and while the Collateral shall be so stored and kept, shall provide such services as shall be necessary to protect the same and to preserve and maintain the Collateral in good condition.

                           (c) When Collateral is in the Administrative Agent's
possession, (i) each Grantor shall pay (or reimburse the Administrative Agent on demand for) all reasonable expenses (including the cost of any insurance and payment of taxes or other charges) incurred in the custody, preservation, use or operation of the Collateral, and the obligation to reimburse all such expenses shall be secured hereby and (ii) the risk of accidental loss or damage shall be on such Grantor to the extent of any deficiency in any effective insurance coverage.

                  9.5 DISPOSITION OF THE COLLATERAL. If an Event of Default shall occur and be continuing, the Administrative Agent may sell, assign, lease, license (on an exclusive or non-exclusive basis) give an option or options to purchase or otherwise dispose of the Collateral (or contract to do any of the foregoing) under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, at public or private sale or sales, conducted by any officer, nominee or agent of, or auctioneer or attorney for the Administrative Agent at any location of any third party conducting or otherwise involved in such sale or any office of the Administrative Agent or elsewhere and in general in such manner, at such time or times and upon such terms and conditions and at such price as it may consider commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent may in its sole discretion restrict prospective bidders as to their number, nature of their business and investment intention. Any of the Collateral may be sold, leased, assigned or options or contracts entered to do so, or otherwise disposed of, in the condition in which the same existed when taken by the Administrative Agent or after any overhaul or repair which the Collateral Agent shall determine to be commercially reasonable. To the extent permitted by applicable law, the Administrative Agent may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to any Grantor (except to the extent of surplus money received) as provided below. In the payment of the purchase price of the Collateral, the purchaser shall be entitled to have credit on account of the purchase price thereof of amounts owing to such purchaser on account of any of the Obligations and any such purchaser may deliver notes, claims for interest, or claims for other payment with respect to such Obligations in lieu of cash up to the amount which would, upon distribution of the net proceeds of such sale, be payable thereon. Such notes, if the amount payable hereunder shall be less than the amount due thereon, shall be returned to the holder thereof after being appropriately stamped to show partial payment.

                  9.6 RECOURSE. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to satisfy the Secured Obligations. Each Grantor shall also be liable for all expenses of the Administrative Agent incurred in connection with collecting such deficiency, including, without limitation, the fees and disbursements of any attorneys employed by the Administrative Agent or the Secured Parties to collect such deficiency.

                  9.7 INTELLECTUAL PROPERTY LICENSE. Solely for the purpose of enabling the Administrative Agent to exercise rights and remedies under this
ARTICLE IX, each Grantor hereby grants to the Administrative Agent for the benefit of the Secured Parties, to the extent it has the right to do so, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks.

                  9.8 EXPENSES; ATTORNEYS FEES. Each Grantor shall reimburse the Administrative Agent for all its expenses in connection with the exercise of its rights hereunder, including without limitation all reasonable attorneys' fees and legal expenses incurred by the Administrative Agent or any Secured Party.

                  9.9 APPLICATION OF PROCEEDS. The proceeds of any disposition of Collateral shall be applied as follows:

                           (a) to the payment of any and all expenses and fees
(including reasonable attorneys' fees and disbursements) incurred by the Administrative Agent in connection with the exercise of its rights and remedies hereunder, including without limitation, expenses and fees in connection with obtaining, taking possession of, removing, holding, insuring, repairing, preparing for sale or lease, storing and disposing of Collateral;

                           (b) to the satisfaction of the Secured Obligations in
accordance with Section 2.15 of the Credit Agreement;

                           (c) any other payment of any amount required to be
paid by the Administrative Agent by law;

                           (d) the satisfaction of indebtedness secured by any
subordinate security interest in the Collateral if written notification of demand therefor is received before distribution of the proceeds is completed, but only to the extent of the proceeds undistributed when such notification is received; and

                           (e) upon termination of the Commitments and the
expiration, cancellation or return to the issuer thereof undrawn upon of any letters of credit, to the Borrower on behalf of the Grantors or as a court of competent jurisdiction may direct.

                  9.10 LIMITATION ON DUTIES REGARDING PRESERVATION OF COLLATERAL. (a) The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.

                           (b) The Administrative Agent shall have no obligation
to take any steps to preserve rights against prior parties to any Collateral.

                           (c) Neither the Administrative Agent nor any of its
directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise.

                  9.11 WAIVER OF CLAIMS. Except as otherwise provided in this Agreement, EACH GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE ADMINISTRATIVE AGENT'S TAKING POSSESSION OR THE ADMINISTRATIVE AGENT'S DISPOSITION

OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH GRANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE STATES OR OF ANY STATE, and each Grantor hereby further waives, to the extent permitted by law:

                           (a) all damages occasioned by such taking of
possession except any damages which are the direct result of the Administrative Agent's gross negligence or willful misconduct;

                           (b) all other requirements as to the time, place and
terms of sale or other requirements with respect to the enforcement of the Administrative Agent's rights hereunder;

                           (c) demand of performance or other demand, notice of
intent to demand or accelerate, notice of acceleration presentment, protest, advertisement or notice of any kind to or upon any Grantor or any other Person; and

                           (d) all rights of redemption, appraisement,
valuation, diligence, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement, the absolute sale of the Collateral or any portion thereof and such Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

                  9.12 DISCONTINUANCE OF PROCEEDINGS. In case the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent's, then and in every such case each Grantor and the Administrative Agent shall be returned to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Administrative Agent shall continue as if no such proceeding had been instituted except to the extent such rights, remedies or powers were affected by the proceedings which were discontinued or abandoned.


                                   ARTICLE X

                                   INDEMNITY

                  10.1 INDEMNITY AND EXPENSES. (a) Each Grantor agrees to indemnify, reimburse and hold the Administrative Agent and the Secured Parties, and their respective officers, directors, employees, representatives and agents (hereinafter in this Section referred to individually as "INDEMNITEE" and collectively as "INDEMNITEES") harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section the foregoing are collectively called "expenses") for whatsoever kind or nature which may be imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement or the documents executed in connection herewith or in any other way connected with the administration of the transactions contemplated hereby or the enforcement of any of the terms of or the preservation of any rights hereunder, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or for property damage) or any contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section with respect to any expenses hereunder to the extent such expenses arise from the gross negligence or willful misconduct of that Indemnitee. Each Grantor agrees that upon written notice by any Indemnitee of any assertion that could give rise to an expense, such Grantor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify such Grantor of any such assertion of which such Indemnitee has knowledge.

                           (b) Without limiting the application of clause (a) of
this Section, each Grantor agrees to pay, or reimburse the Administrative Agent for any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Administrative Agent's Liens on, and security interest for the benefit of the Secured Parties in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Administrative Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

                           (c) Without limiting the application of clauses (a)
or (b) of this Section, each Grantor agrees to pay, indemnify and hold each Indemnitee harmless from and against any expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Grantor in this Agreement or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Agreement.

                           (d) If and to the extent that the obligations of any
Grantor under this Section are unenforceable for any reason, each Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

                  10.2 INDEMNITY OBLIGATIONS SECURED BY COLLATERAL; SURVIVAL. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Collateral. The indemnity obligations of the Grantors contained in this Article shall continue in full force and effect notwithstanding the full payment and performance of the Secured Obligations and notwithstanding the discharge thereof.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  11.1 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN
ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW
YORK.

                  11.2 SUBMISSION TO JURISDICTION. Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Grantor hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Each Grantor irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Grantor at its address set forth under its signature below. Each Grantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Grantor in any other jurisdiction.

                  11.3 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE GRANTORS AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

                  11.4 LIMITATION OF LIABILITY. No claim may be made by any Grantor or any other Person against the Administrative Agent or the affiliates, directors, officers, employees, attorneys or agent of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability (other than gross negligence or willful misconduct) arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Grantor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  11.5 NOTICES. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telex, or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of telex notice, when sent, answerback received, or, in the case of telecopy notice, when sent, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified opposite its signature below, or to such other address as may be designated by any party in a written notice to the other party hereto, provided that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

                  11.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent, all future holders of the Secured Obligations and their respective successors and assigns, except that no Grantor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

                  11.7 WAIVERS AND AMENDMENTS. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument which (i) is executed by the Grantors and the Administrative Agent and (ii) is otherwise made in accordance with the Credit Agreement, provided that any provision of this Agreement may be waived by the Administrative Agent in a written letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. Any such amendment, supplement, modification or waiver shall be binding upon each Grantor and the Administrative Agent and all future holders of the Secured Obligations. In the case of any waiver, each Grantor, the Administrative Agent and the Secured Parties shall be restored to their former position and rights hereunder and under the outstanding Secured Obligations, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  11.8 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent in exercising any right, power or privilege hereunder and no course of dealing between any of the Grantors and the Administrative Agent shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent would otherwise have on any future occasion. The rights and remedies herein expressly provided are cumulative may be exercised singly or concurrently and as often and in such order as the Administrative Agent deems expedient and are not exclusive of any rights or remedies which the Administrative Agent would otherwise have whether by agreement or now or hereafter existing under applicable law. No notice to or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent to any other or further action in any circumstances without notice or demand.

                  11.9 TERMINATION; RELEASE. When the Secured Obligations have been indefeasibly paid and performed in full and after termination of the Commitment and the expiration, cancellation or return to the issuer thereof of all Letters of Credit, this Agreement shall terminate, and the Administrative Agent, at the request and sole expense of the Grantors, will execute and deliver to the Grantors the proper instruments (including Uniform Commercial Code termination statements) acknowledging the termination of this Agreement, and will duly assign, transfer and deliver to the Grantors, without recourse, representation or warranty of any kind whatsoever, such of the Collateral as may be in possession of the Administrative Agent and has not theretofore been disposed of, applied or released.

                  11.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  11.11 EFFECTIVENESS. This Agreement shall become effective on the date on which each Grantor shall have signed a counterpart hereof and shall have delivered the same to the Administrative Agent.

                  11.12 HEADINGS DESCRIPTIVE. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  11.13 SEVERABILITY. In case any provision in or obligation under this Agreement or the Secured Obligations shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  11.14 SURVIVAL. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the making and repayment of the Secured Obligations.

                  11.15 POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                  11.16 AUTHORITY OF ADMINISTRATIVE AGENT. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Grantor, the Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and such Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  IN WITNESS WHEREOF, each Grantor and the Administrative Agent have caused this Agreement to be duly executed and delivered as of the date first above written.


                                            SIMMONS COMPANY

                                            By /s/ J.C. Daiker
                                               ---------------------------------
                                                Name: Jonathan C. Daiker
                                                Title: Executive Vice President
                                                       Chief Financial Officer


                                            NOTICE ADDRESS:
                                            One Concourse Parkway, Suite 600
                                            Atlanta, GA 30328
                                            Att: Jonathan C. Daiker
                                            Telecopy: 770-392-2608



                                            SIMMONS HOLDINGS, INC.

                                            By /s/ J.C. Daiker
                                               ---------------------------------
                                                Name: Jonathan C. Daiker
                                                Title: Executive Vice President
                                                       Chief Financial Officer


                                            NOTICE ADDRESS:
                                            One Concourse Parkway, Suite 600
                                            Atlanta, GA 30328
                                            Att: Jonathan C. Daiker
                                            Telecopy: 770-392-2608

                                            SIMMONS INTERNATIONAL
                                            HOLDING COMPANY, INC.

                                            By /s/ J.C. Daiker
                                               ---------------------------------
                                                Name: Jonathan C. Daiker
                                                Title: Executive Vice President
                                                       Chief Financial Officer

                                            NOTICE ADDRESS:
                                            One Concourse Parkway, Suite 600
                                            Atlanta, GA 30328
                                            Att: Jonathan C. Daiker
                                            Telecopy: 770-392-2608



                                            UBS A.G., STAMFORD BRANCH,
                                            as Administrative Agent

                                            By /s/ Michael J. Cerminaro
                                               ---------------------------------
                                                Name: Michael J. Carminaro
                                                Title: Director
                                                       Leveraged Finance


                                            NOTICE ADDRESS:
                                            677 Washington Blvd., 8th Floor
                                            Stamford, CT 06901
                                            Att: Lara Kavanagh
                                            Telecopy: 203-719-4176


                                            By: /s/ M.R. Grayer
                                              ----------------------------------
                                                Name: Michael R. Grayer
                                                Title: Managing Director
                                                       Leveraged Finance

                                                             SCHEDULE I

                                                         Security Collateral

                                                               PART I

                                                            Pledged Stock


                                                                                                      PERCENTAGE OF
                                                                              CERTIFICATES             OUTSTANDING
ISSUER                       HELD (PLEDGED) BY           TOTAL SHARES                NO.                  STOCK
------                       -----------------           ------------         ------------                -----
Simmons Company              Simmons Holdings,           31,964,452                   1                    100%
                             Inc.
---------------------------------------------------------------------------------------------------------------
Simmons International        Simmons Company                    101                  10                    100%
Holding Company, Inc.
---------------------------------------------------------------------------------------------------------------

Simmons Caribbean            Simmons Company                    206                   6                     65%
Bedding, Inc.
---------------------------------------------------------------------------------------------------------------

Simmons I.P. Inc.            Simmons Company              1,378,715                  C-3                    65%
---------------------------------------------------------------------------------------------------------------

Federated Department         Simmons USA                         84                 3168                   n/a
Stores                       (merged into Simmons
                             Company)
---------------------------------------------------------------------------------------------------------------


                                                               PART II
                                                               -------

                                                            Pledged Notes


                ISSUER                     OTHER PRINCIPAL AMOUNT                     DATE
                ------                     ----------------------                     ----
Simmons International Holding           An amount not to exceed                 October 29, 1998
Company, Inc.                           $10,000,000 in the aggregate
---------------------------------------------------------------------------------------------------------------

Simmons Caribbean Bedding, Inc.         An amount not to exceed                 October 29, 1998
                                        $10,000,000 in the aggregate
---------------------------------------------------------------------------------------------------------------

H&H Sleep Centers, Inc. and LPM                       $3,500,000                February 20, 1998
Corporation d/b/a La Jolla Patio
and California Beautyrest Mattress
Center
---------------------------------------------------------------------------------------------------------------

Orbit Development, Inc., Libitzky                     $2,500,000                September 29, 1992
and 1700 Fairway Associates L.P.
---------------------------------------------------------------------------------------------------------------

                                   SCHEDULE II

                      LOCATIONS OF EQUIPMENT AND INVENTORY

Locations of Equipment

1.       Norcorss Georgia
         1900 Beaver Ruin Circle
         Norcross, GA  30071


2.       Atlanta, Georgia
         One Concourse Parkway
         Suite 600
         Atlanta, GA  30329
         (hereinafter "Corporate HQ")

3.       Atlanta Plant, Mabelton, Georgia
         7131 Discovery Boulevard
         Mabelton, GA  30093

4.       Seattle Plant, Auburn, Washington
         425 C St. Northwest
         Auburn, WA  98002

5.       San Leandro Plant, California
         1700 Fairway Drive
         San Leandro, CA  94577

6.       Fredericksburg, Virginia
         9601 Cosner Drive
         Fredericksburg, VA  22408

7.       Denver Plant, Aurora, Colorado
         17850 East 32nd Place
         Aurora, CO  80011

8.       Phoenix Plant, Tolleson, Arizona
         101 North 104th Avenue, Suite A
         Tolleson, AZ  85353

9.       Jacksonville, Florida
         540 Beautyrest Avenue
         Jacksonville, FL  32254

10.      Charlotte, North Carolina
         5100 West W.T. Harris Blvd.
         Charlotte, NC  28269

11.      Salt Lake City, Utah
         Crossroads Corporate Center #1
         1130 South 3800 West
         Salt Lake City, UT  84104

12.      Los Angeles Plant,
         Compton/Harbor City, California
         20100 South Alameda Street
         Compton, CA  90220

13.      Springfield Plant, Agawam,
         Massachusetts
         320 Bowles Road
         Agawam, MA  01001

14.      Honolulu Plant, Kapolei, Hawaii
         91-489 Komohana Street
         Kapolei, HI  96707-1715

15.      Dallas Plant, Coppell, Texas
         4255 Patriot Drive, #100
         Coppell, TX  75019

16.      Shawnee, Kansas
         7910 Hedge Lane terrace
         Shawnee, Kansas  66216

17.      Janesville, Wisconsin
         1809 Adel Street
         Janesville, Wisconsin  53546

18.      Piscataway, New Jersey
         365 South Randolphville Road
         Piscataway, NJ  08854

19.      Columbus, OH Plant, Grove City
         3960 Brookham Drive
         Grove City, OH  43123

20.      Warren Drive, Norcross, Georgia
         6424 Warren Drive
         Norcross, GA  30093

21.      Chicago, IL
         150 North Wacker Drive
         Suite 650
         Chicago, IL  60606
         (hereinafter "Chicago Sales Office")

22.      Highpoint, NC
         International Home
         Furnishings Center
         2095 S. Main Street
         Space No. M604

         plus bays M601, M602, M603,
         M605, 606, M607 and M608

         High Point, NC  27261

         (hereinafter "High Point
         Showroom")

23.      Atlanta, GA
         1335 Chattahoochee Ave.
         Atlanta, GA  30318

24.      Baltimore, MD
         Meadows Business Park
         1717 Whitehead Rd.
         Baltimore, MD  21207

25.      Aurora, CO
         Gateway Shopping Center
         1060 S. Sable Boulevard
         Aurora, CO  80012

26.      Morgantown, PA
         Home Furnishings & Fashions
         Outlet Mall, Store 107
         Route 10, Berks County
         Morgantown, PA  19543

27.      Nashville, TN
         364 Elysian Fields Court
         Nashville, TN  37211

28.      Davie, FL
         Pine Island Ridge Plaza Shopping
         Center
         8858 State Road, #84
         Room #G-3
         Davie, FL  33324

29.      Seattle, WA
         17000 Aurora Avenue North
         Seattle, WA  98133

30.      Grandview, MO
         Grandview Plaza Shopping Center
         12905-L, South 71 Highway
         Grandview, MO  64030

31.      Shawnee, KS (Kansas City)
         Westbrooke Village Shopping Ctr.
         7357 Quivira Road
         Shawnee, KS  66216

32.      Kent, WA
         Pacific Business Park
         8623 South 212th Street
         Kent, WA  98031

32.      Norcross, GA
         Regency Business Center
         6300 Jimmy Carter Boulevard
         Suite 106
         Norcross, GA  30071

33.      Rahway, NJ
         Granite Plaza
         947 Routes 1 and 9 North
         Rahway, NJ  07065

34.      Tampa, FL
         11612 North Nebraska Avenue
         Tampa, FL  33612

35.      Dallas, TX
         1200 Conveyor Lane
         Dallas, TX  75247

800 Route 9 South
Howell, NJ  07728

                             Locations of Inventory

All of the above locations except Corporate HQ, Chicago Sales Office and High Point Showroom.

                                  SCHEDULE III

                      LOCATIONS OF CHIEF EXECUTIVE OFFICES


                      Locations of Chief Executive Offices

1.       Simmons Company
         One Concourse Parkway
         Suite 600
         Atlanta, GA  30328

2.       Simmons Holdings, Inc.
         One Concourse Parkway
         Suite 600
         Atlanta, GA  30328

3.       Simmons International Holding Company, Inc.
         One Concorse Parkway
         Suite 600
         Atlanta, GA  30328

                                   SCHEDULE IV

                              Intellectual Property

                               ITEM A: COPYRIGHTS

        Copyrights of the Grantors are listed on Annex A attached hereto.

                           ITEM B: COPYRIGHT LICENSES

    Copyright Licenses of the Grantors are listed on Annex B attached hereto.

                                 ITEM C: PATENTS

         Patents of the Grantors are listed on Annex C attached hereto.

                             ITEM D: PATENT LICENSES

     Patent Licenses of the Grantors are listed on Annex B attached hereto.

                               ITEM E: TRADEMARKS

        Trademarks of the Grantors are listed on Annex E attached hereto.

                           ITEM F: TRADEMARK LICENSES

    Trademark Licenses of the Grantors are listed on Annex B attached hereto.

                          ITEM G: TRADE SECRET LICENSES

  Trade Secret Licenses of the Grantors are listed on Annex B attached hereto.

                       For Intellectual Property Schedules

                                 Please contact

                                   Ken Horton

                                       or

                                   Dave Coombs

                                   SCHEDULE V

                   FILING OFFICES FOR UCC FINANCING STATEMENTS

-------------------------------------------------------------------------------------------------------------
           State                                Local                              Central
-------------------------------------------------------------------------------------------------------------
1.         Arizona                                                                 Office of the Secretary of
                                                                                   State
-------------------------------------------------------------------------------------------------------------
2.         California                                                              Office of the Secretary of
                                                                                   State
-------------------------------------------------------------------------------------------------------------
3.         Colorado                                                                Office of the Secretary of
                                                                                   State
-------------------------------------------------------------------------------------------------------------
4.         Delaware                                                                Office of the Secretary of
                                                                                   State
-------------------------------------------------------------------------------------------------------------
5.         Florida                                                                 Office of the Department of
                                                                                   State
-------------------------------------------------------------------------------------------------------------
6.         Georgia                        Clerk of the Superior
                                          Court of Cobb County
-------------------------------------------------------------------------------------------------------------
7.         Hawaii                                                                  Registrar of Conveyances

-------------------------------------------------------------------------------------------------------------
8.         Illinois                                                                Office of the Secretary of
                                                                                   State
-------------------------------------------------------------------------------------------------------------
9.         Kansas                                                                  Office of the Secretary of
                                                                                   State
-------------------------------------------------------------------------------------------------------------
10.        Maryland                                                                Office of the Maryland
                                                                                   State Department of
                                                                                   Assessments and Taxation
-------------------------------------------------------------------------------------------------------------
11.        Massachusetts                  Office of the Clerk,                     Office of the Secretary of
                                          Agawam Township                          State
-------------------------------------------------------------------------------------------------------------
12.        Missouri                       Office of the Recorder of                Office of the Secretary of
                                          Deeds, Jackson County                    State
-------------------------------------------------------------------------------------------------------------
13.        New Jersey                                                              Office of the Secretary of
                                                                                   State
-------------------------------------------------------------------------------------------------------------



14.        North Carolina                 Office of the County                     Office of the Secretary of
                                          Clerk, Mecklenberg                       State
                                          County
                                          Office of the County
                                          Clerk, Davidson County
-------------------------------------------------------------------------------------------------------------
15.        Ohio                           Office of the County                     Office of the Secretary of
                                          Recorded of Franklin                     State
                                          County
-------------------------------------------------------------------------------------------------------------
16.        Pennsylvania                   Office of the                            Office of the Secretary of
                                          Prothonotary of Berks                    the Commonwealth
                                          County
-------------------------------------------------------------------------------------------------------------
17.        Tennessee                                                               Office of the Secretary of
                                                                                   State
-------------------------------------------------------------------------------------------------------------
18.        Texas                                                                   Office of the Secretary of
                                                                                   State
-------------------------------------------------------------------------------------------------------------
19.        Utah                                                                    Division of Corporations
                                                                                   and Commercial Code
-------------------------------------------------------------------------------------------------------------
20.        Virginia                       Office of the Clerk of the               Office of the State
                                          Circuit Court of                         Corporation Commission
                                          Fredericksburg
-------------------------------------------------------------------------------------------------------------
21.        Washington                                                              Office of the Department of
                                                                                   Licensing
-------------------------------------------------------------------------------------------------------------
22.        Wisconsin                                                               Office of the Secretary of
                                                                                   State
-------------------------------------------------------------------------------------------------------------


In addition to the filing of UCC Financing Statements in the above filing offices, UCC Financing Statement filings will be made against Simmons Company in the central filing of each state not identified above.

                                   SCHEDULE VI

                             Insurance Certificates

                                                              EXHIBIT K-1 TO THE
                                                   CREDIT AND GUARANTY AGREEMENT
                                                   -----------------------------




                MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                     AND LEASES AND FIXTURE FILING ([STATE])


                                   BY AND FROM

                          SIMMONS COMPANY, "MORTGAGOR"

                                       TO

         UBS A.G., STAMFORD BRANCH, AS ADMINISTRATIVE AGENT, "MORTGAGEE"


                         DATED AS OF OCTOBER ____, 1998


                    LOCATION:        [ADDRESS OF PROPERTY]

                    BLOCK:
                    LOT(S):
                    COUNTY:


            THE SECURED PARTY (MORTGAGEE) DESIRES THIS FIXTURE FILING TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE
                                DESCRIBED HEREIN


                      PREPARED BY, RECORDING REQUESTED BY,
                           AND WHEN RECORDED MAIL TO:

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                                FORTY-FIFTH FLOOR
                          NEW YORK, NEW YORK 10022-3897
                           ATTENTION: JAY SOBEL, ESQ.

                MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                     AND LEASES AND FIXTURE FILING ([STATE])

                  THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING ([STATE]) (this "MORTGAGE") is dated as of October 29, 1998 by and from SIMMONS COMPANY, a Delaware corporation ("MORTGAGOR"), whose address is One Concourse Parkway, Suite 600, Atlanta, Georgia 30328 to UBS A.G., STAMFORD BRANCH, as Administrative Agent (the "ADMINISTRATIVE AGENT") for the Lenders listed in the Credit Agreement (defined below) and all successor Administrative Agents and assigns (the Administrative Agent and all successor Administrative Agents and assigns, "MORTGAGEE"), having an address at UBS A.G., Stamford Branch, 677 Washington Boulevard, 8th Floor, Stamford, Connecticut 06912.


                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

         SECTION 1.1. DEFINITIONS. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in that certain Credit and Guaranty Agreement dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") by and among Mortgagor, as Borrower ("BORROWER"), Simmons Holdings, Inc. and certain subsidiaries of Borrower, as Guarantors, Goldman Sachs Credit Partners L.P., as a Joint Lead Arranger and as Syndication Agent, Warburg Dillon Read LLC, as a Joint Lead Arranger, Mortgagee, as Administrative Agent, and the financial institutions listed on the signature pages attached thereto (the "LENDERS"). As used herein, the following terms shall have the following meanings:

                  (a) "INDEBTEDNESS": All (i) principal indebtedness of Borrower to Mortgagee and the Lenders, together with interest thereon, under the Tranche A Term Loans, the Tranche B Term Loans, the Tranche C Term Loans, the Revolving Loans and the Swing Line Loans, as evidenced by the Register or the Tranche A Term Loan Notes, the Tranche B Term Loan Notes, the Tranche C Term Loan Notes, the Revolving Notes and the Swing Line Notes of even date herewith (such Register and Notes and any and all modifications, substitutions, extensions, renewals and replacements thereof are collectively referred to herein as the "MORTGAGE NOTES"), and (ii) other amounts evidenced or secured by the Credit Documents, including, without limitation, reimbursement obligations in respect of Letters of Credit, together with interest thereon and other amounts payable with respect thereto, and (iii) principal, interest and other amounts which may hereafter be loaned by Mortgagee or the Lenders or any of them under or in connection with the Credit Agreement or any of the other Credit Documents, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby. Pursuant to the Credit Agreement, the Lenders have agreed to provide Borrower with a revolving credit facility, which permits Borrower to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to the Lenders, all upon satisfaction of certain conditions stated in the Credit Agreement. The amount of such revolving credit facility may increase and decrease from time to time as the Lenders advance, Borrower repays, and the Lenders re-advance sums on account of the revolving credit, all as more fully described in the Credit Agreement. Additionally, pursuant to the Credit Agreement, Borrower will enter into Interest Rate Agreements. The term "Indebtedness" includes without limitation all advances and re-advances under the revolving credit feature of the Credit Agreement and all amounts under Interest Rate Agreements entered into with one or more of the Lenders or any Affiliates thereof.

                  (b) "MORTGAGED PROPERTY": All of Mortgagor's right, title interest and estate in (1) the fee interest in the real property described in EXHIBIT A attached hereto and incorporated herein by this reference, together with any greater or additional estate therein as hereafter may be acquired by Mortgagor (the "LAND"), (2) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the "IMPROVEMENTS"; the Land and Improvements are collectively referred to as the "PREMISES"), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to or installed in any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities now owned or hereafter acquired by Mortgagor, whether or not situated in easements (the "FIXTURES"), (4) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the "LEASES"), (5) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "RENTS"), (6) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (7) all property tax refunds (the "TAX REFUNDS"),
(8) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the "PROCEEDS"), and (9) all of Mortgagor's right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements or Fixtures (the "CONDEMNATION AWARDS"). As used in this Mortgage, the term "MORTGAGED PROPERTY" shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

                  (c) "OBLIGATIONS": All of the agreements, covenants, conditions, warranties, representations and other Obligations of Mortgagor (including, without limitation, the obligation to repay the Indebtedness) under the Credit Agreement and the other Credit Documents.

                  (d) "UCC": The Uniform Commercial Code of [STATE] or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than [STATE], then, as to the matter in question, the Uniform Commercial Code in effect in that state.

                                    ARTICLE 2
                                      GRANT
                                      -----

        SECTION 2.1. GRANT. To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS, to Mortgagee the Mortgaged Property, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

                                    ARTICLE 3
                    WARRANTIES, REPRESENTATIONS AND COVENANTS
                    -----------------------------------------

                  Mortgagor warrants, represents and covenants to Mortgagee as follows:

         SECTION 3.1. TITLE TO MORTGAGED PROPERTY AND LIEN OF THIS INSTRUMENT. Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Encumbrances. This Mortgage creates a valid, enforceable first priority lien and security interest against the Mortgaged Property.

         SECTION 3.2. FIRST LIEN STATUS. Except as otherwise provided in the Credit Agreement, Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Credit Documents. If any lien or security interest other than the Permitted Encumbrances or this Mortgage is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Mortgagee).

        SECTION 3.3. PAYMENT AND PERFORMANCE. Mortgagor shall pay the Indebtedness when due under the Credit Documents and shall perform the Obligations in full when they are required to be performed.

         SECTION 3.4. REPLACEMENT OF FIXTURES AND PERSONALTY. Except as otherwise provided in the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty (excluding inventory sold in the ordinary course of business) to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Credit Documents, and free and clear of any other lien or security interest except such as may be permitted under the Credit Agreement or first approved in writing by Mortgagee.

        SECTION 3.5. INSPECTION. Mortgagor shall permit Mortgagee, the Lenders and their respective agents, representatives and employees, upon reasonable prior notice to Mortgagor, to inspect the Mortgaged Property and all books and records of Mortgagor located thereon, and to conduct such engineering studies as Mortgagee or the Lenders may reasonably require, provided that such inspections and studies shall be at Lender's cost and expense and shall not materially interfere with the use and operation of the Mortgaged Property. Mortgagor agrees that Mortgagee and the Lenders may, from time to time and in their reasonable discretion, (i) retain at Mortgagor's expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Material prepared by or for Mortgagor which Mortgagee has requested and which indicates conditions or circumstances which Mortgagee reasonably believes may have a significant impact on the business and operations of Mortgagor and (ii) in the event (a) Mortgagee reasonably believes that Mortgagor has breached any representation warranty or covenant contained in
SECTION 4.10 or SECTION 5.7 (as each such section pertains to environmental matters) or SECTION 4.14 of the Credit Agreement or that there has been a material violation of Environmental Laws at the Mortgaged Property or by Mortgagor or (b) an Event of Default has occurred and is continuing and the repayment of any amount due thereunder has been accelerated, conduct its own investigation of the Mortgaged Property.

        SECTION 3.6. OTHER COVENANTS. All of the covenants of Borrower in the Credit Agreement are incorporated herein by reference.

                  (a) CONDEMNATION AWARDS AND INSURANCE PROCEEDS.

                  (b) CONDEMNATION AWARDS. Mortgagor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, except to the extent otherwise provided by the terms of the Credit Agreement.

                  (c) INSURANCE PROCEEDS. Except to the extent otherwise provided by the Credit Agreement, Mortgagor assigns to Mortgagee all of Mortgagor's right, title and interest in all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly, except to the extent provided otherwise in the Credit Agreement.


                                    ARTICLE 4
                             [INTENTIONALLY OMITTED]


                                    ARTICLE 5

                             DEFAULT AND FORECLOSURE
                             -----------------------

        SECTION 5.1. REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Mortgagee may, at Mortgagee's election, exercise any or all of the following rights, remedies and recourses:

                  (a) ACCELERATION. The Indebtedness shall automatically become immediately due and payable, if required by the Credit Agreement and in accordance with the Credit Agreement, or if the Credit Agreement does not require automatic acceleration, Mortgagee may declare the Indebtedness to be immediately due and payable, pursuant to and in accordance with the Credit Agreement, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

                  (b) ENTRY ON MORTGAGED PROPERTY. To the extent permitted by applicable law, enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee's prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

                  (c) OPERATION OF MORTGAGED PROPERTY. To the extent permitted by applicable law, hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of SECTION 5.7.

                  (d) FORECLOSURE AND SALE. Institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that five (5) days' prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or any of the Lenders may be a purchaser at such sale and if Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived to the extent permitted by applicable law.

                  (e) RECEIVER. To the extent permitted by applicable law, make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of SECTION 5.7.

                  (f) OTHER. Exercise all other rights, remedies and recourses granted under the Credit Documents or otherwise available at law or in equity.

         SECTION 5.2. SEPARATE SALES. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

         SECTION 5.3. REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE. Mortgagee and the Lenders shall have all rights, remedies and recourses granted in the Credit Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Credit Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee or the Lenders, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee or the Lenders in the enforcement of any rights, remedies or recourses under the Credit Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

         SECTION 5.4. RELEASE OF AND RESORT TO COLLATERAL. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Credit Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

         SECTION 5.5 WAIVER OF REDEMPTION, NOTICE AND MARSHALLING OF ASSETS. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) except as provided in the Credit Agreement, all notices of any Event of Default or of Mortgagee's election to exercise or the actual exercise of any right, remedy or recourse provided for under the Credit Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

         SECTION 5.6. DISCONTINUANCE OF PROCEEDINGS. If Mortgagee or the Lenders shall have proceeded to invoke any right, remedy or recourse permitted under the Credit Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee or the Lenders shall have the unqualified right to do so, to the extent permitted by applicable law, and, in such an event, to the extent permitted by applicable law, Mortgagor and Mortgagee or the Lenders shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Credit Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee or the Lenders shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or the Lenders thereafter to exercise any right, remedy or recourse under the Credit Documents for such Event of Default.

         SECTION 5.7. APPLICATION OF PROCEEDS. After the occurrence and during the continuance of any Event of Default, subject to the terms of the Credit Agreement, the proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law;

                  (a) to the payment of the costs and expenses of taking possession of the Mortgaged Property and the actual costs and reasonable expenses of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) receiver's fees and expenses, including the repayment of the amounts evidenced by any receiver's certificates, (2) court costs, (3) reasonable attorneys' and accountants' fees and expenses, and (4) costs of advertisement;

                  (b) to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as Mortgagee in its sole discretion may determine; and

                  (c) the balance, if any, to the payment of the Persons legally entitled thereto.

         SECTION 5.8. OCCUPANCY AFTER FORECLOSURE. Any sale of the Mortgaged Property or any part thereof in accordance with SECTION 5.1(D) will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

         SECTION 5.9. ADDITIONAL ADVANCES AND DISBURSEMENTS; COSTS OF
ENFORCEMENT.

                  (a) Upon the occurrence and during the continuance of any Event of Default, Mortgagee and each of the Lenders shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee or any Lender under this SECTION 5.9, or otherwise under this Mortgage or any of the other Credit Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Mortgage.

                  (b) Mortgagor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Credit Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Credit Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee or the Lenders in respect thereof, by litigation or otherwise.

         SECTION 5.10. NO MORTGAGEE IN POSSESSION. To the extent permitted by applicable law, neither the enforcement of any of the remedies under this
ARTICLE 5, the assignment of the Rents and Leases under ARTICLE 6, the security interests under ARTICLE 7, nor any other remedies afforded to Mortgagee or the Lenders under the Credit Documents, at law or in equity shall cause Mortgagee or any Lender to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any Lender to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

                                    ARTICLE 6
                         ASSIGNMENT OF RENTS AND LEASES
                         ------------------------------

         SECTION 6.1. ASSIGNMENT. In furtherance of and in addition to the assignment made by Mortgagor in SECTION 2.1 of this Mortgage, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

         SECTION 6.2. PERFECTION UPON RECORDATION. Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage, Mortgagee's interest in the Rents shall be deemed to be fully perfected, "choate" and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the "BANKRUPTCY CODE"), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

         SECTION 6.3. BANKRUPTCY PROVISIONS. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a "security agreement" for purposes of
Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

         SECTION 6.4. NO MERGER OF ESTATES. So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.


                                    ARTICLE 7
                               SECURITY AGREEMENT
                               ------------------

         SECTION 7.1. SECURITY INTEREST. This Mortgage constitutes a "security agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Fixtures, Leases, Rents, Tax Refunds, Proceeds, and Condemnation Awards. To this end, Mortgagor grants to Mortgagee a first and prior security interest in the Fixtures, Leases, Rents, Tax Refunds, Proceeds, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to all such personal property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Fixtures, Leases, Rents, Tax Refunds, Proceeds, and Condemnation Awards sent to Mortgagor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

         SECTION 7.2. FINANCING STATEMENTS; CHIEF EXECUTIVE OFFICE. Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee's security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor's chief executive office is in the State of [STATE] at the address set forth in the first paragraph of this Mortgage.

         SECTION 7.3. FIXTURE FILING. This Mortgage shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. The address of Mortgagor (the debtor) and the address of Mortgagee (the secured party) appear in EXHIBIT B attached to this Mortgage.


                                    ARTICLE 8
                             [INTENTIONALLY OMITTED]


                                    ARTICLE 9
                                  MISCELLANEOUS
                                  -------------

         SECTION 9.1. NOTICES. Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 10.1 of the Credit Agreement.

         SECTION 9.2. COVENANTS RUNNING WITH THE LAND. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Mortgagor" shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Credit Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

         SECTION 9.3. CHANGE IN TAX LAW. Upon the enactment of or change in (including, without limitation, a change in interpretation of) any applicable law (i) deducting or allowing Mortgagor to deduct from the value of the Mortgaged Property for the purpose of taxation any lien or security interest thereon or (ii) subjecting Mortgagee or any of the Lenders to any tax or changing the basis of taxation of mortgages, deeds of trust, or other liens or debts secured thereby, or the manner of collection of such taxes, in each such case, so as to affect this Mortgage, the Indebtedness or Mortgagee, and the result is to increase the taxes imposed upon or the cost to Mortgagee of maintaining the Indebtedness, or to reduce the amount of any payments receivable hereunder, then, and in any such event, Mortgagor shall, on demand, pay to Mortgagee and the Lenders additional amounts to compensate for such increased costs or reduced amounts, provided that if any such payment or reimbursement shall be unlawful, or taxable to Mortgagee, or would constitute usury or render the Indebtedness wholly or partially usurious under applicable law, then Mortgagor shall pay or reimburse Mortgagee or the Lenders for payment of the lawful and non-usurious portion thereof.

         SECTION 9.4. MORTGAGE TAX. Mortgagor shall (i) pay when due any tax imposed upon it or upon Mortgagee or any Lender pursuant to the tax law of the state in which the Mortgaged Property is located in connection with the execution, delivery and recordation of this Mortgage and any of the other Credit Documents, and (ii) prepare, execute and file any form required to be prepared, executed and filed in connection therewith.

         SECTION 9.5. ATTORNEY-IN-FACT. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact with full power of substitution, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee's interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Fixtures, Personalty, Deposit Accounts, Leases, Rents, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee's security interests and rights in or to any of the Mortgaged Property, and (d) upon the occurrence and during the continuance of any Event of Default, to perform any obligation of Mortgagor hereunder, however: (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this SECTION 9.5.

         SECTION 9.6. SUCCESSORS AND ASSIGNS. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Except as otherwise permitted by the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

         SECTION 9.7. NO WAIVER. Any failure by Mortgagee or the Lenders to insist upon strict performance of any of the terms, provisions or conditions of the Credit Documents shall not be deemed to be a waiver of same, and Mortgagee and the Lenders shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

         SECTION 9.8. CREDIT AGREEMENT. If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

         SECTION 9.9. RELEASE OR RECONVEYANCE. Upon payment in full of the Indebtedness and performance in full of the Obligations, Mortgagee, at Mortgagor's expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor.

         SECTION 9.10. WAIVER OF STAY, MORATORIUM AND SIMILAR RIGHTS. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

         SECTION 9.11. APPLICABLE LAW. The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Mortgage shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New
York), without regard to conflicts of laws principles.

         SECTION 9.12. HEADINGS. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

         SECTION 9.13. ENTIRE AGREEMENT. This Mortgage and the other Credit Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

         SECTION 9.14. REDUCTION OF SECURED AMOUNT. In the event that the amount secured by the Mortgage is less than the aggregate Indebtedness evidenced by the Mortgage Notes, then the amount secured shall be reduced only by the last and final sums that Mortgagor or Borrower repays with respect to the Indebtedness and shall not be reduced by any intervening repayments of the Indebtedness. So long as the balance of the Indebtedness exceeds the amount secured, any payments of the Indebtedness shall not be deemed to be applied against, or to reduce, the portion of the Indebtedness secured by this Mortgage. Such payments shall instead be deemed to reduce only such portions of the Indebtedness as are secured by other collateral located outside of the state in which the Mortgaged Property is located or as are unsecured.

                                   ARTICLE 10
                              LOCAL LAW PROVISIONS

                                    [To Come]


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgment hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.



         MORTGAGOR:                       SIMMONS COMPANY,
                                          a Delaware corporation



                                          By:
                                             -----------------------------
                                             Name:
                                             Title:

STATE OF NEW YORK                   )
                                    ) SS.:
COUNTY OF NEW YORK                  )

ON THE ____ DAY OF OCTOBER IN THE YEAR 1998 BEFORE ME, THE UNDERSIGNED, A NOTARY PUBLIC IN AND FOR SAID STATE, PERSONALLY APPEARED _______________ ___________________________________________, PERSONALLY KNOWN TO ME OR PROVED TO
ME ON THE BASIS OF SATISFACTORY EVIDENCE TO BE THE INDIVIDUAL(S) WHOSE NAME(S) IS (ARE) SUBSCRIBED TO THE WITHIN INSTRUMENT AND ACKNOWLEDGED TO ME THAT HE/SHE/THEY EXECUTED THE SAME IN HIS/HER/THEIR CAPACITY(IES), AND THAT BY HIS/HER/THEIR SIGNATURE(S) ON THE INSTRUMENT, THE INDIVIDUAL(S), OR THE PERSON UPON BEHALF OF WHICH THE INDIVIDUAL(S) ACTED, EXECUTED THE INSTRUMENT.


                                 -----------------------------------------------
                                 (SIGNATURE AND OFFICE OF INDIVIDUAL TAKING
                                 ACKNOWLEDGMENT)

                                    EXHIBIT A


Legal Description of premises located at [INSERT ADDRESS OF PROPERTY]:

                                    EXHIBIT B
                                    ---------

                                 UCC INFORMATION


DEBTOR:
-------
Name:                                  Simmons Company
Corporate Structure:                   a Delaware corporation
Notice Address:                        c/o Simmons Company
                                       One Concourse Parkway
                                       Suite 600
                                       Atlanta, Georgia 30328
                                       Attn: Roger Franklin

State in which Mortgagor's
Chief Executive Office is
located:                               Georgia


SECURED PARTY:
--------------

UBS, A.G., Stamford Branch,
  as Administrative Agent
677 Washington Boulevard
8th Floor
Stamford, Connecticut  06912
Attn: Lara Kavanagh


Secured Party acts as Administrative Agent for the Lenders party from time to time to the Credit Agreement. Information regarding the security interest held by the Lenders, for which Secured Party acts as Administrative Agent, may be obtained by contacting Secured Party at the address set forth above.

                                                              EXHIBIT K-2 TO THE
                                                   CREDIT AND GUARANTY AGREEMENT
                                                   -----------------------------


                           FORM OF LEASEHOLD MORTGAGE

                                [TO BE PROVIDED]


                                     K-2-1

                                                              EXHIBIT K-2 TO THE
                                                   CREDIT AND GUARANTY AGREEMENT
                                                   -----------------------------






           LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                     AND LEASES AND FIXTURE FILING ([STATE])


                                   BY AND FROM

                          SIMMONS COMPANY, "MORTGAGOR"

                                       TO

         UBS A.G., STAMFORD BRANCH, AS ADMINISTRATIVE AGENT, "MORTGAGEE"


                         DATED AS OF OCTOBER ____, 1998


                     LOCATION:        [ADDRESS OF PROPERTY]

                     BLOCK:
                     LOT(S):
                     COUNTY:


            THE SECURED PARTY (MORTGAGEE) DESIRES THIS FIXTURE FILING TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE
                                DESCRIBED HEREIN


                      PREPARED BY, RECORDING REQUESTED BY,
                           AND WHEN RECORDED MAIL TO:

                              O'MELVENY & MYERS LLP
                              153 EAST 53RD STREET
                               FIFTY-FOURTH FLOOR
                          NEW YORK, NEW YORK 10022-4611
                      ATTENTION: JENNIFER G. GRENERT, ESQ.
                                FILE #317,790-138

           LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                     AND LEASES AND FIXTURE FILING ([STATE])

                  THIS LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING ([STATE]) (this "MORTGAGE") is dated as of October ___, 1998 by and from SIMMONS COMPANY, a Delaware corporation ("MORTGAGOR"), whose address is One Concourse Parkway, Suite 600, Atlanta, Georgia 30328 to UBS A.G., STAMFORD BRANCH, as Administrative Agent (the "ADMINISTRATIVE AGENT") for the Lenders listed in the Credit Agreement (defined below) and all successor Administrative Agents and assigns (the Administrative Agent and all successor Administrative Agents and assigns, "MORTGAGEE"), having an address at UBS A.G., Stamford Branch, 677 Washington Boulevard, 8th Floor, Stamford, Connecticut 06912.


                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

                  SECTION 1.1. DEFINITIONS. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in that certain Credit and Guaranty Agreement dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") by and among Mortgagor, as Borrower ("BORROWER"), Simmons Holdings, Inc. and certain subsidiaries of Borrower, as Guarantors, Goldman Sachs Credit Partners L.P., as a Joint Lead Arranger and as Syndication Agent, Warburg Dillon Read LLC, as a Joint Lead Arranger, Mortgagee, as Administrative Agent and the financial institutions listed on the signature pages attached thereto (the "LENDERS"). As used herein, the following terms shall have the following meanings:

                  (a) "INDEBTEDNESS": (1) All (a) principal indebtedness of Borrower to Mortgagee and the Lenders, together with interest thereon, under the Tranche A Term Loans, the Tranche B Term Loans, the Tranche C Term Loans, the Revolving Loans and the Swing Line Loans, as evidenced by the Register or the Tranche A Term Loan Notes, the Tranche B Term Loan Notes, the Tranche C Term Loan Notes, the Revolving Notes and the Swing Line Notes of even date herewith (such Register and Notes and any and all modifications, substitutions, extensions, renewals and replacements thereof are collectively referred to herein as the "MORTGAGE NOTES"), and (b) other amounts evidenced or secured by the Credit Documents, including, without limitation, reimbursement obligations in respect of Letters of Credit, together with interest thereon and other amounts payable with respect thereto, and (c) principal, interest and other amounts which may hereafter be loaned by Mortgagee or the Lenders or any of them under or in connection with the Credit Agreement or any of the other Credit Documents, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee or the Lenders under documents which recite that they are intended to be secured by this Mortgage. Pursuant to the Credit Agreement, the Lenders have agreed to provide Borrower with a revolving credit facility, which permits Borrower to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to the Lenders, all upon satisfaction of certain conditions stated in the Credit Agreement. The amount of such revolving credit facility may increase and decrease from time to time as the Lenders advance, Borrower repays, and the Lenders re-advance sums on account of the revolving credit, all as more fully described in the Credit Agreement. Additionally, pursuant to the Credit Agreement, Borrower will enter into Interest Rate Agreements. The term "Indebtedness" includes without limitation all advances and re-advances under the revolving credit feature of the Credit Agreement and all amounts under Interest Rate Agreements entered into with one or more of the Lenders or any Affiliates thereof.

                  (b) "MORTGAGED PROPERTY": All of Mortgagor's right, title, interest and estate in (1) the leasehold interest in the real property described in EXHIBIT A attached hereto and incorporated herein by this reference and created by the Subject Lease (defined below), together with any greater or additional estate therein as hereafter may be acquired by Mortgagor (the "LAND"), (2) all assignments, modifications, extensions and renewals of the Subject Lease and all credits, deposits, options, privileges and rights of Mortgagor as tenant under the Subject Lease, including, but not limited to, rights of first refusal, if any, and the right, if any, to renew or extend the Subject Lease for a succeeding term or terms, (3) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the "IMPROVEMENTS"; the Land and Improvements are collectively referred to as the "PREMISES"), (4) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities, whether or not situated in easements (the "FIXTURES"), (5) all right, title and interest of Mortgagor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the "PERSONALTY"), (6) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property (the "DEPOSIT ACCOUNTS"), (7) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person other than Mortgagor a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the "LEASES"), (8) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "RENTS"), (9) all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property to the extent transferable without consent and without violating the terms thereof (the "PROPERTY AGREEMENTS"), (10) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (11) all property tax refunds (the "TAX REFUNDS"), (12) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the "PROCEEDS"), (13) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the "INSURANCE"), and (14) all of Mortgagor's right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty (the "CONDEMNATION AWARDS"). As used in this Mortgage, the term "MORTGAGED PROPERTY" shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

                  (c) "OBLIGATIONS": All of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor (including, without limitation, the obligation to repay the Indebtedness) under the Credit Agreement and the other Credit Documents.

                  (d) "SUBJECT LEASE": (1) That certain [Lease] dated [Date], pursuant to which Mortgagor leases all or a portion of the Land from [Full Name of Lessor], a memorandum of which was recorded with the County Clerk of [County], in [Book/Liber/Reel], Page ___.

                  (e) "UCC": The Uniform Commercial Code of [STATE] or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than [STATE], then, as to the matter in question, the Uniform Commercial Code in effect in that state.

                                    ARTICLE 2
                                      GRANT
                                      -----

                  SECTION 2.1. GRANT. To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS, to Mortgagee the Mortgaged Property, subject, however, to the Permitted Encumbrances and the terms and provisions of the Subject Lease, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

                                    ARTICLE 3
                    WARRANTIES, REPRESENTATIONS AND COVENANTS
                    -----------------------------------------

                  Mortgagor warrants, represents and covenants to Mortgagee as follows:

                  SECTION 3.1. TITLE TO MORTGAGED PROPERTY AND LIEN OF THIS INSTRUMENT. Mortgagor owns the Mortgaged Property, subject to the terms and provisions of the Subject Lease free, and clear of any liens, claims or interests, except the Permitted Encumbrances. This Mortgage creates a valid, enforceable [first] priority lien and security interest against the Mortgaged Property.

                  SECTION 3.2. FIRST LIEN STATUS. Except as otherwise provided in the Credit Agreement, Mortgagor shall preserve and protect the [first] lien and security interest status of this Mortgage and the other Credit Documents. If any lien or security interest other than the Permitted Encumbrances or this Mortgage is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Mortgagee).

                  SECTION 3.3. PAYMENT AND PERFORMANCE. Mortgagor shall pay the Indebtedness when due under the Credit Documents and shall perform the Obligations in full when they are required to be performed.

                  SECTION 3.4. REPLACEMENT OF FIXTURES AND PERSONALTY. Except as otherwise provided in the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty (excluding inventory sold in the ordinary course of business) to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Credit Documents, and free and clear of any other lien or security interest except such as may be permitted under the Credit Agreement or first approved in writing by Mortgagee.

                  SECTION 3.5. INSPECTION. Mortgagor shall permit Mortgagee, the Lenders and their respective agents, representatives and employees, upon reasonable prior notice to Mortgagor, and in compliance with the Subject Lease, to inspect the Mortgaged Property and all books and records of Mortgagor located thereon and to conduct such engineering studies as Mortgagee or the Lenders may reasonably require, provided that such inspections and studies shall be at Lender's cost and expense and shall not materially interfere with the use and operation of the Mortgaged Property. Mortgagor agrees that Mortgagee and the Lenders may, from time to time and in their reasonable discretion, (i) retain at Mortgagor's expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Material prepared by or for Mortgagor and (ii) in the event (a) Mortgagee or Lenders reasonably believe that Mortgagor has breached any representation warranty or covenant contained in SECTION 4.10, SECTION 4.14, SECTION 5.7 or
SECTION 5.8 of the Credit Agreement or that there has been a material violation of Environmental Laws at the Mortgaged Property or by Mortgagor or (b) an Event of Default has occurred and is continuing, conduct its own investigation of the Mortgaged Property.

                  SECTION 3.6. OTHER COVENANTS. All of the covenants of Borrower in the Credit Agreement are incorporated herein by reference.

                  SECTION 3.7. CONDEMNATION AWARDS AND INSURANCE PROCEEDS.

                  (a) CONDEMNATION AWARDS. Subject to the terms and provisions of the Subject Lease, Mortgagor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, except to the extent otherwise provided by the terms of the Credit Agreement.

                  (b) INSURANCE PROCEEDS. Subject to the terms and provisions of the Subject Lease, and except to the extent otherwise provided by the Credit Agreement, Mortgagor assigns to Mortgagee all of Mortgagor's right, title and interest in all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Subject to the terms and provisions of the Subject Lease, Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly, except to the extent provided otherwise in the Credit Agreement.

                                    ARTICLE 4
                          LEASEHOLD MORTGAGE PROVISIONS
                          -----------------------------

                  SECTION 4.1. REPRESENTATIONS; WARRANTIES; COVENANTS. Mortgagor hereby represents, warrants and covenants, with respect to the Subject Lease, that:

                  (a) (1) Such Subject Lease is unmodified and in full force and effect, (2) all rent and other charges thereunder are not past due beyond any applicable grace periods, (3) Mortgagor enjoys the quiet and peaceful possession of the property demised thereby, (4) to the best of its knowledge, Mortgagor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder, any which defaults if existing, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (5) to Mortgagor's knowledge, the lessor thereunder is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed, any which defaults if existing, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (b) Mortgagor shall promptly pay, when due and payable, the rent and other charges payable pursuant to such Subject Lease, and will timely perform and observe all of the other terms, covenants and conditions required to be performed and observed by Mortgagor as lessee under such Subject Lease, subject to the Mortgagor's right, if any, to contest such payment or performance in accordance with and subject to the terms of the Subject Lease;

                  (c) Mortgagor shall notify Mortgagee in writing of any default by Mortgagor in the performance or observance of any terms, covenants or conditions on the part of Mortgagor to be performed or observed under such Subject Lease within three (3) days after Mortgagor knows of such default;

                  (d) Mortgagor shall, immediately upon receipt thereof, deliver a copy of each material notice given to Mortgagor by the lessor pursuant to such Subject Lease and promptly notify Mortgagee in writing of any default by the lessor in the performance or observance of any of the material terms, covenants or conditions on the part of the lessor to be performed or observed thereunder;

                  (e) Unless required under the terms of such Subject Lease, and except as may be permitted under the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee (which may be granted or withheld in Mortgagee's sole and absolute discretion) terminate, modify or surrender such Subject Lease, and any such attempted termination, modification or surrender without Mortgagee's written consent shall be void; and

                  (f) Mortgagor shall, within twenty (20) days after written request from Mortgagee, use its best efforts to obtain from the lessor and deliver to Mortgagee a certificate setting forth the name of the tenant thereunder and stating that such Subject Lease is in full force and effect, is unmodified or, if the Subject Lease has been modified, the date of each modification (together with copies of each such modification), that no notice of termination thereon has been served on Mortgagor, stating that no default or event which with notice or lapse of time (or both) would become a default is existing under the Subject Lease, stating the date to which rent has been paid, and specifying the nature of any defaults, if any, and containing such other statements and representations as may be reasonably requested by Mortgagee.

                  SECTION 4.2. NO MERGER. So long as any of the Indebtedness or the Obligations remain unpaid or unperformed, the fee title to and the leasehold estate in the premises subject to each Subject Lease shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in the lessor or Mortgagor, or in a third party, by purchase or otherwise. If Mortgagor acquires the fee title or any other estate, title or interest in the property demised by the Subject Lease, or any part thereof, the lien of this Mortgage shall attach to, cover and be a lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered herein. Mortgagor agrees to execute all instruments and documents that Mortgagee may reasonably require to ratify, confirm and further evidence the lien of this Mortgage on the acquired estate, title or interest. Furthermore, Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact to execute and deliver, following the occurrence and during the continuance of an Event of Default, all such instruments and documents in the name and on behalf of Mortgagor. This power, being coupled with an interest, shall be irrevocable as long as any portion of the Indebtedness remains unpaid.

                  SECTION 4.3. MORTGAGEE AS LESSEE. If the Subject Lease shall be terminated prior to the natural expiration of its term due to default by Mortgagor or any tenant thereunder, and if, pursuant to the provisions of such Subject Lease, Mortgagee or its designee shall acquire from the lessor a new lease of the premises subject to the Subject Lease, Mortgagor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

                  SECTION 4.4. NO ASSIGNMENT. Notwithstanding anything to the contrary contained herein, this Mortgage shall not constitute an assignment of any Subject Lease within the meaning of any provision thereof prohibiting its assignment and Mortgagee shall have no liability or obligation thereunder by reason of its acceptance of this Mortgage. Mortgagee shall be liable for the obligations of the tenant arising out of any Subject Lease for only that period of time for which Mortgagee is in possession of the premises demised thereunder or has acquired, by foreclosure or otherwise, and is holding all of Mortgagor's right, title and interest therein.

                                    ARTICLE 5
                             DEFAULT AND FORECLOSURE
                             -----------------------

                  SECTION 5.1. REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Mortgagee may, at Mortgagee's election, exercise any or all of the following rights, remedies and recourses:

                  (a) ACCELERATION. The Indebtedness shall automatically become immediately due and payable, if required by the Credit Agreement and in accordance with the Credit Agreement, or if the Credit Agreement does not require automatic acceleration, Mortgagee may declare the Indebtedness to be immediately due and payable, pursuant to and in accordance with the Credit Agreement, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

                  (b) ENTRY ON MORTGAGED PROPERTY. To the extent permitted by
(i) applicable law, and (ii) the terms and provisions of the Subject Lease or any Landlord Consent and Estoppel, enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee's prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

                  (c) OPERATION OF MORTGAGED PROPERTY. To the extent permitted by (i) applicable law, and (ii) the terms and provisions of the Subject Lease or any Landlord Consent and Estoppel, hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of SECTION 5.7.

                  (d) FORECLOSURE AND SALE. Institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that five (5) days' prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or any of the Lenders may be a purchaser at such sale and if Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived to the extent permitted by applicable law.

                  (e) RECEIVER. To the extent permitted by applicable law, make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of SECTION 5.7.

                  (f) OTHER. Exercise all other rights, remedies and recourses granted under the Credit Documents or otherwise available at law or in equity.

                  SECTION 5.2. SEPARATE SALES. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

                  SECTION 5.3. REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE. Mortgagee and the Lenders shall have all rights, remedies and recourses granted in the Credit Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Credit Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee or the Lenders, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee or the Lenders in the enforcement of any rights, remedies or recourses under the Credit Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

                  SECTION 5.4. RELEASE OF AND RESORT TO COLLATERAL. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Credit Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

                  SECTION 5.5. WAIVER OF REDEMPTION, NOTICE AND MARSHALLING OF ASSETS. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) except as provided in the Credit Agreement, all notices of any Event of Default or of Mortgagee's election to exercise or the actual exercise of any right, remedy or recourse provided for under the Credit Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

                  SECTION 5.6. DISCONTINUANCE OF PROCEEDINGS. If Mortgagee or the Lenders shall have proceeded to invoke any right, remedy or recourse permitted under the Credit Documents and shall thereafter elect to discontinue or abandon it for any reason Mortgagee or the Lenders shall have the unqualified right to do so, to the extent permitted by applicable law, and, in such an event, to the extent permitted by applicable law, Mortgagor and Mortgagee or the Lenders shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Credit Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee or the Lenders shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or the Lenders thereafter to exercise any right, remedy or recourse under the Credit Documents for such Event of Default.

                  SECTION 5.7. APPLICATION OF PROCEEDS. After the occurrence and during the continuance of any Event of Default, subject to the terms of the Credit Agreement, the proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

                  (a) to the payment of the costs and expenses of taking possession of the Mortgaged Property and the actual costs and reasonable expenses of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) receiver's fees and expenses, including the repayment of the amounts evidenced by any receiver's certificates, (2) court costs, (3) reasonable attorneys' and accountants' fees and expenses, (4) costs of advertisement, and (5) the payment of all rent and other charges under the Subject Lease;

                  (b) to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as Mortgagee in its sole discretion may determine; and

                  (c) the balance, if any, to the payment of the Persons legally entitled thereto.

                  SECTION 5.8. OCCUPANCY AFTER FORECLOSURE. Any sale of the Mortgaged Property or any part thereof in accordance with SECTION 5.1(D) will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

                  SECTION 5.9. ADDITIONAL ADVANCES AND DISBURSEMENTS; COSTS OF ENFORCEMENT.

                  (a) Upon the occurrence and during the continuance of any Event of Default, Mortgagee and each of the Lenders shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee or any Lender under this SECTION 5.9, or otherwise under this Mortgage or any of the other Credit Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Mortgage.

                  (b) Mortgagor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Credit Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Credit Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee or the Lenders in respect thereof, by litigation or otherwise.

                  SECTION 5.10. NO MORTGAGEE IN POSSESSION. To the extent permitted by applicable law, neither the enforcement of any of the remedies under this ARTICLE 5, the assignment of the Rents and Leases under ARTICLE 6, the security interests under ARTICLE 7, nor any other remedies afforded to Mortgagee or the Lenders under the Credit Documents, at law or in equity shall cause Mortgagee or any Lender to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any Lender to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

                                    ARTICLE 6
                         ASSIGNMENT OF RENTS AND LEASES
                         ------------------------------

                  SECTION 6.1. ASSIGNMENT. In furtherance of and in addition to the assignment made by Mortgagor in SECTION 2.1 of this Mortgage, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

                  SECTION 6.2. PERFECTION UPON RECORDATION. Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage, Mortgagee's interest in the Rents shall be deemed to be fully perfected, "choate" and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the "BANKRUPTCY CODE"), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

                  SECTION 6.3. BANKRUPTCY PROVISIONS. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a "security agreement" for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

                  SECTION 6.4. NO MERGER OF ESTATES. So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

                                    ARTICLE 7
                               SECURITY AGREEMENT
                               ------------------

                  SECTION 7.1. SECURITY INTEREST. This Mortgage constitutes a "security agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Fixtures, Personalty, Deposit Accounts, Leases, Rents, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Mortgagor grants to Mortgagee a first and prior security interest in the Fixtures, Personalty, Deposit Accounts, Leases, Rents, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to all such personal property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Fixtures, Personalty, Deposit Accounts, Leases, Rents, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

                  SECTION 7.2. FINANCING STATEMENTS; CHIEF EXECUTIVE OFFICE. Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee's security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor's chief executive office is in the State of [STATE] at the address set forth in the first paragraph of this Mortgage.

                  SECTION 7.3. FIXTURE FILING. This Mortgage shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. The address of Mortgagor (the debtor) and the address of Mortgagee (the secured party) appear in EXHIBIT B attached to this Mortgage.

                                    ARTICLE 8

                             [INTENTIONALLY OMITTED]

                                    ARTICLE 9
                                  MISCELLANEOUS
                                  -------------

                  SECTION 9.1. NOTICES. Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 10.1 of the Credit Agreement.

                  SECTION 9.2. COVENANTS RUNNING WITH THE LAND. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Mortgagor" shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Credit Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

                  SECTION 9.3. CHANGE IN TAX LAW. Upon the enactment of or change in (including, without limitation, a change in interpretation of) any applicable law (i) deducting or allowing Mortgagor to deduct from the value of the Mortgaged Property for the purpose of taxation any lien or security interest thereon or (ii) subjecting Mortgagee or any of the Lenders to any tax or changing the basis of taxation of mortgages, deeds of trust, or other liens or debts secured thereby, or the manner of collection of such taxes, in each such case, so as to affect this Mortgage, the Indebtedness or Mortgagee, and the result is to increase the taxes imposed upon or the cost to Mortgagee of maintaining the Indebtedness, or to reduce the amount of any payments receivable hereunder, then, and in any such event, Mortgagor shall, on demand, pay to Mortgagee and the Lenders additional amounts to compensate for such increased costs or reduced amounts, provided that if any such payment or reimbursement shall be unlawful, or taxable to Mortgagee, or would constitute usury or render the Indebtedness wholly or partially usurious under applicable law, then Mortgagee or the Requisite Lenders may, at their option, declare the Indebtedness immediately due and payable or require Mortgagor to pay or reimburse Mortgagee or the Lenders for payment of the lawful and non-usurious portion thereof.

                  SECTION 9.4. MORTGAGE TAX. Mortgagor shall (i) pay when due any tax imposed upon it or upon Mortgagee or any Lender pursuant to the tax law of the state in which the Mortgaged Property is located in connection with the execution, delivery and recordation of this Mortgage and any of the other Credit Documents, and (ii) prepare, execute and file any form required to be prepared, executed and filed in connection therewith.

                  SECTION 9.5. ATTORNEY-IN-FACT. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact with full power of substitution, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee's interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Fixtures, Personalty, Deposit Accounts, Leases, Rents, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee's security interests and rights in or to any of the Mortgaged Property, and (d) upon the occurrence and during the continuance of any Event of Default, to perform any obligation of Mortgagor hereunder, however: (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this SECTION 9.5.

                  SECTION 9.6. SUCCESSORS AND ASSIGNS. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Except as otherwise permitted by the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

                  SECTION 9.7. NO WAIVER. Any failure by Mortgagee or the Lenders to insist upon strict performance of any of the terms, provisions or conditions of the Credit Documents shall not be deemed to be a waiver of same, and Mortgagee and the Lenders shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

                  SECTION 9.8. CREDIT AGREEMENT. If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

                  SECTION 9.9. RELEASE OR RECONVEYANCE. Upon payment in full of the Indebtedness and performance in full of the Obligations, Mortgagee, at Mortgagor's expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor.

                  SECTION 9.10. WAIVER OF STAY, MORATORIUM AND SIMILAR RIGHTS. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

                  SECTION 9.11. APPLICABLE LAW. The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Mortgage shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles.

                  SECTION 9.12. HEADINGS. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

                  SECTION 9.13. ENTIRE AGREEMENT. This Mortgage and the other Credit Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

                  SECTION 9.14. REDUCTION OF SECURED AMOUNT. In the event that the amount secured by the Mortgage is less than the aggregate Indebtedness evidenced by the Mortgage Notes, then the amount secured shall be reduced only by the last and final sums that Mortgagor or Borrower repays with respect to the Indebtedness and shall not be reduced by any intervening repayments of the Indebtedness. So long as the balance of the Indebtedness exceeds the amount secured, any payments of the Indebtedness shall not be deemed to be applied against, or to reduce, the portion of the Indebtedness secured by this Mortgage. Such payments shall instead be deemed to reduce only such portions of the Indebtedness as are secured by other collateral located outside of the state in which the Mortgaged Property is located or as are unsecured.

                                   ARTICLE 10
                              LOCAL LAW PROVISIONS
                              --------------------

                                    [To Come]


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgment hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.



         MORTGAGOR:                         SIMMONS COMPANY,
                                            a  Delaware corporation



                                            By:
                                               ----------------------------
                                               Name:
                                               Title:

STATE OF NEW YORK                   )
                                    ) SS.:
COUNTY OF NEW YORK                  )

ON THE ____ DAY OF OCTOBER IN THE YEAR 1998 BEFORE ME, THE UNDERSIGNED, A NOTARY PUBLIC IN AND FOR SAID STATE, PERSONALLY APPEARED _______________ ___________________________________________, PERSONALLY KNOWN TO ME OR PROVED TO
ME ON THE BASIS OF SATISFACTORY EVIDENCE TO BE THE INDIVIDUAL(S) WHOSE NAME(S) IS (ARE) SUBSCRIBED TO THE WITHIN INSTRUMENT AND ACKNOWLEDGED TO ME THAT HE/SHE/THEY EXECUTED THE SAME IN HIS/HER/THEIR CAPACITY(IES), AND THAT BY HIS/HER/THEIR SIGNATURE(S) ON THE INSTRUMENT, THE INDIVIDUAL(S), OR THE PERSON UPON BEHALF OF WHICH THE INDIVIDUAL(S) ACTED, EXECUTED THE INSTRUMENT.


                  --------------------------------------------------
                  (SIGNATURE AND OFFICE OF INDIVIDUAL TAKING ACKNOWLEDGMENT)

                                    EXHIBIT A


Legal Description of premises located at [INSERT ADDRESS OF PROPERTY]:

                                    EXHIBIT B
                                    ---------

                                 UCC INFORMATION


DEBTOR:
-------
Name:                                 Simmons Company
Corporate Structure:                  a Delaware corporation
Notice Address:                       c/o Simmons Company
                                      One Concourse Parkway
                                      Suite 600
                                      Atlanta, Georgia 30328
                                      Attn: Roger Franklin

State in which Mortgagor's
Chief Executive Office is
located:                              Georgia


SECURED PARTY:
--------------

UBS, A.G., Stamford Branch,
  as Administrative Agent
677 Washington Boulevard
8th Floor
Stamford, Connecticut  06912
Attn: Lara Kavanagh


Secured Party acts as Administrative Agent for the Lenders party from time to time to the Credit Agreement. Information regarding the security interest held by the Lenders, for which Secured Party acts as Administrative Agent, may be obtained by contacting Secured Party at the address set forth above.

                                                                    EXHIBIT L TO
                                                   CREDIT AND GUARANTY AGREEMENT
                                                   -----------------------------

                    LANDLORD'S WAIVER AND CONSENT AGREEMENT

                  This LANDLORD'S WAIVER AND CONSENT AGREEMENT (this"Agreement") is dated as of September __, 1998 and entered into by ____________, a ________________ (and its successors and assigns, "Landlord"), to and for the benefit of UBS A.G., STAMFORD BRANCH ("UBS"), as collateral agent (and its successors and assigns, "Agent ") for the financial institutions ("Lenders") which are or may hereafter become parties to the Credit Agreement (as hereinafter defined).

                                R E C I T A L S
                                ---------------

                  A. [* Simmons Company *], a Delaware corporation ("Company"), has possession of and occupies all or a portion of the property described on Exhibit A annexed hereto (the "Premises") pursuant to the lease (the "Lease") between Landlord as landlord and Company as tenant described in EXHIBIT B annexed hereto.

                  B. UBS, as administrative agent, and a group of lenders for which UBS is acting as Agent, will be entering into that certain Credit and Guaranty Agreement (the "Credit Agreement") with Company, as borrower, and certain Company affiliates, and the obligations under such Credit Agreement will be secured by, among other things, certain security agreements and other collateral documents granting to Agent security interests in Company's equipment, inventory, machinery and other personal property and fixtures now or hereafter located on the Premises (other than any tenant improvements to the Premises owned by the Landlord) (the "Collateral").

                  C. Lenders have requested that Landlord execute this Agreement as a condition to the extension of credit to Company under the Credit Agreement, and Landlord understands that Lenders will be extending credit to Company in reliance upon the statements set forth herein.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby certifies and agrees as follows:

                  1. Landlord hereby (a) waives and releases unto Agent any and all rights granted by or under any present or future laws to levy or distraint for rent or any other charges which may be due to Landlord against the Collateral, and any and all other claims, liens and demands of every kind which it now has or may hereafter have against the Collateral, and (b) agrees that any rights it may have in or to the Collateral, no matter how arising (to the extent not effectively waived pursuant to clause (a) of this paragraph 1), shall be second and subordinate to the rights of Agent in respect thereof.

         2. (a) Landlord is the landlord under the Lease, (b) the Lease is valid and in full force and effect and has not been modified except as set forth on EXHIBIT B annexed hereto, (c) to the knowledge of Landlord, there is no defense, offset, claim or counterclaim by or in favor of Landlord against Company under the Lease or against the obligations of Landlord under the Lease, and (d) Landlord has no knowledge of the occurrence of any default under or in connection with the Lease. Landlord shall send to Agent a copy of any notice of default under the Lease sent by Landlord to Company.

         3. During the term of the Lease and until thirty (30) days after Landlord's Notice (as defined below), Landlord grants to Agent a license to enter upon and into the Premises to do any or all of the following with respect to the Collateral: assemble, have appraised, display, remove, maintain, prepare for sale or lease, repair, transfer, or sell (at public or private sale). In entering upon or into the Premises, Agent hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, liabilities, costs and expenses incurred by Landlord caused solely by Agent's entering upon or into the Premises and taking any of the foregoing actions with respect to the Collateral, including repairing any damage to the Premises made by Agent arising from the removal of any of the Collateral. Landlord agrees that it will not prevent Agent or its designee from entering upon the Premises at all reasonable times to inspect or remove the Collateral.

         4. In the event that Landlord has the right to obtain possession of the Premises (either through expiration of the Lease or termination thereof in accordance with the terms of the Lease), Landlord will deliver notice (the "Landlord's Notice") to Agent to that effect.

         5. All notices to Agent under this Agreement shall be in writing and sent to Agent at the following address by telefacsimile, by United States Mail, or by overnight delivery service:

                         UBS A.G., STAMFORD BRANCH
                         Att: Lara Kavanagh
                         677 Washington Boulevard, 8th Floor
                         Stamford, CT 06912
                         203-719-4181 (tel)
                         203-719-4176 (fax)

         6. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles.

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the day and year first set forth above.

                                        [NAME OF LANDLORD]

                                        By:___________________________
                                             Name:
                                             Title:

                                        Landlord's Address For Notices:

                                        _______________________________
                                        _______________________________
                                        _______________________________
                                        _______________________________
                                        Fax: (___) __________

                                   EXHIBIT A
                                   ---------

                            DESCRIPTION OF PREMISES

                                   EXHIBIT B
                                   ---------

                              DESCRIPTION OF LEASE

Landlord:

Tenant:

Date:             ___________________, 19__

                                                                EXHIBIT M TO THE
                                                   CREDIT AND GUARANTY AGREEMENT
                                                   -----------------------------

                                 Simmons Company
                      Historical Quarterly Adjusted EBITDA
                                  ($ thousands)


                                       4th Qtr         1st Qtr        2nd Qtr          3rd Qtr           4th Qtr           FY '99
                                          1997            1998           1998             1998              1998
----------------------------------------------------------------------------------------------------------------------------------
EBITDA                                  20,448           7,084         10,201           21,271            Actual           Actual
   Interest Income                          54              45             47               47            Actual           Actual
EBITDA                                  20,502           7,129         10,248           21,318            Actual           Actual
                                                                                                ----------------  ---------------

Non-Recurring SWIFT/UNITE                  793             641            619              416               667            1,050
Management Strategic Initiatives
   Strategic Initiative #1                 411              --             --               --
   Strategic Initiative #2                 181              --             --               --
   Strategic Initiative #3                  --              --            333              373               333              500
Other


EBITDA, as Adjusted                     21,887           7,770         11,200           22,107
                                                                                                ----------------  ---------------

      The numbers set forth above under "EBITDA, as Adjusted" for periods prior to the 4th Quarter, 1998 shall be used as "Consolidated Adjusted EBITDA" in computing the covenants set forth in Section 6.6 of the Credit Agreement in lieu of the actual numbers for the period indicated. EBITDA for the 4th Quarter, 1998 and for each Fiscal Quarter in 1999 shall use the actual numbers for such quarter adjusted as provided under the heading "4th Qtr 1998" and under the heading "FY '99," as the case may be, the magnitude of such adjustments for such quarter to be the actual amount incurred in such quarter, and the cumulative aggregate amount of such adjustments not to exceed the sum of the amounts provided under the headings "4th Qtr 1998" and "FY '99." It is estimated that the adjustments provided under the heading "FY '99" will be made in equal amounts in each of the first two fiscal quarters of 1999.

                                                                EXHIBIT N TO THE
                                                   CREDIT AND GUARANTY AGREEMENT
                                                   -----------------------------


                       TERMS OF CERTAIN OTHER INDEBTEDNESS

                        [SEE ATTACHED SUMMARIES OF TERMS]

                                                                EXHIBIT O TO THE
                                                   CREDIT AND GUARANTY AGREEMENT
                                                   -----------------------------

                            RECAPITALIZATION EXPENSES
                            -------------------------
                              (Figures in Dollars)



Seller Fees Paid by the Buyer                       10,600,000.00

Buyer Fees                                          13,300,000.00

Miscellaneous Fees                                     437,100.00

TOTAL                                               24,337,100.00

                                SIMMONS COMPANY
                        One Concourse Parkway, Suite 600
                             Atlanta, Georgia 30328

                                         October 29, 1998

UBS A.G., Stamford Branch
c/o Warburg Dillon Read, L.L.C.
535 Madison Avenue, 6th Floor
New York, NY 10022

          Re: Simmons Company
              ---------------

Ladies and Gentlemen:

                  This letter agreement is delivered by Simmons Company (the "Company") to UBS A.G., Stamford Branch (the "Agent"), as Agent for itself and certain other financial institutions (collectively, the "Lenders") party to that certain Credit and Guaranty Agreement (the "Credit Agreement"), dated as of October 29, 1998 by and among the Company, as borrower, Simmons Holdings, Inc. and certain subsidiaries of Company, as guarantors, the Lenders listed on the signature pages thereto, Goldman Sachs Credit Partners L.P., as a joint lead arranger and as syndication agent for the Lenders, Warburg Dillon Read, LLC, as a joint lead arranger, and the Agent. Terms not defined herein are used herein as defined in the Credit Agreement.

                  In connection herewith, the Company has previously delivered to you, among other things, a leasehold deed of trust, leasehold mortgage or leasehold deed to secure debt with respect to the property locations listed on Exhibit A attached hereto (individually, a "Mortgage" and collectively, the "Mortgages").

                  The Company hereby agrees with the Agent as follows:

         1. To use all commercially reasonable efforts, to obtain and deliver to First American Title Insurance Company (the "Title Company") and Jay Sobel at Skadden, Arps within 60 days of the date hereof the documents listed below for each of the property locations leased by the Company listed below:

         A.       COPPELL, TEXAS.

                  (i) An original Landlord Consent to Leasehold Mortgage executed by the Company's landlord for such property location, to the extent there is only one original it shall be delivered to Jay Sobel.

                  (ii) An original Notice/Memorandum of Lease executed by the
                       Company and the Company's landlord for such property location, to the extent there is only one original it shall be delivered to the Title Company.

         B.       MABELTON, GEORGIA.

                  (i) An amendment changing said lease from an "usufruct" to "an estate for a term of years" under Georgia law sufficient in form to allow the Title Company to insure the tide to a leasehold mortgage with respect to such property.

                  (ii) An original Notice/Memorandum of Lease executed by the
                       Company and the Company's landlord for such property location, to the extent there is only one original it shall be delivered to the Title Company.

         C. SHAWNEE, KANSAS. An original Landlord Consent to Leasehold Mortgage executed by the City of Shawnee, Kansas for such property location, to the extent there is only one original it shall be delivered to Jay Sobel.

         2. To use all commercially reasonable efforts to obtain and deliver to the Title Company within 60 days of the date hereof the documents listed below (most of which have been delivered to the Agent in facsimile form or are expected to be so delivered today) for each of the property locations leased by the Company listed below;

         A.       AURORA, COLORADO:

                  (i) An original Landlord Consent to Leasehold Deed of Trust executed by the Company's landlord for such property location.

                  (ii) An original Memorandum/Notice of Lease executed by the
                       Company and the Company's landlord for such property location.

         B.       JACKSONVILLE, FLORIDA:

                  (i) An original Landlord Consent to Leasehold Mortgage executed by the Company's landlord for such property location.

                  (ii) An original Memorandum/Notice of Lease executed by the
                       Company and the Company's landlord for such property location.

         C. AGAWAM, MASSACHUSETTS: An original Notice of Lease executed by the Company and the Company's landlord for such property location.

         D. SEATTLE, WASHINGTON: An original Memorandum/Notice of Lease executed by the Company and the Company's landlord for such property location.

         3. If despite using commercially reasonable efforts, the Company is unable to obtain the Amendment to Lease with respect to the Mabelton, Georgia property location as described in Paragraph 1B above, then the Company shall use all commercially reasonable efforts to provide the Agent with a mortgage, security interest or similar lien on real property owned or leased by the Company valued at approximately $4,358,586 which is the Agent's estimate of the fair market value of the Company's leasehold interest in the Mabelton, Georgia property location.

         4. The Mortgage for each property location listed in Paragraph 1 above is to be held by the Agent until all of the above listed documents for such location have been obtained by the Company and delivered to the Title Company as aforesaid. Whereupon the Title Company is authorized to record the Mortgage(s) for the applicable property location(s) for which the above-listed documents were obtained and delivered as aforesaid. The Company further agrees to pay all title insurance premiums, endorsement fees, recording costs and mortgage tax amounts and the reasonable costs, expenses, and fees of the Title Company in connection with the recording of such Mortgage(s) and any necessary related documents.

         5. To use all commercially reasonable efforts to locate and deliver in pledge to the Agent within sixty (60) days of the date hereof the Info Establishment (Liechtenstein) stock (65%).

         6. To deliver in pledge to the Agent within sixty (60) days of the capitalization of the Company the Simmons International Ltd. (Bahamas) stock (65%) if the Company elects to capitalize this subsidiary. The Company represents and warrants to the Agent and the Lenders that Simmons International Ltd. (Bahamas) has no assets and is not engaged in any business or operations.

         7. To use all commercially reasonable efforts to effect a dissolution of 688363 Ontario Limited and 897701 Ontario Limited within a reasonable period of time after date hereof. The Company represents and warrants to the Agent and the Lenders that each of 688363 Ontario United and 897701 Ontario Limited has no assets and is not engaged in any business or operations.

         This letter agreement shall be deemed to be a part of the Credit Agreement and shall be a part of the Credit Agreement and shall have the same effect as if set forth in full in Section 5.13 of the Credit Agreement.

         The Company hereby states for the benefit of the Agent and the Lenders that it expects to receive the original documents in Paragraph 2 above later today or over the next several days.

                           [Intentionally Left Blank]

         If the foregoing reflects to your understanding of the agreement between the Company, the Agent and the Lenders with respect to the subject matter hereof, please countersign the acceptance and acknowledgment in the appropriate place below and return an original copy to the Company whereupon this letter shall become a binding agreement between the Company, the Agent and the Lenders.

                                  Very Truly Yours,

                                  SIMMONS COMPANY

                                  By:/s/ J. C. Daiker
                                     ------------------------------------
                                      Name: Jonathan C. Daiker
                                      Title: Executive Vice President and
                                             Chief Financial Officer

The foregoing is hereby acknowledged,
agreed to and accepted:

UBS A.G., Stamford Branch, for itself
and as Agent for the Lenders

By: /s/ M. R. Grayer
------------------------------------------
Name: Michael R. Grayer
Title: Managing Director Leveraged Finance

                                   EXHIBIT A
                                   ---------

                               Property Locations

1.       Shawnee, Kansas

2.       Coppell, Texas

3.       Mabelton, Georgia